    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1995


                                                       REGISTRATION NO. 33-62023
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                ICOT CORPORATION

             (Exact name of registrant as specified in its charter)

          DELAWARE                        3698                    94-1675494
(State or other jurisdiction  (Primary standard industrial     (I.R.S. employer
             of               classification code number)   identification number)
      incorporation or
       organization)

          3801 ZANKER ROAD, SAN JOSE, CALIFORNIA 95150 (408) 433-3300
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  AAMER LATIF
                                ICOT CORPORATION
                                 P.O. BOX 5143
                                3801 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95150
                                 (408) 433-3300

                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
           with copies of all orders, notices and communications to:

         Sarah A. O'Dowd                       Eric J. Lapp
       Stephen C. Ferruolo                 William R. Schreiber
 Heller Ehrman White & McAuliffe       Gray Cary Ware & Freidenrich
      525 University Avenue                400 Hamilton Avenue
   Palo Alto, California 94301         Palo Alto, California 94301
          (415) 324-7000                      (415) 328-6561

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

                            ------------------------

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                ICOT CORPORATION
                     CROSS-REFERENCE SHEET BETWEEN ITEMS IN
                      FORM S-4 AND PROSPECTUS PURSUANT TO
                         ITEM 501(B) OF REGULATION S-K

 ITEM NO.                 FORM S-4 CAPTION                                  HEADING IN PROSPECTUS
----------  ---------------------------------------------  -------------------------------------------------------
Item 1.     Forepart of Registration Statement and
             Outside Front Cover Page of Prospectus......  Outside Front Cover Page of Prospectus/Proxy Statement
Item 2.     Inside Front and Outside Back Cover Pages of
             Prospectus..................................  Available Information; Table of Contents
Item 3.     Risk Factors, Ratio of Earnings to Fixed
             Charges and Other Information...............  Summary; Risk Factors; The Merger and Related
                                                            Transactions
Item 4.     Terms of the Transaction.....................  Summary; Introduction; The Merger and Related
                                                            Transactions; Terms of the Merger; Description of ICOT
                                                            Capital Stock
Item 5.     Pro Forma Financial Information..............  Summary; Pro Forma Combined Condensed Financial
                                                            Statements
Item 6.     Material Contracts with the Company Being
             Acquired....................................  The Merger and Related Transactions
Item 7.     Additional Information Required for
             Reoffering by Persons and Parties Deemed to
             be Underwriters.............................  Inapplicable
Item 8.     Interests of Named Experts and Counsel.......  Experts; Legal Matters
Item 9.     Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities.................................  Inapplicable
Item 10.    Information with Respect to S-3
             Registrants.................................  Inapplicable
Item 11.    Incorporation of Certain Information by
             Reference...................................  Inapplicable
Item 12.    Information with Respect to S-2 or S-3
             Registrants.................................  Inapplicable
Item 13.    Incorporation of Certain Information by
             Reference...................................  Inapplicable
Item 14.    Information with Respect to Registrants Other
             than S-2 or S-3 Registrants.................  Summary; Price Range of Common Stock; ICOT Selected
                                                            Consolidated Financial Data; Voting and Proxies;
                                                            Information Concerning ICOT; ICOT Management's
                                                            Discussion and Analysis of Financial Condition and
                                                            Results of Operations; ICOT Consolidated Financial
                                                            Statements
Item 15.    Information with Respect to S-3 Companies....  Inapplicable

 ITEM NO.                 FORM S-4 CAPTION                                  HEADING IN PROSPECTUS
----------  ---------------------------------------------  -------------------------------------------------------
Item 16.    Information with Respect to S-2 or S-3
             Companies...................................  Inapplicable
Item 17.    Information with Respect to Companies Other
             than S-2 or S-3 Companies...................  Summary; Amati Selected Financial Data; Voting and
                                                            Proxies; Amati Management's Discussion and Analysis of
                                                            Financial Condition and Results of Operations;
                                                            Information Concerning Amati; Amati Financial
                                                            Statements
Item 18.    Information if Proxies, Consents or
             Authorizations are to be Solicited..........  Summary; Voting and Proxies; Terms of the Merger;
                                                            Information Concerning ICOT; Information Concerning
                                                            Amati; Additional Matters for Consideration of ICOT
                                                            Stockholders
Item 19.    Information if Proxies, Consents or
             Authorizations are not to be Solicited, or
             in an Exchange Offer........................  Inapplicable

                     PRELIMINARY COPY -- FOR INFORMATION OF
                    SECURITIES AND EXCHANGE COMMISSION ONLY
                                ICOT CORPORATION
                                 P.O. BOX 5143
                                3801 ZANKER ROAD
                               SAN JOSE, CA 95150


                                                                October 16, 1995


Dear Stockholder:


    A Special Meeting of Stockholders (the "Meeting") of ICOT Corporation ("ICOT") will be held at the principal executive offices of ICOT at 3801 Zanker Road, San Jose, California, on November 20, 1995, at 1:30 p.m., local time.



    At the Meeting, you will be asked to consider and vote upon the approval of an Amended and Restated Agreement and Plan of Reorganization and Merger, as amended, and related Agreement of Merger (collectively the "Merger Agreement") providing for the merger (the "Merger") of Amati Communications Corporation ("Amati") into a wholly-owned subsidiary of ICOT. Assuming Amati's satisfaction of the Adjustment Condition (as defined in the Prospectus/Proxy Statement), ICOT will issue or reserve for issuance to holders of Amati securities a total of 6,788,924 shares of ICOT Common Stock, and, as a result of the Merger, on a fully diluted basis the former Amati securities holders will hold 35% of the total outstanding common stock equivalents of ICOT and the former ICOT securities holders will hold 65% of the outstanding common stock equivalents of ICOT. In addition, following the Merger, ICOT will issue options (the "Performance Options") to purchase 1,616,411 shares of ICOT Common Stock to key employees of Amati. If approved by the stockholders of ICOT and the shareholders of Amati, the Merger is expected to be consummated on or about November 10, 1995. THE MERGER CAN BE COMPLETED ONLY IF THE ICOT STOCKHOLDERS APPROVE THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF ICOT COMMON STOCK AND THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE ICOT 1990 STOCK OPTION PLAN, EACH OF WHICH IS BEING PROPOSED TO THE STOCKHOLDERS AT THE MEETING.


    After careful consideration, your Board of Directors has unanimously approved the Merger Agreement described in the attached material and the transactions contemplated thereby and has concluded that they are fair to and in the best interests of ICOT and its stockholders. Your Board of Directors unanimously recommends a vote in favor of the Merger.

    At the Meeting, you will also be asked to approve amendments to ICOT's Certificate of Incorporation to change the name of ICOT to "Amati Communications Corporation" and to increase the number of authorized shares of Common Stock from 20,000,000 to 45,000,000 shares. In addition, at the Meeting you will be asked to approve amendments to the ICOT 1990 Stock Option Plan to increase the number of shares available for issuance under the ICOT 1990 Stock Option Plan by 2,600,000 shares and to limit the number of shares that may be granted to any participant in any one-year period to 1,000,000 shares. The increases in the authorized number of shares of Common Stock and in the shares available under the 1990 Stock Option Plan are necessary in order to complete the Merger. Your Board of Directors unanimously recommends a vote in favor of these amendments.

    In the material accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Prospectus/Proxy Statement relating to the actions to be taken by ICOT stockholders at the Meeting and a proxy card. The Prospectus/Proxy Statement more fully describes the proposed merger and includes information about ICOT and Amati and about certain other matters for consideration at the Meeting.

    All stockholders are cordially invited to attend the Meeting in person. However, whether or not you plan to attend the Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Meeting.

                                          Sincerely,
                                          Aamer Latif
                                          CHAIRMAN OF THE BOARD

                                ICOT CORPORATION
                                 P.O. BOX 5143
                                3801 ZANKER ROAD
                               SAN JOSE, CA 95150
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of ICOT Corporation:


    A Special Meeting of Stockholders of ICOT Corporation, a Delaware corporation ("ICOT"), will be held at 1:30 p.m. on November 20, 1995 at the principal executive offices of ICOT, 3801 Zanker Road, San Jose, California, for the following purposes:



        1. To approve an Amended and Restated Agreement and Plan of Reorganization and Merger dated as of August 3, 1995, as amended, and related Agreement of Merger, among ICOT, IA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of ICOT ("IAAC"), and Amati Communications Corporation, a California corporation ("Amati"), pursuant to which Amati will be merged into IAAC (the "Merger"). As a result of the Merger and assuming Amati's satisfaction of the Adjustment Condition (as defined in the Prospectus/Proxy Statement), on a fully-diluted basis, the former Amati securities holders will hold 35% of the total outstanding common stock equivalents of ICOT and the former ICOT securities holders will hold 65% of the outstanding common stock equivalents of ICOT. In addition, after the Merger, ICOT will grant key employees of Amati options (the "Performance Options") to purchase 1,616,411 shares of ICOT Common Stock.


        2. To approve, subject to approval of the Merger, an amendment to ICOT's Certificate of Incorporation to change the name of the corporation to "Amati Communications Corporation."

        3. To approve, subject to approval of the Merger, an amendment to ICOT's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 45,000,000 shares. AN INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK IS NECESSARY IN ORDER TO COMPLETE THE MERGER.

        4. To approve amendments to the ICOT 1990 Stock Option Plan (the "Plan") to increase the number of shares available for issuance under the Plan by 2,600,000 shares and to limit the number of shares that may be granted to any participant in any one-year period to 1,000,000 shares. AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN IS NECESSARY IN ORDER TO COMPLETE THE MERGER.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The  foregoing  items  of   business  are  more   fully  described  in   the
Prospectus/Proxy Statement accompanying this Notice.


    Only stockholders of record of ICOT Common Stock at the close of business on September 29, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof. Approval of the Merger and of each of the proposed amendments to the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the shares of ICOT Common Stock outstanding on the record date.


                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS
                                          Terry Medel
                                          SECRETARY

San Jose, California
October 16, 1995


    TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

                     PRELIMINARY COPY -- FOR INFORMATION OF
                    SECURITIES AND EXCHANGE COMMISSION ONLY
                        AMATI COMMUNICATIONS CORPORATION
                            1975 EL CAMINO REAL WEST
                        MOUNTAIN VIEW, CALIFORNIA 94040


                                                                October 16, 1995


Dear Shareholder:


    A Special Meeting of Shareholders (the "Meeting") of Amati Communications Corporation ("Amati") will be held at Amati's principal executive offices, 1975 El Camino Real West, Mountain View, California, on October 27, 1995, at 10:00 a.m., local time.



    At the Meeting, you will be asked to consider and vote upon the approval of an Amended and Restated Agreement and Plan of Reorganization, as amended, and Merger and related Agreement of Merger (collectively, the "Merger Agreement") providing for the merger (the "Merger") of Amati into a wholly-owned subsidiary of ICOT Corporation ("ICOT"). On consummation of the Merger, each outstanding share of Amati Common Stock and Series A Preferred Stock will be converted into shares of ICOT Common Stock at the exchange ratio (the "Applicable Ratio"). Assuming that all holders of outstanding Amati bridge loans accept the Offer to Note Holders (as defined in the Prospectus/Proxy Statement), the Applicable Ratio is expected to be 4.6126 shares of ICOT Common Stock for each share of Amati Common Stock and Amati Series A Preferred Stock. ICOT will also assume all outstanding options of Amati and issue substitute warrants for all outstanding warrants of Amati, all on the basis of the Applicable Ratio. 1,050,000 of the shares of ICOT Common Stock to be issued in the Merger, allocated pro rata from the shares to be issued to each holder of Amati Common Stock (including holders of options or warrants who exercise prior to or as of the effective date of the Merger) and Series A Preferred Stock, will be held in escrow for a period of one year following the Merger to indemnify ICOT against damages and expenses from any breach of the representations and warranties and covenants of Amati contained in the Merger Agreement.



    After the Merger, ICOT will grant key employees of Amati options (the "Performance Options") to purchase 1,616,411 shares of ICOT Common Stock. If approved by the shareholders of Amati and stockholders of ICOT, the Merger is expected to be consummated on or about November 10, 1995. After the Merger, ICOT will change its name to "Amati Communications Corporation."


    After careful consideration, your Board of Directors has unanimously approved the Merger Agreement described in the attached material and the transactions contemplated thereby and has concluded that they are fair to and in the best interests of Amati and its shareholders. Your Board of Directors unanimously recommends a vote in favor of the Merger.

    In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Prospectus/Proxy Statement relating to the actions to be taken by Amati shareholders at the Meeting, and a proxy card. The Prospectus/Proxy Statement more fully describes the proposed Merger and includes information about Amati and ICOT.

    All shareholders are cordially invited to attend the Meeting in person. If you attend the Meeting, you may vote in person if you wish, even though you have previously returned your proxy. Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting, regardless of the number you hold. Therefore, please complete, sign, date and return your proxy in the enclosed envelope.

                                          Sincerely,
                                          James F. Gibbons
                                          CHAIRMAN OF THE BOARD

                     PRELIMINARY COPY -- FOR INFORMATION OF
                    SECURITIES AND EXCHANGE COMMISSION ONLY
                        AMATI COMMUNICATIONS CORPORATION
                            1975 EL CAMINO REAL WEST
                        MOUNTAIN VIEW, CALIFORNIA 94040
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Amati Communications Corporation:


    A Special Meeting of Shareholders of Amati Communications Corporation, a California corporation ("Amati"), will be held at 10:00 a.m., on October 27, 1995, at the principal executive offices of Amati at 1975 El Camino Real West, Mountain View, California 94040 for the following purposes:



        1. To approve an Amended and Restated Agreement and Plan of Reorganization and Merger dated as of August 3, 1995, as amended, and related Agreement of Merger, among ICOT Corporation, a Delaware corporation ("ICOT"), IA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of ICOT ("IAAC"), and Amati, pursuant to which Amati will be merged into IAAC (the "Merger"). In the Merger each outstanding share of Amati Common Stock and Series A Preferred Stock (other than shares, if any, as to which dissenters' rights have been exercised pursuant to California law) will be converted into shares of ICOT Common Stock at the exchange ratio (the "Applicable Ratio"). Assuming that all holders of outstanding Amati bridge loans accept the Offer to Note Holders (as defined in the Prospectus/Proxy Statement), the Applicable Ratio is expected to be
    4.6126 shares of ICOT Common Stock for each share of Amati Common Stock and Amati Series A Preferred Stock. ICOT will also assume all outstanding options of Amati and issue substitute warrants for all outstanding warrants of Amati, all on the basis of the Applicable Ratio. 1,050,000 of the shares of ICOT Common Stock to be issued in the Merger, allocated pro rata from the shares to be issued to each holder of Amati Common Stock (including holders of options or warrants who exercise prior to or as of the effective date of the Merger) and Series A Preferred Stock, will be held in escrow for a period of one year following the Merger to indemnify ICOT against damages and expenses from any breach of the representations and warranties and covenants of Amati contained in the Merger Agreement. After the Merger, ICOT will grant key employees of Amati options (the "Performance Options") to purchase 1,616,411 shares of ICOT Common Stock.


        2. To transact such other business as may properly come before the meeting or an adjournment thereof.

    The  foregoing  items  of   business  are  more   fully  described  in   the
Prospectus/Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on August 30, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof. Approval of the merger will require the affirmative vote of the holders of a majority of the shares of Amati Common Stock outstanding on the record date and of a majority of the shares of Amati Series A Preferred Stock outstanding on the record date, each voting as a separate class.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS
                                          John M. Cioffi
                                          SECRETARY

Mountain View, California
October 16, 1995

    TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

                     PRELIMINARY COPY -- FOR INFORMATION OF
                    SECURITIES AND EXCHANGE COMMISSION ONLY
                        AMATI COMMUNICATIONS CORPORATION
                            1975 EL CAMINO REAL WEST
                        MOUNTAIN VIEW, CALIFORNIA 94040
                 NOTICE TO HOLDERS OF AMATI FAIR VALUE WARRANTS

                                                                October 16, 1995


Dear Warrant Holder:


    A Special Meeting of the Shareholders of Amati Communications Corporation ("Amati") will be held on October 27, 1995, for the purpose of approving an Amended and Restated Agreement and Plan of Reorganization and Merger, as amended (the "Agreement of Reorganization") and related Agreement of Merger (collectively, the "Merger Agreement") providing for the merger (the "Merger") of Amati into a wholly-owned subsidiary of ICOT Corporation ("ICOT").



    If the Merger is approved by the shareholders, each outstanding share of Amati Common Stock and Series A Preferred Stock will be converted into shares of ICOT Common Stock. ICOT will also assume all outstanding options of Amati, issue substitute warrants for all outstanding warrants of Amati, and grant key employees of Amati options to purchase shares of ICOT Common Stock. 1,050,000 of the shares of ICOT Common Stock to be issued in the Merger, allocated pro rata from the shares to be issued to each holder of Amati Common Stock (including holders of options or warrants who exercise prior to or as of the effective date of the Merger) and Series A Preferred Stock, will be held in escrow for a period of one year following the Merger to indemnify ICOT against damages and expenses from any breach of the representations and warranties and covenants of Amati contained in the Merger Agreement.


    The  foregoing  items  of   business  are  more   fully  described  in   the
Prospectus/Proxy Statement accompanying this notice.

    The purpose of this letter is to explain to you the consequences of the Merger on you as a holder of a warrant to purchase Amati Series B Preferred Stock at fair market value (a "Fair Value Warrant").

    Each Fair Value Warrant provides that it shall be exercisable for that number of shares of Amati Series B Preferred Stock equal to the aggregate exercise price of the Fair Value Warrant divided by the purchase price of the Amati Series B Preferred Stock issued at the first closing of any such sale of Series B Preferred Stock. Section 4 of each Fair Value Warrant provides for the issuance of, upon any consolidation or merger of Amati with any other corporation, substitute warrants for the shares which would have been issuable in exchange for the shares then subject to the Fair Value Warrant, as if the holder had been the owner of such shares on the applicable record date. Accordingly, pursuant to the Merger Agreement, for each Fair Value Warrant outstanding at the effective time of the Merger, ICOT will issue a substitute warrant (a "Substitute Warrant") exercisable for the number of shares of ICOT Common Stock determined by dividing the aggregate exercise price of the Fair Value Warrant by $4.926, the average closing price of ICOT Common Stock on the Nasdaq National Market on the five (5) trading days preceding the August 30, 1995 record date. The Substitute Warrant will have an exercise price of $4.926 per share. The terms and conditions of the Substitute Warrant will otherwise be the same as those of the Fair Value Warrant being replaced. THE SUBSTITUTE WARRANT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE HOLDER THEREOF WILL NOT HAVE ANY RIGHT TO REGISTER THE SUBSTITUTE WARRANT OR THE SHARES TO BE RECEIVED UPON EXERCISE THEREOF.

    The exchange of unexercised Fair Value Warrants for Substitute Warrants in the Merger will result in taxable gain or loss to the holders of the Fair Value Warrants at the effective date of the Merger (the "Effective Date"). Such gain or loss will be measured by the difference between the fair market value of the Substitute Warrants and the holder's basis, if any, in the Fair Value Warrants with respect to which the Substitute Warrants are received. Such gain or loss will be capital gain or loss if the Amati stock for which the Fair Value Warrants were exercisable would have been a capital asset of the holder of the Fair Value Warrants and will be long-term if the Fair Value Warrants have been held for more than a year at the Effective Date of the Merger.


    A Fair Value Warrant may be exercised in whole or in part prior to the closing of the Merger (the "Closing") by surrendering the warrant at the principal office of Amati, accompanied by payment in full, in cash or by check payable to the order of Amati Communications Corporation, of the purchase price, AT ANY TIME BEFORE 5:00 P.M., CALIFORNIA LOCAL TIME, ON NOVEMBER 3, 1995. Upon such exercise, immediately prior to the Closing you will receive shares of Amati Common Stock at an exercise price per share equal to $4.926 divided by the Applicable Ratio (as defined in the Prospectus/Proxy Statement), which shares will be converted in the Merger into shares of ICOT Common Stock at the Applicable Ratio. Unless you specify otherwise, such exercise shall be conditioned upon the consummation of the Merger. THE SHARES OF ICOT COMMON STOCK ISSUED IN THE MERGER WILL BE REGISTERED UNDER THE SECURITIES ACT AND WILL BE SUBJECT TO THE ESCROW.

                                          Sincerely,
                                          James F. Gibbons
                                          CHAIRMAN OF THE BOARD

                     PRELIMINARY COPY -- FOR INFORMATION OF
                    SECURITIES AND EXCHANGE COMMISSION ONLY
                        AMATI COMMUNICATIONS CORPORATION
                            1975 EL CAMINO REAL WEST
                        MOUNTAIN VIEW, CALIFORNIA 94040
                   NOTICE TO HOLDERS OF AMATI $6.00 WARRANTS

                                                                October 16, 1995


Dear Warrant Holder:


    A Special Meeting of the Shareholders of Amati Communications Corporation ("Amati") will be held on October 27, 1995, for the purpose of approving an Amended and Restated Agreement and Plan of Reorganization and Merger, as amended (the "Agreement of Reorganization") and related Agreement of Merger (collectively, the "Merger Agreement") providing for the merger (the "Merger") of Amati into a wholly-owned subsidiary of ICOT Corporation ("ICOT").



    If the Merger is approved by the shareholders, each outstanding share of Amati Common Stock and Series A Preferred Stock will be converted into shares of ICOT Common Stock. ICOT will also assume all outstanding options of Amati, issue substitute warrants for all outstanding warrants of Amati, and grant key employees of Amati options to purchase shares of ICOT Common Stock. 1,050,000 of the shares of ICOT Common Stock to be issued in the Merger, allocated pro rata from the shares to be issued to each holder of Amati Common Stock (including holders of options or warrants who exercise prior to or as of the effective date of the Merger) and Series A Preferred Stock, will be held in escrow for a period of one year following the Merger to indemnify ICOT against damages and expenses from any breach of the representations and warranties and covenants of Amati contained in the Merger Agreement.


    The  foregoing  items  of   business  are  more   fully  described  in   the
Prospectus/Proxy Statement accompanying this notice.

    The purpose of this letter is to explain to you the consequences of the Merger on you as a holder of a warrant to purchase Amati Series B Preferred Stock at an exercise price of $6.00 per share (a "$6 Warrant").

    Each $6 Warrant provides that it shall be exercisable for that number of shares of Amati Series B Preferred Stock equal to the aggregate exercise price of the $6 Warrant divided by $6. Section 5 of each $6 Warrant provides for the issuance of, upon any consolidation or merger of Amati with any other corporation, substitute warrants for the shares which would have been issuable in exchange for the shares then subject to the $6 Warrant, as if the holder had been the owner of such shares on the applicable record date. Accordingly, pursuant to the Merger Agreement, for each $6 Warrant outstanding at the effective time of the Merger, ICOT will issue a substitute warrant (a "Substitute Warrant") exercisable for the number of shares of ICOT Common Stock determined by multiplying the number of shares of Amati subject to such warrant at the effective time of the Merger by the Applicable Ratio (as defined in the Prospectus/Proxy Statement) at an exercise price for each share of ICOT Common Stock equal to the quotient obtained by dividing the $6 exercise price by the Applicable Ratio, which exercise price per share shall be rounded up to the nearest two place decimal. The terms and conditions of the Substitute Warrant will otherwise be the same as those of the $6 Warrant being replaced. THE SUBSTITUTE WARRANT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE HOLDER THEREOF WILL NOT HAVE ANY RIGHT TO REGISTER THE SUBSTITUTE WARRANT OR THE SHARES TO BE RECEIVED UPON EXERCISE THEREOF.

    The exchange of unexercised $6 Warrants for Substitute Warrants in the Merger will result in taxable gain or loss to the holders of the $6 Warrants at the effective date of the Merger. Such gain or loss will be measured by the difference between the fair market value of the Substitute Warrants and the holder's basis, if any, in the $6 Warrants with respect to which the Substitute Warrants are received. Such gain or loss will be capital gain or loss if the Amati stock for which the $6 Warrants were exercisable would have been a capital asset of the holder of the $6 Warrants and will be long-term if the $6 Warrants have been held for more than a year at the Effective Date of the Merger.


    A $6 Warrant may be exercised in whole or in part prior to the closing of the Merger by surrendering the warrant at the principal office of Amati, accompanied by payment in full, in cash or by check payable to the order of Amati Communications Corporation, of the purchase price, AT ANY TIME BEFORE 5:00 P.M., CALIFORNIA LOCAL TIME, ON NOVEMBER 3, 1995. Unless you specify otherwise, such exercise shall be conditioned upon the consummation of the Merger. THE SHARES OF ICOT COMMON STOCK ISSUED IN THE MERGER WILL BE REGISTERED UNDER THE SECURITIES ACT AND WILL BE SUBJECT TO THE ESCROW.

                                          Sincerely,
                                          James F. Gibbons
                                          CHAIRMAN OF THE BOARD

                     PRELIMINARY COPY -- FOR INFORMATION OF
                    SECURITIES AND EXCHANGE COMMISSION ONLY

                        AMATI COMMUNICATIONS CORPORATION
                            1975 EL CAMINO REAL WEST
                        MOUNTAIN VIEW, CALIFORNIA 94040
                   NOTICE TO HOLDERS OF AMATI $9.00 WARRANTS

                                                                October 16, 1995


Dear Warrant Holder:


    A Special Meeting of the Shareholders of Amati Communications Corporation ("Amati") will be held on October 27, 1995, for the purpose of approving an Amended and Restated Agreement and Plan of Reorganization and Merger, as amended (the "Agreement of Reorganization") and related Agreement of Merger (collectively, the "Merger Agreement") providing for the merger (the "Merger") of Amati into a wholly-owned subsidiary of ICOT Corporation ("ICOT").



    If the Merger is approved by the shareholders, each outstanding share of Amati Common Stock and Series A Preferred Stock will be converted into shares of ICOT Common Stock. ICOT will also assume all outstanding options of Amati, issue substitute warrants for all outstanding warrants of Amati, and grant key employees of Amati options to purchase shares of ICOT Common Stock. 1,050,000 of the shares of ICOT Common Stock to be issued in the Merger, allocated pro rata from the shares to be issued to each holder of Amati Common Stock (including holders of options or warrants who exercise prior to or as of the effective date of the Merger) and Series A Preferred Stock, will be held in escrow for a period of one year following the Merger to indemnify ICOT against damages and expenses from any breach of the representations and warranties and covenants of Amati contained in the Merger Agreement.


    The  foregoing  items  of   business  are  more   fully  described  in   the
Prospectus/Proxy Statement accompanying this notice.

    The purpose of this letter is to explain to you the consequences of the Merger on you as a holder of a warrant to purchase Amati Series B Preferred Stock at an exercise price of $9.00 per share (a "$9 Warrant").

    Each $9 Warrant provides that it shall be exercisable for that number of shares of Amati Series B Preferred Stock equal to the aggregate exercise price of the $9 Warrant divided by $9. Section 5 of each $9 Warrant provides for the issuance of, upon any consolidation or merger of Amati with any other corporation, substitute warrants for the shares which would have been issuable in exchange for the shares then subject to the $9 Warrant, as if the holder had been the owner of such shares on the applicable record date. Accordingly, pursuant to the Merger Agreement, for each $9 Warrant outstanding at the effective time of the Merger, ICOT will issue a substitute warrant (a "Substitute Warrant") exercisable for the number of shares of ICOT Common Stock determined by multiplying the number of shares of Amati subject to such warrant at the effective time of the Merger by the Applicable Ratio (as defined in the Prospectus/Proxy Statement) at an exercise price for each share of ICOT Common Stock equal to the quotient obtained by dividing the $9 exercise price by the Applicable Ratio, which exercise price per share shall be rounded up to the nearest two place decimal. The terms and conditions of the Substitute Warrant will otherwise be the same as those of the $9 Warrant being replaced. THE SUBSTITUTE WARRANT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE HOLDER THEREOF WILL NOT HAVE ANY RIGHT TO REGISTER THE SUBSTITUTE WARRANT OR THE SHARES TO BE RECEIVED UPON EXERCISE THEREOF.

    The exchange of unexercised $9 Warrants for Substitute Warrants in the Merger will result in taxable gain or loss to the holders of the $9 Warrants at the effective date of the Merger. Such gain or loss will be measured by the difference between the fair market value of the Substitute Warrants and the holder's basis, if any, in the $9 Warrants with respect to which the Substitute Warrants are received. Such gain or loss will be capital gain or loss if the Amati stock for which the $9 Warrants were exercisable would have been a capital asset of the holder of the $9 Warrants and will be long-term if the $9 Warrants have been held for more than a year at the Effective Date of the Merger.


    A $9 Warrant may be exercised in whole or in part prior to the closing of the Merger by surrendering the warrant at the principal office of Amati, accompanied by payment in full, in cash or by check payable to the order of Amati Communications Corporation, of the purchase price, AT ANY TIME BEFORE 5:00 P.M., CALIFORNIA LOCAL TIME, ON NOVEMBER 3, 1995. Unless you specify otherwise, such exercise shall be conditioned upon the consummation of the Merger. THE SHARES OF ICOT COMMON STOCK ISSUED IN THE MERGER WILL BE REGISTERED UNDER THE SECURITIES ACT AND WILL BE SUBJECT TO THE ESCROW.

                                          Sincerely,
                                          James F. Gibbons
                                          CHAIRMAN OF THE BOARD
                     PRELIMINARY COPY -- FOR INFORMATION OF
                    SECURITIES AND EXCHANGE COMMISSION ONLY
                        AMATI COMMUNICATIONS CORPORATION
                            1575 EL CAMINO REAL WEST
                        MOUNTAIN VIEW, CALIFORNIA 94040

                        NOTICE TO HOLDERS OF AMATI NOTES


                                                                October 16, 1995


Dear Note Holder:


    A Special Meeting of Shareholders of Amati Communications Corporation ("Amati") will be held on October 27, 1995, for the purpose of approving an Amended and Restated Agreement and Plan of Reorganization, as amended (the "Agreement of Reorganization") and related Agreement of Merger (collectively, the "Merger Agreement") providing for the merger (the "Merger") of Amati into a wholly-owned subsidiary of ICOT Corporation ("ICOT").



    If the Merger is approved by the shareholders, each outstanding share of Amati Common Stock and Series A Preferred Stock will be converted into shares of ICOT Common Stock. ICOT will also assume all outstanding options of Amati, issue substitute warrants for all outstanding warrants of Amati, and grant key employees of Amati options to purchase shares of ICOT Common Stock. 1,050,000 of the shares of ICOT Common Stock to be issued in the Merger, allocated pro rata from the shares to be issued to each holder of Amati Common Stock (including holders of options or warrants who exercise prior to or as of the effective date of the Merger) and Series A Preferred Stock, will be held in escrow for a period of one year following the Merger to indemnify ICOT against damages and expenses from any breach of the representations and warranties and covenants of Amati contained in the Merger Agreement.


    The   foregoing  items  of   business  are  more   fully  described  in  the
Prospectus/Proxy Statement accompanying this notice.

    In order to improve the cash position of the combined company as of the closing of the Merger (the "Closing"), and also to meet a condition set forth in the Agreement of Reorganization, Amati would like to induce holders of Amati notes currently outstanding in the aggregate principal amount of $745,000 (the "Outstanding Amati Notes") to extend the due dates of their notes. Holders of Outstanding Amati Notes who agree to extend the payment of the principal and interest on their notes until January 31, 1997 are being offered the opportunity to exercise their corresponding Amati warrants, effective as of the Closing, at a reduced exercise price per share. If you accept this offer you will receive upon exercise of your warrant, effective as of the Closing, the number of shares of ICOT Common Stock determined by dividing the aggregate purchase price of such warrants by $1.50, at an exercise price of $1.50 per share, payable in cash. THE SHARES OF ICOT COMMON STOCK ISSUED AT THE CLOSING WILL BE REGISTERED UNDER THE SECURITIES ACT, AS AMENDED (THE "SECURITIES ACT") AND WILL BE SUBJECT TO THE ESCROW DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT.


    Federal income tax treatment of holders who accept Amati's inducement offer and exercise their warrants upon consummation of the Merger is unclear. Among other possibilities, it is possible that the Internal Revenue Service would view the making and acceptance of the inducement offer as a taxable exchange of the affected warrants, with the result that the holder would have a taxable gain or loss in the amount of the difference between (i) the value of the ICOT shares received in the Merger with respect to the exercise of the warrants and (ii) the sum of the holder's basis in the warrant and the warrant exercise price. Another possibility is that the making and acceptance of the inducement offer would not be taxable to the holder and that exercise of the warrant in the Merger would not result in taxable gain or loss to the holder. Due to uncertainties in the federal income tax laws, which treatment would pertain cannot be predicted with certainty. It is also likely that the extension of the due date of an Outstanding Amati Note would be treated as an exchange of a new debt instrument for the existing debt instrument, potentially taxable to the holder to the extent the value of the Outstanding Amati Note at the time of the exchange exceeds the holder's basis in such Note.



    An Outstanding Amati Note may be extended and corresponding warrant may be exercised for ICOT Common Stock by delivering the note and the warrant to the principal office of Amati, accompanied by payment in full, in cash or by check payable to the order of Amati Communications Corporation, of the exercise price, AT ANY TIME BEFORE 5:00 P.M., CALIFORNIA LOCAL TIME, ON NOVEMBER 3, 1995. Such exercise shall be conditioned upon the consummation of the Merger.


                                          Sincerely,

                                          James F. Gibbons
                                          CHAIRMAN OF THE BOARD

ICOT CORPORATION                                AMATI COMMUNICATIONS CORPORATION

                           PROSPECTUS/PROXY STATEMENT


    ICOT CORPORATION ("ICOT") has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") for the registration of 6,788,924 shares of its authorized but unissued Common Stock, $.20 par value per share ("ICOT Common Stock"), to be issued in connection with the merger (the "Merger") of AMATI COMMUNICATIONS CORPORATION ("Amati") with a wholly-owned subsidiary of ICOT. As a result of the Merger, Amati will be merged into a wholly-owned subsidiary of ICOT and each outstanding share of Amati Common Stock, no par value ("Amati Common Stock"), and each share of Amati Series A Preferred Stock, no par value ("Amati Series A Preferred Stock" and, together with the Amati Common Stock, the "Amati Voting Stock"), will be converted into the number of shares of ICOT Common Stock equal to the Applicable Ratio (as defined below). ICOT will also assume outstanding Amati stock options and issue substitute warrants for outstanding Amati warrants, all on the basis of the Applicable Ratio. Assuming that the Adjustment Condition (as defined below) is satisfied, ICOT will issue or reserve for issuance to the holders of Amati Common Stock, Amati Series A Preferred Stock, Amati options and Amati warrants 6,788,924 shares of ICOT Common Stock, and, after the Merger, on a fully-diluted basis, former Amati securities holders will hold 35% of the total outstanding common stock equivalents of ICOT and the former ICOT securities holders will hold 65% of the outstanding common stock equivalents of ICOT. If the Adjustment Condition is unsatisfied, the aggregate number of shares of ICOT Common Stock to be issued or reserved for issuance in the Merger could be reduced by up to 228,493 shares and the Applicable Ratio will be adjusted accordingly. The Applicable Ratio is expected to be 4.6126 shares of ICOT Common Stock per share of Amati Voting Stock, assuming that all holders of Outstanding Amati Notes accept the Offer to Note Holders (as defined below). If the Offer to Note Holders is not accepted by all holders of Outstanding Amati Notes or by a sufficient number to satisfy the Adjustment Condition, then the Applicable Ratio will be increased, but the combined company will be in a less favorable cash position than it will be if the offer is fully accepted. See "Terms of the Merger -- Manner and Basis of Converting Shares," "Terms of the Merger -- Applicable Ratio and Adjustments to Applicable Ratio," "Terms of the Merger -- Adjustment Condition," "Terms of the Merger -- Amati Stock Options" and "Terms of the Merger -- Substitution of Warrants." In addition, following the Merger, ICOT will issue options (the "Performance Options") to purchase 1,616,411 shares of ICOT Common Stock to key employees of Amati. See "Terms of the Merger -- Performance Options." 1,050,000 of the shares of ICOT Common Stock to be issued in the Merger, allocated pro rata from the shares to be issued to each holder of Amati Common Stock (including holders of options or warrants who exercise prior to or as of the effective date of the Merger) and Series A Preferred Stock, will be held in escrow for a period of one year following the Merger to indemnify ICOT against damages and expenses from any breach of the representations and warranties and covenants of Amati contained in the Merger Agreement. Assuming an Applicable Ratio of 4.6126 and that no Amati Notes or Amati Warrants (as defined below) are exercised prior to the closing of the Merger other than the Amati Warrants held by holders of Outstanding Amati Notes (as defined below) 23.4% of the shares of ICOT Common Stock issued in the Merger will be held in the escrow. See "Terms of the Merger -- Escrow of Shares." If approved by ICOT stockholders and Amati shareholders, the Merger is expected to be consummated as soon as practicable after the Special Meeting of Stockholders of ICOT and the Special Meeting of Shareholders of Amati. After the Merger, the name of ICOT will be changed to "Amati Communications Corporation."


    Holders of Amati Voting Stock may, under certain circumstances and by following prescribed statutory procedures, exercise dissenters' rights to receive cash for their shares. See "Terms of the Merger -- Dissenters' Rights."


    This Prospectus/Proxy Statement constitutes: (a) the Proxy Statement of ICOT relating to the solicitation of proxies by the Board of Directors of ICOT for use at the Special Meeting of Stockholders of ICOT scheduled to be held on November 20, 1995, at which the Merger and several related proposals will be presented to the ICOT stockholders; (b) the Proxy Statement of Amati relating to the solicitation of proxies by the Board of Directors of Amati for use at the Special Meeting of Shareholders of Amati to be held on October 27, 1995; and (c) the Prospectus of ICOT for the related issuance of ICOT Common Stock filed as part of the Registration Statement. All information herein with respect to ICOT has been furnished by ICOT, and all information herein with respect to Amati has been furnished by Amati.

                           --------------------------


    THE MERGER INVOLVES CERTAIN RISKS TO HOLDERS OF ICOT AND AMATI SECURITIES. SEE "RISK FACTORS" ON PAGES 13-18.

                           --------------------------
THE  SECURITIES OF ICOT TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR
    DISAPPROVED BY THE  SECURITIES AND  EXCHANGE COMMISSION  NOR HAS  THE
       COMMISSION  PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF THIS
            PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE
                             CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


                 THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS
                                OCTOBER 16, 1995

                             AVAILABLE INFORMATION

    ICOT has filed with the Commission a Registration Statement under the Securities Act on Form S-4 (together with all amendments and exhibits thereto) with respect to the Common Stock offered hereby. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For such information, reference is made to the Registration Statement and the exhibits and schedules thereto. In addition, ICOT is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Commission. Copies of such materials may be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement and such reports, proxy statements and other information can also be inspected and copied at the Commission's public reference facilities referred to above and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10008. This material may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                     INFORMATION PROVIDED BY ICOT AND AMATI

    Information in this Prospectus/Proxy concerning ICOT has been furnished by ICOT and has not been independently verified or investigated by Amati. Information in this Prospectus/Proxy concerning Amati has been furnished by Amati and has not been independently verified or investigated by ICOT.
                            ------------------------

    ICOT-Registered Trademark- and OmniPath-Registered Trademark- are trademarks of ICOT Corporation. Ethernet-Registered Trademark- is a trademark of Xerox Corporation. Windows-Registered Trademark- is a trademark of Microsoft Corporation.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THESE MATTERS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ICOT OR AMATI. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                        --------
SUMMARY...............................................................         1
  The Companies.......................................................         1
  Meetings of Stockholders of ICOT and Shareholders of Amati..........         1
  The Merger..........................................................         3
GLOSSARY OF TECHNICAL TERMS...........................................        12
RISK FACTORS..........................................................        13
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA......................        19
COMPARATIVE PER SHARE DATA............................................        22
PRICE RANGE OF COMMON STOCK...........................................        23
INTRODUCTION..........................................................        24
VOTING AND PROXIES....................................................        25
  Date, Time and Place of Meetings....................................        25
  Record Date and Outstanding Shares..................................        25
  Voting of Proxies...................................................        25
  Vote Required.......................................................        25
  Solicitation of Proxies and Expenses................................        26
THE MERGER AND RELATED TRANSACTIONS...................................        26
  Background to the Merger............................................        26
  Reasons for the Merger..............................................        27
  Business After the Merger...........................................        29
  Management After the Merger.........................................        29
  Voting Agreements...................................................        30
  Irrevocable Proxies.................................................        30
TERMS OF THE MERGER...................................................        30
  Effective Date of the Merger........................................        30
  Manner and Basis of Converting Shares...............................        30
  Escrow of Shares....................................................        31
  Applicable Ratio and Adjustments to Applicable Ratio................        31
  Adjustment Condition................................................        32
  Offer to Note Holders...............................................        32
  Exchange of Certificates............................................        33
  Amati Stock Options.................................................        33
  Substitution of Warrants............................................        34
  Performance Options.................................................        34
  Conduct of Business Prior to the Merger.............................        35
  ICOT Loans to Amati.................................................        35
  Amati Warrant to ICOT...............................................        36
  Conditions to the Merger............................................        36
  Termination or Amendment of Agreement of Reorganization.............        36
  Certain Federal Income Tax Matters..................................        36
  Affiliates' Restrictions on Sale of ICOT Common Stock...............        39
  Governmental and Regulatory Approvals...............................        39
  Merger Expenses.....................................................        39
  Dissenters' Rights..................................................        39
AMATI SELECTED FINANCIAL DATA.........................................        41

                                                                          PAGE
                                                                        --------
AMATI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATION.................................................        42
ICOT SELECTED CONSOLIDATED FINANCIAL DATA.............................        45
ICOT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS................................................        46
INFORMATION CONCERNING AMATI..........................................        51
  Background..........................................................        51
  Products and Markets................................................        51
  Technology..........................................................        53
  Contract Development................................................        54
  Relationship with Motorola..........................................        55
  Customers...........................................................        55
  Competition.........................................................        56
  Sales, Marketing, Customer Support..................................        56
  Manufacturing.......................................................        56
  Research and Development............................................        57
  Patents and Other Intellectual Property.............................        57
  Employees...........................................................        57
  Facilities..........................................................        58
  Executive Officers and Directors....................................        58
  Principal Shareholders..............................................        59
  Description of Amati Warrants.......................................        60
INFORMATION CONCERNING ICOT...........................................        62
  Products and Customers..............................................        62
  Service.............................................................        63
  Manufacturing.......................................................        63
  Marketing...........................................................        63
  Backlog.............................................................        63
  Research and Development............................................        63
  Competition.........................................................        64
  Patents, Trademarks, Licenses.......................................        64
  Employees...........................................................        65
  Properties..........................................................        65
  Legal Proceedings...................................................        65
  Executive Officers and Directors....................................        66
  Board Compensation..................................................        66
  Executive Compensation..............................................        67
  Certain Relationships and Related Transactions......................        68
  Security Ownership of Certain Beneficial Owners and Management......        68
ADDITIONAL MATTERS FOR CONSIDERATION OF ICOT STOCKHOLDERS.............        70
  Additional Proposal 1 -- Amendment to ICOT's Certificate of
                           Incorporation to Change the Name of ICOT...        70
  Additional Proposal 2 -- Amendment to ICOT's Certificate of
                           Incorporation to Increase Authorized
                           Shares.....................................        70
  Additional Proposal 3 -- Amendments to the ICOT 1990 Stock Option
                           Plan.......................................        71
  Other Business......................................................        75
ASSUMPTION OF THE AMATI STOCK OPTION PLAN.............................        76

                                                                          PAGE
                                                                        --------
DESCRIPTION OF ICOT CAPITAL STOCK.....................................        79
  ICOT Common Stock...................................................        79
  ICOT Preferred Stock................................................        79
  Comparison of Rights of Holders of ICOT and Amati Stock.............        79
  Transfer Agent and Registrar........................................        88
LEGAL MATTERS.........................................................        88
EXPERTS...............................................................        88
INDEX TO FINANCIAL STATEMENTS.........................................       F-1
APPENDIX A
 Amended and Restated Agreement and Plan of Reorganization and Merger
 among ICOT, Amati and IAAC and Amendment thereto.....................       A-1
APPENDIX B
 Agreement of Merger among ICOT, Amati and IAAC.......................       B-1
APPENDIX C
 Section 1300 ET SEQ. of the California Corporations Code.............       C-1

                                    SUMMARY

    The following is a brief summary of certain information contained elsewhere in this Prospectus/ Proxy Statement. This summary does not contain a complete statement of all material features of the proposals to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus/Proxy Statement and in the Appendices. The Merger involves certain risks to holders of ICOT and Amati securities. See "Risk Factors."

                                 THE COMPANIES

ICOT..............................  ICOT  Corporation,  a  Delaware  corporation   ("ICOT"),
                                    develops,  manufactures,  markets  and  services network
                                    connectivity products for sale to end-users and Original
                                    Equipment  Manufacturers   ("OEM").   ICOT's   principal
                                    executive  offices are located at  3801 Zanker Road, San
                                    Jose, California 95150 and its telephone number at  that
                                    address  is (408) 433-3300.  See "Information Concerning
                                    ICOT."

Amati.............................  Amati   Communications    Corporation,   a    California
                                    corporation  ("Amati"),  a  development  stage  company,
                                    develops   telecommunications   transmission    products
                                    utilizing  Discrete  Multi-Tone  ("DMT")  technology  to
                                    provide  high  speed  digital  video,  voice  and   data
                                    transmission  over unconditioned copper  wire or coaxial
                                    cable. In 1993, Amati's  DMT technology was selected  as
                                    the   American  National  Standards  Institute  ("ANSI")
                                    standard for Asymmetric Digital Subscriber Line ("ADSL")
                                    transmission and,  as a  result,  is recognized  as  the
                                    United  States  standard  for  ADSL.  Amati's  principal
                                    executive offices  are located  at 1975  El Camino  Real
                                    West, Mountain View, California 94040, and its telephone
                                    number   at   that  address   is  (415)   903-2350.  See
                                    "Information Concerning Amati."

           MEETINGS OF STOCKHOLDERS OF ICOT AND SHAREHOLDERS OF AMATI


Time, Date, Place and Purpose.....  A Special  Meeting of  Stockholders of  ICOT (the  "ICOT
                                    Meeting")  will  be held  on November  20, 1995  at 1:30
                                    p.m., local time, at ICOT's principal executive offices,
                                    3801 Zanker Road, San Jose, California.

                                    A Special Meeting of  Shareholders of Amati (the  "Amati
                                    Meeting")  will be  held on  October 27,  1995, at 10:00
                                    a.m.,  local  time,   at  Amati's  principal   executive
                                    offices,  1975  El  Camino  Real  West,  Mountain  View,
                                    California.

                                    At the ICOT Meeting, ICOT stockholders will be asked  to
                                    consider and vote upon proposals to:

                                    (i)  approve the Amended and Restated Agreement and Plan
                                    of  Reorganization   and  Merger   (the  "Agreement   of
                                    Reorganization")  dated as of August  3, 1995 as amended
                                    by the Amendment thereto  dated October 6, 1995  (copies
                                    of  which are  attached hereto  as APPENDIX  A), and the
                                    related

                                    Agreement of Merger (a copy of which is attached  hereto
                                    as  APPENDIX B)  (collectively, the  "Merger Agreement")
                                    among Amati, ICOT and a wholly-owned subsidiary of ICOT;

                                    (ii)  approve,  subject  to   approval  of  the   Merger
                                    Agreement,   an  amendment  to   ICOT's  Certificate  of
                                    Incorporation to change the  name of the corporation  to
                                    "Amati Communications Corporation;"

                                    (iii)   approve,  subject  to  approval  of  the  Merger
                                    Agreement,  an  amendment   to  ICOT's  Certificate   of
                                    Incorporation  to  increase  the  authorized  number  of
                                    shares  of  ICOT   Common  Stock   from  20,000,000   to
                                    45,000,000 shares; and

                                    (iv)  approve amendments  to the ICOT  1990 Stock Option
                                    Plan to  increase  the  shares  available  for  issuance
                                    thereunder  by 2,600,000 shares and  to limit the number
                                    of shares that may be granted to any participant in  any
                                    one-year period to 1,000,000 shares.

                                    The   Merger  can   be  completed   only  if   the  ICOT
                                    stockholders vote to  approve proposals  (i), (iii)  and
                                    (iv) above, even though ICOT stockholders will vote upon
                                    each  of  these items  separately. If  ICOT stockholders
                                    fail to approve any one  of these proposals, the  Merger
                                    cannot  be consummated. Approval of proposal (ii) is not
                                    required to complete the Merger. However, the ICOT Board
                                    of Directors unanimously recommends  a vote in favor  of
                                    each of the proposals.

                                    See   "The   Merger   and   Related   Transactions"  and
                                    "Additional   Matters   for   Consideration   of    ICOT
                                    Stockholders."

                                    At  the Amati Meeting, Amati  shareholders will be asked
                                    to consider and vote upon the Merger Agreement. See "The
                                    Merger and Related Transactions."

Record Dates; Vote Required;
 Voting Agreements; Irrevocable
 Proxies..........................  The record  date for  stockholders of  ICOT entitled  to vote  upon the Merger is  September 29, 1995. The record
                                    date for shareholders of Amati entitled to vote upon the
                                    Merger  is  August  30,  1995.  Under  applicable   law,
                                    approval  of the Merger requires the affirmative vote of
                                    the holders  of a  majority  of the  outstanding  shares
                                    entitled  to vote of (i) the ICOT Common Stock, (ii) the
                                    Amati  Common  Stock  and  (iii)  the  Amati  Series   A
                                    Preferred  Stock. The  presence, either in  person or by
                                    properly executed proxy, at the ICOT Meeting and at  the
                                    Amati  Meeting  (the  "Meetings") of  the  holders  of a
                                    majority of the outstanding  shares entitled to vote  at
                                    each Meeting is necessary to constitute a quorum at such
                                    Meeting.

                                    The directors of ICOT, who, as of September 29, 1995, in
                                    the  aggregate  beneficially own  621,600 shares  of the
                                    issued and outstanding ICOT  Common Stock (5.15%),  have
                                    agreed  to vote in favor of  the Merger. See "The Merger
                                    and Related Transactions -- Voting Agreements."  Certain
                                    affiliates  of Amati who, as of  August 30, 1995, in the
                                    aggregate

                                    beneficially  own  494,083  shares  of  the  issued  and
                                    outstanding  Amati  Common  Stock  (91.5%),  and 250,000
                                    shares of  the issued  and  outstanding Amati  Series  A
                                    Preferred  Stock  (76.9%), have  given  ICOT irrevocable
                                    proxies (the "Irrevocable Proxies"), in consideration of
                                    certain loans to  Amati, which proxies  ICOT intends  to
                                    vote in favor of the Merger. See "The Merger and Related
                                    Transactions -- Irrevocable Proxies." The Merger and the
                                    Merger   Agreement   must  be   approved  by   the  ICOT
                                    stockholders  and  Amati   shareholders.  Each   party's
                                    obligation  to  consummate the  Merger  is subject  to a
                                    number of conditions,  including that ICOT's  obligation
                                    to  consummate the Merger is conditioned on the approval
                                    of the Merger Agreement  by holders of  at least 95%  of
                                    the  outstanding Amati  Voting Stock. See  "Terms of the
                                    Merger -- Conditions to the Merger."


                                   THE MERGER


Effect of Merger; Name and Symbol
 Change...........................  If  approved  by  the  stockholders  of  ICOT  and   the
                                    shareholders  of  Amati  and if  all  the  other closing
                                    conditions are met:

                                    Amati will be merged into IA Acquisition Corporation,  a
                                    California  corporation and a wholly-owned subsidiary of
                                    ICOT ("IAAC").

                                    The  name   of   ICOT   will  be   changed   to   "Amati
                                    Communications  Corporation" and the  trading symbol for
                                    the  ICOT   Common  Stock   will  become   "AMTX."   See
                                    "Additional    Matters   for   Consideration   of   ICOT
                                    Stockholders."

Effective Date of the Merger......  The Merger  will  be  effective when  the  Agreement  of
                                    Merger  is filed with the  California Secretary of State
                                    (the "Effective Date of the Merger"). The Effective Date
                                    of the Merger is  currently expected to  be on or  about
                                    November  20, 1995, subject to approval of the Merger at
                                    the Meetings, and further subject to the satisfaction or
                                    waiver of  the conditions  precedent to  the Merger  set
                                    forth  in the Agreement of Reorganization. See "Terms of
                                    the Merger -- Effective Date  of the Merger" and  "Terms
                                    of the Merger -- Conditions to the Merger."

Reasons for the Merger............  The  Boards  of both  ICOT  and Amati  believe  that the
                                    Merger is  desirable  for  both  companies  because  the
                                    product  development  efforts  of  Amati  and  ICOT  are
                                    synergistic, and there is an opportunity to benefit from
                                    economies of scale afforded by the Merger. In  addition,
                                    the  Merger gives ICOT the opportunity to participate in
                                    an emerging  market with  a  new technology,  and  gives
                                    Amati  better access  to capital and  an opportunity for
                                    liquidity for  its  shareholders. See  "The  Merger  and
                                    Related Transactions -- Reasons for the Merger."

Terms of the Merger...............  As  a result of the Merger, on a fully-diluted basis and subject to satisfaction of the Adjustment Condition  (as
                                    defined

                                    below),  the former  Amati securities  holders will hold
                                    35% of the total outstanding common stock equivalents of
                                    ICOT and the  former ICOT securities  holders will  hold
                                    65% of the total outstanding common stock equivalents of
                                    ICOT.  Subject to  the Adjustment Condition,  a total of
                                    6,788,924 common equivalent shares of ICOT Common  Stock
                                    will  be issued  in conversion of  outstanding shares of
                                    Amati Common  Stock  and  Series A  Preferred  Stock  or
                                    reserved  for issuance  upon exercise  of Amati employee
                                    stock  options  and  Substitute  Warrants  (as   defined
                                    below).  In  addition, 1,616,411  shares of  ICOT Common
                                    Stock will  be reserved  for issuance  upon exercise  of
                                    options (the "Performance Options") to be granted to key
                                    Amati employees after the Merger.

                                    APPLICABLE  RATIO.  The  exchange ratio (the "Applicable
                                    Ratio") at which each outstanding share of Amati  Voting
                                    Stock   (other  than   shares,  if  any,   as  to  which
                                    dissenters'  rights  have  been  exercised  pursuant  to
                                    California law) will be converted into ICOT Common Stock
                                    is expected to be 4.6126 shares of ICOT Common Stock per
                                    share of Amati Voting Stock.

                                    ADJUSTMENTS  TO APPLICABLE  RATIO.  Amati  has agreed to
                                    use its best efforts to obtain $838,000 in new financing
                                    for Amati prior to the consummation of the Merger.  This
                                    requirement  is called the "Adjustment Condition." Amati
                                    may obtain such financing in a variety of ways. Amati is
                                    seeking to satisfy the  Adjustment Condition through  an
                                    offer  (the  "Offer  to  Note  Holders")  to  holders of
                                    outstanding bridge  loans  in  the  aggregate  principal
                                    amount  of $745,000 (the "Outstanding Amati Notes"). The
                                    Applicable  Ratio  has  been  calculated  based  on  the
                                    assumption  that  the  Offer  to  Note  Holders  will be
                                    accepted by all holders  of Outstanding Amati Notes.  In
                                    the  event that holders of Outstanding Amati Notes in an
                                    amount sufficient to satisfy the Adjustment Condition do
                                    not accept  the Offer  to Note  Holders by  November  3,
                                    1995,  the total number of ICOT common stock equivalents
                                    to be issued in the Merger will be reduced by the number
                                    of shares equal to (x)  $838,000 less the amount of  new
                                    financing  obtained by Amati (y) divided by $3.6675, and
                                    the Applicable Ratio will be increased accordingly.

                                    OFFER TO NOTE  HOLDERS.   In order to  improve the  cash
                                    position  of the combined  company as of  the closing of
                                    the Merger (the  "Closing"), and as  a means of  meeting
                                    the Adjustment Condition, Amati would like to induce the
                                    holders of the Outstanding Amati Notes to extend the due
                                    date of their notes. Accordingly, holders of Outstanding
                                    Amati Notes who agree to extend payment of the principal
                                    and  interest on their notes  until January 31, 1997 are
                                    being  offered   the  opportunity   to  exercise   their
                                    corresponding   Amati   Warrants   (as   defined  below)
                                    effective as  of  the Closing  at  a reduced  price  per
                                    share.  If this  offer is  accepted, a  Note Holder will
                                    receive upon exercise of an Amati Warrant, effective  as
                                    of the

                                    Closing,  the  number  of shares  of  ICOT  Common Stock
                                    determined by dividing the  aggregate purchase price  of
                                    such warrant by $1.50, at an exercise price of $1.50 per
                                    share,  payable in cash. THE SHARES OF ICOT COMMON STOCK
                                    ISSUED AT THE CLOSING TO SUCH HOLDERS WILL BE REGISTERED
                                    UNDER THE  SECURITIES ACT  AND WILL  BE SUBJECT  TO  THE
                                    ESCROW.

                                    AMATI COMMON STOCK AND SERIES A PREFERRED STOCK.  In the
                                    Merger,  each share of  Amati Common Stock  and Series A
                                    Preferred Stock (other than shares, if any, as to  which
                                    dissenters'  rights  have  been  exercised  pursuant  to
                                    California law) shall  be converted into  the number  of
                                    shares  of  ICOT Common  Stock  equal to  the Applicable
                                    Ratio.

                                    AMATI OPTIONS.  From and  after the time of the  Merger,
                                    each  option to acquire Amati  Common Stock issued under
                                    Amati's 1992 Stock Option Plan shall entitle the  holder
                                    thereof  to receive upon exercise  that number of shares
                                    of ICOT  Common  Stock  determined  by  multiplying  the
                                    number  of shares of Amati  Common Stock covered thereby
                                    by the Applicable Ratio, which number of shares shall be
                                    rounded down to the nearest whole share, at an  exercise
                                    price  for each full share of ICOT Common Stock equal to
                                    the exercise  price  per  share of  Amati  Common  Stock
                                    divided  by the  Applicable Ratio,  which exercise price
                                    per share shall be rounded  up to the nearest  two-place
                                    decimal.

                                    AMATI  WARRANTS.  In the  Merger, each outstanding Amati
                                    Warrant  which  has  not  been  exercised  prior  to  or
                                    effective  as  of the  Closing will  be exchanged  for a
                                    warrant to purchase shares of ICOT Common Stock (each  a
                                    "Substitute  Warrant"). For each Amati warrant having an
                                    exercise price  per  share of  $6.00  or $9.00  (each  a
                                    "Dollar  Value Warrant"),  ICOT will  issue a Substitute
                                    Warrant exercisable  for the  number of  shares of  ICOT
                                    Common  Stock  determined by  multiplying the  number of
                                    shares of Amati Common Stock issuable upon the  exercise
                                    of  such Dollar  Value Warrant by  the Applicable Ratio,
                                    rounded down to the nearest whole share, at an  exercise
                                    price  for each full share of ICOT Common Stock equal to
                                    the exercise  price  per  share of  Amati  Common  Stock
                                    divided  by  the  Applicable Ratio,  rounded  up  to the
                                    nearest two-place  decimal. For  each other  outstanding
                                    Amati warrant (each a "Fair Value Warrant" and, together
                                    with  the Dollar Value  Warrants, the "Amati Warrants"),
                                    ICOT will issue a Substitute Warrant exercisable for the
                                    number of  shares of  ICOT  Common Stock  determined  by
                                    dividing  the aggregate exercise price of the Fair Value
                                    Warrant by $4.926  at an  exercise price  of $4.926  for
                                    each full share of ICOT Common Stock.

                                    REGISTRATION.   IF AMATI WARRANTS ARE EXERCISED PRIOR TO
                                    OR EFFECTIVE AS OF THE CLOSING, THE WARRANT HOLDERS WILL
                                    RECEIVE SHARES  OF  ICOT  COMMON STOCK  THAT  HAVE  BEEN
                                    REGISTERED

                                    UNDER  THE  SECURITIES ACT.  IF  AMATI WARRANTS  ARE NOT
                                    EXERCISED PRIOR TO OR EFFECTIVE  AS OF THE CLOSING,  THE
                                    WARRANT  HOLDERS WILL  RECEIVE SUBSTITUTE  WARRANTS THAT
                                    WILL NOT  BE REGISTERED  UNDER THE  SECURITIES ACT,  AND
                                    WARRANT  HOLDERS WILL NOT HAVE ANY RIGHT TO REGISTER THE
                                    SUBSTITUTE WARRANTS OR  THE SHARES TO  BE RECEIVED  UPON
                                    EXERCISE THEREOF.

                                    See  "Terms  of  the  Merger  --  Manner  and  Basis  of
                                    Converting Shares," "Terms of  the Merger --  Applicable
                                    Ratio  and Adjustments  to Applicable  Ratio," "Terms of
                                    the Merger  --  Adjustment  Condition,"  "Terms  of  the
                                    Merger  -- Offer to Note  Holders," "Terms of the Merger
                                    -- Amati Stock  Options," and  "Terms of  the Merger  --
                                    Substitution of Warrants."

Escrow............................  1,050,000  of  the shares  of  ICOT Common  Stock  to be issued in  the Merger  will be  delivered to  an  escrow
                                    established  with Chemical  Trust Company  of California
                                    ("Chemical Trust"). Such  shares will  be allocated  pro
                                    rata from the shares of ICOT Common Stock issued to each
                                    holder of Amati Voting Stock (including holders of Amati
                                    Warrants   who  exercise  their  warrants  prior  to  or
                                    effective as of the Closing) and will be held in  escrow
                                    for  a  period  of  one  year  following  the  Merger to
                                    indemnify ICOT against damages and expenses arising from
                                    any  breach  of  the  representations,  warranties   and
                                    covenants   of  Amati  contained  in  the  Agreement  of
                                    Reorganization. Assuming an  Applicable Ratio of  4.6126
                                    and   that  no  Amati  Options  or  Amati  Warrants  are
                                    exercised prior  to the  Closing  other than  the  Amati
                                    Warrants held by holders of the Outstanding Amati Notes,
                                    23.4%  of the shares of ICOT  Common Stock issued in the
                                    Merger will be held in  the escrow. John Bingham,  Frank
                                    Kocsis,  Kathy Ku and James  Ottinger have been selected
                                    to act as representatives  of the Amati shareholders  in
                                    connection  with the escrow. See "Terms of the Merger --
                                    Escrow of Shares."
Grant of Performance Options to
 Amati Employees..................  ICOT has  agreed  to  issue, within  one  month  of  the
                                    Closing,  options to  purchase 1,616,411  shares of ICOT
                                    Common Stock under the ICOT 1990 Stock Option Plan  (the
                                    "Performance  Options")  to  certain  key  employees  of
                                    Amati, provided that they are then employed by ICOT  and
                                    have  exercised the Amati Options  granted to them prior
                                    to 1995.  The  Performance  Options shall  vest  on  the
                                    fourth anniversary of the grant date; provided, however,
                                    such  options shall become  immediately exercisable upon
                                    certification that net  Amati product  revenues for  the
                                    period  from  July 1,  1995 through  June 30,  1996 have
                                    exceeded $8,000,000.  The Performance  Options shall  be
                                    granted  at fair market value  and be exercisable for at
                                    least six months  from the vesting  date. See "Terms  of
                                    the Merger -- Performance Options."

Recommendations of the Boards of
 ICOT and Amati...................  The  Board of Directors of  each company has unanimously approved  the  Merger  Agreement  and  the  transactions
                                    contemplated   thereby.  THE   BOARD  OF   EACH  COMPANY
                                    UNANIMOUSLY RECOMMENDS  APPROVAL OF  THE MERGER  BY  THE
                                    STOCKHOLDERS  OR  SHAREHOLDERS  OF SUCH  COMPANY.  For a
                                    discussion of the reasons favoring  a merger of the  two
                                    companies   considered  by   each  company's   Board  of
                                    Directors in approving  the Merger  Agreement, see  "The
                                    Merger  and  Related  Transactions  --  Reasons  for the
                                    Merger."
The Board of Directors and
 Management of The Combined
 Company Following the Merger.....  After the Merger, the Board of Directors of the combined company will  consist  of  five members,  who  will  be:
                                    Arnold  N. Silverman,  Aamer Latif and  Donald L. Lucas,
                                    each of whom is presently a director of ICOT and  Amati,
                                    and Dr. James F. Gibbons and Dr. John M. Cioffi, each of
                                    whom  is presently a director of Amati (see "Information
                                    Concerning ICOT -- Executive Officers and Directors" and
                                    "Information Concerning Amati -- Executive Officers  and
                                    Directors").  The Amati Board is  actively seeking a new
                                    Chief Executive Officer  for the  combined company.  Mr.
                                    Latif,  President,  Chief  Executive  Officer  and Chief
                                    Financial Officer of ICOT, who currently also serves  as
                                    President  and  Chief Executive  Officer of  Amati, will
                                    serve as acting President,  Chief Executive Officer  and
                                    Chief Financial Officer of the combined company unless a
                                    new  Chief Executive  Officer is appointed  prior to the
                                    Effective Date of the  Merger. In addition, Dr.  Cioffi,
                                    currently   Vice   President,   Engineering   and  Chief
                                    Technical Officer  of  Amati,  will  be  appointed  Vice
                                    President,  Engineering and  Chief Technical  Officer of
                                    the combined company;  Joseph F.  Grady, currently  Vice
                                    President,  Worldwide Sales, of Amati, will be appointed
                                    Vice President, Worldwide Sales of the combined company;
                                    and Terry  Medel,  who currently  serves  as  Treasurer,
                                    Secretary  and Controller  of ICOT,  will serve  in such
                                    capacities and as  principal accounting  officer of  the
                                    combined  company. Because Amati  is a development stage
                                    company, and because  the businesses of  Amati and  ICOT
                                    must  be  integrated  after  the  Merger,  the  ultimate
                                    management structure of the combined company is  subject
                                    to  change. See "The Merger  and Related Transactions --
                                    Management After the Merger."
Amendments to ICOT Certificate of
 Incorporation and 1990 Stock
 Option Plan......................  In connection with the Merger, stockholders of ICOT  are being  asked to approve amendments to the Certificate of
                                    Incorporation of  ICOT to  (i) change  the name  of  the
                                    corporation to Amati Communications Corporation and (ii)
                                    increase  the authorized number of shares of ICOT Common
                                    Stock from 20,000,000 to 45,000,000 shares. In addition,
                                    stockholders  of  ICOT  are   being  asked  to   approve
                                    amendments to the ICOT

                                    1990  Stock Option  Plan to  (i) increase  the number of
                                    shares available  for issuance  thereunder by  2,600,000
                                    shares  and (ii) limit the number  of shares that may be
                                    granted to  any participant  in any  one-year period  to
                                    1,000,000  shares. Approval  of each  amendment requires
                                    the affirmative vote of the holders of a majority of the
                                    outstanding shares  entitled  to  vote  of  ICOT  Common
                                    Stock.  The increase  in the  authorized shares  of ICOT
                                    Common Stock  is necessary  to  effect the  Merger.  See
                                    "Additional    Matters   for   Consideration   of   ICOT
                                    Stockholders."

Exchange of Shares................  At the Effective  Date of  the Merger,  each issued  and outstanding  share of  Amati Common  Stock and  Series A
                                    Preferred Stock (other than shares, if any, as to  which
                                    dissenters'  rights  have  been  exercised  pursuant  to
                                    California law)  automatically  will be  converted  into
                                    ICOT   Common  Stock  based  on  the  Applicable  Ratio.
                                    Exchange of  certificates  evidencing  shares  of  Amati
                                    Common  Stock  and Amati  Series  A Preferred  Stock for
                                    certificates evidencing shares of ICOT Common Stock will
                                    be made upon surrender of the former to Chemical  Mellon
                                    Shareholder  Services Company of California, as exchange
                                    agent ("Chemical  Mellon"). CERTIFICATES  SHOULD NOT  BE
                                    SURRENDERED  FOR EXCHANGE  PRIOR TO  CONSUMMATION OF THE
                                    MERGER. Promptly after the Effective Date of the Merger,
                                    Amati shareholders  will be  provided with  a letter  of
                                    transmittal  and  related materials  needed  to exchange
                                    their certificates. See "Terms  of the Merger --  Manner
                                    and Basis of Converting Shares" and "Terms of the Merger
                                    -- Exchange of Certificates."
Conditions to the Merger..........  Notwithstanding   approval   of   the   Merger   by  the
                                    stockholders of ICOT and the shareholders of Amati,  the
                                    consummation  of the  Merger is  subject to  a number of
                                    conditions which,  if not  fulfilled or  waived,  permit
                                    termination of the Agreement of Reorganization.

                                    Each  party's  obligation  to consummate  the  Merger is
                                    conditioned on, among other things, the accuracy of  the
                                    other  party's representations and warranties, the other
                                    party's performance of its covenants, the absence of any
                                    litigation adverse  to  the completion  of  the  merger,
                                    legal  opinions (including opinions (the "Tax Opinions")
                                    to the effect that the Merger will constitute a tax free
                                    reorganization to  the  Amati shareholders  for  federal
                                    income  tax purposes), and the approval of the increases
                                    in authorized capital stock and in the shares authorized
                                    for issuance under  the ICOT 1990  Stock Option Plan  by
                                    the ICOT stockholders.

                                    ICOT's  obligation to  consummate the  Merger is further
                                    conditioned on  (i) the  compliance of  the issuance  of
                                    ICOT  Common Stock and Substitute Warrants in the Merger
                                    with  federal  and  state  securities  laws;  (ii)   the
                                    approval of the Merger by holders of at least 95% of the
                                    Amati  Voting Stock; (ii)  that certain Amati agreements
                                    be in full force in effect;

                                    (iv) that a key person life insurance policy on the life
                                    of Dr. Cioffi be in effect; and (v) that the Irrevocable
                                    Proxies be in full force and effect. Amati's  obligation
                                    to consummate the Merger is further conditioned upon (i)
                                    the  appointment of  Dr. Gibbons  and Dr.  Cioffi to the
                                    ICOT Board  of  Directors;  and  (ii)  that  the  Voting
                                    Agreements be in full force and effect.

                                    At  any time  on or prior  to the Effective  Date of the
                                    Merger, to the  extend legally allowed,  either ICOT  or
                                    Amati,  without  approval  of the  stockholders  of such
                                    company, may waive compliance with any of the agreements
                                    or conditions contained in the Merger Agreement for  the
                                    benefit  of  such  company,  other  than  the  condition
                                    requiring the company  to receive the  Tax Opinion  from
                                    its counsel.

                                    See "Terms of the Merger -- Conditions to the Merger."

Termination or Amendment..........  The  Agreement of Reorganization  may also be terminated by at  any  time prior  to  the Effective  Date  of  the
                                    Merger,  without regard to  whether stockholder approval
                                    of the Merger has been obtained (i) by mutual consent of
                                    ICOT and Amati, or (ii) by  either ICOT or Amati if  any
                                    of  the conditions  precedent to the  obligation of such
                                    party have not been fulfilled by November 30, 1995 or on
                                    the happening of a material breach by the other party.

                                    The Agreement of  Reorganization may be  amended by  the
                                    parties  thereto at any time before or after approval of
                                    the  Merger  by   the  ICOT   stockholders  or   Amati's
                                    shareholders,  except that, after such approval has been
                                    obtained, no amendment may be made that by law  requires
                                    further  approval  of  the  ICOT  stockholders  or Amati
                                    shareholders unless such approval is obtained.

                                    See "Terms of the Merger -- Termination or Amendment  of
                                    Agreement of Reorganization."

ICOT Loans to Amati...............  As of August 4, 1995, ICOT had provided Amati with loans in  an aggregate  principal amount of  $2,971,900 to pay
                                    the principal  and  interest due  under  certain  bridge
                                    notes  and certain accounts payable  and to fund Amati's
                                    operations. Pursuant to the Agreement of Reorganization,
                                    ICOT has agreed to provide  an additional loan to  Amati
                                    to  cover reasonable  operating expenses  as approved by
                                    ICOT, in such  amount to bring  the aggregate  principal
                                    amount  outstanding  under the  loans up  to $5,000,000.
                                    These loans are evidenced by a senior secured promissory
                                    note (the  "New  Amati Note")  due  and payable  at  the
                                    earlier  of November  30, 1995  or a  material breach by
                                    Amati of the Agreement  of Reorganization. In the  event
                                    that  Amati requires additional funds for its operations
                                    prior to the Effective Date, it is anticipated that ICOT
                                    will make an additional loan to Amati of up to  $500,000
                                    on  the same terms as the  New Amati Note. See "Terms of
                                    the Merger -- ICOT Loans to Amati."

Irrevocable Proxies...............  In consideration of continuation  of the existing  loans and  providing the  additional loan  to Amati,  ICOT has
                                    received irrevocable proxies from certain affiliates  of
                                    Amati  (the  "Irrevocable Proxies").  See "Terms  of the
                                    Merger -- Irrevocable Proxies."

Amati Warrant to ICOT.............  Amati has issued to ICOT  a warrant exercisable for  65%
                                    of  the  common  stock  equivalents  of  Amati  for  the
                                    aggregate exercise price of $5,000,000, payable in  cash
                                    or by cancellation of the New Amati Note (the "New Amati
                                    Warrant"). The New Amati Warrant is exercisable any time
                                    prior  to or on November 30, 1996, in the event that the
                                    Merger does not occur for  any reason prior to  November
                                    30,  1995. See "Terms of the  Merger -- Amati Warrant to
                                    ICOT."

Governmental and Regulatory
 Approvals........................  ICOT  and  Amati  are   aware  of  no  governmental   or
                                    regulatory  approvals required  for consummation  of the
                                    Merger,  other   than   compliance  with   federal   and
                                    applicable  state  securities  laws and  the  filing and
                                    recording of the Agreement  of Merger as required  under
                                    California law.

Affiliate's Agreements............  Pursuant  to the Agreement of Reorganization, each Amati affiliate is  required  to  execute  an  agreement  (the
                                    "Affiliate's  Agreement")  providing  that  such  person
                                    shall not offer or sell  or otherwise dispose of any  of
                                    the  ICOT  Common Stock  issued  to such  person  in the
                                    Merger except (a) in compliance with the holding periods
                                    specified in Rule 144  promulgated under the  Securities
                                    Act  and otherwise in compliance with Rule 145 under the
                                    Securities Act, or (b)  pursuant to a resale  prospectus
                                    under  an effective registration statement covering such
                                    resales. ICOT has agreed to provide a limited number  of
                                    demand registrations for resales by Amati affiliates. In
                                    addition,  the Affiliate's Agreements  will provide that
                                    each affiliate shall not, without the written permission
                                    of ICOT, sell  or otherwise dispose  of any ICOT  Common
                                    Stock  issued to him  in the Merger  until 90 days after
                                    the consummation of the Merger nor more than 25% of such
                                    ICOT Common Stock before  the first anniversary of  such
                                    date.   Dr.  Cioffi  has  entered  into  an  Affiliate's
                                    Agreement providing  that  he  shall  not,  without  the
                                    written permission of ICOT, sell or otherwise dispose of
                                    more  than  25%  of the  ICOT  common  stock equivalents
                                    issued to him before the first anniversary of such  date
                                    nor  more than 50% of such ICOT common stock equivalents
                                    before the second anniversary  of such date. See  "Terms
                                    of  the Merger  -- Affiliates'  Restrictions on  Sale of
                                    ICOT Stock."

Certain Federal Income Tax
 Consequences.....................  The Merger is intended  to be a tax-free  reorganization for federal income tax purposes, and consummation of the
                                    Merger  is  conditioned  upon  receipt  of  opinions  of
                                    counsel to  ICOT  and  Amati  relating  to  certain  tax
                                    matters.  If  the Merger  is a  tax-free reorganization,
                                    shareholders of Amati will recognize no gain or loss for
                                    federal income tax purposes as a

                                    result of their exchange of Amati Voting Stock for  ICOT
                                    Common  Stock in the  Merger, except to  the extent that
                                    they exercise dissenters' rights or receive cash in lieu
                                    of  fractional   shares.   However,  the   exchange   of
                                    unexercised  Amati Warrants  for Substitute  Warrants in
                                    the Merger will result  in taxable gain  or loss to  the
                                    holders  of the Amati Warrants  at the Effective Date of
                                    the Merger. The federal income tax treatment of  holders
                                    of  Outstanding Amati Notes who accept the Offer to Note
                                    Holders is unclear. See "Terms of the Merger --  Certain
                                    Federal Income Tax Matters."

Dissenters' Rights................  Amati  shareholders are entitled to certain rights under
                                    California law to receive cash for their shares provided
                                    that   they   follow   certain   prescribed    statutory
                                    procedures.  The failure of  a dissenting shareholder to
                                    follow the  appropriate  procedure  may  result  in  the
                                    termination  or waiver of such rights. See "Terms of the
                                    Merger -- Dissenters' Rights."

Certain Effects of the Merger on
 ICOT.............................  After the Merger, two  of the five  members of the  ICOT
                                    Board  of Directors  will be former  Amati directors. In
                                    addition, former  Amati shareholders  will  beneficially
                                    own  approximately  35% of  the outstanding  ICOT common
                                    stock equivalents,  and, because  ICOT's Certificate  of
                                    Incorporation  provides  for  cumulative  voting  in the
                                    election of directors, these former Amati  shareholders,
                                    assuming  all 6,788,924 shares of  ICOT Common Stock are
                                    issued and outstanding and still held by these  persons,
                                    will  have the ability to elect two directors. See "Risk
                                    Factors  --   Share   Ownership   of   ICOT   by   Amati
                                    Shareholders"  and "Description of ICOT Capital Stock --
                                    Comparison of the  Rights of Holders  of ICOT and  Amati
                                    Stock -- Cumulative Voting."

Certain Effects of the Merger on
 the Rights of Amati
 Shareholders.....................  The  internal affairs of Amati are currently governed by
                                    Amati's Articles  of Incorporation  and Amati's  Bylaws,
                                    which  are governed by California law. Upon consummation
                                    of the  Merger, the  shareholders of  Amati will  become
                                    stockholders  of ICOT and their  rights will be governed
                                    by ICOT's Certificate of Incorporation and Bylaws, which
                                    are governed by Delaware law. See "Description of ICOT's
                                    Capital Stock."

Risk Factors......................  Amati is a development  stage company, and the  combined company  is not  expected to  operate profitably  in the
                                    foreseeable future. The Merger, which is expected to  be
                                    completed  in November 1995, will  be accounted for as a
                                    purchase and will result  in the immediate write-off  of
                                    substantially  all  of the  intangible  assets acquired.
                                    There are also other  significant risks associated  with
                                    the Merger. See "Risk Factors."

                          GLOSSARY OF TECHNICAL TERMS



    APPLICATION PROGRAM INTERFACE (API): A software term used where proprietary application programs have to talk to communications software, or conform to protocols from another vendor's product.



    APPLICATION-SPECIFIC INTEGRATED CIRCUIT  (ASIC):   Computer chips  developed
for specific functions.



    ASYMMETRIC DIGITAL SUBSCRIBER LINE (ADSL): A telecommunications line that is capable of transmitting digital video, voice and data asymmetrically (i.e., at a different rate in each direction) from the central office of a local telephone company to a subscriber's home over standard copper twisted-pair wiring.



    BIT:  The fundamental unit of information.



    DISCRETE MULTI-TONE (DMT): A multicarrier modulation line code technology for transmission data that optimizes the available bandwidth in presence of various type of noise on any type of media.



    FIBER-IN-THE-LOOP (FITL): Refers to the various type of fiber-based local loop architectures.



    FIBER-TO-THE-CURB: A fiber-based local loop architecture where fiber from the central office of a phone company terminates close to customer premises, supporting four to sixteen homes.



    HIGH BIT RATE DIGITAL SUBSCRIBER LINE (HDSL): A telecommunication architecture that provides for transmission of digital video, voice and data symmetrically on one or two twisted pair phone lines from the central office of a phone company to a subscriber home or business.



    HYBRID FIBER-COAXIAL (HFC): A telecommunications cable system combining the use of fiber optic cable and coaxial cable technology.



    INTEGRATED   SERVICES   DIGITAL   NETWORK  (ISDN):      A   dial-up  digital
telecommunications line for data and voice that is often used to connect branches or remote sites and home workers to central operations.



    LOCAL AREA NETWORK (LAN): A collection of computers and other devices (such as printers) connected to each other by wire (coaxial cable or fiber optics) or radio frequency devices, which usually cover a small geographical area.



    SYSTEMS NETWORK ARCHITECTURE (SNA):   A proprietary  network that links  IBM
and non-IBM devices together.



    TRANSCEIVER:   Transmitter  and receiver; a  device that  both transmits and receives data, providing the electrical and physical interface to a network cable.



    VERY HIGH-SPEED DIGITAL SUBSCRIBER LINE (VDSL): A telecommunication architecture that provides for transmission of digital video, voice and data asymmetrically on twisted pair phone line from fiber-based pedestals, situated in neighborhoods, to a subscriber's home.



    VERY-LARGE-SCALE INTEGRATION (VLSI): A chip technology with a large number of logic gates per chip.



    WIDE   AREA  NETWORK  (WAN):    Communications  network  that  covers  large
geographical areas to connect computers and other devices and provides for voice services.

                                  RISK FACTORS

    The following factors, among others, should be carefully considered in evaluating the Merger and in evaluating the respective and combined businesses of ICOT and Amati before voting with respect to the matters to be considered at the Meetings:


    AMATI'S LACK OF PROFITABILITY; EXPECTED FUTURE LOSSES; QUALIFIED ACCOUNTANTS' OPINION FOR AMATI. Since its inception in December 1991, Amati has incurred losses in each year. In fiscal 1994, Amati incurred a loss of $864,900, and, in the first six months of 1995, a loss of $3,632,800. Amati expects to continue to incur losses in future years. There can be no assurance that Amati will ever attain profitability. The report of Ernst & Young, Amati's independent auditors, issued in connection with the audit of the December 31, 1994 financial statements, contains an explanatory paragraph stating that Amati's recurring losses from operations raise substantial doubt about Amati's ability to continue as a going concern. See "Amati Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


    NEGATIVE EFFECT ON EARNINGS; DEVELOPMENT STAGE COMPANY. Amati is a development stage company, and the combined company is not expected to operate profitably in the foreseeable future. The Merger, which is expected to be completed in October 1995, will be accounted for as a purchase and will result in the immediate write-off of substantially all of the intangible assets acquired. Amati has not yet generated significant revenues. Any long-term viability, profitability and growth from Amati's technology will depend upon successful commercialization of products resulting from its research and product development activities. Extensive additional research and development will be required prior to commercialization of Amati products. There can be no assurance that the combined company will be able to develop commercially viable products from the Amati technology, generate significant revenues and/or achieve profitability.


    NEED FOR ADDITIONAL CAPITAL. Amati is a development stage company which to date has depended on outside funding, including development contract revenues, and which has actively been seeking additional capital to meet its current obligations and to provide for continued product development. Its markets are embryonic and continuing investment will be required to provide the opportunity to participate in the digital video access market, if it develops. In spring 1995, delays in product development and initial shipments of Amati's Overture 4 products resulted in a shortage of capital that caused Amati to further delay shipments of prototypes for field trials. Amati was also forced to defer the development of other prototype products. ICOT anticipates that the combined company's available cash reserves and funds from operations, collaborative research and development agreements, licensing agreements and investment income should be adequate to satisfy capital requirements of the combined company through the 1996 fiscal year under currently projected revenues and levels of spending. However, the combined company's future capital requirements will depend on many factors, including sales levels, progress in research and development programs, the establishment of collaborative agreements, and costs of manufacturing and commercialization activities. The combined company intends to seek a line of credit. It is likely that the combined company will seek additional funding through collaborative agreements or through public or private sales of its securities prior to the commercialization of the Amati products. There can be no assurance that a line of credit or additional funding will be available on acceptable terms, if at all. If adequate funds are not available, the combined company could be required to curtail significantly or defer, temporarily or permanently, one or more of its research and development programs or to obtain funds through arrangements that may require the combined company to relinquish certain technology or product rights.


    MARKET FOR AMATI ADSL PRODUCTS STILL UNDER DEVELOPMENT; PRINCIPAL ADSL MARKET OUTSIDE THE UNITED STATES. ADSL was developed to transmit digital video over copper wires. Although the current infrastructure in the local distribution networks of telephone companies is based on copper wire, there can be no assurance that telephone companies will pursue the deployment of ADSL systems to allow the transmission of digital video, data and voice or, if deployment occurs, as to the volume and timing of such deployment. Telephone companies are generally cautious in deploying new technologies. Significant deployment may be prevented or delayed by a number of factors, including cost, regulatory barriers, lack of programming content, lack of consumer demand and the availability of alternative technologies. Access systems with high performance broadband capability, such as Amati's ADSL system, would be attractive to telephone companies only to the extent that the telephone companies plan to offer video-on-demand services which utilize the full features of a high performance local distribution network. Substantial amounts of time, effort and money will be required to develop such programming content. There can be no assurance that sufficient programming content for video-on-demand services will be developed to justify deploying digital video transmission systems, or that programming content will be both attractive to consumers and offered at prices that will create a mass market. If such products are developed, and there is demand for them, there can be no assurance that telephone companies will select ADSL over competing technologies, such as fiber-to-the-curb, hybrid fiber-coaxial ("HFC"), and wireless communications. Fiber-to-the-curb, HFC and wireless systems have greater bandwidth than the ADSL products being developed by Amati. Because foreign telephone companies currently face less competition from cable companies than telephone companies face in the United States, Amati believes that its principal markets for ADSL will be outside the United States.

    PRICE COMPETITIVENESS OF ADSL PRODUCTS. Amati believes that in order to design and manufacture commercially acceptable products, cost improvements beyond those available with current technology will be necessary. The future success of the combined company will depend, in part, upon its ability to develop ADSL products that compete effectively on the basis of price and performance. Current prices are significantly higher than those that Amati believes would be necessary for mass deployment of ADSL products. There can be no assurance that the combined company will be successful in developing ADSL products that can be sold at prices low enough to be viable in the market.

    RAPID TECHNOLOGICAL CHANGE; COMPETITION. The combined company will be engaged in evolving fields in which technological developments are likely to continue at a rapid pace. Competition from existing companies, including major communications companies, is expected to increase. Most of the combined company's competitors are more established, benefit from greater market recognition and have greater financial, technical, production and marketing resources than the combined company. Some competitors are developing alternate access technologies, such as HFC, fiber-to-the-curb and wireless systems, that may prove technologically superior or more cost effective than Amati's technology. There can be no assurance that developments by others will not render the combined company's products or technologies obsolete or noncompetitive or that the combined company will be able to keep pace with new technological developments. Additionally, Amati is aware of other entities with development efforts underway with DMT technology for the ADSL marketplace. These include: ORCKIT Communications Ltd. ("ORCKIT"), Pairgain Technologies, Inc. ("Pairgain"), Aware Inc./Analog Devices Inc. ("Aware/Analog"), ECI Telecom Ltd. ("ECI"), LM Ericsson ("Ericsson"), and Alcatel Network Systems, Inc.
("Alcatel"). Further, other companies are addressing the ADSL market with alternate technologies. For example, AT&T has developed a carrierless AM/PM ("CAP") technology for ADSL transmission. Even though AT&T's technology was not selected as the ANSI standard, AT&T has greater resources than the combined company will have, has successfully competed against Amati for telephone company trials in the past, and is expected to continue to be a formidable competitor. Because Amati's DMT technology was selected as the ANSI standard for the ADSL specification, Amati is required to license its DMT technology for ADSL on a fair and reasonable basis to all third parties who request a license. Motorola Inc. ("Motorola") has taken a nonexclusive license to Amati's DMT technology for ADSL, and other companies may choose to do so. Licensees may become competitors of Amati. Further, Amati expects Motorola to use the Amati technology to develop and sell a custom single chip that complies with the ANSI standard for ADSL. Amati expects Motorola's customers to become competitors of Amati.

    COMPETITION FOR VDSL STANDARDS. Amati expects to apply its DMT technology to the development of Very High-Speed Digital Subscriber Lines ("VDSL") products for the transmission of digital video service in connection with a fiber-optic backbone to cover the distance from this platform or node to subscribers' homes over copper wire or coaxial cable. ANSI has not yet awarded the standard for VDSL technology, and the competition for the ANSI standard for VDSL is expected to be intense. AT&T, as well as other companies with greater resources than the combined company, are expected to compete for these standards. There is no assurance that the combined company's DMT technology will be successful in obtaining the ANSI VDSL standard.

    DEPENDENCE ON COMPLEMENTARY PRODUCTS. Widespread use of ADSL and VDSL products for digital video service will depend on the commercial availability of other products and components, including the video content, digital switches, video servers, encode/decode equipment, and set-top boxes in subscribers' homes. There can be no assurance that other suppliers will develop and market these complementary components effectively or that these components, when combined with the combined company's ADSL and VDSL products, will be a cost-effective means of transmitting video-on-demand or video dialtone.

    DEPENDENCE ON LARGE CUSTOMERS AND SYSTEMS INTEGRATORS. Amati typically expects to sell its products to large telecommunications service companies, such as AT&T, Northern Telecom Limited ("Northern Telecom"), Alcatel, Philips N.V. ("Philips"), Siemens AG ("Siemens"), NEC Corporation ("NEC"), Italtel S.p.A. ("Italtel"), Fujitsu Limited ("Fujitsu"), DSC Communications Corporation ("DSC"), Ericsson, Samsung Group ("Samsung") and Reliance Com/Tec Corporation ("Reliance Com/Tec"), which serve as integrators for the various component systems that make up a video-on-demand or multimedia system. These systems integrators in turn sell the systems to telephone companies for distribution to their subscribers. Amati is largely dependent on these systems integrators for the introduction of its products to field trials. There can be no assurance that systems integrators will select Amati products for field trials or, if they do initially select the Amati products, that they will continue to use the Amati products even if they successfully perform in the trials. In addition, telephone companies are generally reluctant to deploy new technologies available only from a single source, especially when the supplier is as relatively small as the combined company, and often require the availability of alternative sources before deploying a new technology. This reluctance may put the combined company at a competitive disadvantage relative to some of its competitors. Further, acceptance of the combined company's products by these customers may require the combined company to relinquish rights to its technology or products. There can be no assurance, however, that even if the combined company were to relinquish such rights to its technology or products, telephone companies would deploy the combined company's ADSL or VDSL products.

    ICOT CUSTOMER CONCENTRATION; RELIANCE ON SALES TO IBM. ICOT's marketing strategy has included the development of OEM relationships with several manufacturers, including International Business Machines Corporation ("IBM"). Sales to IBM accounted for approximately 83%, 62%, 65% and 81% of ICOT's net sales in fiscal 1992, 1993, 1994 and the nine months ended April 29, 1995, respectively. ICOT expects that IBM will continue to account for a significant portion of ICOT's future sales, although IBM is not obligated to purchase any specified amount of products or to provide ICOT with binding forecasts of product purchases for any period. Furthermore, since IBM considers product sales and market data confidential, ICOT has very little ability to forecast future demand. There can be no assurance that IBM will continue to distribute and support ICOT's products. ICOT's principal contract with IBM expires in December 1996. Further, IBM may terminate its agreements with ICOT upon 30 days' notice without a significant penalty. Upon termination of these agreements, ICOT has continuing obligations to provide certain products and technical support for a period of years, at a price then to be negotiated. Should IBM choose to promote products competitive with ICOT's product or terminate its relationship with ICOT, ICOT's business could be materially and adversely affected. Any development that would result in a substantial decrease or delay in sales to IBM, including actions by competitors or technological changes, could have a material adverse effect on the combined company's business and results of operations.

    DIFFICULTIES AND COSTS OF INTEGRATION. The anticipated benefits of the Merger will not be achieved unless ICOT and Amati are successfully combined in a smooth and timely manner. The transition to a combined company will require substantial attention from management. As a result of the Merger, the combined company expects to incur certain charges related to the integration of the businesses. The transaction costs of the Merger through the closing, including the fees of attorneys and accountants, are expected to be approximately $800,000.


    NEED TO HIRE AND RETAIN KEY PERSONNEL; MANAGEMENT STRUCTURE SUBJECT TO CHANGE. Both ICOT and Amati are dependent upon the efforts and abilities of a number of their current key personnel, including Amati's Vice President of Engineering and Chief Technical Officer, Dr. John M. Cioffi, a full-time tenured faculty member at Stanford University, who will serve as the chief technical officer of the combined company. The loss of the services of any of the combined company's key employees would have a material adverse effect on the combined company. The combined company's success will also depend in large part upon its ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel. The Amati Board is actively seeking a new Chief Executive Officer for the combined company. Following the Merger, the combined company will need to hire additional technical personnel in order to achieve commercialization of Amati's products. If the combined company is unable to hire the necessary personnel, the development of commercially viable products would likely be delayed or prevented. Competition for highly skilled technical, managerial, sales and marketing personnel is intense. There can be no assurance that the combined company will be successful in retaining its key personnel and in attracting and retaining the personnel it requires. Because Amati is a development stage company, and because the businesses of Amati and ICOT must be integrated after the Merger, the ultimate management structure of the combined company is subject to change.


    INTERNATIONAL BUSINESS. The combined company expects that sales outside of the United States will represent a significant portion of its future sales, especially of Amati's ADSL products. Operations outside of the United States are subject to various risks, including exposure to currency fluctuations, the imposition of governmental controls, the need to comply with a wide variety of foreign and United States export laws, political and economic instability, trade restrictions, changes in tariffs and taxes, and longer payment cycles typically associated with international sales. Although the combined company expects that its international sales activities for Amati products will primarily be handled by collaborative partners with their own established distribution networks, these overseas activities will be subject to the difficulties of managing overseas operations and representatives. In addition, although the combined company will endeavor to meet technical standards established by foreign standard setting organizations, there can be no assurance that the combined company will be able to meet these standards or to comply with changes in foreign standards in the future. The inability of the combined company to design products to comply with foreign standards or any significant or prolonged delay in the combined company's international sales could have a material adverse effect on the combined company's future business and results of operations.

    REGULATORY MATTERS. Telephone companies, which constitute the initial primary market for Amati's products, are subject to extensive regulation by both the federal and state governments in the United States and by foreign governments. Many of these regulations have the effect of limiting the economic incentive of telephone companies to deploy new technologies. Restrictions on telephone companies may materially and adversely affect the telephone companies' demand for the products of the combined company. Cable television companies, which may become a future market for the combined company, are also subject to extensive governmental regulations that may discourage them from deploying the combined company's products. There is legislation pending in Congress that would alter the regulations on telephone companies and cable companies in the United States, and there can be no assurance that such legislation will not adversely affect the commercialization of the combined company's products. In addition, both in the United States and abroad, rates for telecommunications services are governed by tariffs of licensed carriers that are subject to regulatory approval. These tariffs also could have a material and adverse effect on the demand for the combined company's products.

    DEPENDENCE ON SUPPLIERS AND THIRD-PARTY MANUFACTURERS. Certain key components in the combined company's products, such as integrated circuits, are currently available only from single sources. Neither ICOT nor Amati has long-term supply contracts with its sole source vendors and both purchase these components on a purchase order basis. In addition, certain components and subassemblies for the companies' products have long lead times. While the companies seek to accurately forecast their requirements, inaccuracies in their forecasts could result in shortages or oversupplies of these components. The inability to obtain sufficient quantities of sole source components or subassemblies as required, or to develop alternative sources as required in the future, or inaccuracies in forecasts for long lead time components or subassemblies could result in delays or reductions in product shipments or product redesigns which would materially and adversely affect the combined company's business, operating results and financial condition. In addition, increases in the prices of components for which the combined company does not have alternate sources could materially and adversely affect the combined company's operating results.

    The combined company intends to outsource its manufacturing operations to independent third party manufacturers. There are risks associated with the use of independent manufacturers, including unavailability of or delays in obtaining adequate supplies of products and reduced control of manufacturing quality and production costs. There can be no assurance that the combined company's third party manufacturers will provide adequate supplies of quality products on a timely basis. The inability to obtain such products on a timely basis would have a material adverse effect on the combined company's business, operating results and financial condition.

    DEPENDENCE ON PROPRIETARY TECHNOLOGY. The combined company's success and ability to compete will be dependent in part upon its proprietary technology. The combined company will rely on a combination of patents, copyrights, trade secrets and non-disclosure agreements to protect its proprietary technology. Amati currently owns or has exclusive rights under 4 United States patents and has applied for an additional 10 United States patents and the corresponding patent cooperation treaties applications ("PCTs") in certain foreign countries. There can be no assurance that patents will be issued with respect to pending or future patent applications or that any patents owned or licensed by Amati will be upheld as valid or will prevent the development of competitive products. ICOT and Amati generally enter into confidentiality and invention assignment agreements with their employees and consultants and limit access to the distribution of their software, documentation and other proprietary information. There can be no assurance that the steps taken by the companies in this regard will be adequate to prevent misappropriation of their technologies or that competitors will not independently develop technologies that are substantially equivalent or superior to the companies' technologies. In addition, the laws of some foreign countries do not protect the companies' proprietary rights to the same extent as do the laws of the United States. The companies are also subject to the risk of adverse claims and litigation alleging infringement of the intellectual property rights of others. There can be no assurance that third parties will not assert infringement claims in the future with respect to any current or future products or that any such claims will not require the companies to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. No assurance can be given that any necessary licenses will be available or that, if available, such licenses can be obtained on commercially reasonable terms.

    COMPETITION IN ICOT'S PC TO MAINFRAME CONNECTIVITY BUSINESS. The PC to Mainframe Connectivity market is highly competitive and is characterized by rapid advances in technology which frequently result in the introduction of new products with improved performance characteristics, thereby subjecting ICOT's products to the risk of technological obsolescence. ICOT's ability to compete is dependent on several factors, including: reliability, product performance, quality, features, distribution channels, name awareness, customer support, product development capabilities, and the ability to meet delivery schedules. ICOT competes, directly or indirectly, with a broad range of companies, many of whom have significantly greater financial and other resources. In addition, ICOT is only competing for a limited and declining segment of the PC-Connectivity market, which is itself declining and expected to continue to decline. ICOT expects revenues from its PC-Connectivity business to continue to decline.

    ICOT'S RSI LAWSUIT. ICOT is a defendant in a suit brought in November 1993 alleging repetitive stress injuries ("RSI") resulting from the use of ICOT's products and claiming $1 million in compensatory and $10 million in punitive damages. While ICOT believes that the claim is without merit and has tendered defense of the suit to its insurance carriers, there can be no assurance that the suit will not have a material adverse effect on the financial position or results of operations of the combined company.

    POSSIBLE VOLATILITY OF STOCK PRICES; SHARES ELIGIBLE FOR FUTURE SALE. The market price of ICOT Common Stock has been highly volatile, especially during the past two quarters. See "Price Range of Common Stock." Upon completion of the Merger, the market price is likely to continue to be volatile. As a result of this transaction, ICOT will issue or reserve for issuance a total of 8,405,335 additional shares of ICOT Common Stock. Persons who are affiliates of Amati and are presently holders of approximately 544,083 shares of the 865,083 outstanding shares of Amati Voting Stock have agreed that they will not sell or otherwise transfer any ICOT Common Stock received by them in the Merger within 90 days of the Effective Time, and thereafter, without the written consent of ICOT, that they will not sell or otherwise transfer more than 25% of such ICOT Common Stock within one year of the Effective Time; and Dr. Cioffi, who presently holds 200,000 shares of Amati Common Stock and Amati Options to purchase 150,000 shares of Amati Common Stock, has agreed, without the written consent of ICOT, not to sell or otherwise transfer more than 25% of his ICOT common stock equivalents within one year of the Effective Time or more than 50% of his ICOT common stock equivalents within two years of the Effective Time. In addition, such shares will be subject to resale restrictions imposed by Rule 145. See "Terms of the Merger -- Affiliates' Restrictions on Sale of Stock." Additionally, based on the trading history of its stock, ICOT believes factors such as announcements of new products by ICOT or its competitors, sales of stock into the market by existing holders, quarterly fluctuations in ICOT's financial results and general conditions in the communications market have caused and are likely to continue to cause the market price of the ICOT Common Stock to fluctuate substantially. In addition, technology company stocks have experienced extreme price and volume fluctuations that often have been unrelated to the operating performance of such companies. Because the market price of ICOT Common Stock is subject to fluctuation, the market value of the shares of ICOT Common Stock that the Amati shareholders will receive in the Merger may increase or decrease prior to the Merger.


    SHARE OWNERSHIP OF ICOT BY AMATI SHAREHOLDERS. Upon the closing of the Merger, the former security holders of Amati as a group will beneficially own approximately 35% of the outstanding ICOT common stock equivalents (including all options and warrants). John M. Cioffi will own approximately 8.6% of the outstanding ICOT common stock equivalents (including all options and warrants) and will be the largest stockholder of ICOT. See "Information Concerning Amati -- Principal Shareholders." After the Merger, Dr. Cioffi will be granted Performance Options exercisable (subject to vesting) for an additional 808,205 shares of ICOT Common Stock. See "Terms of the Merger -- Performance Options." Accordingly, the former shareholders of Amati as a group, and Dr. Cioffi in particular, will be in a position to have a significant influence on corporate matters which require the vote of ICOT stockholders. Because ICOT's Certificate of Incorporation provides for cumulative voting in the election of directors, the former Amati shareholders, assuming all 6,788,924 shares of ICOT Common Stock are issued and outstanding and still held by these persons, will have the ability to elect two directors. See "Description of ICOT Capital Stock -- Comparison of the Rights of Holders of ICOT and Amati Stock -- Cumulative Voting."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following selected historical statements of operations data set forth below of Amati for each of the three years in the period ended December 31, 1994, and the balance sheet data at December 31, 1993 and 1994 have been derived from, and are qualified by reference to, the financial statements of Amati, which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere in this Prospectus/Proxy Statement. The Amati selected historical statements of operations data for the period from inception (December 31, 1991) to June 30, 1995, and for the six months ended June 30, 1994 and 1995, and the selected historical balance sheet data of Amati as of June 30, 1995, are derived from unaudited financial statements which have been prepared on the same basis as the audited financial statements and, in the opinion of Amati's managment, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation thereof. Operating results for the interim period are not necessarily indicative of the results of Amati that may be expected for the entire year ended December 31, 1995. The selected historical consolidated statements of operations data set forth below for ICOT for each of the three years in the period ended July 30, 1994, and the historical consolidated balance sheet data of ICOT at July 31, 1993 and July 30, 1994, have been derived from, and are qualified by reference to, the consolidated financial statements of ICOT, audited by Arthur Andersen LLP, independent public accountants, and included elsewhere in this Prospectus/Proxy Statement. The ICOT selected historical consolidated statements of operations data for the years ended July 28, 1990 and July 27, 1991 and the selected historical consolidated balance sheet data of ICOT at July 28, 1990, July 27, 1991 and July 25, 1992 are derived from audited financial statements not included herein. The ICOT selected historical consolidated statements of operations data for the nine months ended April 30, 1994 and April 29, 1995, and the selected historical balance sheet data of ICOT at April 29, 1995, are derived from unaudited financial statements which have been prepared on the same basis as the audited financial statements and, in the opinion of ICOT, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation thereof. Operating results for the interim period are not necessarily indicative of the results of ICOT that may be expected for the entire year ended July 29, 1995. The selected pro forma combined financial data of Amati and ICOT are derived from the unaudited pro forma combined condensed financial statements included elsewhere herein and should be read in conjunction with such pro forma statements and notes thereto. For pro forma purposes, ICOT's consolidated statements of operations for the fiscal year ended July 30, 1994 and the nine months ended April 29, 1995 have been combined with the statements of operations of Amati for the comparable twelve month and nine month periods, respectively. In addition, ICOT's consolidated balance sheet as of April 29, 1995 has been combined with Amati's balance sheet as of June 30, 1995. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position.

                       SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
ICOT CORPORATION

                                                               YEARS ENDED                          NINE MONTHS ENDED
                                          -----------------------------------------------------  ------------------------
                                          JULY 28,   JULY 27,   JULY 25,   JULY 31,   JULY 30,    APRIL 30,    APRIL 29,
                                            1990       1991       1992       1993       1994        1994         1995
                                          ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                                                                       (UNAUDITED)
Historical Consolidated Statements of
 Operations Data:
  Net sales.............................  $  14,344  $  15,630  $  26,324  $  12,307  $   8,236   $   5,837    $   8,737
  Gross margin..........................  $   6,304  $   7,197  $  13,653  $   4,685  $   3,808   $   2,878    $   3,676
  Income (loss) from operations.........  $  (1,707) $  (4,722) $   2,931  $  (6,221) $     318   $     192    $     820
  Net income (loss).....................  $    (698) $    (660) $   3,133  $  (5,963) $     503   $     326    $     960
  Net income (loss) per share...........  $    (.05) $    (.05) $     .23  $    (.46) $     .04   $     .03    $     .08
  Weighted average common and common
   equivalent shares outstanding........     12,725     12,750     13,471     12,897     12,319      12,428       11,595


                                          JULY 28,   JULY 27,   JULY 25,   JULY 31,   JULY 30,
                                            1990       1991       1992       1993       1994
                                          ---------  ---------  ---------  ---------  ---------
                                                                                                               APRIL 29,
                                                                                                                 1995
                                                                                                              -----------
                                                                                                              (UNAUDITED)
Historical Consolidated Balance Sheet
 Data:
  Working capital.......................  $   5,082  $  12,237  $  13,653  $   8,590  $   7,292                $   8,272
  Total assets..........................     17,612     18,997     21,101     12,936     11,391                   10,730
  Long-term debt, excluding current
   portion..............................        849      2,132      1,566      1,099        428                      295
  Total stockholders' equity............     12,777     12,117     15,493      9,239      8,792                    9,191

AMATI COMMUNICATIONS CORPORATION
(A DEVELOPMENT STAGE COMPANY)


                                                                                                 SIX MONTHS ENDED
                                           YEARS ENDED DECEMBER 31                             --------------------
                                       -------------------------------                         JUNE 30,   JUNE 30,
                                         1992       1993       1994                              1994       1995
                                       ---------  ---------  ---------                         ---------  ---------
                                                                        PERIOD FROM INCEPTION
                                                                         (DECEMBER 31, 1991)
                                                                                 TO
                                                                            JUNE 30, 1995
                                                                        ---------------------
                                                                             (UNAUDITED)           (UNAUDITED)
Historical Statements of Operations
 Data:
  Total Revenues.....................  $   1,825  $   4,285  $   4,861        $  11,119        $   4,283  $     148
  Gross profit.......................      1,136      2,143      2,538            5,966            2,507        148
  Operating (loss) income............       (455)      (964)      (736)          (5,674)           1,323     (3,518)
  Net (loss) income..................       (466)      (989)      (865)          (5,953)           1,313     (3,633)
  Net (loss) income per share........      (1.95)     (3.20)     (2.01)          (16.46)            2.67      (7.20)
  Weighted number of common shares
   and common share equivalents......        238        309        430              362              492        504



                                                    DECEMBER 31
                                          -------------------------------
                                            1992       1993       1994
                                          ---------  ---------  ---------                                     JUNE 30,
                                                                                                                1995
                                                                                                             -----------
                                                                                                             (UNAUDITED)
Historical Balance Sheet Data:
Working capital.........................  $    (636) $  (1,564) $  (2,598)                                    $  (5,567)
Total assets............................        409      1,419        818                                           304
Total shareholders' deficit.............       (463)    (1,444)    (2,281)                                       (5,331)

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                YEAR ENDED
                                                                                 JULY 30,      NINE MONTHS ENDED
                                                                                 1994 (1)      APRIL 29, 1995 (1)
                                                                              ---------------  ------------------
Pro forma combined statements of operations data: (2)
  Net sales.................................................................    $    14,588        $    9,454
  Loss from operations......................................................         (1,374)           (3,246)
  Net loss..................................................................         (1,380)           (3,303)
  Net loss per share........................................................           (.09)             (.21)


                                                                                               APRIL 29, 1995 (1)
                                                                                               ------------------
Pro forma combined balance sheets data: (2)
  Working capital...........................................................                       $      435
  Total assets..............................................................                            6,779
  Long-term debt, excluding current portion.................................                              295
  Shareholders' equity......................................................                            1,577

------------------------

(1) The unaudited pro forma combined statements of operations data give effect to the Merger as if it occurred on August 1, 1993, and the pro forma combined balance sheet data gives effect to the Merger as if it occurred on April 29, 1995. The Merger, which is expected to be completed in October 1995, will be accounted for as a purchase and will result in the immediate write-off of approximately $33.4 million of research and development in process. The pro forma combined statements of operations do not include the effect of the write-off of research and development in process as it is a non-recurring charge directly attributable to the Merger. See "ICOT Manage-ment's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 of Notes to Pro Forma Combined Condensed Financial Statements.

(2) The unaudited pro forma combined statements of operations do not reflect the estimated merger costs of $800,000, but the effect of these estimated costs is included in the pro forma combined balance sheet data as of April 29, 1995. See further discussion at Note 1 of Notes to Pro Forma Combined Condensed Financial Statements.

                           COMPARATIVE PER SHARE DATA


    The following tabulation reflects: (a) the historical net income per share of ICOT Common Stock in comparison with the pro forma combined unaudited net loss per share after giving effect to the proposed Merger on a "purchase" accounting method with Amati; and (b) the historical net loss per share of Amati Common Stock in comparison with the pro forma unaudited net loss attributable to the assumed Applicable Ratio of 4.6126 per share of ICOT Common Stock which will be received for each share of Amati Voting Stock. The information presented in this tabulation should be read in conjunction with the pro forma combined condensed financial statements and the separate financial statements of the respective companies and the notes thereto appearing elsewhere herein. The unaudited pro forma combined condensed financial data are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as representative of future operations. Neither ICOT nor Amati has ever declared or paid cash dividends on its shares of capital stock. The combined company does not expect to pay dividends for the foreseeable future.


                                                                             YEAR ENDED JULY    NINE MONTHS ENDED
                                                                                30, 1994         APRIL 29, 1995
                                                                            -----------------  -------------------
Historical -- ICOT
  Net income per share....................................................      $     .04           $     .08
  Book value per share (1)................................................      $     .74           $     .80


                                                                               YEAR ENDED       SIX MONTHS ENDED
                                                                            DECEMBER 31, 1994     JUNE 30, 1995
                                                                            -----------------  -------------------
Historical -- Amati
  Net loss per share......................................................      $   (2.01)          $   (7.20)
  Book value per share (1)................................................      $   (4.72)          $   (9.87)

                                                                               YEAR ENDED       NINE MONTHS ENDED
                                                                              JULY 30, 1994      APRIL 29, 1995
                                                                            -----------------  -------------------
Pro Forma Combined
  Net loss per share (2)..................................................      $    (.08)          $    (.21)
  Book value per share (1)................................................         N/A         $           .10


------------------------

(1) Historical book value per share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the period. Pro forma book value per share is computed by dividing pro forma combined stockholders' equity by the pro forma number of shares of ICOT Common Stock.


(2) The calculation of weighted average common shares outstanding used in the computation of pro forma combined net loss per share assumes an exchange ratio of 4.6126 shares of ICOT Common Stock for each share of Amati Common Stock and 4.6126 shares of ICOT Common Stock for each share of Amati Series A Preferred Stock and includes approximately 497,000 shares issuable to the holders of the Outstanding Amati Notes, assuming the holders exercise their Amati Warrants prior to the Closing. Common equivalent shares consisting of shares issuable upon the exercise of stock options and warrants have been excluded from the calculation of weighted average common shares as their effect would be anti-dilutive.

                          PRICE RANGE OF COMMON STOCK

    ICOT Common Stock, $.20 par value, is currently traded on the Nasdaq National Market ("NNM") under the symbol "ICOT." If ICOT's stockholders approve the amendment to the Certificate of Incorporation to change the name of the corporation to "Amati Communications Corporation," the NNM trading symbol will become AMTX.


    As of September 29, 1995, the number of stockholders of record of ICOT's Common Stock was approximately 1,751.


    The high and low closing sales prices as reported on the NNM during the periods indicated are set forth below:

FISCAL 1996                                                            LOW       HIGH
------------------------------------------------------------------  ---------  ---------
First Quarter (through October 13, 1995)..........................  $    2.50  $    6.56


FISCAL 1995                                                            LOW       HIGH
------------------------------------------------------------------  ---------  ---------
First Quarter.....................................................  $    0.88  $    1.25
Second Quarter....................................................       0.63       1.06
Third Quarter.....................................................       0.69       1.56
Fourth Quarter....................................................       1.13       3.38

FISCAL 1994                                                            LOW       HIGH
------------------------------------------------------------------  ---------  ---------
First Quarter.....................................................  $    0.94  $    1.38
Second Quarter....................................................       1.06       1.50
Third Quarter.....................................................       1.13       2.13
Fourth Quarter....................................................       0.75       1.38

FISCAL 1993                                                            LOW       HIGH
------------------------------------------------------------------  ---------  ---------
First Quarter.....................................................  $    0.94  $    2.88
Second Quarter....................................................       0.94       2.13
Third Quarter.....................................................       0.91       1.63
Fourth Quarter....................................................       1.00       1.63



    On March 20, 1995, the last trading day prior to the first public announcement by ICOT and Amati concerning the proposed merger, the closing price of the ICOT Common Stock reported on the NNM was $1.31 per share. On October 13, 1995, the closing price of ICOT Common Stock as reported on the NNM was $4.8125 per share.


    There is no public market for the Amati Voting Stock. As of August 30, 1995, there were 16 stockholders of record of Amati Voting Stock.

    Amati has never paid cash dividends on its Common Stock or Series A Preferred Stock. ICOT has not paid cash dividends on its Common Stock. Following the Merger, ICOT does not plan to pay dividends on its Common Stock in the foreseeable future.

                                  INTRODUCTION


    This Prospectus/Proxy Statement is furnished in connection with the solicitation by ICOT and Amati of proxies to be voted at the ICOT Meeting, which will be held on November 20, 1995 and the Amati Meeting, which will be held on October 27, 1995.


    The principal purpose of the Meetings is to consider and vote upon a proposal to approve the Merger Agreement among ICOT, Amati and IAAC. At the ICOT Meeting, ICOT stockholders of record also will be asked to approve amendments to ICOT's Certificate of Incorporation to change the name of the corporation to "Amati Communications Corporation" and to increase the authorized number of shares of Common Stock from 20,000,000 to 45,000,000, and amendments to the ICOT 1990 Stock Option Plan to increase the number of shares available thereunder by 2,600,000 shares and to limit the number of shares that may be granted to any participant in any one-year period to 1,000,000 shares. See "Information Concerning ICOT -- Additional Matters for Consideration of ICOT Stockholders." The stockholders of ICOT and the shareholders of Amati may also be asked at their respective Meetings to transact such other business as may properly come before the meeting or any adjournments thereof.


    Pursuant to  the  Merger Agreement,  Amati  will  be merged  into  IAAC.  On consummation of the Merger, each outstanding share of Amati Common Stock and Series A Preferred Stock (other than shares, if any, as to which dissenters' rights have been exercised pursuant to California law) will be converted into shares of ICOT Common Stock equal to the Applicable Ratio. ICOT will also assume the Amati Options and issue Substitute Warrants for the outstanding Amati Warrants, all on the basis of the Applicable Ratio. Assuming that the Adjustment Condition is satisfied, ICOT will issue or reserve for issuance to the holders of Amati Common Stock, Amati Series A Preferred Stock, Amati options and Amati warrants a total of 6,788,924 shares of ICOT Common Stock, and, after the Merger, on a fully-diluted basis, former Amati securities holders will hold 35% of the total outstanding common stock equivalents of ICOT and former ICOT securities holders will hold 65% of the outstanding common stock equivalents of ICOT. If the Adjustment Condition is unsatisfied, the aggregate number of shares of ICOT Common Stock to be issued or reserved for issuance in the Merger could be reduced by up to 228,493 shares. See "Terms of the Merger -- Manner and Basis of Converting Shares," "Terms of the Merger -- Applicable Ratio and Adjustments to Applicable Ratio," "Terms of the Merger -- Adjustment Condition," "Terms of the Merger -- Offer to Note Holders," "Terms of the Merger -- Amati Stock
Options" and "Terms of the Merger -- Substitution of Warrants." In addition, following the Merger, ICOT will issue options (the "Performance Options") to purchase 1,616,411 shares of ICOT Common Stock to key employees of Amati. See "Terms of the Merger -- Performance Options." 1,050,000 shares of ICOT Common Stock to be issued in the Merger, allocated pro rata from the shares to be issued to each holder of Amati Voting Stock (including holders of Amati Warrants or Amati Options who exercise prior to or as of the Closing), will be delivered to an escrow to secure the indemnification obligations of Amati shareholders under the Agreement of Reorganization. Assuming an Applicable Ratio of 4.6126 and that no Amati Options or Amati Warrants are exercised prior to the Closing other than the Amati Warrants held by holders of the Outstanding Amati Notes, 23.4% of the shares of ICOT Common issued in the Merger will be held in the escrow. See "Terms of the Merger -- Escrow of Shares," and "Terms of the Merger -- Exchange of Certificates." Holders of Amati Voting Stock who do not vote their shares in favor of the Merger Agreement may, under certain circumstances and by following prescribed statutory procedures, have the right to require such shares to be purchased for cash. See "Terms of the Merger -- Dissenters' Rights."


    THE BOARD OF DIRECTORS OF EACH COMPANY HAS UNANIMOUSLY CONCLUDED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO AND IN THE BEST INTERESTS OF SUCH COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS OF EACH COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF SUCH COMPANY VOTE IN FAVOR OF THE MERGER AGREEMENT.

    The principal executive offices of ICOT are located at 3801 Zanker Road, San Jose, California 95150, and its telephone number at that address is (408) 433-3300. The principal executive offices of Amati are located at 1975 El Camino Real West, Mountain View, California 94040, and its telephone number at that address is (415) 903-2350.


    This Prospectus/Proxy Statement is being mailed to stockholders of ICOT and Amati on or about October 16, 1995.


                               VOTING AND PROXIES

DATE, TIME AND PLACE OF MEETINGS


    The ICOT Meeting will be held at ICOT's principal executive offices, 3801 Zanker Road, San Jose, California on November 20, 1995 at 1:30 p.m., local time.



    The Amati Meeting will be held at Amati's principal executive offices, 1975 El Camino Real West, Mountain View, California, on October 27, 1995, at 10:00 a.m., local time.


RECORD DATE AND OUTSTANDING SHARES

    ICOT


    Stockholders of record of ICOT Common Stock at the close of business on September 29, 1995 (the "ICOT Record Date") are entitled to notice of and to vote at the ICOT Meeting. At the ICOT Record Date, approximately 1,751 ICOT stockholders were holders of record and 12,064,602 shares of ICOT Common Stock were issued and outstanding. Except for stockholders identified under "Information Concerning ICOT -- Security Ownership of Certain Beneficial Owners and Management," there were no persons known to the management of ICOT to be the beneficial owners of more than 5% of the outstanding ICOT Common Stock.


    AMATI

    Shareholders of record of Amati Stock at the close of business on August 30, 1995 (the "Amati Record Date") are entitled to notice of and to vote at the Amati Meeting. At the Amati Record Date, there were 16 Amati shareholders of record, and approximately 540,083 shares of Amati Common Stock and 325,000 shares of Amati Series A Preferred Stock (convertible into a total of 325,000 shares of Common Stock for a total of 865,083 shares of Amati Voting Stock)
issued and outstanding. Except for the shareholders identified under "Information Concerning Amati -- Principal Shareholders," there were no persons known to the management of Amati to be the beneficial owners of more than 5% of the outstanding Amati Voting Stock.

VOTING OF PROXIES

    All properly executed proxies that are not revoked will be voted at the Meetings in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of proxy will be voted for approval of the Merger Agreement in accordance with the recommendation of the Boards of Directors of ICOT and Amati and, in case of ICOT, for approval of the other proposals described under the captions
"Additional Matters for Consideration of ICOT Stockholders." If any other matters are properly brought before the Meetings and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies. Any stockholder signing a proxy has the power to revoke it prior to the respective Meeting or at the respective Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a subsequent proxy that is signed by the stockholder and presented at the Meeting or by attendance at the Meeting and casting a vote.

VOTE REQUIRED

    Under Delaware law, approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote of ICOT Common Stock. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote of ICOT Common Stock will also be required to approve the additional matters submitted for consideration of the ICOT stockholders, including increasing the authorized number of ICOT Common Stock, which is required to effect the Merger. See "Additional Matters for Consideration of ICOT Stockholders." Under California law, approval of the Merger requires the affirmative vote of the holders of the majority of the outstanding shares of Amati Common Stock and of the Amati Series A Preferred Stock, voting as separate classes. Directors beneficially owning, as of September 29, 1995, 621,600 shares of ICOT Common Stock, or 5.15% of the issued and outstanding shares, have agreed to vote in favor of the Merger. Directors and affiliates beneficially owning, as of August 30, 1995, 494,083 shares or 91.5% of the issued and outstanding shares of Amati Common Stock and 250,000 shares or 76.9% of the issued and outstanding shares of Amati Series A Preferred Stock have granted ICOT irrevocable proxies. See "The Merger and Related Transactions -- Voting Agreements" and "The Merger and Related Transactions -- Irrevocable Proxies." Consummation of the Merger is subject to approval of the ICOT stockholders and the Amati shareholders and of a number of other conditions. See "Terms of the Merger -- Conditions to the Merger."


    Approval of other matters at the ICOT Meeting will require approvals as described under the heading "Additional Matters for Consideration of ICOT Stockholders."

SOLICITATION OF PROXIES AND EXPENSES

    Each of ICOT and Amati will bear the cost of the solicitation of proxies from its respective stockholders. In addition to solicitation by mail, the directors, officers and employees of ICOT and Amati may solicit proxies from stockholders by telephone, telegram, letter or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by ICOT's stockholders, and ICOT will reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. ICOT may engage a proxy solicitation firm to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. ICOT will bear the entire cost of the fee payable to any such proxy solicitation firm.

                      THE MERGER AND RELATED TRANSACTIONS

BACKGROUND TO THE MERGER

    Over the period from July to September 1994, ICOT's management conducted a series of planning sessions to address the future direction of the company. The ICOT Board evaluated the alternatives of in-house development versus acquiring technology through a merger and decided to search for a merger candidate that had leading-edge technology. From July 1994 through January 1995, ICOT undertook such a search. During the same time, Amati was seeking financing through a private investment and not a merger.

    In January 1995, ICOT approached Amati to open discussions with Amati to determine if Amati would qualify as a merger candidate. Although Amati was relatively far along with discussions with several venture capital groups, the proposed financing plans from venture capital sources suggested a basic recapitalization of Amati and included substantial dilution to the existing Amati shareholders. Thus Amati felt it would be appropriate to consider alternatives and entered into discussions with ICOT.

    A series of discussions ensued between the companies. By mid-February, the parties had agreed on several key points. First, the parties agreed that the VLSI chip products (engines) being developed by Amati could be utilized in conjunction with data communication products developed by ICOT, and that this could enhance and expand the market potential for products from both organizations. Second, ICOT and Amati agreed that there were significant potential savings in combining their engineering services, manufacturing, finance, and human resources functions. Third, the two companies decided to explore potential business arrangements, including a possible business combination, and agreed to execute more detailed management due diligence investigations. Finally, ICOT and Amati agreed that if a reasonable evaluation range could be established, the management teams would report the results back to their respective boards for consideration. Over the next two weeks, the parties held joint management meetings to discuss sales, engineering and finance functions of both companies and to explore the potential synergies and the other benefits of a business combination. During that time, the parties also began conducting their respective due diligence investigations.

    In early March, the companies discussed a proposed ownership split providing for ICOT security holders to retain approximately 55% of the combined company and Amati security holders to receive approximately 45% of the combined company. On March 20, 1995, Amati and ICOT executed a non-binding letter of intent evidencing their intention to negotiate a definitive agreement providing for that ownership split. The letter of intent was subject to a number of conditions, including completion of detailed legal and financial due diligence by each company and their advisors. On March 21, 1995, Amati and ICOT made a public announcement of the letter of intent.

    Both companies continued their financial and operational due diligence and also conducted detailed legal due diligence. The two companies executed an Agreement and Plan of Reorganization and Merger on May 15, 1995 (the "Earlier Agreement"). A public announcement of the execution of the Earlier Agreement was made on May 16, 1995.

    On June 7, 1995, Amati informed ICOT of developments that would negatively affect Amati's operating cash by approximately $1,000,000 for the remainder of 1995 and that a lack of capital was causing Amati to delay shipments and miss commitments with its key customers. During June and July, the companies discussed conditions whereby ICOT would be willing to advance additional funds to Amati prior to a merger and negotiated changes to the ownership split. During that period, ICOT also conducted additional financial and operational due diligence on Amati. In early August, ICOT agreed to lend Amati up to $1,600,000 in additional funds, contingent upon ICOT's gaining control of the Amati Board and ICOT's receiving irrevocable proxies from certain Amati affiliates. The companies also agreed to revised terms for the Merger which provide for Amati securities holders to receive approximately 35% of the combined company in the Merger and key Amati employees to receive options after the Merger for an additional 1,616,411 shares of ICOT Common Stock. A restated and amended Agreement of Reorganization, incorporating these new terms, was executed by the parties on August 4, 1995. A public announcement of the new Agreement was made on August 7, 1995.

REASONS FOR THE MERGER

    The ICOT and Amati Boards believe that the following benefits are reasons for ICOT stockholders and the Amati shareholders to vote FOR approval and adoption of the Merger Agreement and approval of the Merger.

    - The  product development  efforts of Amati  and ICOT  are synergistic. The
      Amati development effort  has been focused  on transceivers utilizing  its
      DMT technology. Amati must have the capability to interface its transmission products to various networks and to provide development services in such areas as backplane design, network management interfaces and other mechanical design activities. ICOT engineers apply transmission technology in networking system level products. The combined technical resources of the combined company should provide an efficient capability to enter the market with system level products.

    - There is an opportunity to benefit from the economies of scale afforded by the Merger. Financial benefits will be derived from reducing expenses resulting from the combination of operational functions such as manufacturing management, engineering services, finance, and human resources.

    The ICOT Board believes that the following benefits are additional reasons for ICOT stockholders to vote FOR approval and adoption of the Merger Agreement and approval of the Merger.

    - The ICOT Board desired to obtain new technology for business growth and to lessen dependence on IBM. The ICOT Board considered the alternatives for obtaining new technology, evaluating in-house development versus acquiring technology through a merger. The Board believes that the merger with Amati provides ICOT with a better opportunity than in-house development would provide to work with a leading-edge technology and to develop and bring to market new products in an emerging marketplace.

    - The Merger provides ICOT with access to Amati's emerging DMT technology. Amati's DMT technology was selected as the ANSI standard, and as a result is recognized as the United States standard, for ADSL. ICOT considered this a very important achievement for Amati's DMT technology and also considered Motorola's contract with Amati to be an endorsement of Amati's DMT technology.

    - ICOT management views the Merger as a long-term opportunity to increase company revenues by providing products for the evolving multimedia market.

    - The  Merger  will   enable  ICOT  stockholders   to  participate  in   the
      opportunities for growth of the combined company after the Merger.


    Prior to June 7, 1995 the ICOT Board concluded that the Merger as then proposed was fair to the ICOT stockholders because, although not quantifiable, the benefits to ICOT stockholders noted above would significantly add to the value of ICOT by enhancing its future prospects, notwithstanding the risks associated with the Merger. This conclusion was based on the information about Amati obtained in due diligence, the Board's business judgment. The ICOT Board did not perform quantitative analysis because the Board believed that such analysis would not be reliable or meaningful for a development stage company in an emerging market. The ICOT Board did not believe that a cap on the number of shares of ICOT Common to be issued in the Merger was appropriate because it believed that any increase in the value of ICOT Common after announcement of the Merger would be due either to general increases in the stock market or to the market's assessment of the value of the Merger to ICOT. After Amati informed ICOT of negative developments on June 7, 1995, the ICOT Board concluded that the adjusted terms negotiated with Amati were fair to the ICOT stockholders based on the factors noted above in light of the new information.


    The Amati Board believes that the following benefits are additional reasons for Amati shareholders to vote FOR approval and adoption of the Merger Agreement and approval of the Merger.

    - Amati is a development stage company which to date has depended on outside funding, including development contract revenues, and which has actively been seeking additional capital to meet its current obligations and to provide for continued product development. Its markets are embryonic and continuing investment will be required to provide the opportunity to participate in the digital video access market, if it develops. ICOT brings cash for immediate investment in Amati's operations and through its access to public markets gives the combined company more alternatives for raising capital in the future than Amati would have as a private company. Amati had been seeking financing through traditional venture capital sources. The Merger provides short-term financing with less dilution to the present shareholders of Amati. By obtaining 35% of the combined company on a common equivalent basis, Amati security holders will retain a long-term opportunity to benefit from future development of Amati's technology and commercialization of its products.

    - The Merger provides an opportunity for Amati security holders to achieve liquidity over time.

    - ICOT brings a developed infrastructure in the areas of manufacturing, engineering services and finance.

    - The proposed management structure of the combined company will give former Amati officers and directors a fair opportunity to assist in the management of the combined company.

    - Key Amati employees will receive options for 1,616,411 shares of ICOT Common Stock.

    - The Merger will be a tax free transaction for Amati shareholders.

    The Amati Board considered the above factors in light of its knowledge of the business of Amati and the information regarding ICOT presented by Amati's management. In applying its business judgment, the Amati Board did not assign a relative weight to any of the factors considered or apply a quantitative analysis to such factors. However the Amati Board did place an emphasis on the value of the ICOT stock to be received by the Amati shareholders, making the Applicable Ratio fair to the Amati shareholders from a financial point of view. The value of such stock at the time of signing the letter of intent exceeded valuations placed on Amati by venture capital investors in negotiations taking place just prior to Amati's negotiations with ICOT. The Amati Board believed that ICOT's stock, which had been trading at or around $1.00 per shares as the two companies considered merging, had good potential for appreciation following the merger of the two companies. In June 1995, when the two companies amended the Earlier Agreement and reduced the percentage of the combined company to be held by former Amati equity holders from 45% to 35%, the Amati Board continued to believe the proposed merger was fair to the shareholders of Amati. At the time of such amendment, the price of ICOT's stock had risen to more than $3.00, substantially increasing the value of the ICOT stock to be received by Amati shareholders at the revised Applicable Ratio.


BUSINESS AFTER THE MERGER


    After the Merger, the combined company will continue to market ICOT's products, primarily to the OEM market. The combined company intends to focus primarily on the development of Amati's DMT technology to provide high speed digital video, voice and data transmission over copper and cable media.



    The development plan for commercializing Amati's DMT technology has several steps, beginning with two prototype products for the ADSL market, Overture 4 and Overture 8. Amati began shipping Overture 4 for beta testing in summer 1995. First customer shipments of Overture 8 for field trial are scheduled for fiscal 1996. These prototypes will incorporate custom semiconductors designed by the combined company's microelectronics group and will not be suitable for mass market deployment. Amati currently plans to introduce a version of Overture 8 with a custom chip suitable for mass market deployment in 1997. Amati's first VDSL product, Piccolo, is not expected to be available for mass market deployment until late 1997 at the earliest. These statements are forward looking statements, and actual development may vary substantially from this plan. See "Information Concerning Amati -- Products and Markets" and the "Risk Factors" referred to in that Section.


MANAGEMENT AFTER THE MERGER

    DIRECTORS

    Following the Merger, the Board of Directors of the combined company will consist of Arnold N. Silverman, Aamer Latif and Donald L. Lucas, each of whom is presently a director of ICOT and, since August 4, 1995, also of Amati, and James
F. Gibbons and John M. Cioffi, each of whom is presently a director of Amati. All such directors will serve until their successors have been duly elected and qualified or otherwise as provided by law. If the Merger is approved, it is expected that the ICOT Board will increase the size of the Board to five members, William D. Witter will resign from the Board, and ICOT will appoint Dr. Gibbons and Dr. Cioffi to fill the vacancies. As a result of this process, a vote in favor of the Merger will, in effect, be a vote in favor of electing Dr. Gibbons and Dr. Cioffi as directors of ICOT. See "Information Concerning ICOT -- Executive Officers and Directors" and "Information Concerning Amati -- Executive Officers and Directors."

    OFFICERS


    The Amati Board is actively seeking a new Chief Executive Officer for the combined company. Mr. Latif will serve as acting President, Chief Executive Officer and Chief Financial Officer, unless a new Chief Executive Officer is appointed prior to the Effective Date of the Merger. In addition, Dr. Cioffi will be appointed Vice President of Engineering and Chief Technical Officer and Joseph H. Grady, Vice President of Worldwide Sales, and Terry Medel will serve as Treasurer, Secretary and Controller of the combined company. The Amati Board is seeking additional executive officers with relevant industry experience, and the combined company may appoint additional executive officers after the Merger. Because Amati is a development stage company, and because the businesses of Amati and ICOT must be integrated after the Merger, the ultimate management structure of the combined company is subject to change. Dr. Cioffi has entered into an employment agreement with Amati which will be assumed by the combined company. See "Information Concerning ICOT -- Executive Officers and Directors" and "Information Concerning Amati -- Executive Officers and Directors."

VOTING AGREEMENTS

    In connection with the execution of the Merger Agreement, each of the directors of ICOT has agreed to vote all shares of ICOT Common Stock held by him in favor of the Merger Agreement and the Merger. Such agreement is not intended to prohibit any stockholder who is also a director of ICOT from acting in accordance with the stockholder's respective fiduciary duty as a director of ICOT.

IRREVOCABLE PROXIES


    In consideration of the continuation of existing loans and the providing of an additional loan to Amati, ICOT has received Irrevocable Proxies from the following affiliates of Amati: James F. Gibbons, John M. Cioffi, James F. Ottinger, Ronald K. Maxwell, Stanford University and University Ventures II. The Irrevocable Proxies appoint ICOT, as proxyholder, to attend and vote all shares of Amati capital stock which such persons own or control, beneficially or otherwise, including any shares acquired during the term of the proxies through the exercise of Amati Options or Amati Warrants, at any and all meetings of the shareholders of Amati, and any adjournments thereof, held on or after the date, and prior to the termination of, such proxies and to execute any and all written consents of shareholders of the corporation executed on or after the date of the giving of the proxies and prior to the termination of the proxies, with the same effect as if such persons had personally attended the meeting or had personally voted the shares or had personally signed the written consent. However, under the terms of the Irrevocable Proxies, the right to vote on the following matters has been expressly reserved by the shareholders: (1) any merger or other reorganization, as defined in Section 181 of the California Corporations Code, of Amati or the sale of all or substantially all of Amati's assets, in which ICOT is, directly or indirectly, the acquiring party, other than the Merger as defined in Merger Agreement; (2) any merger or other reorganization, as defined in Section 181 of the California Corporations Code, of Amati, or the sale of all or substantially all of Amati's assets, if in such transaction the value of Amati (in the case of a noncash transaction, as determined in good faith by the Board of Directors of Amati) is less than $10 million; (3) any dissolution and liquidation of Amati; and (4) any amendment to the articles of Amati to change the rights, preferences, privileges or restrictions of the Amati Series A Preferred Stock.


                              TERMS OF THE MERGER

    The detailed terms of, and conditions to, the Merger are contained in the Amended and Restated Agreement of Reorganization and the Agreement of Merger, copies of which are attached to this Prospectus/Proxy Statement as APPENDIX A and APPENDIX B, respectively, and incorporated herein by reference. The statements made in this Prospectus/Proxy Statement with respect to the terms of the Merger and related transactions are qualified in their entirety by the text of those Agreements, collectively referred to herein as the "Merger Agreement."

EFFECTIVE DATE OF THE MERGER


    The Merger Agreement provides for the Merger of Amati into IAAC, a wholly-owned subsidiary of ICOT.



    The Merger will be effective when the Agreement of Merger is filed with the Secretary of State of the State of California in accordance with California law. See "Terms of the Merger -- Conditions to the Merger." It is anticipated that, if the Merger is approved at the Amati Meeting and at the ICOT Meeting and all other conditions to the Merger have been fulfilled or waived, the Agreement of Merger will be filed on or about November 20, 1995.

MANNER AND BASIS OF CONVERTING SHARES

    As of the Effective Date of the Merger, each issued and outstanding share of Amati Common Stock and Series A Preferred Stock (other than shares, if any, as to which dissenters' rights have been exercised pursuant to California law) will be converted into the number of shares of ICOT Common Stock equal to the Applicable Ratio.


    No fractional shares of ICOT Common Stock will be issued in connection with the Merger. In lieu of fractional shares, each Amati shareholder who otherwise would be entitled to a fractional share will receive cash equal to the per share market value of ICOT Common Stock, based on the closing price of ICOT Common Stock on the NNM on the trading day immediately prior to the Effective Date of the Merger, multiplied by the fraction of a share of ICOT Common Stock to which the shareholder would otherwise be entitled.



ESCROW OF SHARES



    Under the terms of the Merger Agreement, 1,050,000 shares of ICOT Common Stock otherwise issuable in the Merger, allocated pro rata among the holders of Amati Common Stock (including holders of Amati Warrants who exercise their warrants prior to or effective as of the Closing) and Amati Series A Preferred Stock, will be held in an escrow for a period of one year following the Merger to indemnify ICOT against damages and expenses arising from breaches of the representations, warranties and covenants of Amati contained in the Agreement of Reorganization. Such indemnification will only cover damages and expenses in excess of $90,000 in the aggregate. One year after the Effective Date of the Merger, all shares then remaining in the escrow not subject to a claim for indemnification by ICOT, will be distributed pro rata to former Amati shareholders according to the number of shares of Amati Voting Stock held by them at the time Effective Time of the Merger. Assuming an Applicable Ratio of
4.6126 and that no Amati Options or Amati Warrants are exercised prior to the Closing other than the Amati Warrants held by holders of the Outstanding Amati Notes, 23.4% of the shares of ICOT Common Stock issued in the Merger will be held in the escrow.



    John Bingham, Frank Kocsis, Kathy Ku and James Ottinger have been selected to act as representatives of the Amati shareholders in connection with the escrow. By their approval of the Merger Agreement and Merger, the Amati shareholders shall be authorizing these four persons to represent them with respect to all matters related to the escrow and the indemnification obligations under the Agreement of Reorganization.


APPLICABLE RATIO AND ADJUSTMENTS TO APPLICABLE RATIO


    The Applicable Ratio is expected to be 4.6126 shares of ICOT Common Stock per share of Amati Voting Stock. This assumes that (i) no Amati shareholders exercise dissenters' rights and (ii) all holders of Outstanding Amati Notes accept the Offer to Note Holders. See "-- Offer to Note Holders."


    The  Applicable Ratio equals a fraction, the  numerator of which is equal to
(x) 6,788,924 less (y) the aggregate number of shares of ICOT Common Stock that are issuable upon exercise of the Substitute Warrants being issued in exchange for Fair Value Warrants, (z) less the aggregate number of shares of ICOT Common Stock, if any, being issued to satisfy the Adjustment Condition (which will be 496,667 shares if all holders of Outstanding Amati Notes accept the Offer to Note Holders), and the denominator of which is the fully diluted number of Amati common stock equivalents at the Closing (excluding common stock equivalents covered by the Fair Value Warrants outstanding at the Closing); provided, however, that the fraction will be adjusted if the Adjustment Condition is not met.


    If the Offer to Note Holders is not accepted by all holders of Outstanding Amati Notes, then the Applicable Ratio will be increased accordingly, but the combined company will be in a less favorable cash position than it will be in if the offer is fully accepted. If the Adjustment Condition is not satisfied, then the Applicable Ratio will be adjusted by reducing the numerator thereof by the whole number closest to a fraction the numerator of which is the shortfall by which the Adjustment Condition is not satisfied and the denominator of which is
3.6675   (75%   of    the   average    of   the   closing    prices   of    ICOT

Common Stock on the NNM over the five trading days ending three trading days before the date of this Prospectus/Proxy Statement). In such event, the aggregate number of shares of ICOT Common Stock to be issued or reserved for issuance in the Merger could be reduced by up to 228,493 shares.



    Based on the closing sale price of ICOT Common Stock on October 13, 1995, if the Applicable Ratio is 4.6126, each share of Amati Voting Stock will have a market value of approximately $22.198.


ADJUSTMENT CONDITION


    Pursuant to the Merger Agreement, Amati has agreed to use its best efforts to obtain $838,000 in new financing for Amati prior to the consummation of the Merger. This requirement is called the "Adjustment Condition." Amati may obtain such financing by a combination of the following: (a) by extending the due dates of the Outstanding Amati Notes to at least January 31, 1997 (in which event financing shall be deemed to have been obtained in the principal amount of the Outstanding Amati Notes so extended); (b) by obtaining new notes on comparable terms to the Outstanding Amati Notes with due dates not earlier than January 31, 1997 (in which event financing shall be deemed to have been obtained in the principal amount of such new notes); or (c) by providing for the issuance at Closing of shares of ICOT Common Stock (i) in exchange for cancellation of accounts payable of Amati (in which event financing shall be deemed to have been obtained in the amount of the accounts payable canceled), (ii) by the exercise of Amati Warrants (in which event financing shall be deemed to have been obtained in the amount of the exercise price), or (iii) for cancellation of Outstanding Amati Notes together with the related Amati Warrants (in which event financing shall be deemed to have been obtained in the principal amount of the Outstanding Amati Notes canceled). The terms for issuance of ICOT Common Stock pursuant to clause (c) were established by the Amati Board as constituted prior to the execution of the Agreement of Reorganization and may involve discounts to either the purchase price of the ICOT Common Stock or the exercise price of the Amati Warrants. ICOT has agreed to issue at the Closing the ICOT Common Stock issuable pursuant to clause (c). The Amati Board as constituted prior to execution of the Agreement of Reorganization appointed Drs. Gibbons and Cioffi to determine how, within the specified ways, Amati will seek to satisfy the Adjustment Condition. Amati is seeking to satisfy the Adjustment Condition through the Offer to Note Holders. See "-- Offer to Note Holders." If the Offer to Note Holders is not accepted to the extent necessary to satisfy the Adjustment Condition, the number of shares of ICOT Common Stock to be issued or reserved for issuance in the Merger will be reduced, as set forth under "Applicable Ratio and Adjustments to Applicable Ratio" above and the Applicable Ratio will be increased accordingly.


OFFER TO NOTE HOLDERS


    In order to improve the cash condition of the combined company as of the Closing, and as a means of meeting the Adjustment Condition, Amati would like to induce holders of Outstanding Amati Notes to extend the due dates of their notes. By means of the Notice to Holders being mailed to such holders with this Prospectus/Proxy Statement, Holders of Outstanding Amati Notes who agree to extend payment of the principal and interest on their Outstanding Amati Notes until January 31, 1997 are being offered the opportunity to exercise their corresponding Amati Warrrants effective as of the Closing at a reduced price per share. If the offer is accepted, a holder will receive upon exercise of an Amati Warrant, effective as of the Closing, the number of shares of ICOT Common Stock determined by dividing the aggregate exercise price of such Amati Warrant by $1.50, at an exercise price of $1.50 per share, payable in cash.



    An Outstanding Amati Note may be extended and the corresponding Amati Warrant may be exercised for ICOT Common Stock by delivering the note and the warrant to the principal office of Amati, accompanied by payment in full, in cash or by check payable to the order of Amati Communications Corporation, of the exercise price, AT ANY TIME BEFORE 5:00 P.M., CALIFORNIA LOCAL TIME, ON NOVEMBER 3, 1995. As soon as practicable after the Effective Date, ICOT will issue a new promissory note identical to such Outstanding Amati Note but with a due date of January 31, 1997. THE SHARES OF ICOT COMMON STOCK ISSUED AT THE CLOSING WILL BE REGISTERED UNDER THE SECURITIES ACT AND WILL BE SUBJECT TO THE ESCROW.

    The federal income tax treatment of holders of Outstanding Amati Notes who accept the Offer to Note Holders is unclear. See "Certain Federal Income Tax Matters."

    As of August 31, 1995, the aggregate principal amount of the Outstanding Amati Notes was $745,000 and the aggregate purchase price of the corresponding Amati Warrants was $745,000. If all holders of Amati Outstanding Notes accept the offer to extend the due date of their notes and exercise their warrants for ICOT Common Stock, 496,667 shares of ICOT Common Stock will be issued to them (subject to the escrow requirement) at the Closing. Amati believes that the extension of the Outstanding Amati Notes and the improvement in the cash position that will result from the exercise of the corresponding Amati Warrants will be advantageous to the combined company and, accordingly, to all Amati securities holders.

EXCHANGE OF CERTIFICATES

    Promptly after the Effective Date of the Merger, ICOT will cause to be mailed or otherwise delivered to each Amati shareholder of record a letter of transmittal with instructions to be used by such shareholder in surrendering certificates that, prior to the Merger, represented shares of Amati Voting Stock.

    Upon surrender of an Amati stock certificate, together with a duly executed letter of transmittal, ICOT and Chemical Mellon, ICOT's transfer agent, will arrange for the holder of such certificate to receive in exchange therefor certificates evidencing the number of shares of ICOT Common Stock to which such holder of Amati Voting Stock is entitled based on the Applicable Ratio, less the number of shares which have been delivered to the escrow on behalf of such holder (and cash for any fractional share). In the event there has been a transfer of ownership of shares of Amati Voting Stock that is not reflected on the transfer records of Amati, ICOT Common Stock may be delivered to a transferee if the certificate representing such Amati Voting Stock is presented to ICOT, together with the related letter of transmittal, and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    One year after the Effective Date of the Merger, all the shares then remaining in escrow not subject to a claim for indemnification by ICOT shall be released to the former Amati shareholders pro rata according to the number of shares of Amati Voting Stock held by them at the Effective Date of the Merger.

    Until an Amati stock certificate has been surrendered to ICOT, each such certificate shall be deemed at any time after the Effective Date of the Merger to represent the right to receive, upon such surrender, certificates for such number of shares of ICOT Common Stock to which the shareholder is entitled under the Merger Agreement. After the Effective Date of the Merger, there will be no further registration of transfers of Amati Voting Stock.

    AMATI SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE PRIOR TO APPROVAL OF THE MERGER BY THE ICOT STOCKHOLDERS AND AMATI SHAREHOLDERS.

AMATI STOCK OPTIONS


    As of August 30, 1995, 580,000 shares of Amati Common Stock were reserved for issuance pursuant to Amati's 1992 Stock Option Plan (the "Amati Option Plan") of which options to purchase a total of 364,700 shares of Amati Common Stock were outstanding. The terms of the Amati Option Plan allow outstanding options to be assumed by a successor company in a transaction such as the Merger. See "Assumption of the Amati Stock Option Plan." Amati does not intend to issue additional options prior to the consummation of the Merger.


    The Amati Option Plan and all outstanding and unexercised options to acquire Amati Common Stock (the "Amati Options") thereunder will be assumed by ICOT upon consummation of the Merger. Each such Amati Option will become exercisable for a number of shares of ICOT Common Stock equal to the number of shares of Amati Common Stock issuable upon exercise of the Amati Option immediately prior to the Merger multiplied by the Applicable Ratio at an exercise price per share equal to the original exercise price per share divided by the Applicable Ratio and will otherwise have the same exercise period and other terms and conditions. Those Amati incentive stock options that are assumed by ICOT in connection with the Merger are, pursuant to Section 424(a) of the Internal Revenue Code of 1986 (the "Code"), expected to continue to qualify as incentive stock options as defined in Section 422 of the Code to the extent that they were incentive stock options prior to the Merger.

SUBSTITUTION OF WARRANTS

    For each Dollar Value Warrant outstanding as of the Effective Date of the Merger, ICOT will issue a Substitute Warrant exercisable for a number of shares of ICOT Common Stock determined by multiplying the number of shares of Amati
Common Stock issuable upon the exercise of such Dollar Value Warrant by the Applicable Ratio, at an exercise price for each full share of ICOT Common Stock equal to the exercise price per share of Amati Common Stock divided by the Applicable Ratio. For each outstanding Fair Value Warrant, ICOT will issue a Substitute Warrant exercisable for the number of shares of ICOT Common Stock determined by dividing the aggregate purchase price by $4.926 at an exercise price of $4.926 for each full share of ICOT Common Stock. The Substitute Warrants have the same terms and conditions as the Amati Warrants they are replacing. See "Information Concerning Amati -- Description of Amati Warrants." If AMATI WARRANTS ARE EXERCISED PRIOR TO OR EFFECTIVE AS OF THE CLOSING, THE WARRANT HOLDERS WILL RECEIVE SHARES OF ICOT COMMON STOCK THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT. THE SUBSTITUTE WARRANTS WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, AND THE HOLDERS THEREOF WILL NOT HAVE ANY RIGHT TO REGISTER THE SUBSTITUTE WARRANTS OR THE SHARES TO BE RECEIVED UPON EXERCISE THEREOF.

    The exchange of unexercised Amati Warrants for Substitute Warrants in the Merger will result in a taxable gain or loss to the holders at the Effective Date. See "Certain Federal Income Tax Matters."

    As soon as practicable after the Effective Date, ICOT shall make available for exchange a Substitute Warrant for each outstanding Amati Warrant, whereupon such Amati Warrant shall be canceled. ICOT shall mail to each holder of record of an Amati Warrant that has not been exercised at the Closing, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Substitute Warrant shall pass, only upon delivery to ICOT of the Amati Warrant being exchanged and shall have such other provisions as ICOT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Amati Warrant in exchange for a Substitute Warrant. Upon surrender to ICOT of an Amati Warrant for cancellation, together with such letter of transmittal, duly executed, the holder of such Amati Warrant shall be entitled to receive in exchange therefor a Substitute Warrant. The Amati Warrant so surrendered shall forthwith be canceled. Until an Amati Warrant is surrendered to ICOT, each such Amati Warrant shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender a Substitute Warrant.

PERFORMANCE OPTIONS

    ICOT has agreed to issue, within one month after the Closing, options to purchase 1,616,411 shares of ICOT Common Stock under the ICOT 1990 Stock Option Plan to certain employees of Amati, provided that the employee is then employed by ICOT and has exercised the Amati Options granted to him or her prior to January 1, 1995. The Performance Options shall be granted at fair market value and be exercisable for at least six months from the vesting date. Except as set forth below, these Performance Options shall vest on the fourth anniversary of the grant date.

    Vesting of the Performance Options shall be accelerated if net revenues from sales of Amati products and license revenues (other that advance royalties) from Amati technology between July 1, 1995 and June 30, 1996, ("Amati Product Revenues") exceed $8,000,000. ICOT shall instruct Arthur Andersen LLP to conduct an audit of the Amati Product Revenues and deliver an audited statement of Amati Product Revenues no later than the time of delivery to ICOT of audited financial statements of ICOT's 1996 fiscal year. The date of delivery of such audited statement of Amati Product Revenues shall be deemed to be the date to which vesting of the Performance Options will be accelerated, if appropriate.

    Notwithstanding the condition for accelerated vesting of the Performance Options, pursuant to the Merger Agreement, the management of Amati prior to the Merger is required to operate Amati in accordance with its business judgment considering the long-term interests of Amati, assuming that the Merger will occur, and the management of ICOT after the Merger is required to operate ICOT in accordance with its business judgment considering the interests of ICOT and all of its stockholders, in each case without regard to the vesting of the Performance Options.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

    Under the Agreement of Reorganization, ICOT and Amati have agreed that, until the Effective Date of the Merger, each company will carry on its business in the ordinary and usual course, use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the Agreement of Reorganization, and will not, without the prior written consent of the other party, enter into certain specified transactions outside the ordinary course of business.

    Each company also has agreed to advise the other of any event that would render any representation or warranty contained in the Merger Agreement untrue or inaccurate and of any material adverse change in the company's business. Each company further has agreed to advise the other of any material action, suit, proceeding or investigation initiated by or against it, or known by the company to be threatened against it and to use its best efforts to obtain all authorizations, approvals and consents necessary for the consummation of the Merger.

    In addition, each company has agreed to provide the other company (including accounting, legal and investment banking representatives) with access to its offices and senior employees for the purpose of due diligence.

ICOT LOANS TO AMATI

    In March 1995, ICOT provided Amati with an unrestricted working capital loan in the principal amount of $750,000 and, in May 1995, agreed to provide an additional loan, up to a maximum principal amount of $2,650,000, to pay the principal and interest due under certain bridge loans payable by Amati, to pay Amati accounts payable in the amount of approximately $150,000 and to fund up to $150,000 in engineering services to be provided to Amati by ICOT. These loans were evidenced by senior secured promissory notes (the "Amati Senior Secured Notes") in the principal amounts of $750,000 and up to $2,650,000, which bore interest at 7.91% and 9.0%, respectively, and which were due and payable at the earliest of March 21, 1996, a material breach by Amati of the Earlier Agreement, the closing of an Amati financing, the merger of Amati with or into another company, or the acquisition of all or a substantial part of the assets of Amati. As security for the Amati Senior Secured Notes, Amati and ICOT entered into a Security Agreement dated May 15, 1995 (the "Security Agreement"), giving ICOT a security interest in all of the assets and properties, tangible and intangible, of Amati, including, without limitation, its technology. Upon the execution of the Agreement of Reorganization on August 4, 1995, the outstanding principal and interest due on the Amati Senior Secured Notes was $3,022,800.


    Pursuant to the Agreement of Reorganization, ICOT has agreed to make additional funds available to Amati up to such amount as to bring the total amount of ICOT loans outstanding to Amati (including the principal and interest on the Amati Senior Secured Notes) to $5,000,000, which funds are to be provided to Amati as necessary to cover reasonable operating expenses, as approved by ICOT. Upon execution of the Agreement of Reorganization, ICOT canceled the Amati Senior Secured Notes in exchange for a secured note having a maximum principal amount of $5,000,000 (the "New Amati Note"). The New Amati Note, which bears interest at the lowest rate required to avoid the computation of interest under federal and state income tax laws or regulations, is due and payable on the earlier of November 30, 1995 or a material breach by Amati of the Agreement of Reorganization. ICOT and Amati also amended the Security Agreement to cover the New Amati Note. In the event that Amati requires additional funds for its operations prior to the Effective Date of the Merger, it is anticipated that ICOT will make an additional loan of up to $500,000 on the same terms as the New Amati Note.

AMATI WARRANT TO ICOT


    In consideration of execution of the Agreement of Reorganization, and in exchange for the option and warrant granted to ICOT under the Earlier Agreement, Amati has issued to ICOT a warrant exercisable for 65% of the common stock equivalents of Amati at an aggregate purchase price of $5,000,000, payable in cash or by cancellation of the New Amati Note (the "New Amati Warrant"). The New Amati Warrant is exercisable any time prior to or on November 30, 1996 in the event that the Merger does not occur for any reason prior to November 30, 1995.


CONDITIONS TO THE MERGER


    In addition to the approval by the stockholders of ICOT and shareholders of Amati of the principal terms of the Merger Agreement, the obligations of ICOT and Amati to consummate the Merger are subject to the satisfaction of a number of conditions, including: (a) ICOT's notification to the NNM of the proposed issuance of the shares of ICOT Common Stock pursuant to the Merger and upon exercise of Amati Options assumed by ICOT pursuant to the Merger and upon exercise of the Substitute Warrants; (b) the accuracy of the representations and warranties made in the Merger Agreement; (c) the performance of the covenants contained in the Merger Agreement; (d) the absence of any threatened or pending litigation or proceeding which could, in the reasonable discretion of ICOT or Amati, render completion of the Merger inadvisable or impractical; (e) the receipt by each company of a certificate signed by an officer of the other company certifying to the fulfillment of certain conditions to the Merger; (f) the receipt by ICOT and Amati of any permits or authorizations that may be required by regulatory authorities; (g) the receipt of legal opinions (including the "Tax Opinions") and other documents; (h) the approval of the increases in authorized capital and in the shares authorized for issuance under the ICOT 1990 Stock Option Plan by the ICOT stockholders; (i) the issuance of ICOT Common Stock and the Substitute Warrants in the Merger complies with federal and state securities laws; (j) the approval of the Merger Agreement by the holders of at least 95% of the outstanding Amati Voting Stock; (k) that certain Amati agreements are in full force and effect at the Effective Date; (l) a key person life insurance policy on the life of Dr. Cioffi be in effect; (m) that the Irrevocable Proxies be in full force and effect; (n) that Dr. Gibbons and Dr. Cioffi be appointed to the ICOT Board of Directors; and (o) that the Voting Agreements be in full force and effect. Conditions (i), (j), (k), (l) and (m) apply only to ICOT's obligation to consummate the Merger. Conditions (n) and (o) apply only to Amati's obligation to consummate the Merger. Consummation of the Merger will also require that ICOT stockholders approve the increase in the authorized number of shares of ICOT Common Stock.



    At any time on or prior to the Effective Date of the Merger, to the extent legally allowed, either of ICOT or Amati, by action taken by its Board of Directors, and without approval of the stockholders of such company, may waive compliance with any of the agreements or conditions contained in the Merger Agreement for the benefit of such company, except that neither party may waive receipt of the Tax Opinion from its counsel.


TERMINATION OR AMENDMENT OF AGREEMENT OF REORGANIZATION


    The Agreement of Reorganization may be terminated at any time prior to the Effective Date of the Merger, without regard to whether stockholder approval of the Merger has been obtained: (a) by mutual consent of ICOT and Amati; or (b) by either ICOT or Amati if any of the conditions precedent to the obligations of such party have not been fulfilled by November 30, 1995 or on the happening of a material breach by the other party. See "Terms of the Merger -- Conditions to the Merger."



    The Agreement of Reorganization may be amended by the parties thereto at any time before or after the approval of the Merger by the ICOT stockholders or Amati's shareholders, except that, after such approval has been obtained, no amendment may be made that by law requires the further approval of the ICOT stockholders or the Amati shareholders unless such approval is obtained.

CERTAIN FEDERAL INCOME TAX MATTERS

    Set forth below is a discussion of certain federal income tax consequences, under the Internal Revenue Code of 1986, as amended (the "Code"), to ICOT, Amati, Amati shareholders who receive ICOT Common Stock in exchange for Amati Voting Stock as a result of the Merger or who receive payment for their shares upon exercise of their dissenters' rights or payment for fractional shares, and Amati Warrant holders who receive Substitute Warrants and holders of Outstanding Amati Notes who exercise their warrants effective as of the Closing for ICOT Common Stock. This discussion is based upon current provisions of the Code, applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), any of which may be changed with retroactive effect. Any such change could affect this discussion of federal income tax matters. This discussion does not address all aspects of federal taxation that may be relevant to particular Amati securities holders, nor the effects of state, local or foreign income taxation. In addition, the following discussion generally does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger) including, without limitation, the exercise of options to purchase Amati capital stock, the conversion of Amati Series A Preferred Stock to Amati Common Stock in anticipation of the Merger, or the forfeiture to ICOT of shares held in escrow to provide indemnification to ICOT under the Merger Agreement.

    AMATI SECURITIES HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER AND RELATED TRANSACTIONS, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

    Neither ICOT nor Amati has requested a ruling from the Service in connection with the Merger. As a condition to consummation of the Merger, ICOT and Amati will each receive from its respective counsel an opinion to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. An opinion represents only the best judgment of tax counsel. Neither the description of the tax consequences set forth below nor such opinions will be binding on the Service, and the Service may adopt a position contrary to that described below.

    CONSEQUENCES TO ICOT AND AMATI

    The Merger is intended to constitute a reorganization under Section 368(a) of the Code if carried out in the manner set forth in the Merger Agreement. By reason of the Merger constituting a "reorganization," no gain or loss will be recognized by ICOT, IAAC or Amati on account of the Merger.

    CONSEQUENCES TO AMATI SHAREHOLDERS

    By virtue of the qualification of the Merger as a "reorganization" under the Code, no gain or loss will be recognized by the Amati shareholders upon the receipt in the Merger of ICOT Common Stock in exchange for their shares of Amati Voting Stock.

    The aggregate tax basis of the ICOT Common Stock received by each Amati shareholder (including any fractional share not received and any ICOT Common Stock held in escrow), will be the same as the aggregate tax basis of the Amati Voting Stock surrendered in exchange therefor.

    The holding period for each share of ICOT Common Stock received by each shareholder of Amati in exchange for Amati Voting Stock will include the period for which such shareholder held the Amati Voting Stock exchanged therefor, provided such shareholder's Amati Voting Stock is held as a capital asset at the Effective Date of the Merger.

    Shareholders of Amati who exercise dissenters' rights with respect to their shares of Amati Voting Stock and who receive payment for such shares in cash (see "Terms of the Merger -- Dissenters' Rights"), will generally recognize capital gain or capital loss measured by the difference between the amount of cash received and the shareholder's basis in such shares, provided that such shares are a capital asset in the hands of such shareholder at the Effective Date of the Merger. Such gain or loss will be "long-term" gain or loss if the shares have a holding period of more than one year on the date of disposition.

    An Amati shareholder who receives a cash payment in lieu of a fractional share of ICOT Common Stock will be treated as if the fractional share were distributed in the Merger and then redeemed by ICOT, and will recognize capital gain or capital loss measured by the difference between the amount of cash received and the shareholder's basis in the fractional share (which will be a pro rata portion of the shareholder's basis in the Amati Voting Stock surrendered in the Merger), provided such shareholder's Amati Voting Stock is held as a capital asset at the Effective Date of the Merger.

    CONSEQUENCES TO AMATI WARRANT HOLDERS

    The exchange of unexercised Amati Warrants for Substitute Warrants in the Merger will result in taxable gain or loss to the holders of the Amati Warrants at the Effective Date of the Merger. Such gain or loss will be measured by the difference between the fair market value of the Substitute Warrants and the holder's basis, if any, in the Amati Warrants with respect to which the Substitute Warrants are received. Neither Amati nor ICOT expresses any opinion regarding the fair market value of the Substitute Warrants. Such gain or loss will be capital gain or loss if the Amati stock for which the Amati Warrants were exercisable would have been a capital asset of the holder of the Amati Warrants and will be long-term if the Amati Warrants have been held for more than a year at the Effective Date of the Merger.

    CONSEQUENCES TO HOLDERS OF OUTSTANDING AMATI NOTES


    Federal income tax treatment of holders of Outstanding Amati Notes who accept Amati's inducement offer to extend their notes and exercise their warrants effective as of the Merger is unclear. Among other possibilities, it is possible that the Service would view the making and acceptance of the inducement offer as a taxable exchange of the affected warrants, with the result that the holder would have a taxable gain or loss in the amount of the difference between
(i) the value of the ICOT shares received in the Merger with respect to the exercise of the warrants and (ii) the sum of the holder's basis in the warrant and the warrant exercise price. Another possibility is that the making and acceptance of the inducement offer would not be taxable to the holder and that exercise of the warrant in the Merger would not result in taxable gain or loss to the holder. Due to uncertainties in the federal income tax laws, which treatment would pertain cannot be predicted with certainty. It is also likely that the extension of the due date of an Outstanding Amati Note would be treated as an exchange of a new debt instrument for the existing debt instrument, potentially taxable to the holder to the extent the value of the Outstanding Amati Note at the time of the exchange exceeds the holder's basis in such Note.


    LIMITATIONS ON DESCRIPTION

    The description of the tax consequences set forth above is subject to certain assumptions and qualifications and is based on the truth and accuracy of the representations of the parties in the Merger Agreement and in representation letters to be delivered by the officers and directors of ICOT and Amati and by certain stockholders of Amati. Of particular importance is the assumption that the Merger will satisfy the "continuity of interest" requirement.

    In order for the continuity of interest requirement to be met, Amati shareholders must not, pursuant to a plan or intent existing at or prior to the Effective Date of the Merger, dispose of an amount of ICOT Voting Stock to be received in the Merger (including dispositions through the exercise of dissenters' rights and, under certain circumstances, pre-merger dispositions of Amati Voting Stock) such that the Amati shareholders do not retain a meaningful, continuing equity ownership in ICOT. Generally, so long as holders of Amati Voting Stock do not plan to dispose of in excess of 50 percent of the ICOT Common Stock to be received as described above (the "50 Percent Test"), such requirement will be satisfied. For purposes of the 50 Percent Test, Amati stock received in contemplation of the Merger, perhaps including Amati stock received or deemed received upon exercise of Amati Warrants, will be treated as disposed of stock. Management of Amati has no knowledge of a plan or intention that would result in the 50 Percent Test not being satisfied. Furthermore, affiliates of Amati are restricted from selling the ICOT Voting Stock to be issued to them in the Merger pursuant to the Affiliates Agreements described below under "Affiliates' Restrictions on Sale of ICOT Stock."

    A successful challenge by the Service to the status of the Merger as a "reorganization" would result in an Amati shareholder recognizing gain or loss with respect to each share of Amati Voting Stock surrendered equal to the difference between such shareholder's basis in such share and the fair market value of the ICOT Common Stock received in exchange therefor. In such event, an Amati shareholder's aggregate basis in the shares of ICOT Common Stock received in the exchange would equal the fair market value of such shares and the shareholder's holding period for such shares would not include the period during which the shareholder held Amati Voting Stock.

AFFILIATES' RESTRICTIONS ON SALE OF ICOT COMMON STOCK

    The shares of ICOT Common Stock to be issued in the Merger have been registered under the Securities Act by a Registration Statement on Form S-4, thereby allowing such securities to be traded without restriction by any former holder of Amati Voting Stock: (i) who is not deemed to be an "affiliate" of Amati prior to the consummation of the Merger, as "affiliate" is defined for purposes of Rule 145 under the Securities Act; and (ii) who does not become an "affiliate" of ICOT after the Merger. Amati shareholders who may be deemed affiliates of Amati will be so advised by Amati prior to the Merger.


    The Agreement of Reorganization requires Amati to cause each Amati shareholder who is an affiliate to agree not to make any public sale of any ICOT Common Stock received upon consummation of the Merger except in compliance with the holding periods specified in Rule 144 under the Securities Act and otherwise in compliance with Rule 145 under the Securities Act or pursuant to a resale prospectus under an effective registration statement. In general, Rule 144 as currently in effect imposes a two-year holding period from the date of the Closing, and Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of ICOT Common Stock and also on the quantity of resales that such stockholders, and others with whom they may act in concert, may make within any three-month period. ICOT has agreed to provide a limited number of demand registrations for resales by Amati affiliates.



    In addition, the Affiliate's Agreements will provide that each affiliate shall not, without the written permission of ICOT, sell or otherwise dispose of any ICOT Common Stock issued to him until 90 days after the consummation of the Merger nor more than 25% of the ICOT Common Stock issued to him before the first anniversary of such date. Dr. Cioffi has signed an Affiliate's Agreement providing that he shall not, without the written permission of ICOT, sell or otherwise dispose of more than 25% of the ICOT common stock equivalents issued to him before the first anniversary of such date nor more than 50% of such ICOT common stock equivalents before the second anniversary of such date. ICOT shall be entitled to place legends on the certificates evidencing any ICOT Common Stock received by such Amati affiliates pursuant to the terms of the Merger Agreement, and to issue stop transfer instructions to the transfer agent for ICOT Common Stock, consistent with the terms of the Affiliate's Agreements.


GOVERNMENTAL AND REGULATORY APPROVALS

    ICOT and Amati are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities and "blue sky" laws of various states and the filing and recording of the Agreement of Merger required under California law.

MERGER EXPENSES

    Whether or not the Merger is consummated, ICOT and Amati will be responsible for their own costs and expenses incurred in connection with the Merger and the transactions contemplated thereby, except that if the Merger is consummated, any such expenses which are then unpaid will be the responsibility of the combined company.

DISSENTERS' RIGHTS

    ICOT STOCKHOLDERS

    Under the Delaware General Corporation Law, holders of ICOT Common Stock are not entitled to demand appraisal of, or payment for, their shares as a result of the Merger or the issuance of shares of ICOT Common Stock in connection with the Merger.

    AMATI SHAREHOLDERS

    If the Merger is consummated, any holder of shares of Amati Common Stock or Series A Preferred Stock, which were outstanding on the Amati Record Date for the Meeting, who does not vote such shares in favor of the Merger and who fully complies with all applicable provisions of Chapter 13 of the California Corporations Code (the "Corporations Code"), is entitled to require Amati to purchase such shares (any and all of such shares being referred to in this Prospectus/Proxy Statement as "Dissenting Shares") for cash at their "fair market value" as of the day preceding the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger. The terms of the proposed Merger were first publicly announced on March 21, 1995.

    Dissenters' rights are exercisable only by the holder of record, not by a beneficial owner who does not hold the shares of record.

    AN AMATI SHAREHOLDER WHO WISHES TO DEMAND THAT AMATI PURCHASE ALL OR A PORTION OF HIS SHARES FOR CASH AT SUCH VALUE MUST DO ALL OF THE FOLLOWING WITH RESPECT TO SUCH SHARES:

    1. Vote such shares against the Merger or abstain from voting such shares on the Merger;

    2. Make a written demand on Amati for the purchase of such shares and for the payment in cash of the fair market value of such shares. Such demand will not be effective unless it is RECEIVED by Amati within 30 days after the date on which notice of approval of the Merger is MAILED to such shareholder by Amati.

    3. Submit to Amati, within 30 days after the date on which notice of approval of the Merger is mailed to such shareholder by Amati, the stock certificates representing the shares which such shareholder demands that Amati purchase. Amati will endorse such certificates to indicate that they represent Dissenting Shares.

        The written demand and the stock certificates should be delivered or addressed to Amati at 1975 El Camino Real West, Mountain View, California 94040, Attention: John M. Cioffi, Secretary.

    The required written demand (the second-numbered requirements above) must state: The number of shares held of record which the shareholder demands be purchased and the amount that such shareholder claims to be the fair market value of such shares as of March 20, 1995. The statement of fair market value will constitute an offer by the shareholder to sell such shares at the price set forth in the statement. Thereafter, the shareholder may withdraw a demand for payment only if the company consents to such withdrawal.

    If the company and such shareholder agree that the shareholder has properly exercised dissenters' rights in accordance with Chapter 13 of the Corporations Code, and agree upon the relevant fair market value of the Dissenting Shares, then the company, upon timely surrender of the certificates representing such shares as set forth above, will make payment of the agreed upon amount (plus interest at the legal rate from the date of such agreement) within 30 days after such agreement (or within 30 days after the Effective Date of the Merger, if later). If the company denies that such shareholder has properly exercised dissenters' rights, or the company and such shareholder fail to agree on the relevant fair market value of such shares, such shareholder may, within six months after the date on which the notice of shareholder approval is mailed to such shareholder, but not thereafter, file a complaint in the Superior Court for the County of Santa Clara, State of California, requesting the purchase of and payment for such shares or to determine their fair market value or both. The cost of any such action would be assessed or apportioned as the court considered equitable. However, if the court were to determine that the fair market value exceeded the price offered to the shareholder, then the company would be required to pay costs (including, in the court's discretion, attorneys' fees, fees of expert witnesses and interest at the legal rate, if the fair market value were determined to exceed the price offered by the company by at least 25%).

    In the event that the aggregate number of shares held by Amati shareholders which vote in favor of the Merger is less than 95%, ICOT has the right under the Merger Agreement not to proceed with the Merger. See "Terms of the Merger -- Conditions to the Merger."

    THE FOREGOING IS MERELY A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE RIGHTS OF DISSENTING SHAREHOLDERS. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE STATUTORY PROVISIONS OF CHAPTER 13 OF THE CORPORATIONS CODE WHICH ARE SET FORTH IN FULL IN APPENDIX C TO THIS PROSPECTUS/PROXY STATEMENT.

                         AMATI SELECTED FINANCIAL DATA

    The following selected statements of operations data for each of the three years in the period ended December 31, 1994 and the balance sheet data at December 31, 1993 and December 31, 1994 have been derived from, and are qualified by reference to, the financial statements of Amati audited by Ernst & Young LLP, independent auditors, included elsewhere in this Prospectus/Proxy Statement. The balance sheet data at December 31, 1992 is derived from audited financial statements not included herein. The financial data for the six months ended June 30, 1994 and for the six months ended and as of June 30, 1995 are derived from and are qualified by reference to the unaudited financial statements for and as of such dates, included elsewhere in this Prospectus/Proxy Statement. Such unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of Amati, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation thereof. Operating results for the interim period are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1995.


                                                                                                     SIX MONTHS ENDED
                                              YEARS ENDED DECEMBER 31      PERIOD FROM INCEPTION  ----------------------
                                          -------------------------------   (DECEMBER 31, 1991)    JUNE 30,    JUNE 30,
                                            1992       1993       1994              TO               1994        1995
                                          ---------  ---------  ---------      JUNE 30, 1995      -----------  ---------
                                                                           ---------------------
                                                                                (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)  (UNAUDITED)
Selected Income Statement Data:
  Revenues..............................  $   1,825  $   4,285  $   4,861        $  11,119         $   4,283   $     148
  Gross profit..........................      1,136      2,143      2,538            5,966             2,507         148
  Operating (loss) income...............       (455)      (964)      (736)          (5,674)            1,323      (3,518)
  Net (loss) income.....................       (466)      (989)      (865)          (5,953)            1,313      (3,633)
  Net (loss) income per share...........      (1.95)     (3.20)     (2.01)          (16.46)             2.67       (7.20)
  Weighted number of common shares and
   common share equivalents.............        238        309        430              362               492         504



                                                    DECEMBER 31
                                          -------------------------------
                                            1992       1993       1994
                                          ---------  ---------  ---------                                     JUNE 30,
                                                                                                                1995
                                                                                                             -----------
                                                                                                             (UNAUDITED)
Selected Balance Sheet Data:
Working capital.........................  $    (636) $  (1,564) $  (2,598)                                    $  (5,567)
Total assets............................        409      1,419        818                                           304
Total shareholders' deficit.............       (463)    (1,444)    (2,281)                                       (5,331)

                       AMATI MANAGEMENT'S DISCUSSION AND
                      ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

    Amati was incorporated December 31, 1991. Its principal offices are located at 1975 El Camino Real West, Mountain View, CA 94040.

    Amati, a development stage company, develops telecommunications transmission products utilizing Amati's DMT modulation technology to provide high speed video, voice and digital data transmission over unconditioned copper wires or coaxial cable.

    Amati has been a development stage company since its inception. Funding of its operations has come mainly from cash flow provided from development contracts, sales of prototypes, and bridge loans.

RESULTS OF OPERATIONS

    SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 30, 1994

    For the first six months of fiscal 1995, net sales of prototypes were down to $20,000 compared to $2,653,300 for the same period in 1994. This decrease was due to the elimination of manufacturing prototypes and the redirection of resources and efforts to the next generation product. Contract revenues were $128,200 for the six months ended June 30, 1995, compared to $1,629,600 for the same period in 1994. This was mainly due to the termination of research and development contracts with Northern Telecom in 1994.


    Research and development expenses increased 818% to $2,260,300 for the six months ended June 30, 1995, compared to $246,200 for the same period in 1994. The increase was mainly due to the redirection of resources to new products, the cost of prototyping components, non-recurring engineering charges, the addition of three full-time engineers and three part-time engineers, and hiring of consultants in connection with the development of new products.


    General and administrative expenses increased 50% to $1,406,000 for the six months ended June 30, 1995, compared to $937,700 for the same period in 1994. This increase was due primarily to a one time charge of $375,000 for 75,000 shares of Series A Preferred Stock, valued at $5.00 per share, granted to Northern Telecom in exchange for the execution and delivery of certain patent and technology ownership and license agreements. Also charged to expense during this period was $170,000 for 28,333 shares of Common Stock, valued at $6.00 per share, issued to investors in consideration for consulting services and in waiver of claims of royalty payments.


    Interest expense increased to $114,700 for the six months ended June 30, 1995, compared to $10,400 for the same period in 1994. This was due to higher bridge loan borrowing of $3,495,500 as of June 30, 1995, compared to $950,000 as of June 30, 1994.


    FISCAL 1994 AND FISCAL 1993

    Sales of prototypes increased 209% to $2,977,600 in 1994 from $963,700 for 1993. Contract revenues decreased 43% to $1,883,600 in 1994 from $3,320,900 for 1993. The growth in sales is attributable to the manufacturing and sale of prototypes, mainly to Northern Telecom, for laboratory trials in several countries. The decrease in contract revenues were due to the completion of contracts with AT&T and ECI in 1993.


    Research and development expenses decreased 7% to $2,199,400 in 1994 from $2,356,200 in 1993, due primarily to the termination of some consulting resources, no longer needed because of the completion of the AT&T and ECI contracts.


    General and administrative expenses increased 43% to $1,075,100 in 1994 from $751,100 in 1993. The increase was attributable to the hiring of a President, Vice President of Sales, and a Controller, as well as the increased use of legal assistance in the negotiation of contracts.

    Interest expense increased to $128,700 in 1994 from $24,900 in 1993. This was directly attributable to the increased bridge loan borrowing of $2,030,900 as of the end of 1994 compared to $950,000 as of the end of 1993.


    As of December 31, 1994, Amati had federal and state net operating loss carryforwards of approximately $2,100,000 and $800,000, respectively. Amati also had federal and state research and development carryforwards of approximately $300,000 and $100,000, respectively. The net operating loss and credit carryforwards will expire at various dates beginning in 1997 through 2009, if not utilized.

    The utilization of the net operating losses and credits is subject to a substantial annual limitation due to the "change of ownership" provisions of the Code and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

    FISCAL 1993 AND FISCAL 1992

    Amati began operations in 1992 and had no sales in that year. Sales of prototypes in 1993 were $963,700. Contract revenues increased 82% to $3,320,900 in 1993 from $1,825,200 in 1992. The increase was attributable to the signing of research and development contracts with Northern Telecom, AT&T, and ECI.


    Research and development expenses increased 109% to $2,356,200 in 1993 from $1,129,100 in 1992, due primarily to the addition of four full-time engineers and the purchase of equipment.


    General and administrative expenses increased 62% to $751,100 in 1993 from $462,400 in 1992. The increase was due to the addition of personnel and the increased use of outside services such as accounting and legal.

    Interest expense increased 135% to $24,900 in 1993 from $10,600 in 1992, primarily the result of the bridge loans borrowed in the fourth quarter of 1993. In October 1993, Amati received $950,000 in bridge loans from several investors, to finance its working capital requirements. The majority of expenditures were for the purchase of computers and laboratory equipment.

LIQUIDITY AND CAPITAL RESOURCES

    Amati has funded its operations through cash flow provided from operations, primarily research and development contracts, and private financing, since its inception. From October 1993 through June 1995, Amati has relied heavily upon private financing, which provided a total of $5,028,400, to supplement cash flow provided from operations. Proceeds were used primarily for working capital and to repay $1,285,900 of bridge loans that had reached maturity.


    Amati is still in the development stage and has incurred losses from inception. Amati has an accumulated deficit of $2,320,100 and $5,952,900 and negative working capital of $2,598,300 and $5,566,900 at December 31, 1994 and June 30, 1995, respectively.


    ICOT LOANS TO AMATI

    In March 1995, ICOT provided Amati with an unrestricted working capital loan in the principal amount of $750,000 and, in May 1995, agreed to provide an additional loan, up to a maximum principal amount of $2,650,000, to pay the principal and interest due under the matured bridge loans, to pay Amati accounts payable in the amount of approximately $150,000 and to fund up to $150,000 in engineering services to be provided to Amati by ICOT. These loans were evidenced by the Amati Senior Secured Notes. As security for the Amati Senior Secured Notes, Amati and ICOT entered into the Security Agreement.

    Pursuant to the Agreement of Reorganization, ICOT has agreed to make additional funds available to Amati up to such amount as to bring the total amount of ICOT loans outstanding to Amati (including the principal and interest on the Amati Senior Secured Notes) to $5,000,000, which funds are to be provided to Amati as necessary to cover reasonable operating expenses, as approved by ICOT. Upon the execution of the Agreement of Reorganization, ICOT canceled the Amati Senior Secured

Notes in exchange for the New Amati Note. The New Amati Note, which bears interest at the lowest rate required to avoid the computation of interest under federal and state income tax laws or regulations, is due and payable on the earlier of November 30, 1995 or a material breach by Amati of the Agreement of Reorganization. ICOT and Amati also amended the Security Agreement to cover the New Amati Note.

    AS OF JUNE 30, 1995

    Amati had cash of $9,600 compared to $144,800 as of December 31, 1994.

    Cash used for operating activities resulted primarily from $3,632,800 net operating loss incurred in the first six months of fiscal 1995, offset by an increase in accounts payable of $548,500 and $656,800 increase in deferred revenues.

    Cash  used  for investing  activities of  $21,600  related primarily  to the
purchase  of  two  personal  computers  and  a  Sunsparc  workstation  for   the
engineering department.

    Cash provided by financing activities as of June 30, 1995 was primarily due to loans of $2,750,500 from ICOT. These advances were used to pay off convertible notes of $1,285,900 and to fund operations.


    The independent auditors' report issued by Ernst & Young in connection with its audit of the December 31, 1994 financial statements contains an explanatory paragraph that states that Amati's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. In the event that the Merger is not consummated, management believes that Amati does not have sufficient liquidity to fund current operations, and as such, will need to raise additional equity capital to fund the working capital and other cash flow requirements for the future.

                   ICOT SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected consolidated statements of operations data for each of the three years in the period ended July 30, 1994 and the consolidated balance sheet data at July 31, 1993 and July 30, 1994 have been derived from, and are qualified by reference to, the consolidated financial statements of ICOT audited by Arthur Andersen LLP, independent public accountants, included elsewhere in this Prospectus/Proxy Statement. The consolidated statements of operations data for the years ended July 28, 1990 and July 27, 1991 and the consolidated balance sheets data at July 28, 1990, July 27, 1991 and July 25, 1992 are derived from audited financial statements not included herein. The consolidated financial data for the nine months ended April 30, 1994 and for the nine months and as of April 29, 1995 are derived from and are qualified by reference to the unaudited consolidated financial statements for and as of such dates, included elsewhere in this Prospectus/Proxy Statement. Such unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of ICOT, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation thereof. Operating results for the interim period are not necessarily indicative of the results that may be expected for the entire year ending July 29, 1995.

                                                                    YEARS ENDED                         NINE MONTHS ENDED
                                               -----------------------------------------------------  ----------------------
                                               JULY 28,   JULY 27,   JULY 25,   JULY 31,   JULY 30,    APRIL 30,   APRIL 29,
                                                 1990       1991       1992       1993       1994        1994        1995
                                               ---------  ---------  ---------  ---------  ---------  -----------  ---------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)  (UNAUDITED)
SELECTED INCOME STATEMENT DATA:
  Net Sales..................................  $  14,344  $  15,630  $  26,324  $  12,307  $   8,236   $   5,837   $   8,737
  Income (loss) before income taxes..........       (698)      (660)     3,398     (5,963)       530         348       1,011
  Provision for income taxes.................     --         --            265     --             27          22          51
                                               ---------  ---------  ---------  ---------  ---------  -----------  ---------
  Net income (loss)..........................  $    (698) $    (660) $   3,133  $  (5,963) $     503   $     326   $     960
                                               ---------  ---------  ---------  ---------  ---------  -----------  ---------
                                               ---------  ---------  ---------  ---------  ---------  -----------  ---------
  Net income (loss) per share................      $(.05)     $(.05)      $.23      $(.46)      $.04        $.03        $.08
                                               ---------  ---------        ---  ---------        ---         ---   ---------
                                               ---------  ---------        ---  ---------        ---         ---   ---------


                                               JULY 28,   JULY 27,   JULY 25,   JULY 31,   JULY 30,                APRIL 29,
                                                 1990       1991       1992       1993       1994                    1995
                                               ---------  ---------  ---------  ---------  ---------               ---------
SELECTED BALANCE SHEET DATA:
  Current assets.............................  $   9,068  $  16,985  $  17,695  $  11,188  $   9,463               $   9,516
  Current liabilities........................      3,986      4,748      4,042      2,598      2,171                   1,244
  Working capital............................      5,082     12,237     13,653      8,590      7,292                   8,272
  Total assets...............................     17,612     18,997     21,101     12,936     11,391                  10,730
  Long-term liabilities......................        849      2,132      1,566      1,099        428                     295
  Stockholder's equity.......................     12,777     12,117     15,493      9,239      8,792                   9,191

                  ICOT MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    ICOT operates a one-segment business which develops, manufactures, markets and services network connectivity products for sales to OEMs and end-users. These products are used primarily in two applications:

    - IBM compatible personal computers ("PC") to IBM mainframe connectivity applications in Local Area Networks ("LAN").

    - Bridge products for interconnecting Token-Ring LANs, Token-Ring and Ethernet LANs, and Token-Ring LANs over the Wide Area Networks ("WAN").

    During fiscal 1993, ICOT implemented a strategic restructuring program. To achieve a more focused product and marketing strategy, ICOT decided to market its PC to Mainframe Connectivity products only to OEMs, Application Program Interface ("API") and strategic end-user market segments of the Windows and Disk Operating Systems ("DOS") Connectivity markets. As a result of this change in product and marketing strategy, ICOT streamlined and downsized its operations by reducing its workforce, consolidating certain facilities, disposing of excess equipment and writing off capitalized software development costs. These costs are reflected in ICOT's consolidated statements of operations as a restructuring charge in fiscal 1993 and are further discussed in Notes 1 and 2 of Notes to Consolidated Financial Statements.

RESULTS OF OPERATIONS

    The following table sets forth certain financial data for the periods indicated as a percentage of net sales:

                                                                      YEARS ENDED                     NINE MONTHS ENDED
                                                        ----------------------------------------  --------------------------
                                                          JULY 25,      JULY 31,      JULY 30,     APRIL 30,     APRIL 29,
                                                            1992          1993          1994          1994          1995
                                                        ------------  ------------  ------------  ------------  ------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                                         (UNAUDITED)
Net Sales.............................................         100%          100%          100%          100%          100%
Cost of Sales.........................................          48            62            54            51            58
                                                               ---           ---           ---           ---           ---
Gross margin..........................................          52            38            46            49            42
Operating Expenses:
  Research and development............................          10            21            17            19            15
  Marketing and sales.................................          19            27            11            11             9
  General and administrative..........................          12            17            14            16             9
  Restructuring charge................................       --               23         --            --            --
                                                               ---           ---           ---           ---           ---
    Total operating expenses..........................          41            88            42            46            33
                                                               ---           ---           ---           ---           ---
Income (loss) from operations.........................          11           (50)            4             3             9
Other Income..........................................           2             2             2             3             2
                                                               ---           ---           ---           ---           ---
Income (loss) before income taxes.....................          13           (48)            6             6            11
Provision for income taxes............................           1         --            --            --                1
                                                               ---           ---           ---           ---           ---
Net Income (Loss).....................................          12%          (48)%           6%            6%           10%
                                                               ---           ---           ---           ---           ---
                                                               ---           ---           ---           ---           ---

    NINE MONTHS ENDED APRIL 29, 1995 AND APRIL 30, 1994

    For the first nine months of fiscal 1995, net sales increased 50% to $8,737,000 compared to sales of $5,837,000 for the comparable fiscal 1994 nine-month period. The increase is a result of shipments to ICOT's largest OEM customer, IBM, of products introduced into the market in fiscal 1994. In addition, royalty revenues were recognized in fiscal 1995 from another new product developed by ICOT and released by IBM in July 1994.

    Sales to IBM accounted for 81% of ICOT's revenue in the nine months ended April 29, 1995, compared with 63% for the comparable period of fiscal 1994, due to royalties and the introduction of new products. Sales to IBM continue to account for a substantial portion of ICOT's revenues and, consequently, ICOT's business continues to be volatile due to its dependence on a dominant customer. Because IBM has the exclusive responsibility for marketing and selling of the products that ICOT develops for IBM, ICOT's profitability can be significantly affected by IBM's success in the marketplace.

    PC to Mainframe Connectivity sales of $1,642,000 in the first nine months of fiscal 1995 represent a decline of 25% from $2,189,000, when compared with the same period of the prior fiscal year due to decreased royalties received from an OEM customer and to a general decline in ICOT's connectivity market share.

    Gross margins as a percent of sales were 42% for the first nine months of fiscal 1995 compared with 49% for the same period of fiscal 1994. The decrease in margins was primarily attributable to product mix resulting from shipment of new products with lower margins in the current fiscal year. Amortization of capitalized software costs charged to cost of sales were $249,000 in the first nine months of fiscal 1995. There was no amortization expense in the comparable period of the prior fiscal year.

    Net research and development expenses increased 19% to $1,281,000 in the first nine months of fiscal 1995 compared to the same period of fiscal 1994. Research and development expenses are net of software development costs capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86 and of funded development costs. During fiscal 1995 there was no capitalization of software development costs, resulting in higher expenses for the nine-month period. Software development costs capitalized in the comparable period of the prior fiscal year were $390,000. Funded development costs in the first nine months of fiscal 1995 were $470,000 compared with $395,000 in the comparable period of fiscal 1994. ICOT believes that research and development is a key element in its ability to compete and will continue to make investments in product development and its support of product reliability.

    Marketing and sales expenses were higher by $101,000 or 15% for the first nine months of the current fiscal year compared to the comparable period of fiscal 1994, due to ICOT's participation in trade shows and sales promotion related to the PC-Connectivity business and the hiring of additional in-house sales personnel.

    General and administrative expenses decreased $134,000 or 14% for the first nine months of fiscal 1995 when compared with the same period of fiscal 1994. Lower occupancy costs, combined with reduced legal, audit and other professional fees, contributed to the reduced spending levels.

    Interest income increased to $198,000 for the first nine months of fiscal 1995 when compared with the same period of fiscal 1994. This increase is primarily due to higher interest yields on short-term investments.

    The provision for income taxes in the first nine months of fiscal 1995 was $51,000 compared to $22,000 for the comparable nine-month period of fiscal 1994. This provision was a result of net operating profit after benefit of Federal net operating loss carryforwards.

    FISCAL YEAR 1994 AND FISCAL YEAR 1993

    Total net sales in fiscal 1994 decreased 33% to $8,236,000 from $12,307,000 in fiscal 1993. The sales decline resulted primarily from a decrease in shipments of OEM products to ICOT's largest customer, IBM. Sales to IBM accounted for 65% of ICOT's revenue in fiscal 1994 compared to 62% in fiscal 1993. Sales to IBM are uncertain due to the transition to new products.
Shipments to IBM are determined only by IBM and can result in revenue fluctuations. IBM can cancel its agreement with ICOT at any time without penalty upon 30 days' notice. In fiscal 1994, ICOT completed the development of the next generation of LAN products which IBM launched into the market. In addition, IBM also released another new product in July 1994 which was developed by ICOT. Future sales volumes are likely to fluctuate due to changes resulting from the development of new products and/or manufacturing agreements under contract with IBM.


    PC to Mainframe Connectivity sales in fiscal 1994 were $2,857,000 compared to sales of $4,632,000 in fiscal 1993. The prior fiscal year's sales included a single large order received in the second fiscal quarter.


    Gross margin as a percent of sales increased to 46% in fiscal 1994 from 38% in fiscal 1993. Improved margins were primarily attributable to product mix and favorable manufacturing variances that have resulted from downsizing of operations. Furthermore, since all capitalized software costs related to the PC Connectivity business of $1,454,000 were written off in the prior year in connection with ICOT's restructuring, there was no amortization expense charged to cost of sales in the 1994 fiscal period. The amortization of these costs charged to costs of sales was $692,000 in fiscal 1993.

    Net research and development expense decreased to $1,429,000 (17% of sales) in fiscal 1994 from $2,533,000 (21% of sales) in fiscal 1993. The decrease in research and development costs resulted primarily from reduced staffing, consulting, recruiting and relocation expenses associated with the PC-Connectivity business which is now focused on a new market sub-segment. Research and development expenses are net of software development costs capitalized in accordance with SFAS No. 86 and of funded development costs. In fiscal 1994 and 1993 capitalized software costs totaled $455,000 and $733,000, respectively, and funded development costs totaled $549,000 and $903,000, respectively. During the 1994 fiscal year, there was no amortization of capitalized software development costs. In the fourth quarter of fiscal 1993, all capitalized software development costs associated with ICOT's PC-Connectivity products of $1,454,000 were written off as part of ICOT's restructuring program, as further discussed in Notes 1 and 2 of Notes to Consolidated Financial Statements.

    Marketing and sales expenses in fiscal 1994 decreased to $884,000 (11% of sales) from $3,365,000 (27% of sales) in fiscal 1993. Expenses were higher in fiscal 1993 due to a larger staff of marketing and sales personnel, ICOT's participation at trade shows, media advertising and sales promotion for the "OMNIPath for Windows" product. The late fiscal 1993 restructuring of ICOT's business resulted in significant reductions in marketing and sales expense levels.

    General and administrative expenses decreased to $1,177,000 (14% of sales) in fiscal 1994, from $2,137,000 (17% of sales) in fiscal 1993. Staff reductions, combined with reduced legal, audit and professional fees contributed to lower spending levels. In line with the changes in business focus, $1,417,000 was included in the restructuring charge in fiscal 1993 to provide for employee termination costs, excess equipment and idle facilities.

    Interest income decreased in fiscal 1994 by $58,000 due to a lower investment base, offset by higher interest rates on short-term investments.


    The provision for income taxes in fiscal 1994 of $27,000 was the result of net operating profit after benefit of federal net operating loss carryforwards. Fiscal 1994 tax provisions were required for federal alternative minimum tax and California state taxes due to California's deferral of loss carryforwards. There was no provision for income taxes in fiscal 1993 due to losses incurred. In February 1992, the Financial Accounting Standards Board issued SFAS No. 109, "Accounting for Income Taxes." ICOT adopted the provisions of SFAS No. 109 in fiscal year 1994. The adoption of SFAS No. 109 did not have a material impact on the prior year or current year financial statements.


    FISCAL YEAR 1993 AND FISCAL YEAR 1992

    Total net sales in fiscal 1993 decreased 53% to $12,307,000 from sales of $26,324,000 in fiscal 1992. This was primarily attributable to a decline in IBM shipments to $7,675,000 in fiscal 1993, from $21,760,000 in the prior year. Sales to IBM accounted for 62% of ICOT's revenue in fiscal 1993 compared to 83% in fiscal 1992. Sales of PC to Mainframe Connectivity products in fiscal 1993 improved to $4,632,000 from $4,564,000 as a result of a single large order received in the second quarter. In the third quarter of fiscal 1993, ICOT restructured its PC to Mainframe Connectivity business to focus on OEM, API, and strategic end-user market segments of the Windows and DOS Connectivity market.

    Gross margin as a percent of sales decreased to 38% in fiscal 1993 from 52% in fiscal 1992, resulting from lower sales volume and unfavorable manufacturing variances.

    Net research and development expenses increased to $2,533,000 (21% of net sales) in fiscal 1993 from $2,406,000 (9% of net sales) in fiscal 1992. Research and development expenses are net of software development costs capitalized in accordance with SFAS No. 86 and of funded development costs. In fiscal 1993 and 1992 capitalized software costs totaled $733,000 and $1,509,000, respectively, and funded development costs totaled $903,000 and $553,000, respectively. The amortization of capitalized software development costs charged to cost of sales in fiscal 1993 and 1992 was $692,000 and $426,000, respectively.

    In the fourth quarter of fiscal 1993, all capitalized software development costs associated with ICOT's PC-Connectivity products of $1,454,000 were written off as part of ICOT's restructuring program, as further discussed in Notes 1 and 2 of Notes to Consolidated Financial Statements. Offsetting the decrease in research and development expense that resulted from ICOT's decision to change its marketing strategy is an increase in engineering staff dedicated to OEM projects. This engineering group has increased in size from the prior year to accommodate the requirements relative to development projects under contract with an OEM customer. Consequently, ICOT incurred higher research and development costs in fiscal 1993 compared to fiscal 1992.

    Marketing and sales expenses in fiscal 1993 decreased to $3,365,000 (27% of sales) from $5,040,000 (19% of sales) in fiscal 1992. Expenses were lower in fiscal 1993 as a result of the restructuring of ICOT's PC Connectivity business. The reduction in expense was partially offset by media advertising, participation at trade shows, and sales and marketing support of the new "OmniPATH for Windows" product.

    General and administrative expenses decreased to $2,137,000 (17% of sales) from $3,276,000 (12% of sales) in fiscal 1993 and fiscal 1992, respectively. Staffing reductions, combined with lower employee incentive provisions and lower legal expenses were the primary contributing factors to the expense reductions. In line with the change in business focus, $1,417,000 was included in the restructuring charge recorded in fiscal year 1993 to provide for employee termination costs, excess equipment and idle facilities.

    Interest income decreased by $214,000 in fiscal 1993 due to declining interest rates earned on investments and a lower investment base. In the first quarter of fiscal 1995, ICOT adopted the provision of SFAS No. 115 "Accounting For Certain Investments in Debt and Equity Investments." The adoption of SFAS No. 115 did not have a material impact on ICOT's financial statements.


    There was no provision for income taxes in fiscal 1993 due to losses incurred. The provision for income taxes in fiscal 1992 of $265,000 was the result of net operating profit after benefit of federal net operating loss carryforwards.


LIQUIDITY AND CAPITAL RESOURCES


    ICOT had cash and short term investments of $5,290,000 as of April 29, 1995, compared to $6,037,000 as of July 30, 1994. Such amount was subsequently reduced to $3,582,000 as of August 4, 1995, primarily as a result of loans to Amati discussed below.


    Cash provided by operating activities of $501,000 resulted primarily from $960,000 net operating profit realized in the first nine months of fiscal 1995, offset by a decrease in accrued expenses of $667,000.

    Cash provided by investing activities of $412,000 related primarily to the liquidation of $6,885,000 of short-term investments upon their maturity, offset by the purchase of $5,862,000 of

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
short-term investments. There were no capitalized software costs in the current fiscal year. In the same period of fiscal 1994, $390,000 was used for capitalization of internal software development costs. ICOT has no material commitments for capital expenditures.

    Cash used for financing activities in fiscal 1995 of $637,000 was primarily due to ICOT's repurchase of 537,347 shares of ICOT Common Stock for $563,000 and payments of capital lease equipment of $76,000, offset by proceeds from the exercise of stock options of $2,000. The stock repurchases have been discontinued and ICOT does not expect to continue to repurchase any additional ICOT Common Stock.

    Currently, ICOT does not have a bank line of credit. Establishment of a credit line is under way following a review of cash requirements for the combined business operations of ICOT and Amati.


    Under the terms of the Merger Agreement, upon consummation of the Merger, on a fully-diluted basis the securities holders of Amati will acquire approximately 35% of the fully diluted shares of ICOT. Following the Merger, options covering an additional 1,616,411 shares of ICOT Common Stock will be issued to key employees of Amati. Amati is a development stage company, and the combined company is not expected to operate profitably in the forseeable future. See Note 2 of Notes to Pro Forma Combined Condensed Financial Statements.


    Pursuant to the Merger Agreement, ICOT agreed to lend Amati up to $5,000,000 in exchange for the New Amati Note. The outstanding aggregate principal amount under the New Amati Note as of August 4, 1995 was $2,971,900.


    ICOT anticipates that the combined company's available cash reserves and funds from operations, along with its collaborative research and development agreements, licensing agreements and investment income should be adequate to satisfy capital requirements of the combined company through the 1996 fiscal year under currently projected revenues and levels of spending. ICOT's future capital requirements will depend on many factors, including sales levels, progress in research and development programs, the establishment of collaborative agreements, and costs of manufacturing facilities and commercialization activities. It is likely that the combined company will seek additional funding through collaborative agreements or through public or private sales of its securities prior the commercialization of the Amati products.

                          INFORMATION CONCERNING AMATI

BACKGROUND


    Amati, a development stage company, develops telecommunications transmission products utilizing Amati's DMT modulation technology to provide high speed digital video, voice and data transmission over unconditioned copper wires or coaxial cable. See "Risk Factors -- Negative Effect on Earnings; Development Stage Company."


    The initial research on the DMT technology was accomplished by Professor John M. Cioffi at Stanford University. Beginning in 1987, Dr. Cioffi and his graduate students evolved the concept of utilizing DMT technology to transmit millions of bits per second of digital codes and multimedia signals over ordinary telephone lines. See "Technology" below. The conclusion of this research resulted in three patents which are owned by Stanford University. Amati holds an exclusive worldwide royalty-bearing license to these Stanford patents.

    Amati has developed the DMT technology primarily for ADSL applications. Amati developed a prototype system in 1992 with funding from Northern Telecom to participate in the competition for the ANSI standard for the ADSL transmission specification. In 1993, Amati's DMT technology was selected by ANSI and, as a result, is recognized as the United States standard for ADSL transmission. In cooperation with ANSI, the European Telecommunications Standards Institute ("ETSI") has provided an information annex that makes the appropriate data rate changes for European ADSL service. Amati expects the award of the ANSI and ETSI standards to increase the market potential for its ADSL products. Because Amati's DMT technology was selected as the standard for ADSL, Amati is required to license such technology on a fair and reasonable basis to third parties who request it. Motorola has entered into a license for Amati's DMT technology for ADSL. See "Relationship with Motorola" below.

    Amati was incorporated in California in 1991 and commenced operations in 1992. Its principal offices are located at 1975 El Camino Real West, Mountain View, California 94040 and its telephone number is (415) 903-2350.

PRODUCTS AND MARKETS


    Amati is currently developing products to provide high speed digital video, voice and data transmission over copper and coaxial cable media. The following discussion of Amati products and markets contains forward looking statements. Actual results may vary substantially from current expectations for a variety of reasons, including those cited in the "Risk Factors" referenced below.


    ADSL (ASYMMETRIC DIGITAL SUBSCRIBER LINE)

    In the late 1980s, Bellcore, the research entity jointly created and funded by the seven Regional Bell Operating Companies for the development of new technologies, developed the parameters for ADSL as a high-quality, low-cost method for transmitting digital video from the central office of the local telephone company to a subscriber's home over ordinary copper twisted-pair wire. The term "asymmetric" refers to the fact that there is a different data rate in each direction (bi-directional) of the transmission. The ANSI standard for ADSL sets the data rate at approximately 6 Mbps from the central office to the subscriber's home and approximately 600 Kbps from the subscriber's home to the central office over 24 and 26 gauge copper twisted-pair wire for a distance of at least two miles. The practical implementation of ADSL products will allow the simultaneous transmission of video, data and voice over the same copper wire that is currently installed in most homes in the United States and other developed countries.

    ADSL is intended for video dialtone services. The potential demand for ADSL is being driven primarily by the threat to the telephone companies of increased competition as a result of deregulation, and their desire to provide video services utilizing their existing copper wire plant without having to invest heavily in more expensive access technologies, such as fiber-optic systems. Telephone companies are currently performing technical and market trials of various video and multimedia

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
systems. ADSL has the potential of providing telephone companies with a technology that will enable them to compete cost-effectively with their main competitors for video services, the interexchange carriers and cable companies.


    There are several access transmission technologies that can deliver digital services to a subscriber's home. The most effective technology, laying fiber-optic cable to each home, is not practical from both cost and time-to-implement perspectives. Therefore, the telephone companies are reviewing interim strategies such as ADSL, HFC, fiber-to-the-curb and certain wireless strategies. Amati believes that each technology has its merits and will get deployed where most effective. Amati believes ADSL is the most effective technology where homes are widely dispersed or where the "take rates" of the services are low (which is expected as new video services are introduced). ADSL provides the additional advantages of utilizing the existing copper plant, which avoids trenching streets and subscribers' properties to lay new coaxial or fiber optic cables. In addition, ADSL can be deployed easily on a home-by-home basis. However, ADSL has the disadvantage relative to fiber-to-the-curb and HFC of offering fewer simultaneous channels, although telephone office switches may be able to offer a large menu of offerings with ADSL. See "Risk Factors -- Market for Amati ADSL Products Still Under Development; Principal ADSL Markets Outside the United States" and "Risk Factors -- Rapid Technological Change; Competition."


    In order to implement an ADSL video service, there are a number of key components in addition to the transmission equipment that must co-exist in a cost effective manner, including the video content, a digital switch, a video server, encode/decode equipment and a set top box in the subscriber's home. Amati's ability to effectively market ADSL will depend, among other factors, on the development and successful marketing of these components and systems by other suppliers. See "Risk Factors -- Dependence on Complementary Products."

    Amati's first ADSL product was called Prelude. Prelude was completed in 1992 and utilized in the various competitions for the ANSI standard, which was awarded to Amati's DMT technology. This prototype was developed by Amati engineers with funding by Northern Telecom to prove that a 6 Mbps data rate was possible over copper wire and to participate in the ANSI standards competition. Prelude was produced using discrete (off-the-shelf) components. Prelude was utilized by telephone companies in 15 countries throughout the world to evaluate the potential of ADSL, primarily in laboratory trials.

    Amati has recently announced its Overture series of transceivers. The first to be introduced is the Overture 4, a prototype which Amati began shipping for trials in summer 1995. Amati considers the Overture 4 to be a prototype because it does not have a low enough cost or low enough power consumption for mass deployment. The Overture 4, which does not meet the ANSI standard of 6 Mbps for downstream transmission, can operate at data rates of 1.5, 2, 3, or 4 Mbps in the downstream (central office to the home) direction and up to 64 Kbps in the upstream direction. The components of Overture 4 will be entirely discrete (off the shelf). Amati currently expects Overture 4 to participate in field trials in five countries in 1995.

    The Overture 8 will be Amati's first product utilizing custom semiconductors designed by its own microelectronics group. Overture 8 has two components developed utilizing standard ASIC design systems. Amati believes Overture 8 to be important to the market because it will have the capability to support the requirements delineated in the ANSI standard, including four downstream channels and three upstream channels. The downstream data rates using the Overture 8 can be as high as 8 Mbps or can be in various multiples such as four 2 Mbps channels; the upstream data can be channelized in order to support such services as ISDN or video conferencing. The cost and power consumption of the initial version of Overture 8 may preclude it from being acceptable for mass deployment; however, Amati expects it to be the most advanced ADSL product on the market when introduced. First customer shipments of Overture 8 for field trial are scheduled for fiscal 1996. Amati currently plans to introduce a new version of the Overture 8 in 1997 utilizing a custom chip that will be compatible with mass market deployment requirements. See "Risk Factors -- Price Competitiveness of ADSL Products."

    VDSL (VERY HIGH-SPEED DIGITAL SUBSCRIBER LINE)

    Telephone companies have been placing fiber optic cables into communities and are expected to continue to do so at an increasing rate. Today it is not economically feasible to take the fiber directly to homes and telephone companies are not likely to do so for the foreseeable future. Access technologies such as fiber-to-the-curb and fiber-in-the-loop are strategies that allow telephone companies to run the fiber to some platform or node in the community and service homes requiring high bandwidth services directly over copper wire or coaxial cable. The concept of transmitting at such high data rates over thousands of feet of copper wire is just now becoming a reality. VDSL is used in conjunction with a fiber-optic backbone to cover the "last mile" as efficiently as possible. The VDSL market thus requires DMT products that have higher data rates (25 Mbps to 52 Mbps) over shorter distances (typically 500 to 3,000 feet) than ADSL products.

    Amati believes that its DMT technology is superior to other available modulation technologies for this application and is designing VDSL products using its microelectronics capability. As with ADSL, VDSL products will be asymmetric and carry video, voice and data simultaneously. Amati's Piccolo VDSL product is expected to operate symmetrically at speeds of up to 25 Mbps. Amati's VDSL products are expected to be introduced in 1997 and will be competing for the ANSI standard for VDSL transmission, which has not yet been awarded. There can be no assurance that Amati's DMT technology will be awarded with the standard. See "Risk Factors -- Competition for VDSL Standards."

    Amati's digital VDSL chip is being designed for utilization in cable as well as copper transmissions. Amati's management has been very active in the cable standards activities in an attempt to attain the endorsement for DMT through the IEEE 802.14 committee, which has authority over the upstream cable standards. Amati believes DMT has the unique capability of optimizing the upstream data rate relative to other technologies available. However, there can be no assurance that Amati will win this endorsement. See "Risk Factors -- Competition for VDSL Standards." As the cable market migrates from analog systems to digital with interactive requirements, Amati believes that a large opportunity for DMT-based systems will exist. As for ADSL products, in order to implement a video service over VDSL products, other key components, not supplied by Amati, including video content, a digital switch, a video server, encode/decode equipment and a set top box in the subscriber's home, will be required to co-exist in a cost effective manner. See "Risk Factors -- Dependence on Complementary Products."

    HDSL (HIGH BIT RATE DIGITAL SUBSCRIBER LINE)

    In contrast to ADSL, HDSL transmission is symmetrical, I.E., the data rate is the same in both directions. Amati's DMT technology is equally efficient in a symmetrical or an asymmetrical architecture. Amati sees the HDSL market as a longer range potential opportunity for its DMT technology and may produce products for this market in the future.

TECHNOLOGY

    Amati's core technology is DMT, a multicarrier modulation technology. The concept of multicarrier transmissions is over 30 years old; however, research on the Amati DMT technology has been accomplished during the past 8 years.

    Amati has an exclusive, worldwide royalty-bearing license rights to the DMT patents owned by Stanford University. Since its inception, Amati has filed a number of patent applications to protect its intellectual property. See "Patents and Other Intellectual Property." Amati considers itself to be the leader in the development of DMT technology.

    The purpose of a modulation technology is to transmit a signal over a given medium as efficiently as possible. This requires minimizing errors in transmission by avoiding the noise accompanying the chosen medium. In the case of DMT, the available bandwidth is divided into carriers that reside at different frequencies. The carriers are measured for their ability to send data with the bits of information assigned to the carriers based upon their capacity. Carriers with higher capacity are assigned more bits, while carriers unable to carry data are turned off. In the case of an ADSL system, the available bandwidth is 1.1 megahertz (MHz), with 256 carriers each being 4 kilohertz (kHz) wide.

    A DMT system has a transceiver at each end of the line. In the case of ADSL, there is one transceiver in the telephone company's central office called the ATU-C (ADSL Transmission Unit-Central office) and one in the subscriber's home called the ATU-R (ADSL Transmission Unit-Remote). When DMT initializes the ATU-C by transmitting 256 4 kHz carriers downstream to the ATU-R, the ATU-R measures the quality of each of the carriers and then decides whether a carrier has sufficient quality to be used for further transmission and, if so, how much data this carrier should carry relative to the other carriers that are used. This information is then passed back to the ATU-C via a control channel where the bits are assigned to the carriers. The system is very adaptive as it will change the bit assignments should the line characteristics change during transmission. This procedure maximizes performance by minimizing the probability of bit errors in transmission. Bit errors are typically caused by interference such as AM radio stations, open-circuited branched telephone lines called bridge taps and crosstalk from other wires. The system simply assigns fewer or no bits to carriers at frequencies where the interference occurs.

    The initial development of DMT was directed toward transmitting digital video signals over ordinary copper twisted-pair wires. Amati has found that DMT works as well on other media, including coaxial cable and wireless transmission.

    Amati believes that, in order to design and manufacture commercially acceptable products, cost and performance improvements beyond what is available with current technology will be necessary. Accordingly, Amati has assembled a microelectronics team that is designing custom integrated semiconductor circuits utilizing standard ASIC design systems and certain technologies beyond ASIC. Amati intends to continue to invest in and expand this activity. See "Risk Factors -- Need For Additional Capital," "Risk Factors -- Rapid Technological Change; Competition," and "Risk Factors -- Price Competitiveness of ADSL Products."

CONTRACT DEVELOPMENT

    For 1992 to 1994, Amati engaged in three major contract development projects. These were important because they allowed Amati to advance the DMT technology in new areas and provided approximately $7 million funding during those years.

    NORTHERN TELECOM

    From 1992 through May 1994, Northern Telecom supported Amati through two research and development agreements. The total funding was in excess of $5 million and directed toward developing and manufacturing a product with which to attain the ANSI standard for ADSL. The resulting product, Prelude, demonstrated the capabilities of DMT and was awarded the standard. During this time, Northern Telecom controlled sales and marketing, and Amati sold over $3 million of Preludes to Northern Telecom for resale to telephone companies in 15 countries worldwide. In 1995, as part of a settlement, Northern Telecom was issued 75,000 shares of Amati's Series A Preferred Stock and Amati received control of all intellectual property generated during the project, subject to a non-exclusive, royalty free license to Northern Telecom. Four patent applications co-owned by Northern Telecom and Amati have been filed as a result of the project.

    ECI

    Amati, using its DMT technology, developed board level transceivers capable of transmitting and receiving in each direction (symmetrical) at 2.048 Mbps for ECI. The development-only contract spanned 1992 and 1993 and provided Amati approximately $1 million in contract revenue. ECI is currently marketing the resulting transceivers in Europe under a royalty-bearing license from Amati. Royalty payments to date under the ECI license have been approximately $28,000.

    AT&T


    In June 1993, Amati entered into a contract to develop a wireless Digital Audio Broadcasting (DAB) system, which combines AT&T's audio compression/decompression technology and Amati's DMT technology. Five such DAB transceiver systems were developed under the contract and delivered to AT&T in early 1994. Amati received $250,000 for this project and has done no further work in this area. AT&T is currently marketing these DAB systems. If these marketing efforts are successful, Amati expects to enter into a royalty-bearing license agreement with AT&T for the DAB products.


RELATIONSHIP WITH MOTOROLA

    In March 1995, Amati entered into a nonexclusive agreement with Motorola pursuant to which Amati licenses certain patents to Motorola to design a fully integrated single chip solution for the ADSL market. This license is restricted to substantial compliance with the ANSI standard (T1.413). Under the license, Motorola will pay Amati a royalty on net sales of the chips, including a prepaid royalty. Amati expects Motorola's customers to become competitors with system level DMT products. Motorola has agreed to give Amati most favored customer pricing and availability, in addition to assistance in marketing. Amati plans to use the Motorola chip as the basis of the second generation Overture 8 that Amati expects to introduce in calendar 1997. See "Risk Factors -- Rapid Technological Change; Competition" and "Risk Factors -- Price Competitiveness of ADSL Products."

CUSTOMERS


    The ADSL market is dominated by telephone companies, which own the transmission lines. Amati typically expects to sell its transceiver products to large telecommunications service companies that will serve as integrators for the various component systems which make up a video-on-demand or multimedia system. The integrators will in turn sell these systems to telephone companies for distribution to their subscribers. Typical large telecommunications service companies include Northern Telecom, Alcatel, Philips, Siemens, NEC, Italtel, IBM, Fujitsu, DSC, Ericsson, Samsung, Reliance Com/Tec and AT&T. Telephone companies are generally cautious in deploying new technologies available only from a single source, especially when the supplier is as relatively small as Amati, and often require the availability of alternative sources before deploying a new technology. See "Risk Factors -- Market for Amati ADSL Products Still Under Development; Principal ADSL Markets Outside the United States." The VDSL market will have the same customer and telecommunication supplier groups as ADSL. See "Risk Factors -- Dependence on Large Customers and Systems Integrators" and "Risk Factors -- Competition for VDSL Standard."


    In 1993 and early 1994, Amati's Prelude transceivers were utilized in limited technical trials by telephone companies in Germany, England, France, Italy, Spain, The Netherlands, Switzerland, Norway, Sweden, Finland, Israel, Australia, Korea, and Canada, as well as by the following Regional Bell Operating Companies: Bell Atlantic Corporation, Bell South Corporation, NYNEX Corporation, Pacific Bell, and U.S. West, Inc. The trials were primarily laboratory trials conducted to determine the technical feasibility of providing video service over copper wire. While these trials confirmed the technical feasibility of Amati's transceivers, the high cost of the transceivers and lack of infrastructure to provide switched video services prevented any follow-on business from the trials.

    The next phase of deployment is market trials where the telephone companies will try to determine the content requirements, pricing and the estimated number of subscribers that will take the service. Market trials can vary in size from several hundred to several thousand lines. Amati expects to participate in market trials in more than five countries in 1995. Amati has also bid on other trials where the selection of the vendors has not been concluded. There is no assurance that Amati can continue to participate in further trials without additional competition. See "Risk Factors -- Rapid Technological Change; Competition."

    In spring 1995, delays in product development and initial shipments of Amati's Overture 4 products resulted in a shortage of capital that caused Amati to further delay shipments of prototypes for field trials. Amati was also forced to defer the development of other prototype products. See "Risk Factors -- Negative Effect on Earnings; Development Stage Company" and "Risk Factors -- Need for Additional Capital."


COMPETITION

    Telephone company trials have demonstrated the feasibility of Amati's ADSL products. Two basic ADSL technologies have participated in these trials: Amati's DMT multicarrier technology and AT&T single carrier CAP technology. DMT and CAP have been rivals since the ANSI standards competition in 1993, which was won by Amati's DMT technology. Amati believes that its DMT technology is less complex and more cost effective than a single carrier technology, such as CAP. The CAP technology has competed at all trials using transceivers developed from AT&T's proprietary chipset by Westell, Inc., a private company located in Illinois. The trials to date have been run at data rates of 1.5 Mbps and 2 Mbps, the speeds of AT&T's CAP products. Amati believes that as products capable of data rates of 6 Mbps and 8 Mbps become available later this year, trials will be conducted at those speeds. As the difference between DMT and CAP becomes greater at higher data rates, Amati believes that most of the competition at the higher speeds will come from new competitors using DMT technology.

    Amati has licensed Motorola to develop a standard compliant single chip solution for the ADSL market. Subject to paying a royalty to Amati on net sales, Motorola has the non-exclusive right to sell this chip. Amati also has the right to buy the Motorola chip at the most favored customer price. Amati expects Motorola's customers to become competitors with system level DMT products. Additionally, Amati is aware of other entities with development efforts underway with DMT technology for the ADSL marketplace. These include: ORCKIT, Pairgain, Aware/Analog, ECI, Ericsson and Alcatel. See "Risk Factors -- Rapid Technological Change; Competition."

    To date, there have not been any products introduced in the marketplace that have a cost structure satisfactory for a mass deployment to customers. In order to design and manufacture commercially viable products, a substantial investment in custom integrated semiconductors must be made. Amati believes that after 1997 requirements for this technology will likely be in the millions of lines and competition will be primarily on the basis of price. Those suppliers not making such investments will not be able to compete effectively. See "Risk Factors -- Rapid Technological Change; Competition" and "Risk Factors -- Price Competitiveness of ADSL Products."

SALES, MARKETING AND CUSTOMER SUPPORT

    Amati established its sales operation in August 1994 and covers both domestic and international markets from its headquarters in Mountain View, California. Amati's strategy is to sell to the worldwide base of telephone companies through large telecommunication suppliers which will integrate its product into larger systems for their customers. See "Risk Factors -- Dependence on Large Customers and Systems Integrators." This type of OEM selling does not require Amati to maintain a large sales force. Amati presently has one person in sales and expects to increase its sales force to three including one in Europe by the middle of 1996. See "Risk Factors -- Key Personnel" and "Risk Factors -- International Business."


    Amati also supports its customers from its headquarters in Mountain View, California. Presently, Amati has one person in support and intends to add two additional persons, including one in Europe.


MANUFACTURING

    Amati's experience in manufacturing has been limited to approximately 200 Prelude prototype systems, which were assembled by subcontractors. The Overture 4 is currently entering production, and Amati intends to outsource the assembly and testing of this product. Amati will maintain responsibility for product quality and reliability through incoming inspection of components, auditing at subcontractors' facilities and final shipping inspection of all products.

    Several components included in Amati's systems are obtained from a single source or limited group of suppliers and cannot be provided internally. Those parts subject to single or limited source supply routinely are monitored by management and Amati endeavors to ensure that adequate supplies are available to maintain manufacturing schedules, should supply for any part be interrupted. See "Risk Factors -- Dependence on Suppliers and Third Party Manufacturers."

RESEARCH AND DEVELOPMENT

    Amati believes that it has a technological leadership position in DMT modulation technology. Amati's future success is largely dependent on its ability to maintain this position through the development of new products that meet a wide range of customer needs. Accordingly, Amati intends to continue to make substantial investments in research and development. There can be no assurance, however, that Amati's future development efforts will result in commercially successful products, or that Amati's products will not be rendered obsolete by changing technology, new industry standards or new product announcements by others. See "Risk Factors -- Rapid Technological Change; Competition."

    Amati has organized its research and development efforts into three main groups: microelectronics, software development and hardware development. Currently, the microelectronics group efforts are primarily focused on efforts for the ADSL and VDSL markets; the software group is focused primarily on the development of firmware for products such as Overture 4; and the hardware group performs analog and digital design activities.

    During 1992, 1993 and 1994, research and development expenses were approximately $1.8 million, $3.2 million and $3.1 million, respectively, and Amati expects to spend approximately $5.0 million on research and development in 1995. All Amati's research and development expenses are charged to operations as incurred.

PATENTS AND OTHER INTELLECTUAL PROPERTY

    Amati has a policy of seeking patents when appropriate on inventions concerning new products and improvements as part of its on-going research and development applications. Amati classifies its patents as follows:

    - Group I  -- Consists  of 3 patent applications  and 1 patent co-owned with
                  Northern Telecom that are necessary for conformance to the ANSI standard for ADSL. Amati has informally agreed with the ANSI standards body to license these patents to third parties on fair and equitable terms.

    - Group II  -- Consists  of the 2  patents issued to  Stanford University in
                   1993 and 1994 and 1 patent application filed by Stanford University, all of which have been exclusively licensed to Amati, and 1 patent application filed by Amati in 1995. These patents are not necessary for conformance to the ANSI standard for ADSL; however, they make ADSL transceivers more efficient.

    - Group III -- Consists of 1 patent owned by Amati and 5 patent applications filed by Amati, all of which are more general to Amati's DMT technology.

    Amati also relies on a combination of technical leadership, trade secrets, copyrights, trademarks and non-disclosure agreements to establish and protect its proprietary rights in its products. See "Risk Factors -- Dependence or Proprietary Technology."

EMPLOYEES

    As of July 31, 1995, Amati employed 24 full-time employees, including 4 in manufacturing, 2 in sales and customer support, 15 in engineering and 3 in finance and administration. Six members of Amati's engineering staff hold doctoral degrees. Amati also employs a number of consultants who are primarily used in engineering. None of Amati's employees is represented by a labor union and Amati has experienced no work stoppages. Amati considers its relationship with its employees to be good. In May 1995, Amati entered into an employment agreement with Dr. Cioffi, its founder, Vice President, Engineering and Chief Technical Officer. The agreement provides for Dr. Cioffi to be employed by Amati until October 1998, while continuing his obligations as a full-time tenured faculty member at

Stanford University. Stanford University limits the amount of time its faculty can spend on outside activities. Competition for technical personnel in Amati's industry is intense. Amati believes that its future success will depend in part on its continued ability to hire, assimilate and retain qualified personnel. See "Risk Factors -- Key Personnel."

FACILITIES

    Amati's facilities are in an approximately 9,500 square foot leased office facility in Mountain View, California. The lease expires in April 1997, and Amati currently pays approximately $13,500 per month. Amati believes that its facilities, combined with the ICOT facilities, are adequate for its current and anticipated needs.

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information with respect to the executive officers and directors of Amati:

          NAME                 AGE                                  POSITION WITH AMATI
-------------------------      ---      ---------------------------------------------------------------------------
Dr. James F. Gibbons               63   Chairman of the Board
Aamer Latif                        37   Chief Executive Officer, President, Chief Financial Officer and Director
Dr. John M. Cioffi                 38   Vice President of Engineering, Chief Technical Officer and Director
Joseph H. Grady, Jr.               48   Vice President of Worldwide Sales
Alan D. Hagedorn                   47   Vice President of Manufacturing
Arnold N. Silverman                56   Director
Donald L. Lucas                    65   Director

    DR. JAMES F. GIBBONS has served as the Chairman of the Board of Directors of Amati since 1992. Dr. Gibbons is a Professor of Electrical Engineering and has served as the Dean of the School of Engineering at Stanford University since 1984. Dr. Gibbons currently serves on the Board of Directors of Lockheed Corporation, Raychem Corporation, Centigram Communications Corporation, El Paso Natural Gas Co. and Cisco Systems Inc.

    AAMER LATIF was appointed Chief Executive Officer, Chief Financial Officer and President of Amati and elected to the Amati Board effective August 4, 1995. Mr. Latif has been President, Chief Executive Officer, Chief Financial Officer and a Director of ICOT since May 1993; he was elected Chairman of ICOT in July 1995. Prior to 1993 Mr. Latif served in various executive positions with ICOT since 1980, most recently as Vice President, Engineering. See "The Merger and Related Transactions -- Background to the Merger" and "Information Concerning ICOT -- Executive Officers and Directors."

    DR. JOHN M. CIOFFI is the founder of Amati and has served as Vice President of Engineering, Chief Technical Officer and Director since 1991. Dr. Cioffi has also been a Professor of Electrical Engineering at Stanford University since 1986. Dr. Cioffi sits on the technical boards of C-Cube Microsystems, Inc., and Wireless Access Inc. and has served on the technical staffs of Bell Laboratories Inc. and IBM's Almaden Research Laboratories.

    JOSEPH H. GRADY, JR. has served as Amati's Vice President of Worldwide Sales since August 1994. Previously, Mr. Grady served as Assistant Vice President of Sales of Newbridge Networks Corporation from 1992 to 1994. Mr. Grady served as Manager of Distribution Sales and Development for Octel Communications Corp. from 1991 to 1992. Mr. Grady also served as Vice President of Telephone Company Sales for Racal Data Communications Inc. from 1985 to 1991.

    ALAN D. HAGEDORN joined Amati in 1995 as Vice President of Manufacturing. Mr. Hagedorn previously served as Vice President of Manufacturing and Director of Materials for Network Computing Devices Inc. from 1988 to 1995.

    ARNOLD N. SILVERMAN was elected to the Amati Board effective August 4, 1995. Mr. Silverman also serves as a director of ICOT. Mr. Silverman served as ICOT's President and Chief Executive Officer from 1979 until July 1989 and as Chairman of the Board from 1979 until July 1995. He is also a director of Business Objects, S.A. See "The Merger and Related Transactions -- Background to the Merger" and "Information Concerning ICOT -- Executive Officers and Directors."

    DONALD L. LUCAS was elected to the Amati Board effective August 4, 1995. Mr. Lucas, a venture capitalist, has been a director of ICOT since 1968. He is also a director of Cadence Design Systems, Inc., Delphi Information Systems, Inc., Kahler Corporation, Oracle Corp., Macromedia, Inc., Quantum Health Resources, Inc., Racotek, Inc., Transcend Services, Inc., and Tricord Systems, Inc. See "The Merger and Related Transactions -- Background to the Merger" and "Information Concerning -- ICOT Executive Officers and Directors."

PRINCIPAL SHAREHOLDERS


    The following table sets forth certain information regarding the beneficial ownership of Amati Voting Stock as of the August 30, 1995 record date for Amati shareholders entitled to vote in the Merger and the beneficial ownership of ICOT Common Stock such shares will represent after the Merger (i) by each person who is known by Amati to own beneficially more than 5% of the outstanding shares of Amati Common Stock and Amati Series A Preferred Stock, (ii) by each director and executive officer of Amati, and (iii) by all directors and executive officers of Amati as a group. Except as otherwise indicated and subject to community property laws where applicable, Amati believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Amati Voting Stock shown as being beneficially owned by them. The number of shares of Amati Voting Stock and calculation of percent ownership of Amati Voting Stock takes into account (x) those shares underlying stock options that are exercisable within 60 days of August 30, 1995 and (y) those shares issuable upon exercise of Amati Warrants, assuming such warrants are exercised prior to the consummation of the Merger pursuant to the terms of the Merger Agreement.



                                               SHARES OF AMATI COMMON STOCK  SHARES OF ICOT COMMON STOCK
                                               BENEFICIALLY OWNED PRIOR TO     BENEFICIALLY OWNED AFTER
                                                          MERGER                      MERGER (1)
             NAME AND ADDRESS OF               ----------------------------  ----------------------------
              BENEFICIAL OWNER                     NUMBER         PERCENT        NUMBER         PERCENT
---------------------------------------------  ---------------  -----------  ---------------  -----------
James F. Gibbons (2).........................          71,453        12.4%        329,584           2.0%
Aamer Latif..................................        --             --            105,000          *
John M. Cioffi (3)...........................         350,000        50.7%      1,619,410           9.6%
Joseph H. Grady, Jr. (4).....................          45,000         7.7%        207,567           1.2%
Alan D. Hagedorn (5).........................          24,300         4.3%        112,086          *
Arnold N. Silverman..........................        --             --            320,200           1.9%
Donald L. Lucas..............................        --             --            189,000           1.1%
All directors and executive officers as a
  group (7 persons)..........................         490,753(6)      61.8%     2,877,847(7)       16.0%
Ronald K. Maxwell............................         163,750        30.3%        755,313           4.6%
  1057 University Avenue
  Palo Alto, California 94301
James F. Ottinger (8)........................          80,000        14.8%        369,008           2.2%
  16203 Greenwood Road
  Monte Sereno, California 95030
University Ventures II (9)...................          28,900         5.2%        133,304          *
  a California Limited Partnership
  545 Middlefield Road, Suite 180
  Menlo Park, California 94025

                                                 SHARES OF AMATI SERIES A
                                                                             SHARES OF ICOT COMMON STOCK
                                               PREFERRED STOCK BENEFICIALLY    BENEFICIALLY OWNED AFTER
                                                  OWNED PRIOR TO MERGER               MERGER (1)
             NAME AND ADDRESS OF               ----------------------------  ----------------------------
              BENEFICIAL OWNER                     NUMBER         PERCENT        NUMBER         PERCENT
---------------------------------------------  ---------------  -----------  ---------------  -----------
University Ventures II (10)..................         125,000        38.5%        576,575           3.5%
  545 Middlefield Road, Suite 180
  Menlo Park, California 94025
Stanford University..........................         125,000        38.5%        576,575           3.5%
  900 Welch Road, Suite 350
  Palo Alto, California 94304-1850
Northern Telecom Limited.....................          75,000        23.1%        345,945           2.1%
  2920 Matheson Boulevard East
  Mississauga, Ontario, Canada, LRW 4M7

------------------------
*    Less than 1%.

(1) Assumes that 16,551,551 shares of ICOT Common Stock will be outstanding immediately after the Merger, including issuance of 4,486,949 shares of ICOT Common Stock in the Merger, that all holders of Outstanding Amati Notes accept the Offer to Note Holders and that the Applicable Ratio is 4.6126.

(2) Includes 20,000 shares issuable upon exercise of outstanding options. Also includes 14,453 shares issuable upon exercise of an Amati Fair Value Warrant assuming Dr. Gibbons accepts the Offer to Note Holders and an Applicable Ratio of 4.6126.

(3) Includes 150,000 shares issuable upon exercise of outstanding options. Does not include options covering 808,205 shares of ICOT Common Stock to be issued after the Merger. See "Terms of the Merger -- Performance Options."

(4) Consists of 45,000 shares issuable upon exercise of outstanding options. Does not include options covering 142,244 shares of ICOT Common Stock to be issued after the Merger. See "Terms of the Merger -- Performance Options."

(5) Consists of 24,300 shares issuable upon exercise of outstanding options. Does not include options covering 61,424 shares of ICOT Common Stock to be issued after the Merger. See "Terms of the Merger -- Performance Options."

(6) Includes 239,300 shares issuable upon exercise of outstanding stock options and 14,453 shares issuable upon exercise of Amati Warrants.

(7) Includes 1,342,495 shares issuable upon the exercise of outstanding options and 66,667 shares issuable upon exercise of Amati Warrants, assuming applicable ratio of 4.6126.

(8) Shares are held by the Ottinger Family Trust, of which Mr. Ottinger is a Co-Trustee.

(9) Includes 15,567 shares issuable upon exercise of an Amati Dollar Value Warrant.

(10) Aggregate beneficial ownership of ICOT Common Stock by University Ventures II after the Merger will be 709,879 shares and 4.3%


DESCRIPTION OF AMATI WARRANTS

    As of the date of this Proxy Statement/Prospectus, there are outstanding Amati Warrants to purchase Amati Series B Preferred Stock, were such securities to be issued, at an aggregate exercise price of $2,150,899.56.

    FAIR VALUE WARRANTS. There are outstanding Fair Value Warrants with an aggregate exercise price of $950,000. Each Fair Value Warrant is exercisable for that number of shares of Amati Series B Preferred Stock equal to the aggregate purchase price of the Fair Value Warrant divided by the purchase price of the Amati Series B Preferred Stock issued at the first closing of such sale of Series B Preferred Stock. The Fair Value Warrants may be exercised at any time on or after the first closing of the sale of Amati Series B Preferred Stock, and before October 22, 1996. Each Fair Value Warrant also provides that, in the event of any consolidation or merger of Amati with any other corporation, adequate provision shall be made by Amati so that there shall remain and be substituted, under the Fair Value Warrant, the shares, securities, or assets which would have been issuable or payable in respect to or in exchange for the shares then subject to the Fair Value Warrant, as if the warrant holder had been the owner of such shares on the applicable record date.

    DOLLAR VALUE WARRANTS. There are outstanding Dollar Value Warrants to purchase 40,132 shares of Amati Series B Preferred Stock at an exercise price of $6.00 per share and to purchase 106,679 shares of Amati Series B Preferred Stock at an exercise price of $9.00 per share. Each Dollar Value Warrant is exercisable for that number of shares of Amati Series B Preferred Stock equal to the aggregate exercise price of the warrant divided by the applicable exercise price per share. The Dollar Value Warrants may be exercised at any time before July 31, 1999. Each Dollar Value Warrant also provides that, in the event of any consolidation or merger of Amati with any other corporation, adequate provision shall be made by Amati so that there shall remain and be substituted, under the Dollar Value Warrant, the shares, securities, or assets which would have been issuable or payable in respect to or in exchange for the shares then subject to the Dollar Value Warrant, as if the warrant holder had been the owner of such shares on the applicable record date.

                          INFORMATION CONCERNING ICOT

PRODUCTS AND CUSTOMERS


    ICOT operates a one-segment business for which it develops, manufactures, markets and services network connectivity products for sales primarily to OEMs. These products are used primarily in two applications:


    - IBM compatible PCs to IBM mainframe connectivity applications in LANs.

    - Bridge products for interconnecting Token-Ring LANs, Token-Ring and Ethernet LANs, and Token-Ring LANs over WANs.

    ICOT's products are mainly used by large companies with mainframes and significant PC network applications such as insurance, transportation, financial service, manufacturing, banking, and brokerage companies.


    ICOT's PC to Mainframe Connectivity products consist of 3270 emulation products which are DOS and Microsoft Windows based software and microcomputer boards (with extensive firmware) that reside in an IBM or IBM compatible PC, and enable the PC to communicate, access and transfer data through Systems Network Architecture ("SNA") to IBM or IBM compatible mainframes. ICOT sells single user and LAN gateway versions of all its products. LAN gateways allow multiple PC users, attached directly to Token-Ring, Ethernet and other LANs, to access SNA networks through one shared link.


    ICOT markets its PC to Mainframe Connectivity products to selected niche markets: OEMs, API and strategic end-user market segments of the Windows and DOS Connectivity markets. ICOT's connectivity market share and revenues have been declining over the past three years and are expected to continue to decline.

    ICOT has looked for opportunities, principally OEM arrangements, to leverage its investment in technology and penetrate new market segments not directly available to it. ICOT has, therefore, sought to form relationships with companies that have established market positions but lack some of the communications products and technology required to complete their product offering. ICOT markets its technology to OEMs in several ways: allowing OEMs to relabel standard ICOT products, licensing software source code technology, customizing ICOT products to the OEM's needs, or fully developing and manufacturing a new product based on an OEM specification.


    During the past several years, ICOT has undertaken several projects where ICOT has designed, developed and manufactured custom communications products for IBM. Pursuant to its principal agreement with IBM, ICOT furnishes engineering, manufacturing, and assembly services for the manufacture of LAN bridge products, in accordance with IBM specifications and upon receipt of purchase orders for the products. The LAN bridge products were upgraded during fiscal 1994 and shipping of the new family of LAN bridge products commenced in January 1994. The new family of products, while priced lower, has more features and options, and offers significantly higher performance than the earlier bridge products. The principal agreement with IBM, amended in December 1993, has been extended until December 1996.


    Under the terms of a second agreement, ICOT provides development and support services to IBM for a custom product. IBM launched this product in the United States and Canada in July 1994. The product is currently being launched in a number of European and Asian countries. ICOT will receive royalty payments from IBM on sales of the product to end-customers.

    During the first nine months of fiscal 1995, sales to IBM accounted for approximately 81% of ICOT's revenues. Since IBM considers product sales and market data confidential, ICOT has very little ability to anticipate future demands. ICOT is highly dependent on sales to IBM and expects that quarterly and annual results could be volatile due to its dependence on this dominant customer. IBM may terminate its agreements with ICOT upon 30 days' notice without a significant penalty. Upon termination of the agreements, ICOT has continuing obligations to provide certain products and technical support for a period of years, at a price then to be negotiated. See "Risk Factors -- ICOT Customer Concentration; Reliance on Sales to IBM."


SERVICE

    In the network connectivity business, ICOT offers a 90-day warranty and post-warranty support programs. Hardware products are typically serviced on a factory repair basis. Software support is usually handled by phone consultation or, less often, by an on-site visit by a systems engineer.

MANUFACTURING

    ICOT's products are assembled at its San Jose, California facility, where test, quality assurance, and material control activities are performed. ICOT has the capacity to increase its output without further expansion of its physical plant and warehousing facilities.

    Electronic and mechanical components, subassemblies and supplies are bought from many independent suppliers. Although most components, subassemblies and supplies are bought from single vendors, management believes that, with a few exceptions, at least one alternative source of supply is available at comparable cost for each component in its product lines. A few components are consigned by IBM and there is no alternative source of supply for these components. See "Risk Factors -- Dependence on Suppliers and Third-Party Manufacturers."

MARKETING

    In the PC to Mainframe Connectivity market, ICOT sells to end-users, independent software vendors, OEMs, and through a small network of resellers. Export sales in fiscal 1992, 1993 and 1994 and in the first nine months of fiscal 1995 were 6%, 1%, 2% and 1%, respectively, of total net sales. Export sales are shipments to locations outside the United States, primarily Western Europe and Canada. These sales are subject to certain controls and restrictions, but ICOT has not experienced any material difficulties related to these sales. See "Risk Factors -- International Business."

BACKLOG


    As of the end of fiscal 1993 and 1994, ICOT's backlog was approximately $1,632,000 and $2,601,000, respectively. April 29, 1995 backlog was approximately $3,044,000, including $3,042,000 of orders from IBM, compared to an April 30, 1994 backlog of approximately $1,286,000, including $1,267,000 of orders from IBM.


RESEARCH AND DEVELOPMENT


    Net research and development expenses totaled $2,406,000 (10% of net sales) in fiscal 1992, $2,533,000 (21% of net sales) in fiscal 1993, $1,429,000 (17% of net sales) in fiscal 1994, and $1,281,000 (15% of net sales) in the first nine months of fiscal 1995, compared to $1,078,000 (19% of net sales) in the first nine months of fiscal 1994. These amounts are net of software development costs capitalized in accordance with SFAS No. 86 and of funded development costs. In fiscal 1992, 1993 and 1994 capitalized software development costs totaled $1,509,000, $733,000 and $455,000, respectively. The amount of funded development costs totaled $553,000, $903,000, and $549,000, respectively. During the 1995 fiscal year, there was no amortization of capitalized software development costs because there were no capitalized software projects available for general release. The amortization of capitalized software development costs charged to cost of sales in fiscal 1992 and 1993 was $426,000 and $692,000, respectively.


    In the fourth quarter of fiscal 1993, capitalized software development costs associated with ICOT's PC-Connectivity products of $1,454,000 were written off as part of ICOT's restructuring program, as further discussed in Notes 1 and 2 of Notes to Consolidated Financial Statements. As of July 30, 1994, there are no unamortized capitalized software development costs related to the PC to Mainframe Connectivity business included in ICOT's Consolidated Balance Sheets.

    ICOT had 12 full-time employees engaged in research and development activities as of August 15, 1995. ICOT's research and development efforts are expended on the enhancement of existing products and for the development of new products in order to meet rapidly changing customer requirements.


    Significant expenditures include the following:

    - Adaptation/portation/new code generation for new operating systems at the PC and network operating system level.

    - Development of OEM products to customer specifications.


    - Improved reliability of existing products through extensive in-house testing of products. ICOT Token-Ring has a full in-house test facility including a mainframe with extensive testing software, multiple LANs with multiple PCs, local attach, Token-Ring attach, and remote dial-in capability, a mainframe emulator, protocol analyzers, IBM controllers, terminals and printers and many other test tools which it uses to simulate customers' complex multivendor, multiproduct environments.


    ICOT believes that research and development is a key element in its ability to compete in the PC to Mainframe Connectivity and OEM markets and will, accordingly, continue to make investments in new product development and maintenance of product reliability.

COMPETITION

    The PC to Mainframe Connectivity market is highly competitive and is characterized by rapid advances in technology which frequently result in the introduction of new products with improved performance characteristics, thereby subjecting ICOT's products to the risk of technological obsolescence. ICOT's ability to compete is dependent on several factors, including: reliability, product performance, quality, features, distribution channels, name awareness, customer support, product development capabilities, and the ability to meet delivery schedules. ICOT competes, directly or indirectly, with a broad range of companies, many of whom have significantly greater financial and other resources. In addition, ICOT is only competing for a limited and declining segment of the PC-Connectivity market, which is itself declining.

    Many companies compete in the PC to Mainframe Connectivity market, including IBM, Attachmate Corporation, Eicon Group, Inc., Network Software Associates Inc., Wall Data Incorporated, and Novell Inc. Products and policies of these companies can adversely affect ICOT's competitive position. A large number of ICOT's products interact with IBM equipment and support IBM protocols. Thus, the development of new protocols, equipment or communications systems by IBM could adversely affect ICOT's PC to Mainframe Connectivity competitiveness. See "Risk Factors -- Competition in ICOT's PC to Mainframe Connectivity Business."

PATENTS, TRADEMARKS AND LICENSES

    ICOT principally relies on its technological and engineering resources to develop its business in an industry where technology changes very fast. ICOT does, however, consider the use of trademarks, copyrights and license agreements as a means to protect its proprietary technology and, therefore, ICOT intends to seek and maintain protection where appropriate. See "Risk Factors -- Dependence on Proprietary Technology."

    ICOT holds one United States patent expiring in the year 2000 and one Canadian patent expiring in the year 2001; these patents cover an apparatus for interconnecting data communications and data terminal equipment which is no longer an integral part of its product architecture. ICOT also has several trademark registrations, including "ICOT" and "OmniPath" and has copyrights in its software and related documentation, including product manuals.

    ICOT is a licensee under three OEM software source code licenses that are used in connection with the development, maintenance, enhancement, and support of various PC to Mainframe Connectivity products. These licenses pertain to peripheral products which ICOT remarkets to complement or add features to its core product line. The loss of any one license would not have a material effect on revenues. At least one, and usually several, alternative sources are available for the equivalent technology represented by these licenses.

EMPLOYEES

    As of August 15, 1995, ICOT had 34 full-time employees, of whom 11 were engaged in manufacturing, 12 were engaged in research and development, 2 were engaged in marketing and sales and 9 held general and administrative positions. All employees are based in the United States. None of its employees is subject to a collective bargaining agreement, and there have been no work stoppages due to labor difficulties. ICOT believes that its employee relations are satisfactory.

PROPERTIES

    ICOT's headquarters and manufacturing facility is located in San Jose, California. In May 1994, a mutual release of the rental obligation expiring on December 1, 1995, was executed for this two-story building consisting of approximately 47,500 square feet. Concurrently, a new lease was signed for only a single-story premise of approximately 23,300 square feet of this building. This new lease expires on July 23, 1999.


    The leased facility located at Meadow Vista, California, consisting of approximately 3,000 square feet, is used for research and development. The lease on this building expires on February 29, 1996.


    In addition, ICOT has a lease for approximately 21,000 square feet of space in Natick, Massachusetts. This lease was assumed in connection with an acquisition in January 1988 and expires on December 31, 1995. This space is no longer being used by ICOT and related rent and operating cost obligations are fully reserved through the end of the lease period, net of future sublease income. As of April 29, 1995, all of the excess space at this facility was subleased for the remaining term of the lease.

    ICOT's wholly-owned subsidiary, ICOT International Limited, now dormant, leases approximately a 6,400 square foot building located in Wokingham, England. During the fourth quarter of fiscal 1993, in line with ICOT's restructuring of its PC to Mainframe Connectivity business, ICOT International Limited closed its operations in the United Kingdom. The lease on this facility expires on September 29, 2010. During the fiscal year, ICOT subleased this facility through September 1995. Income from this sublease is less than ICOT's rental obligation. ICOT has recorded a liability of $294,000 to cover partial rental obligations related to this facility net of anticipated future sublease income.


    ICOT believes that its current facilities are adequate to conduct current operations and that its facilities and Amati's are adequate for the operations of the combined company.


LEGAL PROCEEDINGS

    In November 1993, an action was brought against ICOT for damages related to the use of ICOT's products. The plaintiff filed a suit claiming repetitive stress injuries resulting from the use of ICOT's product in the course of employment with American Airlines from the period May 1981 through July 1991. The plaintiff alleges damages in the amount of $1 million and punitive damages of $10 million. ICOT believes that the claim is without merit and has tendered defense of this action to its insurance carriers. In the opinion of management, the outcome of this litigation will not have a material adverse effect on ICOT's financial position or its results of operations. See "Risk Factors -- ICOT's RSI Lawsuit." ICOT is not involved in any other litigation.

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of ICOT and their ages as of the date of this Prospectus/Proxy Statement are as follows:


          NAME               AGE                     POSITION
------------------------     ---     ----------------------------------------
Aamer Latif                      37  President, Chief Executive Officer,
                                     Chief Financial Officer and Chairman
David J. Bivolcic                38  Senior Vice President
Teresita O. Medel                48  Secretary, Controller and Treasurer
Donald L. Lucas                  65  Director
Arnold N. Silverman              56  Director
William D. Witter                65  Director


    Mr. Latif was elected President, Chief Executive Officer, Chief Financial Officer and a Director of ICOT in May 1993; he was elected Chairman in July 1995. Prior to 1993 Mr. Latif served in various executive positions with ICOT since 1980, most recently as Vice President, Engineering. Mr. Latif was appointed Chief Executive Officer and President of Amati and elected to the Amati Board effective August 4, 1995. See "The Merger and Related Transactions -- Background to the Merger" and "Information Concerning Amati -- Executive Officers and Directors."

    Mr. Bivolcic was elected Senior Vice President of ICOT in May 1993. Prior to that, he served as Vice President, Operations since December 1989.

    Ms. Medel was elected Secretary of ICOT in December 1994. She has served as Controller and Treasurer of ICOT since July 1993. Prior to 1993, she served as ICOT's Accounting Manager since 1979.

    Mr. Lucas, a venture capitalist, has been a Director of ICOT since 1968. He is also a director of Cadence Design Systems, Inc., Delphi Information Systems, Inc., Kahler Corporation, Oracle Corp., Macromedia, Inc., Quantum Health Resources, Inc., Racotek, Inc., Transcend Services, Inc., and Tricord Systems, Inc. Mr. Lucas was elected to the Amati Board effective August 4, 1995. See "The Merger and Related Transactions -- Background to the Merger" and "Information Concerning Amati -- Executive Officers and Directors."

    Mr. Silverman served as ICOT's President and Chief Executive Officer from 1979 until July 1989 and as Chairman of the Board from 1979 until July 1995. He is also a director of Business Objects, S.A. Mr. Silverman was elected to the Amati Board effective August 4, 1995. See "The Merger and Related Transactions -- Background to the Merger" and "Information Concerning Amati -- Executive Officers and Directors."

    Mr. Witter has been a Director of ICOT since 1968. He has been President of the William D. Witter, Inc. Investment Counseling Firm since its inception in 1977. He is also a director of Transnational Industries, Inc.

BOARD COMPENSATION

    Each director who was not also an officer or employee of ICOT received a fee of $2,000 per quarter in fiscal 1994. In addition, each such director received a fee of $2,000 for each Board meeting attended and $2,000 for each Audit Committee meeting attended during fiscal 1994. ICOT has a policy of reimbursing directors for reasonable travel and related expenses incurred in attending Board and Committee meetings. Donald L. Lucas, a director of ICOT, did not receive any of the aforementioned payments; however, Mr. Lucas in fiscal 1994 received $25,200 in consulting fees for services rendered to ICOT.

    Directors who are not employees of ICOT or any affiliate of ICOT are eligible to participate in ICOT's 1990 Non-Employee Directors' Stock Option Plan. Pursuant to such plan, during fiscal 1994 each non-employee Director received an option for 10,000 shares on September 1, 1993 at an exercise price of $1.13 per share. Grants are automatically made annually under this plan.


EXECUTIVE COMPENSATION


    The following table shows, as to the Chief Executive Officer and each of the other Executive Officers of ICOT whose salary and bonus exceeded $100,000, certain information concerning compensation paid during the fiscal years ended July 30, 1994 and July 31, 1993:


                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                   COMPENSATION
                                             ANNUAL COMPENSATION      AWARDS        ALL OTHER
                                            ---------------------  -------------  COMPENSATION
                                                         BONUS       OPTIONS/     -------------
NAME AND PRINCIPAL POSITION        YEAR     SALARY ($) EARNED ($)    SARS (#)          ($)
-------------------------------  ---------  ---------  ----------  -------------  -------------
Aamer Latif                           1994    150,000      75,000              0         198(1)
CEO, President and CFO                1993    127,357           0        140,000         198(1)
Arnold N. Silverman                   1994    112,085           0              0       7,350(2)
Chairman                              1993    128,000           0         20,000       6,864(2)
David J. Bivolcic                     1994    120,000      50,000              0         198(1)
Senior Vice President                 1993    109,687           0         60,000         198(1)

------------------------
(1) Consists of $198 paid by ICOT for the premium on life insurance for Messrs. Latif and Bivolcic.

(2) Includes $1,350 in 1994 and $864 in 1993 paid by ICOT for the premium on life insurance for Mr. Silverman. $6,000 was paid by ICOT to cover the cost of preparing Mr. Silverman's income tax returns for years 1993 and 1992. This benefit has been discontinued.

    No options were granted to the executive officers named in the Summary Compensation Table during fiscal 1994.


    The following table sets forth certain information regarding options exercised during the 1994 fiscal year and held at the end of such year by the Executive Officers named in the Summary Compensation Table.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES
                                FISCAL YEAR 1994

                                                                         VALUE OF
                                                                        UNEXERCISED
                                                       NUMBER OF       IN-THE-MONEY
                                                  UNEXERCISED OPTIONS   OPTIONS AT
                                                     AT FY-END (#)      FY-END ($)
                                 SHARES ACQUIRED     EXERCISABLE/      EXERCISABLE/
             NAME                ON EXERCISE (#)     UNEXERCISABLE     UNEXERCISABLE
-------------------------------  ---------------  -------------------  -------------
Aamer Latif                             0             164,250/101,250       10,000/0
Arnold N. Silverman                     0             146,250/ 26,250            0/0
David J. Bivolcic                       0              67,250/ 43,250        2,500/0

    On July 30, 1994 the closing price for ICOT's Common Stock as reported on Nasdaq National Market was $1.00.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Aamer Latif has entered into a severance agreement with ICOT (the "Severance Agreement") pursuant to which Mr. Latif will be eligible to receive his salary and benefits for 24 months if his employment with ICOT is terminated within six months of the Merger. Pursuant to the Severance Agreement, the options granted to Mr. Latif under ICOT's 1981 Incentive and Supplemental Stock Option Plans may be canceled and replaced with options, having the same exercise prices, expiration dates and vesting schedules as the options replaced, granted under ICOT's 1990 Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding the beneficial ownership of ICOT Common Stock as of September 29, 1995 and the beneficial ownership such shares will represent after the Merger (i) by each person who is known by ICOT to own beneficially more than 5% of the outstanding shares of ICOT Common Stock, (ii) by each director and executive officer of ICOT, and (iii) by all directors and executive officers of ICOT as a group. Except as otherwise indicated and subject to community property laws where applicable, ICOT believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Common Stock shown as being beneficially owned by them. The number of shares of ICOT Common Stock and calculation of percent ownership takes into account those shares underlying stock options that are exercisable within 60 days of September 29, 1995.



                                                                      BENEFICIAL
                                                                      OWNERSHIP
                                               SHARES BENEFICIALLY      AFTER
                                              OWNED PRIOR TO MERGER   MERGER (1)
                                              ----------------------  ----------
          NAME OF BENEFICIAL OWNER              NUMBER      PERCENT    PERCENT
--------------------------------------------  -----------  ---------  ----------
Aamer Latif (2)                                   105,000          *           *
David J. Bivolcic (3)                               5,000          *           *
Teresita O. Medel                                       0          *           *
Donald L. Lucas (4)                               189,000       1.6%        1.1%
Arnold N. Silverman (5)                           320,200       2.6%        1.9%
William D. Witter (6)                             295,100       2.4%        1.8%
All directors and executive officers,             914,300       7.4%        5.4%
as a group (6 persons) (7)
The TCW Group, Inc. (8)                           770,000       6.4%        4.6%
865 Figueroa Street
Los Angeles, CA 90017
Dimensional Fund Advisors, Inc. (9)               707,800       5.9%        4.3%
1299 Ocean Avenue
Santa Monica, CA 90401

------------------------
*    Less than one percent.

(1) Assumes that 16,551,551 shares of ICOT Common Stock will be outstanding immediately after the Merger, including issuance of 4,486,949 shares of ICOT Common Stock in the Merger, that all holders of Outstanding Amati Notes accept the Offer to Note Holders and that the Applicable Ratio is 4.6126.

(2)  Consists of 105,000 shares issuable upon exercise of outstanding options.

(3)  Consists of 5,000 shares issuable upon exercise of outstanding options.

(4) Includes 123,000 shares that are held in a joint trust with Mr. Lucas' wife and 15,000 shares which are held in a profit sharing trust for his benefit.
     As trustee of the joint trusts, Mr. Lucas holds voting and investment power with respect to such shares. Also includes 17,500 shares issuable upon exercise of outstanding options.

(5) Does not include 700 shares held by Mr. Silverman's wife who has sole voting and investment power with respect to such shares. Includes 115,200 shares issuable upon exercise of outstanding options.

(6)  Includes 100,000 shares held by the  William D. Witter Inc. Profit  Sharing
     Plan. Mr. Witter holds shared voting and investment power with respect to such shares. Also includes 50,000 shares issuable upon exercise of outstanding options.

(7)  Includes 292,700 shares issuable upon exercise of outstanding options.

(8)  Based on Schedule 13G dated January 26, 1995 filed with the Commission.

(9)  Based on Schedule 13G dated January 31, 1995 filed with the Commission.

                      ADDITIONAL MATTERS FOR CONSIDERATION
                              OF ICOT STOCKHOLDERS

    In addition to the consideration of the Merger proposal, the stockholders of ICOT will be asked to consider and vote upon the following matters at the ICOT Meeting.

ADDITIONAL PROPOSAL 1 -- AMENDMENT TO ICOT'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF ICOT

    Subject to approval of the Merger, Article First of the Certificate of Incorporation of ICOT is proposed to be amended to change the name of the corporation to "Amati Communications Corporation."


    The ICOT Board believes that such change will reflect Amati's important contribution to the combined company and the focus of the combined company on developing Amati's DMT technology.


VOTE REQUIRED

    The approval of the amendment to the Certificate of Incorporation of ICOT requires the affirmative vote of the holders of a majority of the outstanding shares of ICOT Common Stock. Consequently, abstentions will have the effect of a vote against the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO ICOT'S CERTIFICATE OF INCORPORATION.

ADDITIONAL PROPOSAL 2 -- AMENDMENT TO ICOT'S CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

    Subject to approval of the Merger, Article Fourth of the Certificate of Incorporation of ICOT is proposed to be amended to increase the number of authorized shares of ICOT Common Stock from 20,000,000 to 45,000,000 shares.


    As of September 29, 1995, ICOT had outstanding 12,064,602 shares of Common Stock and outstanding options to purchase 543,400 shares of Common Stock. In connection with the Merger, 6,788,924 shares of ICOT Common Stock will be issued or reserved for issuance pursuant to the exercise of options or warrants. In addition, ICOT has agreed to grant 1,616,411 Performance Options within one month of the Closing. The increase of 25,000,000 authorized shares is to enable ICOT to complete the Merger, as well as to provide ICOT with a number of additional authorized but unissued shares of Common Stock after consummation of the Merger.



    The ICOT Board believes that it is desirable for ICOT to have additional authorized but unissued shares of ICOT Common Stock to provide flexibility to act promptly with respect to acquisitions, public and private financing, stock dividends and for other appropriate purposes. Other than for issuances on exercise of options or the Substitute Warrants, ICOT has no specific plans for additional issuances of Common Stock after the Merger. Nonetheless, approval of the increase now will eliminate any delays and the expense which otherwise would be incurred if stockholder approval were required to increase the authorized number of shares of ICOT Common Stock for possible future transactions involving the issuance of additional shares. However, the rules of the National Association of Securities Dealers, Inc. governing corporations with securities listed on the NNM would still require stockholder approval by a majority of the total votes cast in person or by proxy prior to the issuance of designated securities (1) where the issuance would result in a change of control of the issuer, (2) in connection with the acquisition of the stock or assets of another company if an affiliate of the issuer has certain interlocking interests with the company to be acquired or where the issuer issues more than 20% of its currently outstanding shares or (3) in connection with a transaction other than a public offering involving the sale or issuance of more than 20% of the common stock or voting power outstanding before the issuance.


    The additional shares of ICOT Common Stock may be issued, subject to certain exceptions, by ICOT's Board of Directors at such times, in such amounts and upon such terms as the ICOT Board may determine without further approval of the stockholders. Any such issuance could reduce the current stockholder's proportionate interests in ICOT or dilute the stock ownership of persons seeking to obtain control of ICOT, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Stockholders have no preemptive rights to subscribe to additional shares when issued. Even if the amendment is approved by the ICOT stockholders at the ICOT meeting, the amendment will not become effective unless the Merger Agreement also is approved.

    APPROVAL OF THIS PROPOSAL IS NECESSARY TO CONSUMMATE THE MERGER.

VOTE REQUIRED

    The approval of the amendment to the Certificate of Incorporation of ICOT requires the affirmative vote of the holders of a majority of the outstanding shares of ICOT Common Stock. Consequently, abstentions will have the effect of a vote against the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO ICOT'S CERTIFICATE OF INCORPORATION.

ADDITIONAL PROPOSAL 3 -- AMENDMENTS TO ICOT 1990 STOCK OPTION PLAN

BACKGROUND

    Pursuant to the Merger Agreement, ICOT has agreed to grant Performance Options to purchase 1,616,411 shares of ICOT Common Stock to key employees of Amati. The ICOT Board believes that the ability to grant stock options will be crucial to recruit and retain the highly qualified management and technical staff that will be needed for the combined company. The ICOT Board is recommending approval of amendments to the ICOT 1990 Stock Option Plan to increase the number of shares available for issuance under the Plan by 2,600,000 and to limit the number of shares of Common Stock with respect to which an option grant may be made to any participant during any one-year period to 1,000,000 shares.

SHARE INCREASE

    The 1990 Stock Option Plan was amended in 1993 to increase the number of shares reserved for issuance thereunder to a total of 900,000. Currently, only 383,825 shares remain available for grant. Without the approval of the amendment to the 1990 Stock Option Plan increasing the authorized shares by 2,600,000 shares, ICOT would be unable to issue the Performance Options to the Amati employees, which is required to consummate the Merger, and to make future grants to employees and new hires, which would disadvantage ICOT in its recruitment and retention of employees.

LIMIT ON NUMBER OF SHARES

    Section 162(m) of the Code, enacted in August 1993, limits the deductibility by public companies of compensation in excess of $1 million per year (subject to some exemptions) paid to certain executive officers (generally, the CEO and the four most highly compensated executive officers). As the limit applies in the year in which the compensation is paid, it could apply to income derived from the exercise of certain stock options, measured by the spread between the exercise price and the fair market value at the time the option is exercised. Options granted prior to February 17, 1993 are not subject to the deduction limitation under this law.

    "Performance based" compensation is excluded from compensation counted toward the $1 million deduction limit if certain conditions are met. Compensation resulting from the exercise of stock options will be treated as "performance based" and excluded from the limit on deductibility if, among other things, the plan under which the options are granted specifies limits on the number of shares issuable to any participant under the plan and these limits are approved by the issuer's stockholders.

    In order to exclude from the $1 million deduction limit compensation resulting from the exercise of options granted under the 1990 Stock Option Plan, the Board of Directors adopted, subject to stockholder approval, an amendment to the plan to limit the number of shares with respect to which options may be granted to no more than 1,000,000 shares to any one participant in any one-year period.

DESCRIPTION OF PLAN

    GENERAL. The 1990 Stock Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1990 Stock Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code. Nonstatutory stock options granted under the 1990 Stock Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of incentive and nonstatutory stock options.

    PURPOSE. The 1990 Stock Option Plan was adopted to provide a means by which selected employees (including employee directors) of and consultants to ICOT and its affiliates could be given an opportunity to purchase stock in ICOT, to assist in retaining the services of persons employed by or serving as consultants to ICOT, to secure and retain the services of new employees and consultants and to provide incentives for such persons to exert maximum efforts for the success of ICOT.

    ADMINISTRATION. The 1990 Stock Option Plan is administered by the ICOT Board of Directors. The Board has the power to construe and interpret the 1990 Stock Option Plan and, subject to the provisions of the 1990 Stock Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1990 Stock Option Plan to a committee composed of members of the Board.

    ELIGIBILITY. Incentive stock options may be granted under the 1990 Stock Option Plan only to selected employees (including officers and directors) of ICOT and its affiliates. Selected employees (including officers and directors) and consultants are eligible to receive nonstatutory stock options under the 1990 Stock Option Plan. Directors who are not salaried employees of ICOT or any affiliate of ICOT are not eligible to participate in the 1990 Stock Option Plan. Directors must be expressly declared eligible to participate in the 1990 Stock Option Plan by the board or the committee if administration of the Plan has been delegated to a committee.

    No incentive stock option may be granted under the 1990 Stock Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of ICOT or any affiliate of ICOT, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1990 Stock Option Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which all incentive stock options granted after 1986 are exercisable for the first time by an optionee during any calendar year (under all such plans of ICOT and its affiliates) may not exceed $100,000.

    TERMS AND CONDITIONS OF OPTIONS. The following is a description of the permissible terms of options under the 1990 Stock Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1990 Stock Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1990 Stock Option Plan may not be less than the fair market value of ICOT Common Stock subject to the option on the date of the option grant.

    The exercise price of options granted under the 1990 Stock Option Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of other ICOT Common Stock, (b) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

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
    OPTION EXERCISE. Options granted under the 1990 Stock Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1990 Stock Option Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows ICOT to repurchase shares not yet vested at their exercise price should the optionee leave the employ of ICOT before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing ICOT to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of ICOT or by a combination of these means.

    TERM. The maximum term of options under the 1990 Stock Option Plan is ten years, except that in certain cases (see "Eligibility" above), the maximum term is five years. Options under the 1990 Stock Option Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director with ICOT or any affiliate of ICOT, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while in the employ of or while serving as a consultant of ICOT or any affiliate of ICOT, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a shorter or longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

    ADJUSTMENT PROVISIONS. If there is any change in the stock subject to the 1990 Stock Option Plan or subject to any option granted under the 1990 Stock Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1990 Stock Option Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

    EFFECT OF CERTAIN CORPORATE EVENTS. The 1990 Stock Option Plan provides that, in the event of a dissolution or liquidation of ICOT, a specified type of merger or other corporate reorganization, then, at the sole discretion of the Board, exercised with respect to each individual option, and to the extent permitted by law, either (i) any outstanding options under the 1990 Stock Option Plan shall terminate, in which event the Board may, but is not required to accelerate vesting with respect to options held by persons then performing services as employees or as consultants for ICOT, as the case may be, (ii) any surviving corporation may assume such options or substitute similar options for those outstanding under such plan, or (iii) such outstanding options may continue in full force and effect.

    DURATION, AMENDMENT AND TERMINATION. The Board may suspend or terminate the 1990 Stock Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1990 Stock Option Plan will terminate on September 18, 2000.

    The Board may also amend the 1990 Stock Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of ICOT within twelve months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422A(b) of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") under the Exchange Act; (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422A(b) of the Code.

    RESTRICTIONS ON TRANSFER. Under the 1990 Stock Option Plan an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by ICOT under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

    FEDERAL INCOME TAX CONSEQUENCES. The following is only a summary as to the United States federal income tax consequences under current law with respect to participation in the 1990 Stock Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation.


    INCENTIVE  STOCK  OPTIONS.   Incentive stock  options  under the  1990 Stock
Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.


    There generally are no federal income tax consequences to the optionee or ICOT by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, ICOT will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS.   Nonstatutory stock  options granted under  the
1990 Stock Option Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or ICOT by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, ICOT is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, ICOT will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain OR loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    The following table sets forth the number of options granted during the 1995 fiscal year to (i) the Chief Executive Officer and two other Executive Officers whose salary and bonus for fiscal 1995 exceeded $100,000, (ii) all Executive Officers of ICOT as a group, (iii) all Directors who are not Executive Officers of ICOT as a group, and (iv) all employees who are not Executive Officers of ICOT as a group:

                                 PLAN BENEFITS
                             1990 STOCK OPTION PLAN

                                                                              AVERAGE
                                                                NUMBER OF    EXERCISE
NAME AND POSITION                                              OPTIONS (1)     PRICE
-------------------------------------------------------------  -----------  -----------
Aamer Latif .................................................           0       --
 CEO, President and CFO
Arnold N. Silverman .........................................     100,000    $    2.03
 Chairman
David J. Bivolcic ...........................................           0       --
 Senior Vice President
Executive Officers as a Group (4 persons)....................     100,000    $    2.03
Non-Executive Director Group (2).............................           0       --
Non-Executive Officer Employee Group.........................      40,000    $    1.19

------------------------
(1)  All options granted at fair market value as of date of grant.

(2) Members of the Board of Directors are ineligible to participate in the 1990 Stock Option Plan, unless they are also employees of ICOT.


        APPROVAL OF THIS PROPOSAL IS NECESSARY TO CONSUMMATE THE MERGER


VOTE REQUIRED

    The approval of the amendments to the 1990 Stock Option Plan of ICOT requires the affirmative vote of the holders of a majority of the outstanding shares of ICOT Common Stock. Consequently, abstentions will have the effect of a vote against the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE ICOT 1990 STOCK OPTION PLAN.

OTHER BUSINESS

    ICOT's Board of Directors presently does not intend to bring any other business before the ICOT Meeting and, so far as is known to ICOT's Board of Directors, no matters are to be brought before the ICOT Meeting except as specified in the notice of the ICOT Meeting. As to any business that may properly come before the ICOT Meeting or any adjournment thereof, however, it is intended that proxies, in the form enclosed, will be voted in the respect thereof, in accordance with the judgment of the persons voting such proxies.

                   ASSUMPTION OF THE AMATI STOCK OPTION PLAN

    In connection with the Merger, ICOT will assume the Amati Stock Option Plan and all outstanding and unexercised Amati Options thereunder. Assumption of the Amati Stock Option Plan is subject to consummation of the Merger.

    The following is a summary of the principal provisions of the Amati Stock Option Plan.

    The Amati Communications Corporation 1992 Stock Option Plan (the "Option Plan") was adopted by the Amati Board of Directors in February 1992 and approved by the Amati shareholders in April 1993. It has been amended subsequently from time to time.

    GENERAL. The Option Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Code, and the grant to employees and consultants of nonstatutory stock options. Currently, a maximum of 580,000 of the authorized but unissued shares of Amati Common Stock may be issued upon the exercise of options granted pursuant to the Option Plan. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of Amati, appropriate adjustments will be made to the shares subject to the Option Plan and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by Amati, the shares of Amati Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

    ADMINISTRATION. The Option Plan is administered by the Board or a duly appointed committee of the Board. Subject to the provisions of the Option Plan, the Board or the committee determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of vesting and exercisability of each option, the type of consideration to be paid to Amati upon exercise of an option, the term of each option, and all other terms and conditions of the options. The Board or committee interprets the Option Plan and options granted under the Option Plan, and all determinations of the Board or committee are final and binding on all persons having an interest in the Option Plan or any option.

    ELIGIBILITY. All employees (including officers and directors who are also employees), consultants, advisors or other independent contractors of Amati or of any present or future parent or subsidiary corporations of Amati are eligible to participate in the Option Plan. As of July 31, 1995, Amati had approximately 25 employees, including 4 executive officers, and approximately 6 consultants, advisors and other independent contractors. Only employees may be granted incentive stock options. Consultants, advisors, and other independent contractors may only be granted nonstatutory stock options.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written agreement between Amati and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The per share exercise price of an incentive stock option must equal at least the fair market value of a share of Amati's Common Stock on the date of grant. The per share exercise price of a nonstatutory stock option may be no less than 85% of the fair market value of a share of the Common Stock on the date of grant. The per share exercise price of any option granted to a person who at the time of grant owns stock representing more than 10% of the total combined voting power of all classes of stock of Amati or any parent or subsidiary corporation of Amati must be at least 110% of the fair market value of a share of Amati's Common Stock on the date of grant, and the term of any such option cannot exceed five years.

    Generally, options may be exercised by payment of the exercise price in cash, by check, or in cash equivalent, by tender of shares of Amati's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Amati Common Stock being acquired upon the exercise of the option, by the optionee's recourse promissory note in the form specified by Amati with terms in accordance with the provisions of the Plan, or by any combination of these. However, the Board or committee may restrict the forms of payment permitted in connection with any option grant or may grant options permitting payment of the exercise price with a recourse promissory note.

    Options granted under the Option Plan will become exercisable and vested at such times as specified by the Board or committee. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the right of Amati to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with Amati or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of options granted under the Option Plan is ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

    TRANSFER OF CONTROL. A "Transfer of Control" will be deemed to occur upon any of the following events in which the shareholders of Amati do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Amati or its successor: (i) the direct or indirect sale or exchange by the shareholders of Amati of all or substantially all of the stock of Amati, (ii) a merger in which Amati is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of Amati. If a Transfer of Control occurs, the Board may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof (the "Acquiring Corporation") to either assume outstanding options or substitute options for the Acquiring Corporation's stock for the outstanding options. Any options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control will terminate effective as of such date.

    TERMINATION OR AMENDMENT. Unless sooner terminated, no options may be granted under the Option Plan after February 1, 2002. The Board or committee may terminate or amend the Option Plan at any time, but, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Amati Common Stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is intended to preserve the option's status as an incentive stock option.


    As of August 30, 1995, Amati had outstanding options to purchase an aggregate of 364,700 shares at a weighted average exercise price of $3.4235 per share. The exercise price of all options granted under the Option Plan has been at least equal to the fair market value per share of Amati Common Stock on the date of grant as determined in good faith by the Board of Directors. As of August 30, 1995, options to purchase 107,750 shares of Common Stock granted pursuant to the Option Plan had been exercised, and there were 107,550 shares of Amati Common Stock available for future grants under the Option Plan.


    FEDERAL INCOME TAX CONSEQUENCES. The following is only a summary as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation.

    INCENTIVE STOCK OPTIONS. Options designated as incentive stock options are intended to fall within the provisions of Section 422 of the Code. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of such an option.

    For optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option, the gain on sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods upon a sale of the shares, Amati will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by Amati for federal income tax purposes, except to the extent such deduction is limited by Section 162(m) of the Code.

    The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.


    Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Exchange Act, in which case the determination date is the later of (i) the date on which the shares vest, or
(ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under Section 16(b) of the Exchange Act. Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of a public company. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to Amati with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. Amati should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by Section 162(m) of the Code, as described above.

                       DESCRIPTION OF ICOT CAPITAL STOCK


    As of the date of this Proxy Statement/Prospectus, the authorized capital stock of ICOT consists of 20,000,000 shares of Common Stock, $.20 par value ("ICOT Common Stock"), and 5,000 shares of Preferred Stock, $100 par value ("ICOT Preferred Stock"). If the proposed amendments to ICOT's Certificate of Incorporation are approved by ICOT's stockholders, the authorized ICOT Common Stock will be increased to 45,000,000 shares at the time of the Merger. See "Additional Matters for Consideration of ICOT Stockholders."


ICOT COMMON STOCK


    As of the record date of the ICOT Meeting, there were 12,064,602 shares of ICOT Common Stock outstanding held of record by 1,751 stockholders. Holders of shares of ICOT Common Stock are entitled to one vote per share on all matters to be voted on by stockholders, except that holders may cumulate their votes in the election of directors. Subject to preferences that may be applicable to any outstanding ICOT Preferred Stock, holders of ICOT Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of ICOT, holders of ICOT Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding ICOT Preferred Stock. Holders of ICOT Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding shares of ICOT Common Stock are fully paid and nonassessable.


ICOT PREFERRED STOCK

    The Board of Directors has the authority to issue up to 5,000 shares of ICOT Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the shareholders. The issuance of ICOT Preferred Stock may have the effect of delaying, deferring or preventing a change in control of ICOT or making removal of management more difficult without further action by the shareholders and could adversely affect the rights and powers, including voting rights, of the holders of ICOT Common Stock. This could have the effect of decreasing the market price of the ICOT Common Stock. ICOT has no present plans to issue any shares of ICOT Preferred Stock.

COMPARISON OF RIGHTS OF HOLDERS OF ICOT AND AMATI STOCK

    Amati is incorporated in the state of California and is subject to the provisions of the California General Corporation Law (the "CGCL"). ICOT is incorporated in the state of Delaware and is subject to the provisions of the Delaware General Corporation Law (the "DGCL"). Following the Merger, Amati, as a wholly-owned subsidiary of ICOT, will continue to be governed by the CGCL and Amati's Articles of Incorporation, as amended (the "Amati Charter") and Bylaws. Following the Merger, ICOT will continue to be governed by the DGCL and ICOT Certificate of Incorporation, as amended (the "ICOT Charter") and Bylaws. Shareholders of Amati, however, will hold ICOT Common Stock rather than Amati Voting Stock, and, therefore, the rights, of such shareholders will be governed by the DGCL and the ICOT Charter and Bylaws following the Merger.


    The following is a summary comparison of certain differences affecting stockholder rights in the provisions of the CGCL and the DGCL and the charter documents and bylaws of Amati and ICOT. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the corporate statutes of California and Delaware, and the corporate charters and bylaws of Amati and ICOT.


    CUMULATIVE VOTING

    In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the

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shareholder may choose. Without cumulative voting, the holders of a majority  of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting.

    Under the CGCL, cumulative voting in the election of directors is a right available to all shareholders of California corporations unless the corporation is "listed" and that corporation's articles of incorporation specifically eliminate cumulative voting. A "listed" corporation is defined under the CGCL as a corporation with (i) securities listed on the New York or American Stock Exchange or (ii) securities designated as a Nasdaq National Market security if the corporation has at least 800 holders of equity securities. Currently, Amati shareholders possess cumulative voting because Amati is not a "listed" corporation, the Amati Charter does not eliminate cumulative voting and the Amati Bylaws retain that right for Amati shareholders.

    Under the DGCL, cumulative voting in the election of directors is not mandatory and is not available to stockholders unless it is provided for in the corporation's certificate of incorporation. The ICOT Charter provides for cumulative voting for the election of directors. Amati shareholders therefore will retain their right to cumulative voting which they held prior to the Merger.

    STOCKHOLDER POWER TO CALL SPECIAL STOCKHOLDERS MEETING

    Under the CGCL, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as may be provided in the articles of incorporation or bylaws.

    Under the DGCL, a special meeting of stockholders may be called by the board of directors or any other person specified in the certificate of incorporation or bylaws. ICOT's Bylaws provide that the President, the Board of Directors or the stockholders holding in the aggregate one-fifth of the voting power of all stockholders may call special meetings.

    Therefore, after the Merger, only the President, the Board of Directors or the stockholders holding in the aggregate one-fifth of the voting power of all stockholders will be authorized to call special meetings of stockholders.

    DISSOLUTION

    Under the CGCL, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors. This right may not be modified by the articles of incorporation.

    Under the DGCL, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders. Furthermore, the DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with such board-initiated dissolutions. ICOT's Charter contains no such supermajority voting requirement. Thus, a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of ICOT that had previously been approved by its Board of Directors.

    SIZE OF BOARD OF DIRECTORS

    Under the CGCL, the board of directors may in general fix the exact number of directors within a stated range set forth in the corporation's articles of incorporation or bylaws, or such number may be fixed in the articles or bylaws. A change in the stated range or fixed number of directors must be approved by the shareholders. Amati's Bylaws currently fix the number of directors at between three and five.

    Under the DGCL, the number of directors may be stated in the certificate of incorporation or the bylaws, or may be determined in the manner provided in the bylaws. Since the ICOT Bylaws can be

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amended  by either the board of directors or a majority of the stockholders (see discussion below under "AMENDMENT OR REPEAL OF RIGHTS"), either the board or the stockholders will be able to change the number of directors of ICOT. In contrast, Amati's board of directors currently cannot alter the number of directors without shareholder approval.

    CLASSIFIED BOARD OF DIRECTORS

    A classified board is one with respect to which a certain number of the directors, but not necessarily all, are elected on a rotating basis each year.


    Under the CGCL, directors must generally be elected annually; however a "listed" corporation (as described above) is permitted to amend its articles of incorporation or bylaws to provide for a classified board. Under the CGCL, a classified board divided into two classes of directors must be comprised of no fewer than six directors and one-half of the directors must be elected at each annual meeting of shareholders, and a classified board divided into three classes must be comprised of no fewer than nine directors and one-third of the directors must be elected at each annual meeting of shareholders. The Amati Charter does not provide for a classified board.


    Under the DGCL, the certificate of incorporation or bylaws may provide for the division of directors into two or three classes and specify the term of office of each class. The ICOT Charter and Bylaws currently do not provide for a classified board.

    REMOVAL OF DIRECTORS

    Under the CGCL, a director may be removed without cause by shareholder vote, provided that the shares voted against such removal would not be sufficient to elect the director under cumulative voting rules. Since cumulative voting enables a minority of shareholders to elect some directors, removal of an Amati director by shareholders can in some cases be blocked by a minority of shareholders.

    In addition to removal by the shareholders, a director may be removed for cause in California (i) by order of a court, sought by shareholders holding at least 10% of the outstanding shares of any class, if a director commits fraudulent or dishonest acts or gross abuse of authority or discretion or (ii) by the board, if a director has been declared of unsound mind by order of court or has been convicted of a felony.

    Under the DGCL, a director of a corporation that does not have a classified board of directors may be removed with or without cause by stockholder vote, provided that, in the case of a corporation having cumulative voting, if less than the entire board is to be removed, the shares voted against such removal would not be sufficient to elect the director under cumulative voting rules at an election of the board of directors. A director of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides. Since there is no controlling definition of "cause" under Delaware law, the resolution of any dispute as to what constitutes "cause" may become a matter for determination by the courts.

    ICOT's Charter and Bylaws do not provide for a classified board of directors. ICOT's Bylaws do provide for directors to be removed, with or without cause, at a special meeting of the stockholders called for that purpose. Therefore, after the Merger, former Amati shareholders will still be entitled to remove a director with or without cause by a majority shareholder vote, but minority shareholders who could previously have blocked the removal of directors in some cases because of cumulative voting will continue to have this power.

    VOTING REQUIREMENTS

    Unless otherwise specified in a California corporation's articles of incorporation, under the CGCL an amendment to the articles of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Holders of the outstanding shares of a class are entitled to vote as a class if the proposed amendment would (i) increase or decrease the aggregate number of authorized shares of such class, (ii) effect an exchange, reclassification or cancellation of all or part of

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the shares of such class, other than a stock split, (iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class, (iv) change the rights, preferences, privileges or restrictions of the shares of such class, (v) create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares having rights, preferences or privileges prior to the shares of such class, (vi) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the board of directors to do so, and (vii) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid. The Amati Charter currently provides that amendments that would (1) alter or change any of the powers preferences, privileges or rights of the Series A Preferred Stock; or (2) increase the authorized number of shares of Series A Preferred Stock; or (3) amend the provisions regarding changes affecting Series A Preferred Stock must be approved by the holders of at least a majority of the total number of shares of Series A Preferred Stock outstanding.

    Under the DGCL, a corporation with stock outstanding or subscribed ordinarily may amend its charter provided that the amendment is advised by the board of directors and approved by affirmative vote of a majority of all the votes entitled to be cast. Holders of a class of stock may vote as a class if the amendment would increase or decrease the number of authorized shares of such class or the par value of shares of such class, or would alter the preferences, powers, or special rights of any class so as to affect them adversely.

    The ICOT Charter does not provide for any supermajority requirements or any special voting rights for any class of stock. Therefore, Amati shareholders who are currently entitled to vote as a class on certain changes under the CGCL or the Amati Charter may no longer be entitled to do so in all cases after the Merger (including in the case of mergers and other business combinations, as discussed below).

    BUSINESS COMBINATIONS/REORGANIZATIONS

    Under the CGCL, a merger, consolidation or sale of all or substantially all of a corporation's assets generally must be approved by the corporation's board of directors and a majority of the outstanding shares entitled to vote. In addition, the CGCL requires such transactions, among others, to be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights). Shareholder approval is not required for a corporation that will own (or whose shareholders will own) equity securities other than warrants possessing more than 5/6 voting power of the combined corporation (on an as-converted basis), provided no change that would otherwise require shareholder approval is made to the corporation's articles of incorporation.

    Under the DGCL, a merger, consolidation or sale of all or substantially all of a corporation's assets generally must be approved by a majority of the corporation's board of directors and a majority of all the votes entitled to be cast on the matter. Stockholder approval is not required for a corporation whose certificate of incorporation will be unchanged by the merger if its common stock (or securities convertible into common stock) to be issued in the merger does not exceed 20% of the common stock outstanding prior to the merger.

    As noted above, the ICOT Charter does not provide for any supermajority or class voting, and Delaware law requires a class vote only with respect to a class of stock that will be adversely affected by a transaction. Therefore, Amati shareholders, who currently are entitled to vote on a class-by-class basis with respect to business combinations may not always be entitled to do so as ICOT stockholders.

    In addition to the foregoing, the CGCL provides that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a "short-form" merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary's stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the

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merger, the nonredeemable common stock of a target corporation may be  converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the shareholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority shareholders, except where the majority shareholder already owns 90% or more of the voting power of the target corporation and could, therefore, effect a short form merger to accomplish such a cash-out of minority shareholders.

    In addition, the CGCL requires that in connection with certain transactions between a corporation whose shares are held of record by 100 or more persons and an "interested party," such interested party must deliver a written opinion as to the fairness of the consideration to the shareholders of the corporation. An "interested party" for purposes of this CGCL provision means a person who is a party to the transaction and (i) directly or indirectly controls the corporation, (ii) is an officer or director of the corporation, or (iii) is an entity in which a material financial interest is held by any director or executive officer of the corporation. The DGCL does not contain comparable provisions.

    STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

    Section 203 of the DGCL ("Section 203") prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation which was the owner of 15% or more of such voting stock at any time within the previous three years.

    For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations by Section 203 does not apply if: (a) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination of the transaction which resulted in the person becoming an interested stockholder; (b) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the voting stock not owned by the interested stockholder.

    Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, are quoted on an interdealer quotation system such as the Nasdaq National Market (as is ICOT) or are held of record by more than 2,000 shareholders. A Delaware corporation may elect not to be governed by Section 203 by an amendment to its charter or to the bylaws, which amendment must be approved by majority stockholder vote. ICOT has not done so and is, therefore, governed by Section 203.

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    Section  203 has been challenged in lawsuits arising out of ongoing takeover
disputes,  and  it   is  not  yet   clear  whether  and   to  what  extent   its
constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. Section 203 may discourage certain potential acquirors unwilling to comply with its provisions.

    RIGHTS OF DISSENTING SHAREHOLDERS

    Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to receive cash equal to the fair market value of the shares held by such shareholder (as determined by a court of competent jurisdiction or by agreement of the shareholder and the corporation) in lieu of the consideration such shareholder would otherwise receive in the transaction. The laws of California and Delaware differ with respect to the circumstances under which dissenters' rights of appraisal are available. Delaware law does not require dissenters' rights with respect to (a) a sale of assets, (b) a merger by a corporation, if the shares of which are either listed on a national securities exchange or held by more than 2,000 shareholders of record or if stockholders receive shares of the surviving corporation or of a listed or widely-held corporation, or (c) a merger in which the corporation is the surviving corporation, provided that no vote of its stockholders is required to approve the merger.

    California law does, in general, afford dissenters' rights in a sale-of-assets reorganization, and the exclusions from dissenters' rights in mergers are somewhat different from those in Delaware. For example, in the case of a corporation whose shares are listed on a national securities exchange, dissenters' rights would nevertheless be available in certain transactions for any shares with respect to which there are certain restrictions on transfer and for any class with respect to which 5% or more of such class claims dissenters' rights. Also, under California law, shareholders of a corporation involved in a reorganization are not entitled to dissenters' rights if the corporation, or its shareholders immediately before the reorganization, or both, will own more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    INSPECTION OF SHAREHOLDERS LIST

    California law provides for an absolute right of inspection of a shareholders' list for persons holding 5% or more of the corporation's voting shares or persons holding 1% or more of such shares who have filed a Schedule 14B with the Commission relating to the election of directors. Generally, a
Schedule 14B must be filed by any shareholder engaged in the solicitation of proxies, as such terms are defined in the federal securities law, in connection with a contested election of directors. Delaware law gives any stockholder of record the right to inspect the stockholders' list for a purpose reasonably related to such person's interest as a stockholder and, during the ten days preceding a stockholders' meeting, for any purpose germane to that meeting. Delaware law contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders, and no such right is granted under ICOT's Charter or Bylaws. However, under California law, California rules with respect to the inspection of shareholders' lists apply to any corporation such as ICOT that, although incorporated outside California, has its principal executive offices in California or customarily holds meetings of its Board of Directors in California. Lack of access to stockholder records, even though unrelated to the stockholder's interest as a stockholder, could result in impairment of the stockholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the corporation.

    DIVIDENDS

    Under the CGCL, any distributions (including dividends and repurchases of shares) generally are limited either to retained earnings or to an amount that would leave the corporation with tangible assets in an amount equal to at least 125% of its tangible liabilities and with current assets in an amount at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest

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expenses  for such years). Such limitations  are applied on a consolidated basis and are based upon the book value of assets determined in accordance with generally accepted accounting principles then applicable.

    Delaware law permits the payment of dividends out of surplus or, if there is no surplus, out of net profits for the current and preceding fiscal years (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law generally provides that a corporation may redeem or repurchase its own shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or redeem or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical value.

    While the Amati Charter currently contains provisions for the preference and amount of dividend to holders of Amati Series A Preferred Stock, the ICOT Charter does not currently contain restrictions or preferences on the declaration or payment of dividends. Because all Amati shareholders will hold ICOT Common Stock, those who currently benefit from dividend preferences will cease to enjoy such preferences.

    AMENDMENT OR REPEAL OF RIGHTS

    The provisions of the CGCL and the DGCL applicable to the amendment of the articles or certificate of incorporation are discussed above under "Voting Requirements".

    Under the CGCL, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation. Amati's Bylaws provide that the Bylaws may be changed either by the vote of the holders of a majority of the outstanding shares entitled to vote or by Amati's board of directors, except that a bylaw amendment changing the authorized number of directors may be adopted by the Amati board only if the Bylaws permit an indefinite number of directors and the amendment changes the authorized number of directors within the limits specified in the Bylaws.

    Under the DGCL, the power to amend the bylaws of a corporation is vested in the shareholders, except to the extent that the certificate of incorporation also vests it in the board of directors. The ICOT Bylaws provide that the bylaws may be amended by the board of directors as well as by the shareholders.

    PREEMPTIVE RIGHTS

    Preemptive rights are sometimes given to a corporation's existing shareholders and permit them to maintain their percentage of ownership in the corporation, by enabling them to buy a portion of any newly-issued shares. Shareholders of a California corporation have such preemptive rights as may be provided in the corporation's articles of incorporation. The Amati Charter currently does not provide for preemptive rights.

    Under the DGCL, unless the corporation's charter provides otherwise or with certain types of stock issuances and sales, a stockholder does not have preemptive rights. The ICOT Charter does not provide for preemptive rights.

    TRANSACTIONS INVOLVING OFFICERS OR DIRECTORS

    Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law, (a) either the stockholders or the board of directors must approve any

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such contract or transaction in good faith after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the board of directors of Amati might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of the ICOT, although less than a majority of a quorum.

    Under the CGCL, any loan or guaranty to or for the benefit of a director or officer of the corporation or its subsidiaries requires approval of the shareholders unless such loan or guaranty is provided for under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. However, the CGCL permits shareholders of a corporation with 100 or more shareholders of record to approve a bylaw authorizing the board of directors alone to approve a loan or guaranty to or on behalf of an officer (whether or not a director) if the board determines that such a loan or guaranty may reasonably be expected to benefit the corporation. The Amati Bylaws do not contain such a provision. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers (or other employees) when such action, in the judgment of directors, may reasonably be expected to benefit the corporation. Therefore, Amati shareholders will no longer be entitled to approve loans to officers and directors after the Merger.

    LIMITATION OF LIABILITY OF DIRECTORS

    Both the CGCL and the DGCL state expressly that the indemnification provided for therein shall not be deemed exclusive of any other rights under any other bylaw, agreement, vote of stockholders or disinterested directors, or otherwise and provide that expenses may be advanced to officers and directors in a specific case upon receipt of an undertaking to repay such amount if it is ultimately determined that such indemnified party is not entitled to be indemnified. In addition, California and Delaware permit the determination as to whether an officer or director has met the applicable standard of conduct to be made in certain circumstances by independent legal counsel.

    California law was recently amended to permit indemnification of officers and directors to an extent which is generally coextensive with that permitted under the Delaware law. Prior to the recent amendment, the California law did not permit indemnification in any manner inconsistent with the statutory indemnification provisions.

    The Amati Charter and Bylaws provide that Amati must indemnify directors of Amati to the fullest extent permitted by California law. Pursuant to its Charter, ICOT is similarly required to indemnify directors for breach of fiduciary duty as a director to the full extent permitted by the DGCL.

    In 1986, the Delaware legislature enacted amendments to the Delaware law to permit Delaware corporations to provide directors additional protection from personal liability. Article ELEVENTH of ICOT's Charter gives effect to the amendments to Delaware law and is intended to give to ICOT's directors the full protection against personal liability that is permitted under the amended law.

    Delaware law provides that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, the law holds directors to fiduciary duties of care and loyalty to the corporation and its stockholders. The Delaware Supreme Court has held that the duty of care requires the exercise of an informed business judgment. An informed business judgment means that directors have informed themselves of all material information reasonably available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Liability of directors of a Delaware corporation to the corporation or its stockholders for breach of the duty of care in some circumstances requires a finding by a court that the directors were grossly negligent. ICOT's Charter does not change the standard of care required of directors. However, as authorized by statute, it eliminates the monetary liability of each director of ICOT for breach of his or her fiduciary duties, subject to the exceptions set forth in Delaware law. Therefore, a stockholder will be able to prosecute an action against a director for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal dividend or stock repurchase. Stockholders will surrender any cause of action for "negligence" or "gross negligence" in satisfying the duty of care, including negligence or gross negligent conduct in the context of a takeover proposal of ICOT.

    Directors also have a duty of loyalty to the corporation and its stockholders. The duty of loyalty requires that, in making a business decision, directors act in good faith and in the honest belief that the action taken was in the best interests of the corporation. The ICOT Charter does not insulate directors of ICOT from liability for breach of their duty of loyalty, nor will it limit the liability of directors for claims arising under the federal securities laws. ICOT's Charter does not limit or eliminate the right of the ICOT or any stockholder to seek an injunction or other non-monetary relief in the event of a breach of a director's duty of care, although, in certain situations equitable remedies may not be as effective as monetary damages, and third parties, such as creditors of ICOT, will not be precluded by such provision from pursuing any claims they might have. Furthermore, ICOT's Charter will have no effect on currently pending or prior litigation involving Amati and its directors or on any liability by virtue of any act or omission by a director that occurred prior to the Merger. Amati is not aware of any prior or pending litigation that would have been or would be impacted by ICOT's Charter.

    After the Merger is effected, directors will continue to be relieved of liability with respect to the foregoing actions to the extent such actions were based on breach of their fiduciary duty of care. This may reduce the likelihood of derivative litigation against directors and discourage or deter stockholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such action, if successful, might otherwise have benefitted ICOT and its stockholders.

    PREFERRED STOCK

    The Amati Charter authorizes the corporation to issue Amati Series A Preferred Stock. The Amati Board may alter the rights, preferences, privileges and restrictions granted to or imposed upon Amati Series A Preferred Stock, subject to certain protective provisions.

    The ICOT Charter provides that the ICOT Board without further action by the holders of capital stock at the time outstanding, shall have the power to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such ICOT Preferred Stock as the Board shall determine to issue. It is not possible to state the actual effect of the authorization and issuance of a series of preferred stock upon the rights of holders of ICOT Common Stock until the ICOT Board of Directors determines the specific terms, rights and preferences of a series of preferred stock. Such effects, however, might include, among other things, restricting dividends on ICOT Common Stock and diluting the voting power of the ICOT Common Stock. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of ICOT's securities or the removal of incumbent management. ICOT has no present intention to issue shares of ICOT Preferred Stock.

    Each share of Amati Series A Preferred Stock will be converted upon consummation of the Merger into the number of shares of ICOT Common Stock equal to the Applicable Ratio. The Amati Series A Preferred Stock will therefore, as a result of the Merger, lose certain rights, preferences and privileges pertaining to such Preferred Stock as set forth in the Amati Charter.

    SHAREHOLDER DERIVATIVE SUITS

    California law provides that a shareholder who brings a derivative action on behalf of the corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter was received by him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware law does not have a similar bonding requirement.

TRANSFER AGENT AND REGISTRAR

    Chemical Mellon Shareholder Services Company of California acts as the transfer agent and registrar for the ICOT Common Stock.

                                 LEGAL MATTERS

    The validity of the ICOT Common Stock issuable pursuant to the Merger and certain other legal matters relating thereto will be passed upon for ICOT by Heller Ehrman White & McAuliffe, Palo Alto, California. Gray Cary Ware & Freidenrich, Palo Alto, California is acting as counsel for Amati in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                    EXPERTS

    The audited financial statements and schedules of ICOT at July 31, 1993 and July 30, 1994 and for each of the three years in the period ended July 30, 1994 included in this Prospectus/Proxy Statement and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts.

    The financial statements of Amati at December 31, 1993 and 1994 and for the three years ended in the period ended December 31, 1994, included in this Prospectus/Proxy Statement of Amati have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
ICOT CORPORATION:
  Report of Independent Public Accountants.................................................................        F-2
  Consolidated Balance Sheets..............................................................................        F-3
  Consolidated Statements of Operations....................................................................        F-4
  Consolidated Statements of Stockholders' Equity..........................................................        F-5
  Consolidated Statements of Cash Flows....................................................................        F-6
  Notes to Consolidated Financial Statements...............................................................        F-7
AMATI COMMUNICATIONS CORPORATION:
  Report of Independent Public Auditors....................................................................       F-17
  Balance Sheets...........................................................................................       F-18
  Statements of Operations.................................................................................       F-19
  Statements of Shareholders' Deficit......................................................................       F-20
  Statements of Cash Flows.................................................................................       F-21
  Notes to Financial Statements............................................................................       F-22
ICOT CORPORATION AND AMATI COMMUNICATIONS CORPORATION -- PRO FORMA:
  Preamble.................................................................................................        P-1
  Pro Forma Combined Condensed Balance Sheet...............................................................        P-2
  Pro Forma Combined Condensed Statement of Operations.....................................................        P-3
  Pro Forma Combined Condensed Statement of Operations.....................................................        P-4
  Notes to Pro Forma Combined Condensed Financial Statements...............................................        P-5

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ICOT Corporation:

    We have audited the accompanying consolidated balance sheets of ICOT Corporation (a Delaware corporation) and subsidiaries as of July 31, 1993 and July 30, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended July 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICOT Corporation and subsidiaries as of July 31, 1993 and July 30, 1994, and the results of their operations and their cash flows for each of the three years in the period ended July 30, 1994, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Jose, California
August 25, 1994
(Except for Note 11,
as to which the date
is August 4, 1995)

                                ICOT CORPORATION
                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                                                      JULY 31,   JULY 30,
                                                                                        1993       1994
                                                                                      ---------  ---------   APRIL 29,
                                                                                                                1995
                                                                                                            ------------
                                                                                                            (UNAUDITED)
Current Assets:
  Cash and cash equivalents.........................................................  $   8,800  $     645   $      921
  Short-term investments............................................................     --          5,392        4,369
  Accounts receivable, less allowance of $32, $25 and $21 in 1993, 1994 and 1995,
   respectively.....................................................................        966      1,405        1,628
  Inventories:
    Finished goods..................................................................        278         64            2
    Work in process.................................................................        278        477          632
    Purchased parts.................................................................        304        854          427
                                                                                      ---------  ---------  ------------
                                                                                            860      1,395        1,061
  Advances to Amati.................................................................     --         --              550
  Other current assets..............................................................        562        626          987
                                                                                      ---------  ---------  ------------
      Total current assets..........................................................     11,188      9,463        9,516
                                                                                      ---------  ---------  ------------
Equipment and Leasehold Improvements, at cost:
  Machinery and equipment...........................................................      3,619      2,784          505
  Furniture and fixtures............................................................        574        221          190
  Leasehold improvements............................................................        662        537        2,796
                                                                                      ---------  ---------  ------------
                                                                                          4,855      3,542        3,491
Less: Accumulated depreciation and amortization.....................................     (3,647)    (2,609)      (2,830)
                                                                                      ---------  ---------  ------------
      Equipment and leasehold improvements, net.....................................      1,208        933          661
Other assets........................................................................        540        995          553
                                                                                      ---------  ---------  ------------
      Total Assets..................................................................  $  12,936  $  11,391   $   10,730
                                                                                      ---------  ---------  ------------
                                                                                      ---------  ---------  ------------
                                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of capitalized lease obligations...............................  $     102  $      82   $       15
  Trade accounts payable............................................................        109        265          136
  Accrued expenses..................................................................      2,387      1,824        1,093
                                                                                      ---------  ---------  ------------
      Total current liabilities.....................................................      2,598      2,171        1,244
                                                                                      ---------  ---------  ------------
Long-term Liabilities:
  Capitalized lease obligations, less current maturities............................         97         10            1
  Obligations under lease commitments...............................................      1,002        418          294
                                                                                      ---------  ---------  ------------
      Total long-term liabilities...................................................      1,099        428          295
                                                                                      ---------  ---------  ------------
Commitments (Note 8)................................................................     --         --           --
Stockholders' Equity:
  Preferred stock-par value $100 per share
    Authorized -- 5,000 shares
    Outstanding -- none.............................................................     --         --           --
  Common stock-par value $.20 per share
    Authorized -- 20,000,000 shares
    Outstanding -- 12,739,058, 11,956,189 and 11,421,827 shares in 1993, 1994 and
     1995, respectively.............................................................      2,548      2,391        2,285
  Additional paid-in capital........................................................     34,442     33,649       33,194
  Accumulated deficit...............................................................    (27,751)   (27,248)     (26,288)
                                                                                      ---------  ---------  ------------
      Total stockholders' equity....................................................      9,239      8,792        9,191
                                                                                      ---------  ---------  ------------
      Total Liabilities and Stockholders' Equity....................................  $  12,936  $  11,391   $   10,730
                                                                                      ---------  ---------  ------------
                                                                                      ---------  ---------  ------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                                ICOT CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEARS ENDED              NINE MONTHS ENDED
                                                       -------------------------------  ----------------------
                                                       JULY 25,   JULY 31,   JULY 30,    APRIL 30,   APRIL 29,
                                                         1992       1993       1994        1994        1995
                                                       ---------  ---------  ---------  -----------  ---------
                                                                                             (UNAUDITED)
Net Sales............................................  $  26,324  $  12,307  $   8,236   $   5,837   $   8,737
Cost of Sales........................................     12,671      7,622      4,428       2,959       5,061
                                                       ---------  ---------  ---------  -----------  ---------
  Gross margin.......................................     13,653      4,685      3,808       2,878       3,676
                                                       ---------  ---------  ---------  -----------  ---------
Operating Expenses:
  Research and development...........................      2,406      2,533      1,429       1,078       1,281
  Marketing and sales................................      5,040      3,365        884         659         760
  General and administrative.........................      3,276      2,137      1,177         949         815
  Restructuring charge...............................     --          2,871     --          --          --
                                                       ---------  ---------  ---------  -----------  ---------
    Total operating expenses.........................     10,722     10,906      3,490       2,686       2,856
                                                       ---------  ---------  ---------  -----------  ---------
  Income (loss) from operations......................      2,931     (6,221)       318         192         820
                                                       ---------  ---------  ---------  -----------  ---------
Other Income (Expense):
  Interest income....................................        505        291        233         173         198
  Interest expense...................................        (38)       (33)       (21)        (17)         (7)
                                                       ---------  ---------  ---------  -----------  ---------
    Total other income...............................        467        258        212         156         191
                                                       ---------  ---------  ---------  -----------  ---------
  Income (loss) before provision for income taxes....      3,398     (5,963)       530         348       1,011
  Provision for income taxes.........................        265     --             27          22          51
                                                       ---------  ---------  ---------  -----------  ---------
  Net income (loss)..................................  $   3,133  $  (5,963) $     503   $     326   $     960
                                                       ---------  ---------  ---------  -----------  ---------
                                                       ---------  ---------  ---------  -----------  ---------
  Net income (loss) per share........................  $     .23  $    (.46) $     .04   $     .03   $     .08
                                                       ---------  ---------  ---------  -----------  ---------
                                                       ---------  ---------  ---------  -----------  ---------
Weighted Average Number of Common Shares and Common
 Share Equivalents...................................     13,471     12,897     12,319      12,428      11,595
                                                       ---------  ---------  ---------  -----------  ---------
                                                       ---------  ---------  ---------  -----------  ---------

 The accompanying notes are an integral part of these consolidated statements.

                                ICOT CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                             COMMON STOCK      ADDITIONAL
                                                         --------------------    PAID-IN    ACCUMULATED
                                                          SHARES     AMOUNT      CAPITAL      DEFICIT       TOTAL
                                                         ---------  ---------  -----------  ------------  ---------
Balance, July 27, 1991.................................     12,750  $   2,550   $  34,488    $  (24,921)  $  12,117
  Exercise of employee stock options...................        177         35         208        --             243
  Net income...........................................     --         --          --             3,133       3,133
                                                         ---------  ---------  -----------  ------------  ---------
Balance, July 25, 1992.................................     12,927      2,585      34,696       (21,788)     15,493
  Exercise of employee stock options...................         68         14          42        --              56
  Stock repurchase.....................................       (256)       (51)       (296)       --            (347)
  Net loss.............................................     --         --          --            (5,963)     (5,963)
                                                         ---------  ---------  -----------  ------------  ---------
Balance, July 31, 1993.................................     12,739      2,548      34,442       (27,751)      9,239
  Exercise of employee stock options...................         76         15          50        --              65
  Stock repurchase.....................................       (859)      (172)       (843)       --          (1,015)
  Net income...........................................     --         --          --               503         503
                                                         ---------  ---------  -----------  ------------  ---------
Balance, July 30, 1994.................................     11,956      2,391      33,649       (27,248)      8,792
  Exercise of employee stock options...................          3          1           1        --               2
  Stock repurchase.....................................       (537)      (107)       (456)       --            (563)
  Net income...........................................     --         --          --               960         960
                                                         ---------  ---------  -----------  ------------  ---------
Balance, April 29, 1995 (Unaudited)....................     11,422  $   2,285   $  33,194    $  (26,288)  $   9,191
                                                         ---------  ---------  -----------  ------------  ---------
                                                         ---------  ---------  -----------  ------------  ---------

 The accompanying notes are an integral part of these consolidated statements.

                                ICOT CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   YEARS ENDED              NINE MONTHS ENDED
                                                         --------------------------------  --------------------
                                                         JULY 25,   JULY 31,    JULY 30,   APRIL 30,  APRIL 29,
                                                           1992       1993        1994       1994       1995
                                                         ---------  ---------  ----------  ---------  ---------
                                                                                               (UNAUDITED)
Cash Flows from Operating Activities:
  Net income (loss)....................................  $   3,133  $  (5,963) $      503  $     326  $     960
  Adjustments to reconcile net income (loss) to net
   cash provided by (used for) operating activities:
    Depreciation and amortization......................        883      1,162         400        316        539
    Provision for bad debts............................         16         30      --         --         --
    Loss on retirement of capital equipment............          2        126         126         57         43
    Restructuring charge...............................     --          2,871      --         --         --
    Changes in assets and liabilities:
      Decrease (increase) in accounts receivable.......        924      1,186        (439)      (290)      (223)
      Decrease (increase) in inventories...............       (268)     1,252        (535)    (1,216)       334
      Decrease (increase) in other current assets......        (30)       (53)        (64)       119       (361)
      Decrease in trade accounts payable and accrued
       expenses........................................       (710)    (2,522)       (407)      (111)      (667)
      Decrease in other long-term liabilities..........       (513)      (749)       (584)      (339)      (124)
                                                         ---------  ---------  ----------  ---------  ---------
Net cash provided by (used for) operating activities...      3,437     (2,660)     (1,000)    (1,138)       501
                                                         ---------  ---------  ----------  ---------  ---------
Cash Flows from Investing Activities:
  Advances to Amati....................................     --         --          --         --           (550)
  Capital expenditures.................................       (734)      (319)       (251)       (77)       (61)
  Purchased/capitalized software development costs.....     (1,509)      (733)       (455)      (390)    --
  Purchase of short-term investments...................     --         --         (13,218)    (5,432)    (5,862)
  Proceeds from maturity of investments................     --         --           7,826      1,793      6,885
                                                         ---------  ---------  ----------  ---------  ---------
Net cash provided by (used for) investing activities...     (2,243)    (1,052)     (6,098)    (4,106)       412
                                                         ---------  ---------  ----------  ---------  ---------
Cash Flows from Financing Activities:
  Proceeds from the exercise of stock options..........        243         56          65         65          2
  Payments on capital lease obligations................        (85)       (89)       (107)       (78)       (76)
  Stock repurchases....................................     --           (347)     (1,015)      (947)      (563)
                                                         ---------  ---------  ----------  ---------  ---------
Net cash provided by (used for) financing activities...        158       (380)     (1,057)      (960)      (637)
                                                         ---------  ---------  ----------  ---------  ---------
Net Increase (Decrease) in Cash and Cash Equivalents...      1,352     (4,092)     (8,155)    (6,204)       276
Cash and Cash Equivalents at Beginning of Period.......     11,540     12,892       8,800      8,800        645
                                                         ---------  ---------  ----------  ---------  ---------
Cash and Cash Equivalents at End of Period.............  $  12,892  $   8,800  $      645  $   2,596  $     921
                                                         ---------  ---------  ----------  ---------  ---------
                                                         ---------  ---------  ----------  ---------  ---------

 The accompanying notes are an integral part of these consolidated statements.

                                ICOT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 1 -- OPERATIONS OF THE COMPANY

BUSINESS

    The Company designs, manufactures, markets and services a broad range of network connectivity products for IBM and IBM-compatible PC-to-Mainframe Connectivity and related OEM markets. The Company's products are mainly used by large companies with mainframes and significant PC network applications such as insurance, transportation, financial service, manufacturing, banking and brokerage companies.

RESTRUCTURING CHARGE

    During fiscal 1993, the Company implemented a strategic restructuring program. To achieve a more focused product and marketing strategy, the Company decided to market its PC to Mainframe Connectivity products only to OEMs, API and strategic End User market segments of the Windows and DOS Connectivity market. As a result of this change in product and marketing strategy, the Company streamlined and downsized its operations by reducing its workforce, consolidating certain facilities, disposing of excess equipment and writing off capitalized software development costs. These costs are reflected in the Company's Consolidated Statements of Operations as a restructuring charge of $2,871,000 in fiscal 1993.


    A summary of the restructuring charge is presented below:



Write-off of capitalized software development costs....................  $1,454,000
Reduction in workforce.................................................     798,000
Disposition of excess equipment........................................     316,000
Closing of excess facility.............................................     303,000
                                                                         ----------
    Total restructuring charge.........................................  $2,871,000
                                                                         ----------
                                                                         ----------


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include the accounts of ICOT Corporation and its wholly-owned subsidiary, ICOT International, Ltd. (the "Company"). All significant intercompany accounts and transactions have been eliminated.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market, and include materials, labor and manufacturing overhead. Inventory is valued at currently adjusted standards which approximate actual costs on a first-in, first-out basis.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets as follows:


Machinery and equipment.......................................  5 years
Furniture and fixtures........................................  5 years
                                                                Shorter of lease
Leasehold improvements........................................  term or useful life

                                ICOT CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SOFTWARE DEVELOPMENT COSTS


    The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards No. 86 ("SFAS 86"). The capitalization of these costs begins when technological feasibility of the related product has been achieved which has been defined as the point in time that the Company has developed a beta version of the software product. Capitalization ends when the product is available for general release to customers. Amortization is computed on an individual product basis and is the greater of (a) the ratio of current gross revenues for a product to the total current and anticipated future gross revenues for that product or (b) the straight-line method over the estimated economic life of the product. Currently the Company is using an estimated economic life of three years for all capitalized software costs.



    During fiscal 1995 there was no capitalization of software development costs as the criteria for capitalization had not been met. Capitalized software costs totaled $1,509,000, $733,000 and $455,000 for fiscal 1992, 1993 and 1994, respectively, and $390,000 for the nine months ended April 30, 1994. In fiscal 1994, there was no amortization of capitalized software development costs because none of the capitalized software projects were available for general release. The amortization of capitalized software development costs charged to cost of sales in fiscal 1992 and 1993 was $426,000 and $692,000, respectively, and $249,000 for the nine months ended April 29, 1995.


    In the fourth quarter of fiscal 1993, all capitalized software development costs associated with the Company's PC-Connectivity products of $1,454,000 were written off as part of the Company's restructuring program.

    Capitalized software development costs related to its OEM market business, shown in other assets in the accompanying Consolidated Balance Sheets, were $540,000 and $995,000 as of July 31, 1993 and July 30, 1994, respectively, and $553,000 as of April 29, 1995.

ACCRUED EXPENSES

    Accrued expenses include the following:

                                                                 JULY 31,   JULY 30,    APRIL 29,
                                                                   1993       1994        1995
                                                                 ---------  ---------  -----------
                                                                          (IN THOUSANDS)
Accrued employee compensation..................................  $     325  $     333   $     268
Deferred income................................................        286        401         188
Facilities reserve.............................................        377        299         201
Restructuring reserve..........................................      1,023        530           2
Other..........................................................        376        261         434
                                                                 ---------  ---------  -----------
                                                                 $   2,387  $   1,824   $   1,093
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------

    The portion of the restructuring and facilities reserve that will not be paid within the next twelve months is included in long-term liabilities as obligations under lease commitments in the amount of $892,000 and $418,000 for fiscal year 1993 and 1994, respectively, and $294,000 as of April 29, 1995.

INCOME TAXES

    In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The Company adopted the provisions of this statement in fiscal year 1994. The adoption of this statement did not have a material impact on the prior year or current year financial statements.

                                ICOT CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION


    The Company recognizes revenue from product sales upon shipment to the customer. Revenues from maintenance and extended warranty agreements are recognized ratably over the term of the agreement. The Company also licenses products to OEMs and recognizes royalties as specified in the license agreement when shipment of the licensed product by the OEM is reported to the Company. Service maintenance, warranty and royalty revenues each accounted for less than 10% of the Company's total revenues.


    The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants' Statement of Position ("SOP") 91-1, "Software Revenue Recognition." The SOP requires, among other things, that the sales value of post contract customer support which is included as part of an initial warranty period, must be deferred and amortized over the warranty period. Deferred revenues related to post contract customer support were $147,000 and $63,000 for fiscal years 1993 and 1994, respectively, and $61,000 as of April 29, 1995. These costs are included in accrued expenses in the Company's Consolidated Balance Sheets.


FUNDED DEVELOPMENT AGREEMENTS



    The Company has entered into certain funded development arrangements with IBM. These arrangements typically provide funding to the Company to develop on a best efforts basis certain products or product enhancements which IBM is interested in reselling to its customers. Under these arrangements the Company retains the rights to manufacture the developed products and IBM purchases the manufactured products from the Company for distribution to their customers. The arrangements typically include a minimum purchase commitment by IBM if the development is successful. Costs under these arrangements are deferred until the related development revenues are recognized. Revenues under these agreements are generally recognized when certain contractual milestones are met. Total revenues recognized under these agreements were $1,185,000, $834,000 and $555,000 in fiscal 1992, 1993 and 1994, respectively, and $465,000 and $587,000 for the nine month periods ended April 30, 1994 and April 29, 1995, respectively. Cost incurred under these arrangements were $553,000, $903,000 and $549,000 in fiscal 1992, 1993 and 1994 respectively, and $395,000 and $470,000 for the nine month periods ended April 30, 1994 and April 29, 1995, respectively.


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    For purposes of the statements of cash flows, cash and cash equivalents are defined as cash in banks and highly liquid investments with original maturity dates of three months or less.

    Cash paid for interest was $38,000, $33,000, and $21,000 for the fiscal years 1992, 1993 and 1994, respectively, and $17,000 and $7,000 for the nine months ended April 30, 1994 and April 29, 1995, respectively. Cash paid for income taxes was $9,000, $17,000, and $34,000 for fiscal years 1992, 1993 and 1994, respectively, and $20,000 and $15,000 for the nine months ended April 30, 1994 and April 29, 1995, respectively.

ADOPTION OF SFAS NO. 115

    The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of the beginning of its 1995 fiscal year. SFAS No. 115 establishes standards for financial accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities whereby each investment is classified into one of three categories: held-to-maturity,

                                ICOT CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) available-for-sale or trading securities. During fiscal 1995, the Company did not have any equity securities and debt securities, which consist of treasury bills with contractual maturities of less than twelve months, were classified as "held to maturity." At April 29, 1995, the difference between the cost and fair market value of these securities was insignificant and the adoption of SFAS No. 115 did not have a material impact on the Company's financial statements.

UNAUDITED INTERIM FINANCIAL STATEMENT DATA

    The unaudited financial statements for the nine months ended April 30, 1994 and April 29, 1995 have been prepared on the same basis as the audited financial statements, and in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation thereof. Operating results for the interim period are not necessarily indicative of the results that may be expected for the entire fiscal year.

NOTE 3 -- BUSINESS SEGMENT AND MAJOR CUSTOMERS

    The Company operates a one-segment business in which it designs, manufactures and markets data communications equipment and provides technical support and maintenance services related thereto. Sales to IBM in terms of net sales accounted for 83%, 62% and 65% in fiscal 1992, 1993 and 1994, respectively, and 63% and 81% for the nine months ending April 30, 1994 and April 29, 1995, respectively. The Company has a concentration of accounts receivable with IBM of $1,120,000 as of July 30, 1994 and $1,298,000 as of April 29, 1995. Export sales in terms of net sales accounted for 6%, 1% and 2% in fiscal 1992, 1993 and 1994, respectively, and 1% for the nine months ending April 30, 1994 and April 29, 1995. Export sales are shipments to locations outside the United States, primarily to Western Europe and Canada.


NOTE 4 -- CAPITALIZED LEASE OBLIGATIONS
    Future minimum lease payments under capitalized lease obligations were as follows:

                                                                             JULY 30,     APRIL 29,
FISCAL YEAR                                                                    1994         1995
--------------------------------------------------------------------------  -----------  -----------
                                                                                 (IN THOUSANDS)
1995......................................................................   $      89    $      17
1996......................................................................          10       --
                                                                                   ---          ---
Total minimum lease payments..............................................          99           17
Less: Amounts representing interest (9% - 18%)............................          (7)          (1)
                                                                                   ---          ---
Present value of net minimum lease payments...............................          92           16
Less: Current maturities..................................................         (82)         (15)
                                                                                   ---          ---
Long-term maturities......................................................   $      10    $       1
                                                                                   ---          ---
                                                                                   ---          ---

    Machinery and equipment at July 30, 1994 and April 29, 1995 included approximately $399,000 and $62,000, respectively, of equipment under capital leases. Accumulated depreciation for such equipment approximated $313,000 and $47,000 at July 30, 1994 and April 29, 1995, respectively. The Company has no material commitments for capital expenditures as of April 29, 1995.

NOTE 5 -- STOCK OPTION PLANS
    The Company has three employees and one non-employee Directors stock option plans. The option price in each plan may not be less than 100% of the fair market value of the stock on the date of grant. Employee stock options generally become exercisable at the rate of 25% after six months from the date of grant and 25% per year thereafter, at the discretion of the Board of Directors.

                                ICOT CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 5 -- STOCK OPTION PLANS (CONTINUED)
    An Incentive Stock Option Plan and a Supplemental Stock Option Plan were adopted by the Company in 1981. Total shares authorized under the Incentive Stock Option Plan and the Supplemental Stock Option Plan were 875,000 shares and 1,025,000 shares, respectively. As of April 29, 1995, options for 581,875 shares have been granted and were exercisable, and there are no options available for future grant under these plans. Both plans expired in October 1991. The options that have been granted under these plans will expire ten years after grant.

    The Company adopted a 1990 Stock Option Plan on September 14, 1990, approved by the stockholders on December 14, 1990. There are 900,000 shares authorized under the 1990 Stock Option Plan. As of April 29, 1995, options for 412,300 shares have been granted, 262,475 shares were exercisable and 487,700 shares were available for future grant under this plan. The maximum term of options granted under the plan is ten years.

    The Company adopted a 1990 Non-Employee Directors' Stock Option Plan on September 14, 1990 for 395,000 shares, approved by the Stockholders on December 14, 1990. On the date the plan was adopted, each non-employee Director was granted 25,000 shares of common stock of the Company. Each person who is elected for the first time to be a non-employee Director will automatically be granted an option to purchase 25,000 shares of the Company's common stock. The options for 25,000 shares are immediately exercisable. On December 2, 1993, the plan was amended to reflect a decrease in the plan of 150,000 shares leaving 245,000 shares reserved for grant under this plan. As of April 29, 1995, options for 97,500 shares have been granted, 67,500 shares were exercisable and 90,000 shares were available for future grants under this plan.

    On September 1 of each year commencing September 1, 1991, an option to purchase 10,000 shares of the Company's common stock shall automatically be granted to each non-employee Director. The options for 10,000 shares become exercisable at the rate of 25% after six months from the date of grant and 25% per year at the end of every subsequent one year period. The options will expire ten years after grant.

OPTION EXCHANGE PROGRAM

    On September 16, 1991 the Board of Directors authorized the grant of new options to purchase common stock under the Incentive Plan or the Supplemental Plan with an exercise price of $1.00 per share to employees, including executive officers, who executed agreements to cancel their existing options under the Incentive Plan and Supplemental Plan on the basis of one new share for each two existing shares exchanged, subject to a new two year vesting period. In return for the benefit of receiving options of a like kind but with an exercise price of $1.00 per share (the fair market value on the date of grant), the new options are subject to two year vesting. The option exchange program expired on October 21, 1991 and all options not exchanged remain outstanding and are fully vested.

                                ICOT CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 5 -- STOCK OPTION PLANS (CONTINUED)
    Stock option activity under the plans was as follows:

                                                                        OPTIONS     OPTION PRICE
                                                                      OUTSTANDING     PER SHARE
                                                                      -----------  ---------------
Balance, July 27, 1991..............................................    1,484,150
Granted.............................................................      961,225  $  1.00 - $3.25
Exercised...........................................................     (177,250) $  0.69 - $3.75
Canceled............................................................     (822,025) $  0.56 - $9.00
                                                                      -----------
Balance, July 25, 1992..............................................    1,446,100
Granted.............................................................      613,500  $  1.13 - $2.13
Exercised...........................................................      (67,950) $  0.31 - $1.00
Canceled............................................................     (586,175) $  0.31 - $3.75
                                                                      -----------
Balance, July 31, 1993..............................................    1,405,475
Granted.............................................................       20,000  $  1.13 - $1.13
Exercised...........................................................      (76,250) $  0.75 - $1.06
Canceled............................................................     (253,950) $  1.00 - $3.25
                                                                      -----------
Balance, July 30, 1994..............................................    1,095,275
Granted.............................................................       60,000  $  1.19 - $1.19
Exercised...........................................................       (3,000) $  0.75 - $0.75
Canceled............................................................      (60,600) $  0.75 - $1.88
                                                                      -----------
Balance, April 29, 1995.............................................    1,091,675
                                                                      -----------
                                                                      -----------

    On April 29, 1995, there were 1,091,675 shares of common stock reserved for options outstanding and 577,700 shares of common stock reserved for future grants under all stock option plans.

NOTE 6 -- INCOME TAXES
    As of April 29, 1995, the Company's tax net operating loss carryforwards for federal tax purposes were approximately $22,870,000. The 1986 Tax Reform Act contains provisions which limit the amount of net operating loss carryforwards which may be utilized in any given fiscal year when a significant change in ownership interest occurs. These carryforwards expire in various amounts through the year 2009.

    The Company has an additional $2,234,000 of net operating loss carryforwards which were acquired in connection with a fiscal 1988 acquisition. The change in ownership of the company acquired will affect the availability and timing of the amount of prior losses to be used to offset taxable income in future years. These carryforwards expire in various amounts through the year 2005.

    The United States Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards and research and development credits available to be used in any given year should certain events occur, including a significant change in ownership. Management of the Company believes, however, that such a limitation will not have a significant impact on the overall utilization of its net operating loss carryforwards.

    As of April 29, 1995, the Company also has available net operating loss carryforwards of approximately $4,825,000 to offset future California state taxable income. These carryforwards expire in various amounts through the years 1995-2000. The Company also has certain tax credit carryforwards of $1,189,000 which expire in various amounts through the year 2009.

                                ICOT CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 6 -- INCOME TAXES (CONTINUED)
    There was no significant provision or benefit for income taxes in fiscal 1993 due to losses incurred. The provision for income taxes is as follows:

                                                                         YEARS ENDED                NINE MONTHS ENDED
                                                              ---------------------------------  ------------------------
                                                              JULY 25,   JULY 31,    JULY 30,     APRIL 30,    APRIL 29,
                                                                1992       1993        1994         1994         1995
                                                              ---------  ---------  -----------  -----------  -----------
                                                                                    (IN THOUSANDS)
Income (loss) before provision for income taxes:
  Domestic..................................................  $   4,538  $  (5,333)  $     530    $     348    $   1,011
  Foreign...................................................     (1,140)      (630)     --           --           --
                                                              ---------  ---------       -----        -----   -----------
  Income (loss) before provision for income taxes...........  $   3,398  $  (5,963)  $     530    $     348    $   1,011
                                                              ---------  ---------       -----        -----   -----------
                                                              ---------  ---------       -----        -----   -----------
Provision for income taxes:
  Current federal...........................................  $      30  $  --       $      11    $       9    $      21
  Current state.............................................        235     --              16           13           30
                                                              ---------  ---------       -----        -----   -----------
  Total provision for income taxes..........................  $     265  $  --       $      27    $      22    $      51
                                                              ---------  ---------       -----        -----   -----------
                                                              ---------  ---------       -----        -----   -----------

    The provision for income taxes differs from the amounts obtained by applying the Federal statutory rate to income before taxes as follows:

                                                                                                             NINE MONTHS
                                                                                YEARS ENDED                     ENDED
                                                                  ----------------------------------------  -------------
                                                                    JULY 25,      JULY 31,      JULY 30,      APRIL 30,
                                                                      1992          1993          1994          1994
                                                                  ------------  ------------  ------------  -------------
                                                                                      (IN THOUSANDS)
Statutory federal income tax rate...............................          34%        --   %           34%           34%
State income tax rate, net of federal benefit...................           7         --                7             7
Previous losses not benefitted..................................         (33)        --              (36)          (35)
                                                                          --                          --            --
                                                                                       ---
Income tax rate.................................................           8%        --   %            5%            6%
                                                                          --                          --            --
                                                                          --                          --            --
                                                                                       ---
                                                                                       ---

                                                                    APRIL 29,
                                                                      1995
                                                                  -------------
Statutory federal income tax rate...............................          34%
State income tax rate, net of federal benefit...................           7
Previous losses not benefitted..................................         (36)
                                                                          --
Income tax rate.................................................           5%
                                                                          --
                                                                          --

    The major components of the net deferred tax asset are as follows:

                                                                JULY 31,     JULY 30,    APRIL 29,
                                                                  1993         1994        1995
                                                               -----------  -----------  ---------
                                                                         (IN THOUSANDS)
Deferred tax assets:
  Cumulative temporary differences...........................  $     2,496  $       379  $     471
  Tax credits................................................      --             1,192      1,189
  Net operating loss.........................................        7,634        8,426      8,070
  Restructure reserve........................................        1,105          507        199
                                                               -----------  -----------  ---------
    Total assets.............................................       11,235       10,504      9,929
  Valuation allowance........................................      (10,996)     (10,117)    (9,692)
                                                               -----------  -----------  ---------
  Net deferred income tax asset..............................          239          387        237
                                                               -----------  -----------  ---------
Deferred tax liabilities:
  Capitalized software expenditures..........................          239          387        237
                                                               -----------  -----------  ---------
    Total liabilities........................................          239          387        237
                                                               -----------  -----------  ---------
Total net deferred tax assets................................  $   --       $   --       $  --
                                                               -----------  -----------  ---------
                                                               -----------  -----------  ---------

                                ICOT CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 7 -- NET INCOME (LOSS) PER SHARE
    Net income (loss) per share is based on the weighted average number of shares outstanding of common stock and common stock equivalents (when dilutive) using the treasury stock method. No common stock equivalents have been included in 1993 because the effect would be to decrease the loss per share.

NOTE 8 -- LEASE COMMITMENTS
    Approximate future minimum rental commitments under all noncancelable operating leases are as follows:

FISCAL YEAR
--------------------------------------------------------------------      AS OF
                                                                      JULY 30, 1994
                                                                      --------------
                                                                      (IN THOUSANDS)
1995................................................................    $      843
1996................................................................           501
1997................................................................           273
1998................................................................           273
1999................................................................           273
Thereafter..........................................................           895
                                                                           -------
                                                                             3,058
Less Sublease Income................................................          (425)
                                                                           -------
                                                                        $    2,633
                                                                           -------
                                                                           -------

    Total rent expense for all operating leases amounted to approximately $1,365,000, $1,308,000, and $1,128,000 in fiscal 1992, 1993 and 1994, respectively, and $865,000 and $719,000 for the nine months ended April 30, 1994 and April 29, 1995, respectively. Rent expense in fiscal 1992, 1993 and 1994 is before sublease income of $77,000, $183,000, and $231,000, respectively, and $149,000 and $193,000 for the nine months ending April 30, 1994 and April 29, 1995, respectively.

    The Company's corporate headquarters is located in San Jose, California. In May 1994, a mutual release of the rental obligation expiring on December 1, 1995 was executed for this two-story building consisting of approximately 47,500 square feet. Concurrently, a new lease was signed for only a single-story premise of approximately 23,300 square feet of this building. This lease expires on July 23, 1999.

    The Company has a lease obligation on a research and development facility of approximately 3,000 square feet located in Meadow Vista, California. The lease expires on August 31, 1995.

    The Company has a lease obligation through December 31, 1995 on a facility in Natick, Massachusetts consisting of approximately 21,000 square feet. The lease obligation on this facility was assumed in connection with a prior business acquisition. Subsequently, due to consolidation of operations in connection with the Company's restructuring program in fiscal 1993, this location has become excess to the Company's current and anticipated future requirements. As of April 29, 1995, all of the excess space at this facility was subleased through the end of the lease period. Accordingly, the Company has accrued all future rental obligations net of sublease income for the remaining term of the lease.

    The Company has a lease obligation through September 29, 2010 for its wholly-owned subsidiary in the United Kingdom on a building of approximately 6,400 square feet located in Wokingham, England. In line with the Company's restructuring program, ICOT International Limited closed its operations in the fourth quarter of fiscal 1993. During the first quarter of fiscal 1995, the Company

                                ICOT CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 8 -- LEASE COMMITMENTS (CONTINUED)
subleased this facility for a portion of the lease term. This sublease expires September 1995. Accordingly, the Company has accrued $294,000 to cover partial rental obligations related to this facility net of anticipated future sublease income.

NOTE 9 -- LITIGATION
    In November 1993, an action was brought against the Company for damages related to the use of the Company's products. The plaintiff filed a suit claiming repetitive stress injuries resulting from the use of the Company's product in the course of employment with American Airlines from the period May 1981 through July 1991. The plaintiff alleges damages in the amount of $1 million and punitive damages of $10 million. The Company believes that the claim is without merit and has tendered defense of this action to its insurance carriers. In the opinion of management, the outcome of this litigation will not have a material adverse effect on the Company's financial position or its results of operations. The Company is not involved in any other litigation.

NOTE 10 -- SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
    Quarterly information for fiscal 1993, 1994 and 1995.

FISCAL 1993
                                                          OCTOBER 24,  JANUARY 30,               JULY 31,
QUARTER ENDED                                                1992         1993      MAY 1, 1993    1993
--------------------------------------------------------  -----------  -----------  -----------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales...............................................   $   3,002    $   3,628    $   3,131   $   2,546
Gross Profit............................................         844        1,540        1,382         919
Net Loss................................................   $  (1,998)   $  (1,521)   $    (148)  $  (2,296)
Net Loss Per Share......................................   $   (0.15)   $   (0.12)   $   (0.01)  $   (0.18)


FISCAL 1994
                                                          OCTOBER 30,  JANUARY 29,   APRIL 30,   JULY 30,
QUARTER ENDED                                                1993         1994         1994        1994
--------------------------------------------------------  -----------  -----------  -----------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales...............................................   $   1,955    $   2,012    $   1,870   $   2,400
Gross Profit............................................         904        1,085          888         931
Net Income..............................................   $      47    $     122    $     157   $     177
Net Income Per Share....................................   $    0.00    $    0.01    $    0.01   $    0.01

FISCAL 1995
                                                          OCTOBER 29,  JANUARY 28,   APRIL 29,
QUARTER ENDED                                                1994         1995         1995
--------------------------------------------------------  -----------  -----------  -----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales...............................................   $   3,063    $   2,638    $   3,036
Gross Profit............................................       1,315        1,192        1,169
Net Income..............................................   $     212    $     307    $     441
Net Income Per Share....................................   $    0.02    $    0.03    $    0.04

NOTE 11 -- ACQUISITION OF AMATI
    On August 4, 1995, the Company signed a revised definitive agreement to merge with Amati Communications Corporation ("Amati"), a privately held Mountain View, California based company, subject to the approval of the stockholders of both companies and registration of the ICOT shares to be issued in the merger. Amati is a development stage company that develops telecommunications transmission products utilizing Discrete Multi-tone ("DMT") technology to provide high speed digital video, voice and data transmission over unconditioned copper wire or coaxial cable . The merger is

                                ICOT CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
          (INFORMATION RELATED TO THE NINE MONTHS ENDED APRIL 30, 1994
                        AND APRIL 29, 1995 IS UNAUDITED)

NOTE 11 -- ACQUISITION OF AMATI (CONTINUED) expected to be completed in October 1995. Under the terms of the agreement, after the merger, the shareholders, warrant and option holders of Amati will acquire shares, warrants and options totaling 35% of the fully diluted shares of ICOT.


    Pursuant to the merger, ICOT agreed to lend Amati $5,000,000 secured by Amati's assets due and payable on November 30, 1995. The outstanding aggregate principal amount under the Amati Senior Secured Notes as of August 4, 1995 was $2,971,900 ($550,000 as of April 29, 1995). Interest under the note accrues at 7.91% on the first $750,000 of the principal amount and at 9% on the remaining $2,221,900 of the principal balance.


    The acquisition will be accounted for by the purchase method of accounting, and accordingly, the purchase price will be allocated to the assets acquired and the specific liabilities assumed based on the estimated fair values at the date of acquisition.

                     REPORT OF INDEPENDENT PUBLIC AUDITORS

The Board of Directors and Shareholders
To Amati Communications Corporation:

    We have audited the accompanying balance sheets of Amati Communications Corporation (a development stage company) as of December 31, 1994 and 1993, and the related statements of operations, shareholders' deficit, and cash flows for each of the three years in the period ended December 31, 1994 and for the period from incorporation (December 31, 1991) to December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amati Communications Corporation (a development stage company) as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 and for the period from incorporation (December 31, 1991) to December 31, 1994, in conformity with generally accepted accounting principles.


    The accompanying financial statements have been prepared assuming that Amati Communications Corporation will continue as a going concern. As more fully described in Note 1, the Company has incurred losses since inception, has negative working capital, and will need to obtain additional funds to sustain operations in 1995, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The 1994 financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          ERNST & YOUNG LLP

Palo Alto, California
April 14, 1995,
 except for Note 11,
 as to which the date is
 August 4, 1995

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                     ASSETS


                                                                                             DECEMBER 31,
                                                                                    ------------------------------
                                                                                         1994            1993
                                                                    JUNE 30, 1995   --------------  --------------
                                                                    --------------
                                                                     (UNAUDITED)
Current Assets:
  Cash and cash equivalents.......................................  $        9,600  $      144,800  $      545,800
  Accounts receivable.............................................          20,100         276,000         222,000
  Inventories.....................................................        --                12,000         489,100
  Prepaid expenses................................................          37,900          67,700          42,400
                                                                    --------------  --------------  --------------
      Total current assets........................................          67,600         500,500       1,299,300
Property and equipment............................................         474,100         452,500         181,050
Accumulated depreciation..........................................         252,500         186,200          63,750
                                                                    --------------  --------------  --------------
                                                                           221,600         266,300         117,300
Restricted cash and other assets..................................          14,400          51,100           2,600
                                                                    --------------  --------------  --------------
      Total Assets................................................  $      303,600  $      817,900  $    1,419,200
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

                                      LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................................  $    1,193,900  $      645,400  $      772,900
  Accrued payroll and related expenses............................          95,700         113,000          85,000
  Other accrued liabilities.......................................          73,200         185,500          64,700
  Accrued royalties payable.......................................          10,700          12,100         175,800
  Deferred revenue................................................         656,800                         783,600
  Accrued interest payable........................................         108,700         111,900        --
  Notes payable to related party..................................        --              --                31,500
  Convertible notes payable.......................................         645,000       1,790,800         950,000
  Convertible notes payable to related parties....................         100,000         240,100        --
  Notes to ICOT...................................................       2,750,500        --              --
                                                                    --------------  --------------  --------------
      Total current liabilities...................................       5,634,500       3,098,800       2,863,500

Commitments and contingencies

Shareholders' Deficit:
  Preferred stock, no par value:
    Authorized, issued and outstanding -- 250,000 shares in 1994
     and 1993 and 325,000 shares at June 30, 1995.................         375,000        --              --
    Liquidation preference of $1.00 per share                                             --              --
  Common stock, no par value:
    Authorized shares -- 2,000,000
    Issued and outstanding shares -- 482,750 in 1994, 443,750 in
     1993 and 540,083 at June 30, 1995............................         247,000          39,200          10,900
  Deficit accumulated during the development stage................      (5,952,900)     (2,320,100)     (1,455,200)
                                                                    --------------  --------------  --------------
      Total shareholders' deficit.................................      (5,330,900)     (2,280,900)     (1,444,300)
                                                                    --------------  --------------  --------------
      Total liabilities and shareholders' deficit.................  $      303,600  $      817,900  $    1,419,200
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------


                            See accompanying notes.

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                          DECEMBER 31, 1991       SIX MONTHS ENDED
                                         YEARS ENDED DECEMBER 31,             (DATE OF                JUNE 30,
                                    ----------------------------------     INCORPORATION)      -----------------------
                                       1994        1993        1992     TO DECEMBER 31, 1994      1995         1994
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
                                                                                                     (UNAUDITED)
Development revenues..............  $1,883,600  $3,320,900  $1,825,200      $   7,029,700      $   128,200  $1,629,600
Product revenues..................   2,977,600     963,700      --              3,941,300           20,000   2,653,300
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
    Total revenues................   4,861,200   4,284,600   1,825,200         10,971,000          148,200   4,282,900
Cost and expenses:
  Cost of development revenues....     873,000     835,000     689,000          2,397,000          --          755,000
  Cost of product revenues........   1,449,900   1,306,700      --              2,756,600          --        1,020,900
  Research and development........   2,199,400   2,356,200   1,129,100          5,684,700        2,260,300     246,200
  General and administrative......   1,075,100     751,100     462,400          2,288,600        1,406,000     937,700
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
    Total costs and expenses......   5,597,400   5,249,000   2,280,500         13,126,900        3,666,300   2,959,800
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
Operating (loss) income...........    (736,200)   (964,400)   (455,300)        (2,155,900)      (3,518,100)  1,323,100
Interest expense and other, net...     128,700      24,900      10,600            164,200          114,700      10,400
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
    Net (loss) income.............  $ (864,900) $ (989,300) $ (465,900)     $  (2,320,100)     $(3,632,800) $1,312,700
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
Net (loss) income per share.......  $    (2.01) $    (3.20) $    (1.95)     $       (7.27)     $     (7.20) $     2.67
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
Weighted number of common shares
 and common share equivalents.....     430,000     309,000     238,000            319,000          504,400     491,600
                                    ----------  ----------  ----------  ---------------------  -----------  ----------
                                    ----------  ----------  ----------  ---------------------  -----------  ----------

                                     DECEMBER 31,
                                         1991
                                       (DATE OF
                                    INCORPORATION)
                                      TO JUNE 30,
                                         1995
                                    ---------------
                                      (UNAUDITED)
Development revenues..............   $   7,157,900
Product revenues..................       3,961,300
                                    ---------------
    Total revenues................      11,119,200
Cost and expenses:
  Cost of development revenues....       2,397,000
  Cost of product revenues........       2,756,600
  Research and development........       7,945,000
  General and administrative......       3,694,600
                                    ---------------
    Total costs and expenses......      16,793,200
                                    ---------------
Operating (loss) income...........      (5,674,000)
Interest expense and other, net...         278,900
                                    ---------------
    Net (loss) income.............   $  (5,952,900)
                                    ---------------
                                    ---------------
Net (loss) income per share.......   $      (16.46)
                                    ---------------
                                    ---------------
Weighted number of common shares
 and common share equivalents.....         361,500
                                    ---------------
                                    ---------------


                             See accompanying notes

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF SHAREHOLDERS' DEFICIT


                                                        SERIES A CONVERTIBLE
                                                          PREFERRED STOCK         COMMON STOCK                        TOTAL
                                                        --------------------  --------------------  ACCUMULATED   SHAREHOLDERS'
                                                         SHARES     AMOUNT     SHARES     AMOUNT      DEFICIT        DEFICIT
                                                        ---------  ---------  ---------  ---------  ------------  -------------
Issuance of common stock at inception for cash at
 $0.025 per share.....................................     --      $  --        130,000  $   3,300   $   --        $     3,300
Issuance of common stock at inception in exchange for
 technology rights in February 1992...................     --         --        130,000     --           --            --
Issuance of Series A preferred stock in exchange for
 technology license in January 1992...................    250,000     --         --         --           --            --
Net loss..............................................     --         --         --         --         (465,900)      (465,900)
                                                        ---------  ---------  ---------  ---------  ------------  -------------
Balance at December 31, 1992..........................    250,000     --        260,000      3,300     (465,900)      (462,600)
Issuance of common stock for cash at $0.05 per share
 in October 1993......................................                          105,000      5,200                       5,200
Exercise of options to purchase common stock for cash
 at $0.03 per share in October and November 1993......     --         --         78,750      2,400       --              2,400
Net loss..............................................     --         --         --         --         (989,300)      (989,300)
                                                        ---------  ---------  ---------  ---------  ------------  -------------
Balance at December 31, 1993..........................    250,000     --        443,750     10,900   (1,455,200)    (1,444,300)
Repurchase common stock for cash at $0.05 per share in
 February 1994........................................     --         --        (93,000)    (4,700)      --             (4,700)
Issuance of common stock for cash at $0.25 per share
 in June and July 1994................................     --         --        132,000     33,000       --             33,000
Net loss..............................................     --         --         --         --         (864,900)      (864,900)
                                                        ---------  ---------  ---------  ---------  ------------  -------------
Balance at December 31, 1994..........................    250,000     --        482,750     39,200   (2,320,100)    (2,280,900)
Issuance of Common Stock for services and waiver of
 royalty claims (unaudited)...........................                           28,333    206,250       --            206,250
Exercise of options to purchase common stock
 (unaudited)..........................................     --         --         29,000      1,550       --              1,550
Issuance of preferred stock in exchange for technology
 rights in March 1995 (unaudited).....................     75,000    375,000     --         --           --            375,000
Net loss (unaudited)..................................     --         --         --         --       (3,632,800)    (3,632,800)
                                                        ---------  ---------  ---------  ---------  ------------  -------------
Balance at June 30, 1995 (unaudited)..................    325,000  $ 375,000    540,083  $ 247,000   $(5,952,900)  $(5,330,900)
                                                        ---------  ---------  ---------  ---------  ------------  -------------
                                                        ---------  ---------  ---------  ---------  ------------  -------------


                            See accompanying notes.

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                            DECEMBER 31, 1991      SIX MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,           (DATE OF               JUNE 30,
                                         ---------------------------------  INCORPORATION) TO  -------------------------
                                            1994        1993       1992     DECEMBER 31, 1994     1995          1994
                                         -----------  ---------  ---------  -----------------  -----------  ------------
                                                                                                      (UNAUDITED)
Operating activities:
Net (loss) Income......................  $  (864,900) $(989,300) $(465,900)   $  (2,320,100)   $(3,632,800) $  1,312,700
Adjustment to reconcile net loss to net
 cash provided by (used in) operations
  Depreciation and amortization........      122,400     88,800     18,200          229,400         66,300        72,400
  Issuance of preferred stock in
   exchange of technology rights.......      --          --         --             --              375,000       --
  (Increase) decrease in assets:
    Accounts receivable................      (54,000)   (31,200)  (190,800)        (276,000)       255,900      (367,800)
    Inventories........................      477,100   (489,100)    --              (12,000)        12,000       470,300
    Prepaid expenses...................      (25,300)   (37,600)    (7,400)         (70,300)        29,800      (141,200)
  Restricted cash and other assets.....      (48,500)    --         --              (48,500)        36,700       --
  Increase (decrease) in liabilities:
    Accounts payable...................     (127,500)   340,400    432,500          645,400        548,500      (363,900)
    Accrued payroll & related
     expenses..........................       28,000     33,800     51,200          113,000        (17,300)       15,700
    Deferred revenue...................     (783,600)   583,600    200,000         --              656,800      (783,600)
    Other accrued liabilities..........      232,700     29,100     35,600          297,400       (115,500)      (47,800)
    Accrued royalties..................     (163,700)   114,700     61,200           12,200         (1,400)      (78,000)
                                         -----------  ---------  ---------  -----------------  -----------  ------------
Net cash provided by (used in)
 operating activities..................   (1,207,300)  (356,800)   134,600       (1,429,500)    (1,786,000)       88,800
                                         -----------  ---------  ---------  -----------------  -----------  ------------
Investing activities:
Capital expenditures...................     (271,400)  (138,700)   (85,700)        (495,800)       (21,600)     (187,500)
                                         -----------  ---------  ---------  -----------------  -----------  ------------
Net cash used in investing
 activities............................     (271,400)  (138,700)   (85,700)        (495,800)       (21,600)     (187,500)
                                         -----------  ---------  ---------  -----------------  -----------  ------------
Financing Activities:
Convertible notes payable..............      840,800    950,000     --            1,790,800     (1,145,800)      --
Convertible notes payable to related
 parties...............................      240,100     --         --              240,100       (140,100)      --
Notes payable to related party.........      (31,500)    31,500     --             --              --            (31,500)
ICOT note..............................      --          --         --             --            2,750,500       --
Net proceeds from sale and repurchase
 of common stock.......................       28,300      7,600      3,300           39,200        207,800        26,500
                                         -----------  ---------  ---------  -----------------  -----------  ------------
Net cash provided by financing
 activities............................    1,077,700    989,100      3,300        2,070,100      1,672,400        (5,000)
                                         -----------  ---------  ---------  -----------------  -----------  ------------
Net increase (decrease) in cash and
 cash equivalents......................     (401,000)   493,600     52,200          144,800       (135,200)     (103,700)
Cash and cash equivalents at beginning
 of period.............................      545,800     52,200     --             --              144,800       545,800
                                         -----------  ---------  ---------  -----------------  -----------  ------------
Cash and cash equivalents at end of
 period................................  $   144,800  $ 545,800  $  52,200    $     144,800    $     9,600  $    442,100
                                         -----------  ---------  ---------  -----------------  -----------  ------------
                                         -----------  ---------  ---------  -----------------  -----------  ------------

                                         DECEMBER 31, 1991
                                             (DATE OF
                                         INCORPORATION) TO
                                           JUNE 30, 1995
                                         -----------------
                                            (UNAUDITED)
Operating activities:
Net (loss) Income......................    $  (5,952,900)
Adjustment to reconcile net loss to net
 cash provided by (used in) operations
  Depreciation and amortization........          295,700
  Issuance of preferred stock in
   exchange of technology rights.......          375,000
  (Increase) decrease in assets:
    Accounts receivable................          (20,100)
    Inventories........................         --
    Prepaid expenses...................          (40,500)
  Restricted cash and other assets.....          (11,800)
  Increase (decrease) in liabilities:
    Accounts payable...................        1,193,900
    Accrued payroll & related
     expenses..........................           95,700
    Deferred revenue...................          656,800
    Other accrued liabilities..........          181,900
    Accrued royalties..................           10,800
                                         -----------------
Net cash provided by (used in)
 operating activities..................       (3,215,500)
                                         -----------------
Investing activities:
Capital expenditures...................         (517,400)
                                         -----------------
Net cash used in investing
 activities............................         (517,400)
                                         -----------------
Financing Activities:
Convertible notes payable..............          645,000
Convertible notes payable to related
 parties...............................          100,000
Notes payable to related party.........         --
ICOT note..............................        2,750,500
Net proceeds from sale and repurchase
 of common stock.......................          247,000
                                         -----------------
Net cash provided by financing
 activities............................        3,742,500
                                         -----------------
Net increase (decrease) in cash and
 cash equivalents......................            9,600
Cash and cash equivalents at beginning
 of period.............................         --
                                         -----------------
Cash and cash equivalents at end of
 period................................    $       9,600
                                         -----------------
                                         -----------------


                            See accompanying notes.

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1995
                        AND JUNE 30, 1994 IS UNAUDITED)

NOTE 1 -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    Amati Communications Corporation (Amati or the Company) was incorporated on December 31, 1991 in the state of California. To date, the Company has been primarily supported through a series of research and development contracts, which resulted in the Company making technical breakthroughs and having its technology selected as the U.S. standard for the Asymmetric Digital Subscriber Line (ADSL) marketplace. The Company's business is characterized by the development and sale of prototype transceiver systems that are used in video on-demand technical and market trials of telephone companies around the world. The Company is considered to be in the development stage. The trial phase of the market is not expected to be completed until 1997. In the meantime, the Company is investing the proceeds from the sale of prototypes into the development of custom integrated circuits to ensure competitive products at the time of commercialization of the concept.

    The accompanying financial statements have been prepared on a going concern basis.

    The Company has incurred losses from inception and has an accumulated deficit of $2,320,100 and $5,952,900 and negative working capital of $2,598,300 and $5,566,900 at December 31, 1994 and June 30, 1995, respectively.

    Management believes that it will be able to obtain additional funds as a result of executing a merger agreement with ICOT Corporation (ICOT) in San Jose, California. If the Company is unable to execute the plan for a merger with ICOT, there would be substantial doubt about the Company's ability to continue as a going concern.

UNAUDITED INTERIM FINANCIAL STATEMENT DATA

    The unaudited financial statements for the six months ended June 30, 1994 and for the six months ended and as of June 30, 1995 have been prepared on the same basis as the audited financial statements, and in the opinion of management, include all adjustments consisting of normal recurring adjustments necessary for a fair presentation thereof. Operating results for the interim period are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1995.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid interest bearing deposits with original maturities of less than 90 days and insignificant interest rate risk to be cash equivalents. The Company invests its excess cash in money market accounts, which bear minimal risk and are available on demand. At December 31, 1994 the Company had $35,300 invested in certificates of deposit, which are included in cash and cash equivalents. At December 31, 1994 the estimated fair value of these investments approximated cost, and the amount of gross unrealized gains were insignificant. The effect of Statement of Financial Accounting Standards No. 115 is insignificant.

INVENTORIES

    Inventories are stated at the lower of cost or market, using standard cost, which approximates actual cost on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives ranging from three to five years.

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1995
                        AND JUNE 30, 1994 IS UNAUDITED)

NOTE 1 -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) REVENUE RECOGNITION


    Revenue from product sales, primarily prototype transceiver systems, is recognized at the time of shipment. Nonrefundable payments are recognized as revenue from research, technology and license agreements when the Company has satisfied each related milestones, and no further obligation to perform related to the specific milestones exist.


NOTE 2 -- RESTRICTED CASH
    As of December 31, 1994, the Company has restricted cash of $36,300 held by a trustee to collateralize a vendor supply agreement. In February 1995, the Company defaulted under terms of the vendor agreement, and the cash held by the trustee was forfeited to the vendor.

NOTE 3 -- INVENTORIES
    Inventories consist of the following as of:

                                                                                      DECEMBER 31,
                                                                      JUNE 30,   ----------------------
                                                                        1995       1994        1993
                                                                      ---------  ---------  -----------
Raw materials.......................................................  $  --      $  12,000  $   271,300
Work-in-process.....................................................     --         --          160,700
Finished goods......................................................     --         --           57,100
                                                                      ---------  ---------  -----------
                                                                      $  --      $  12,000  $   489,100
                                                                      ---------  ---------  -----------
                                                                      ---------  ---------  -----------

NOTE 4 -- PROPERTY AND EQUIPMENT
    Property and equipment consist of the following as of:

                                                                                      DECEMBER 31,
                                                                    JUNE 30,    ------------------------
                                                                      1995         1994         1993
                                                                   -----------  -----------  -----------
Machinery and equipment..........................................  $   216,800  $   201,000  $    65,950
Computer equipment and software..................................      256,000      250,100      113,700
Furniture and fixtures...........................................        1,300        1,400        1,400
                                                                   -----------  -----------  -----------
                                                                       474,100      452,500      181,050
Less accumulated depreciation and amortization...................      252,500      186,200       63,750
                                                                   -----------  -----------  -----------
Property and equipment, net......................................  $   221,600  $   266,300  $   117,300
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

NOTE 5 -- OPERATING LEASE COMMITMENTS
    The Company leases its facilities under an agreement that provides for scheduled rent increases and expires in 1997. The Company is recognizing rental expense on a straight-line basis over the lease term. The Company also leases certain equipment under operating leases. Rental expense was approximately $238,000, $190,000, $82,000 and $118,000 in 1994, 1993, and 1992, and the six
months ended June 30, 1995, respectively. Minimum future rental commitments under operating leases at December 31, 1994 are $191,300, $179,100, and $51,900 in fiscal 1995, 1996, and 1997, respectively.

NOTE 6 -- LICENSE AGREEMENTS
    Upon its formation in January 1992, the Company entered into license agreements (the "Original Agreements") with Stanford University and University Ventures II, a California limited investment partnership, whereby it was granted exclusive worldwide rights to core technology and was required to further develop commercial applications and licensed products in the field of use to maintain these

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1995
                        AND JUNE 30, 1994 IS UNAUDITED)

NOTE 6 -- LICENSE AGREEMENTS (CONTINUED)

agreements. In exchange for the Original Agreements, the Company agreed to issue 125,000 shares of Series A convertible preferred stock to each licensor and pay certain royalties on revenues generated from the licensed technology. Both agreements contained antidilution provisions in the event the Company raised capital from the sale of stock. The term of the agreements extends to the last expiration date of the licensed patents. The Company accounted for the license agreements as a transfer of nonmonetary assets from its founders and recorded the license at the transferor's historical cost basis of zero. On May 1, 1994, the Stanford University agreement was revised to include a one-time fee of $250,000 and an annual license maintenance fee of $25,000. The revised agreement provides for Stanford University to receive higher royalties on the Company's revenues and provides that Stanford University's ownership in the Company will not be diluted below 3% without a right of first refusal to participate in future stock issuances, except in an initial public offering. The Company may terminate the agreement if Amati fails to remedy any conditions causing default, breach, or incorrect reporting under the terms and conditions of the license agreement within thirty days.


NOTE 7 -- RESEARCH AND DEVELOPMENT AND LICENSE AGREEMENTS

    In April 1992, the Company entered into a research and development agreement with Northern Telecom Ltd. (NT) to further develop ADSL access technology. Under the terms of the agreement, Amati recognized revenue of approximately $3,939,000, $3,923,000, and $875,000 in fiscal 1994, 1993, and 1992, respectively, for accomplishing certain milestones, including the delivery of nonproduction ADSL prototype units. Amati granted NT certain rights and interests in the design of ADSL units developed under this agreement. As of December 1994, Amati has no future obligations under the agreement.



    As a result of a change in the direction by NT of certain ADSL related business units and a dispute as to the extent of the rights and interests that NT was entitled to under the research and development agreement, NT and the Company entered into a January 1995 Patent and Technology Ownership and License Agreement whereby NT assigned all rights and interests in the technology and related patents developed under the research and development agreement to Amati. Simultaneously, Amati has granted NT a nonexclusive, nonassignable, nontransferable license to use the essential technology necessary to manufacture, use, lease, or sell products that comply with the ADSL standard. NT will pay Amati a royalty of 2% based on net sales of certain products by NT or any of its subsidiaries. In March 1995, Amati issued NT 75,000 shares of Series A Preferred Stock, fair market value determined by the Board of Directors to be $5.00 per share, in exchange for the execution and delivery of the Patent and Technology Ownership and License Agreement. The Company expensed $375,000 in the six month period ended June 30, 1995 as the recovery of this amount was not reasonably assured.


NOTE 8 -- SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

    Each share of Series A Preferred Stock is, at the option of the holder, convertible into shares of common stock on a one-for-one basis, subject to certain adjustments for dilution, if any, resulting from future stock issuance. Additionally, the preferred shares automatically convert into common stock concurrent with closing of an underwritten public offering of common stock under the Securities Act of 1933 in which the Company receives at least $5,000,000 in gross proceeds and the price per share is at least $5.00 (subject to adjustment for a recapitalization or certain other stock adjustments).

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1995
                        AND JUNE 30, 1994 IS UNAUDITED)

NOTE 8 -- SHAREHOLDERS' EQUITY (CONTINUED)
    Series A Preferred shareholders are entitled to annual noncumulative dividends at an annual rate of $.05 per share, before and in preference to any dividends paid in common stock, when and as declared by the Board of Directors. No dividends have been declared.

    The Series A Preferred shareholders are entitled to receive, upon liquidation or merger, a distribution of $1.00 per share plus all declared but unpaid dividends. Thereafter, the remaining assets and funds, if any, shall be distributed among the shareholders of the issued and outstanding common stock. If, upon liquidation, the assets and funds distributed among the Series A Preferred shareholders are insufficient to permit the entitled payment, the entire assets and funds of the Company legally available for distribution shall be distributed to Series A Preferred shareholders in proportion to the number of preferred shares held.

    The Series A preferred shareholders have voting rights equal to the common shares they would own upon conversion.

STOCK OPTIONS

    The Company has adopted a stock option plan (the "Plan") for employees, directors and consultants of the Company. Options, granted under the Plan may be incentive stock options or nonqualified stock options, determined at the Board of Director's discretion. The options are generally granted at an exercise price of not less the fair value per share on the date of grant, as determined by the Board of Directors, and become exercisable pursuant to the applicable terms of the grant. The term of any option may not be greater than ten years from the date of grant.

    Information with respect to the incentive stock option plan is summarized as follows:

                                                                           OUTSTANDING OPTIONS
                                                          ------------------------------------------------------
                                                          AVAILABLE                                  AGGREGATE
                                                             FOR      NUMBER OF                      EXERCISE
                                                            GRANT       SHARES    PRICE PER SHARE      PRICE
                                                          ----------  ----------  ---------------  -------------
Authorized on November 1, 1992..........................     180,000      --            $--        $    --
  Granted...............................................    (152,000)    152,000   $0.025-$0.10            5,750
Balance at December 31, 1992............................      28,000     152,000        $--                5,750
  Granted...............................................     (10,000)     10,000      $0.025               1,688
  Exercised.............................................      --         (78,750)      $0.03              (2,363)
  Canceled..............................................      11,250     (11,250)      $0.03                (338)
                                                          ----------  ----------  ---------------  -------------
Balance at December 31, 1993............................      29,250      72,000        $--                4,737
  Additional shares authorized..........................     400,000      --            $--             --
  Granted...............................................    (112,600)    112,600       $0.25              28,150
  Canceled..............................................      38,125     (38,125)  $0.025-$0.25           (8,938)
                                                          ----------  ----------  ---------------  -------------
Balance at December 31, 1994............................     354,775     146,475        $--        $      23,949
  Granted...............................................    (291,600)    291,600    $0.25-$6.00        1,634,600
  Exercised.............................................      --         (29,000)  $0.025-$0.25           (1,550)
Balance at June 30, 1995................................      63,175     409,075    $0.25-$6.00    $   1,656,999
                                                          ----------  ----------  ---------------  -------------
                                                          ----------  ----------  ---------------  -------------

    Options vest over a period of one and one-half to four years. At December 31, 1994, 43,500 shares were vested and not yet exercised under the plan. At June 30, 1995, 409,075 shares granted under the plan were exercisable at prices ranging from $0.025 to $6.00 per share.

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1995
                        AND JUNE 30, 1994 IS UNAUDITED)

NOTE 8 -- SHAREHOLDERS' EQUITY (CONTINUED)
COMMON STOCK RESERVED FOR ISSUANCE

    The Company has reserved shares of common stock for the following:

                                                                                DECEMBER 31,  JUNE 30,
                                                                                    1994        1995
                                                                                ------------  ---------
Exercise under the stock option plan..........................................      501,250     481,750
Conversion of Series A preferred stock........................................      250,000     325,000
Exercise of outstanding warrants to purchase common stock.....................      133,494     133,494
                                                                                ------------  ---------
                                                                                    884,744     940,244
                                                                                ------------  ---------
                                                                                ------------  ---------

    The Company has issued 120,588 shares of common stock that are subject to repurchase as of December 31, 1994.

NOTE 9 -- CONVERTIBLE NOTES PAYABLE AND WARRANTS

    In October 1993, the Company issued convertible notes payable (the 1993 notes) in the amount of $950,000, bearing interest at 8% per annum. The 1993 notes were due and payable on September 30, 1994. On December 9, 1994 the note holders agreed to extend the payment due date to May 1, 1995. As of December 31, 1994, the 1993 notes were in default and payable upon demand. In accordance with the extension agreement, upon default, the Company is required to secure the 1993 notes by all assets of the Company, including its intellectual property, and will make all necessary filings to perfect the security interest of the note holders. In lieu of the current plans for a merger with ICOT (SEE NOTE 1), the note holders have not initiated or enforced the default provisions. In addition, $525,000 of the 1993 notes were repaid as of June 30, 1995 and $425,000 remains outstanding as of that date.



    As part of the consideration for the 1993 notes and the note extension agreement, the Company issued stock purchase warrants to the note holders, exercisable for the number of shares of Series B preferred stock equal to 75% of the outstanding notes divided by the actual purchase price of the Series B preferred stock, when and if issued. The purchase price upon the exercise of the warrants will be the Series B preferred stock price when and if issued. The Series B preferred stock is convertible to common stock on a one-for-one basis. The warrants are exercisable at any time before October 26, 1996. The value of these warrants is not considered material.



    In August through December 1994, the Company issued convertible note payable (the 1994 notes) in the amount of $1,081,000, bearing interest at 12% per annum, with interest payable each quarter the notes are outstanding. The 1994 notes are due and payable upon demand after six months from the effective date of the respective agreements and no later than one year from the same date. The note holders may, at their option, convert any amount of unpaid principal and interest into Series B preferred stock. The conversion price shall be the price per share of the Series B preferred stock, when and if issued. In addition, $881,000 of the 1994 Notes were repaid as of June 30, 1995, and $300,000 remains outstanding as of that date.



    In connection with the 1994 note, the Company issued stock purchase warrants to each note holder, exercisable in total for 120,111 shares, which is the number of shares of common stock equal to $1,081,000 divided by the actual purchase price of Series B when and if issued. The purchase price upon exercise of the warrants will be the Series B preferred stock price. The warrants may be exercised in whole or in part on July 31, 1999. In accordance with the terms of the stock purchase warrant agreements, if a loan default to the 1994 notes exists on or before May 31, 1995, the purchase price of the stock purchase warrants shall be adjusted to $6.00 per common share. The loan default

                        AMATI COMMUNICATIONS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
           (INFORMATION FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1995
                        AND JUNE 30, 1994 IS UNAUDITED)

NOTE 9 -- CONVERTIBLE NOTES PAYABLE AND WARRANTS (CONTINUED)

exists if the Company has not cured such breach within thirty days of written notification. The Company has received a written notice of default for approximately $240,790 of warrants that were amended to be exercised at a purchase price of $6.00 per share or 40,137 shares. The value of the warrants is not considered material.


NOTE 10 -- INCOME TAXES
    As of December 31, 1994, the Company had federal and state net operating loss carryforwards of approximately $2,100,000 and $800,000, respectively. The Company also had federal and state research and development tax credit carryforwards of approximately $300,000 and $100,000, respectively. The net operating loss and credit carryforwards will expire at various dates beginning in 1997 through 2009, if not utilized.

    The utilization of the net operating losses and credits is subject to a substantial annual limitation due to the "change of ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

    As of December 31, 1994 and 1993, the Company had deferred tax assets of approximately $1,300,000 and $700,000, respectively. The deferred tax asset has been fully offset by a valuation allowance. The net valuation allowance increased by $600,000 during the year ended December 31, 1994. Deferred tax assets relate primarily to net operating loss carryforwards, research credits, and certain accrued expenses and reserve that are not currently deductible for income tax purposes.

NOTE 11 -- SUBSEQUENT EVENT
    On August 4, 1995, the Company signed a revised definitive agreement to merge with ICOT Corporation. Under the terms of the revised agreement, the securities holders of Amati will acquire in the merger 35% of the fully diluted common equivalent shares of ICOT. In addition, following the closing of the merger, ICOT will issue options covering 5% of its fully diluted common equivalent shares to key employees of Amati. Consummation of the merger remains subject to the approval of stockholders of both companies.


    Under the terms of the revised agreement, ICOT has agreed to loan to Amati up to $5,000,000 secured by Amati's assets, due and payable on November 30, 1995. As of August 4, 1995, amount advanced to the Company was $2,971,900, of which the first $750,000 bears interest at 7.91% and the remaining $2,221,900 bears interest at 9%.

             ICOT CORPORATION AND AMATI COMMUNICATIONS CORPORATION
               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


    The following unaudited pro forma combined financial statements give effect to the proposed acquisition of Amati by ICOT under the purchase method of accounting as defined in APB Opinion No. 16. The pro forma combined balance sheet assumes that the merger took place on April 29, 1995 and combines ICOT's April 29, 1995 balance sheet with Amati's June 30, 1995 balance sheet. The pro forma combined statement of operations for the fiscal year ended July 30, 1994 assumes that the merger took place as of the beginning of fiscal 1994, and combines ICOT's statement of operations for its fiscal year ended July 30, 1994 with Amati's operating results for the comparable twelve month period. The pro forma combined statement of operations for the nine month period ended April 29, 1995 also assumes that the merger took place at the beginning of fiscal 1994, and combines the financial statements of ICOT for the nine month period ended April 29, 1995 with Amati's operating results for the comparable nine month period. The pro forma combined statements of operations do not include the effect of any nonrecurring charges directly attributable to the merger.



    The purchase price allocation reflected in the accompanying pro forma combined financial statements has been prepared on an estimated basis, and is based upon an estimated fair market value of ICOT's common stock of $4.25 per share. The effects resulting from any differences in the final allocation of the purchase price are not expected to have a material effect on ICOT's financial statements. However, changes in the fair market value of ICOT's common stock through the date of consummation of the Merger will affect the purchase price to be allocated.


    The accompanying pro forma combined financial statements should be read in conjunction with the historical financial statements and related notes thereto for both ICOT and Amati, which are included elsewhere in the Prospectus/Proxy Statement.

             ICOT CORPORATION AND AMATI COMMUNICATIONS CORPORATION
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                     ASSETS


                                                                                   PRO FORMA ADJUSTMENTS
                                                         ICOT AT     AMATI AT   ----------------------------  PRO FORMA
                                                         4/29/95     6/30/95        DR.            CR.         COMBINED
                                                        ----------  ----------  ------------  --------------  ----------
Current Assets:
  Cash and cash equivalents...........................  $      921  $       10        745(i)         (81)(h)  $    1,595
  Short-term investments..............................       4,369      --                        (4,369)(h)      --
  Accounts receivable.................................       1,628          20                                     1,648
  Inventories.........................................       1,061      --                                         1,061
  Other current assets................................       1,537          51                      (550)(h)       1,038
                                                        ----------  ----------                                ----------
    Total current assets..............................       9,516          81                                     5,342
Property and equipment, net...........................         661         222                                       883
Research and development in process...................      --          --         33,398(g)     (33,398)(g)      --
Other assets..........................................         553           1                                       554
                                                        ----------  ----------                                ----------
    Total assets......................................  $   10,730  $      304                                $    6,779
                                                        ----------  ----------                                ----------
                                                        ----------  ----------                                ----------

                                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Current maturities of capitalized lease
   obligations........................................  $       15  $   --                                    $       15
  Trade accounts payable..............................         136       1,194                                     1,330
  Accrued expenses....................................       1,093         945         21(a)        (800)(f)       2,817
  Convertible notes payable...........................      --             645                                       645
  Convertible notes payable to related parties........      --           2,851      2,751(a)                         100
                                                        ----------  ----------                                ----------
    Total current liabilities.........................       1,244       5,635                                     4,907
Long-Term Liabilities:
  Capitalized lease obligations, less current
   maturities.........................................           1      --                                             1
  Obligations under lease commitments.................         294      --                                           294
                                                        ----------  ----------                                ----------
    Total liabilities.................................       1,539       5,635                                     5,202
                                                        ----------  ----------                                ----------
Stockholders' Equity (Deficit):
  Preferred Stock --
   Outstanding -- 325,000 Amati shares at June 30,
   1995 and no shares pro forma.......................      --             375        375(e)                      --
  Common Stock --
   Outstanding -- 11,421,827 ICOT shares at April 29,
   1995, 540,083 Amati shares at June 30, 1995 and
   18,210,751 shares pro forma........................      35,479         247        247(e)     (25,784)(e)      61,263
  Accumulated deficit.................................     (26,288)     (5,953)    27,445(e)                     (59,686)
                                                        ----------  ----------                                ----------
    Total Stockholders' equity (deficit)..............       9,191      (5,331)                                    1,577
                                                        ----------  ----------                                ----------
    Total Liabilities and Stockholders' Equity
     (Deficit)........................................  $   10,730  $      304                                $    6,779
                                                        ----------  ----------                                ----------
                                                        ----------  ----------                                ----------


         The accompanying notes are an integral part of this statement.

             ICOT CORPORATION AND AMATI COMMUNICATIONS CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                            NINE MONTHS ENDED APRIL 29, 1995
                                                                   ---------------------------------------------------
                                                                   HISTORICAL HISTORICAL     PRO FORMA      PRO FORMA
                                                                     ICOT        AMATI      ADJUSTMENTS     COMBINED
                                                                   ---------  -----------  --------------  -----------
Net Sales........................................................  $   8,737   $     717                    $   9,454
Cost of Sales....................................................      5,061         565                        5,626
                                                                   ---------  -----------                  -----------
  Gross margin...................................................      3,676         152                        3,828
                                                                   ---------  -----------                  -----------
Operating Expenses:
  Research and development.......................................      1,281       3,395                        4,676
  Marketing and sales............................................        760         198                          958
  General and administrative.....................................        815         625                        1,440
                                                                   ---------  -----------                  -----------
  Total operating expenses.......................................      2,856       4,218                        7,074
                                                                   ---------  -----------                  -----------
    Income (loss) from operations................................        820      (4,066)                      (3,246)
                                                                   ---------  -----------                  -----------
Other Income (Expense):
  Interest income................................................        198           2          150(b)           50
  Interest expense...............................................         (7)       (157)         (57)(a)        (107)
                                                                   ---------  -----------                  -----------
  Total other income.............................................        191        (155)                         (57)
                                                                   ---------  -----------                  -----------
  Income (loss) before income taxes..............................      1,011      (4,221)                      (3,303)
  Provision for income taxes.....................................         51      --              (51)(c)      --
                                                                   ---------  -----------                  -----------
    Net income (loss)............................................  $     960   $  (4,221)                   $  (3,303)
                                                                   ---------  -----------                  -----------
                                                                   ---------  -----------                  -----------
Net income (loss) per share......................................  $     .08   $   (8.72)                   $    (.21)
                                                                   ---------  -----------                  -----------
                                                                   ---------  -----------                  -----------
Weighted Average Number of Common Shares and Common Share
 Equivalents.....................................................     11,595         484                       16,051
                                                                   ---------  -----------                  -----------
                                                                   ---------  -----------                  -----------


         The accompanying notes are an integral part of this statement.

             ICOT CORPORATION AND AMATI COMMUNICATIONS CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                             FISCAL YEAR ENDED JULY 30, 1994
                                                                   ---------------------------------------------------
                                                                   HISTORICAL HISTORICAL     PRO FORMA      PRO FORMA
                                                                     ICOT        AMATI      ADJUSTMENTS     COMBINED
                                                                   ---------  -----------  --------------  -----------
Net sales........................................................  $   8,236   $   6,352                    $  14,588
Cost of sales....................................................      4,428       3,116                        7,544
                                                                   ---------  -----------                  -----------
  Gross margin...................................................      3,808       3,236                        7,044
                                                                   ---------  -----------                  -----------
Operating Expenses:
  Research and development.......................................      1,429       2,132                        3,561
  Marketing and sales............................................        884          37                          921
  General and administrative.....................................      1,177       2,759                        3,936
                                                                   ---------  -----------                  -----------
    Total operating expenses.....................................      3,490       4,928                        8,418
                                                                   ---------  -----------                  -----------
  Income (loss) from operations..................................        318      (1,692)                      (1,374)
                                                                   ---------  -----------                  -----------
Other Income (Expense):
  Interest income................................................        233           3          200(b)           36
  Interest expense...............................................        (21)        (21)                         (42)
                                                                   ---------  -----------                  -----------
    Total other income...........................................        212         (18)                          (6)
                                                                   ---------  -----------                  -----------
  Income (loss) before income taxes..............................        530      (1,710)                      (1,380)
  Provision for income taxes.....................................         27      --              (27)(c)      --
                                                                   ---------  -----------                  -----------
  Net Income (loss)..............................................  $     503   $  (1,710)                   $  (1,380)
                                                                   ---------  -----------                  -----------
                                                                   ---------  -----------                  -----------
  Net Income (loss) per share....................................  $     .04   $   (4.57)                   $    (.08)
                                                                   ---------  -----------                  -----------
                                                                   ---------  -----------                  -----------
Weighted Average Number of Common Shares and Common Share
 Equivalents.....................................................     12,319         374                       16,717
                                                                   ---------  -----------                  -----------
                                                                   ---------  -----------                  -----------


         The accompanying notes are an integral part of this statement.

             ICOT CORPORATION AND AMATI COMMUNICATIONS CORPORATION
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- PRO FORMA ADJUSTMENTS
    Certain pro forma adjustments have been made to the accompanying pro forma combined condensed balance sheet and statements of operations as described below:

(a) Eliminates shareholder notes payable, advances from ICOT and the related interest expense, and accrued interest for advances from ICOT that will be cancelled as of the date of the merger.

(b) Reflects the reduction of interest income of ICOT as a result of the use of $5,000,000 cash as part of the purchase price of Amati.

(c) Reflects the reduction of the income tax provision recorded by ICOT due to the losses incurred by Amati during the pro forma periods.


(d) The calculation of weighted average common and common equivalent shares assumes an exchange ratio of 4.6126 shares of ICOT common stock for each share of Amati common stock and 4.6126 shares of ICOT common stock for each share of Amati Series A preferred stock. Common equivalent shares consist of dilutive shares issuable upon the exercise of stock options and warrants, and have been excluded from the calculation when their effect would be anti-dilutive.



(e) Reflects the issuance of (i) 4.0 million shares of ICOT common stock in exchange for all shares of Amati common stock and Amati Series A preferred stock based upon an exchange ratio of 4.6126 shares of ICOT common stock for each share of Amati common stock and 4.612 shares of ICOT common stock for each share of Amati Series A preferred stock at an estimated fair market value of $4.25 per share of ICOT common stock, and (ii) the issuance of ICOT stock options and warrants for the purchase of 2.8 million shares of ICOT common stock in exchange for all outstanding Amati stock options and warrants. Also reflects the elimination of Amati's equity accounts.


(f) Total registration costs associated with the Merger are estimated to be approximately $800,000. Registration costs to be incurred by ICOT and Amati in connection with the Merger include legal, accounting and other related fees, and have been reflected in the accompanying pro forma balance sheet as accrued liabilities.

(g) Reflects the acquisition of intangible assets consisting of research and development in process of approximately $33.4 million. The effect of the charge related to research and development in process has not been reflected in the pro forma statements of operations as it is a nonrecurring charge directly attributable to the merger. See Note 2 below for discussion of the purchase price allocation.

(h) Reflects the elimination of $5.0 million of advances from ICOT to Amati that have been included in the purchase price (see Note 2). There were no other intercompany transactions between ICOT and Amati.


(i) Reflects the proceeds from the exercise of Amati warrants contemplated in the Adjustment Condition discussed on page 32 of this Prospectus/Proxy
    Statement. Does not reflect the amount Amati will record as a deferred interest charge for the underlying value of the warrants. This deferred charge will be amortized over the debt extension period.


NOTE 2 -- PURCHASE PRICE ALLOCATION

    ICOT estimates that the purchase price for the acquisition will be approximately $31.6 million, based upon an assumed fair market value of ICOT common stock of $4.25 per share on the date of the Merger, and the issuance of
2.5 million shares of ICOT common stock in exchange for all shares of Amati common stock, 1.5 million shares of ICOT common stock in exchange for all shares of Amati

             ICOT CORPORATION AND AMATI COMMUNICATIONS CORPORATION
     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

NOTE 2 -- PURCHASE PRICE ALLOCATION (CONTINUED)

Series A Preferred Stock, 1.1 million warrants for the purchase of ICOT common stock in exchange for all Amati warrants for the purchase of Amati preferred stock, and 1.7 million stock options for the purchase of ICOT common stock in exchange for all Amati stock options for the purchase of Amati common stock. The estimated purchase price also includes registration costs of $800,000 and $5,000,000 of total estimated advances from ICOT to Amati prior to completion of the Merger net of the estimated proceeds of $3.1 million from the assumed exercise of Amati options and warrants subsequent to the date of acquisition.


    Based upon the balance sheet of Amati as of June 30, 1995, after giving effect to the Adjustment Condition discussed on page 28 of this Prospectus/Proxy Statement, ICOT estimates that it will receive approximately $1.1 million of tangible assets, $2.9 million of liabilities and intangible assets of $33.4 million. In connection with the estimated purchase price allocation, ICOT received an appraisal of the intangible assets which indicates that substantially all of the acquired intangible assets consist of research and development in process. In the opinion of management and the appraiser, the acquired research and development in process has not yet reached technological feasibility and has no alternative future uses and, accordingly, will be charged to expense by the combined company upon the commencement of combined operations.

                                   APPENDIX A

                              AMENDED AND RESTATED

                               AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER

                                     AMONG

                               ICOT CORPORATION,

                        AMATI COMMUNICATIONS CORPORATION

                                      AND

                           IA ACQUISITION CORPORATION

                             ---------------------

                                 AUGUST 3, 1995

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE I  DEFINITIONS....................................................................................        A-1
     1.1      Additional Funds............................................................................        A-1
     1.2      Adjustment Condition........................................................................        A-1
     1.3      Affiliates Agreement........................................................................        A-1
     1.4      Amati Common................................................................................        A-1
     1.5      Amati Notes.................................................................................        A-1
     1.6      Amati Options...............................................................................        A-1
     1.7      Amati Plan..................................................................................        A-1
     1.8      Amati Product Revenues......................................................................        A-1
     1.9      Amati Unvested Shares.......................................................................        A-1
     1.10     Applicable Ratio............................................................................        A-2
     1.11     Amati Warrants..............................................................................        A-2
     1.12     Balance Sheet...............................................................................        A-2
     1.13     Balance Sheet Date..........................................................................        A-2
     1.14     Certificate.................................................................................        A-2
     1.15     Certificate Regarding Warrants..............................................................        A-2
     1.16     Closing.....................................................................................        A-2
     1.17     Closing Date................................................................................        A-2
     1.18     Code........................................................................................        A-2
     1.19     Common Stock Equivalents....................................................................        A-2
     1.20     Contract....................................................................................        A-2
     1.21     Corporations Code...........................................................................        A-2
     1.22     Delaware GCL................................................................................        A-2
     1.23     Dissenting Amati Shares.....................................................................        A-2
     1.24     Earlier Agreement...........................................................................        A-2
     1.25     Earn-Out Condition..........................................................................        A-2
     1.26     Escrow Agreement............................................................................        A-2
     1.27     Escrow Holder...............................................................................        A-2
     1.28     Exchange Act................................................................................        A-2
     1.29     Exchange Agent..............................................................................        A-2
     1.30     Holders.....................................................................................        A-3
     1.31     IAAC Common.................................................................................        A-3
     1.32     ICOT Common.................................................................................        A-3
     1.33     Irrevocable Proxies.........................................................................        A-3
     1.34     Merger......................................................................................        A-3
     1.35     Merger Agreement............................................................................        A-3
     1.36     Merger Effective Time.......................................................................        A-3
     1.37     New Amati Financing Amount..................................................................        A-3
     1.38     New Amati Note..............................................................................        A-3
     1.39     New Amati Warrant...........................................................................        A-3
     1.40     1933 Act....................................................................................        A-3
     1.41     Officer-Certified Disclosure Statement......................................................        A-3
     1.42     Amati Performance Options...................................................................        A-3

                                                                                                              PAGE
                                                                                                            ---------
     1.43     Proxy Statement.............................................................................        A-3
     1.44     Ratio Calculation Date......................................................................        A-3
     1.45     S-4.........................................................................................        A-3
     1.46     SEC.........................................................................................        A-3
     1.47     $750,000 Note...............................................................................        A-3
     1.48     Shareholder Representatives.................................................................        A-3
     1.49     Subsidiary..................................................................................        A-3
     1.50     Substitute Warrant..........................................................................        A-4
     1.51     $2,650,000 Note.............................................................................        A-4
     1.52     Voting Agreement............................................................................        A-4

ARTICLE II  MERGER, CLOSING AND CONVERSION OF SHARES......................................................        A-4
     2.1      Merger......................................................................................        A-4
     2.2      Closing.....................................................................................        A-4
     2.3      Conversion of Shares........................................................................        A-4
     2.4      Amati Options...............................................................................        A-4
     2.5      Amati Warrants..............................................................................        A-5
     2.6      Applicable Ratio............................................................................        A-5
     2.7      Escrow......................................................................................        A-6
     2.8      Exchange of Stock Certificates; Warrants....................................................        A-6
     2.9      Dissenting Amati Shares.....................................................................        A-8
     2.10     Registration on Form S-4....................................................................        A-8
     2.11     Tax Free Reorganization.....................................................................        A-8

ARTICLE III  MUTUAL REPRESENTATIONS AND WARRANTIES........................................................        A-8
     3.1      Organization and Authority..................................................................        A-8
     3.2      Authority Relating to this Agreement; No Violation of Other Instruments.....................        A-9
     3.3      Compliance with Law.........................................................................        A-9
     3.4      Investments in Others.......................................................................        A-9
     3.5      Tax Returns and Payments....................................................................       A-10
     3.6      Absence of Certain Changes or Events........................................................       A-10
     3.7      Inventories.................................................................................       A-11
     3.8      Accounts Receivable.........................................................................       A-11
     3.9      Personal Property...........................................................................       A-11
     3.10     Real Property...............................................................................       A-11
     3.11     Patents, Trademarks, Trade Names and Copyrights.............................................       A-12
     3.12     Warranties..................................................................................       A-12
     3.13     Litigation..................................................................................       A-12
     3.14     Protection of Intangible Property...........................................................       A-12
     3.15     Personnel...................................................................................       A-12
     3.16     Certain Payments............................................................................       A-13
     3.17     Brokers and Finders.........................................................................       A-13
     3.18     Order Backlog...............................................................................       A-13
     3.19     Contracts...................................................................................       A-13

                                                                                                              PAGE
                                                                                                            ---------
     3.20     Shareholders and Employees..................................................................       A-13
     3.21     Absence of Environmental Liabilities........................................................       A-14
     3.22     Power of Attorney; Suretyships..............................................................       A-14
     3.23     Business Practices..........................................................................       A-14
     3.24     Proxy Statement and S-4.....................................................................       A-14
     3.25     Accuracy of Documents and Information.......................................................       A-15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF AMATI.......................................................       A-15
     4.1      Capitalization..............................................................................       A-15
     4.2      Financial Statements........................................................................       A-16
     4.3      Absence of Undisclosed Liabilities..........................................................       A-16
     4.4      Credit Cards................................................................................       A-16
     4.5      Compliance With Law.........................................................................       A-16
     4.6      Taxes.......................................................................................       A-16
     4.7      Patents, Trademarks and Trade Names.........................................................       A-17
     4.8      Employees...................................................................................       A-17
     4.9      Insurance...................................................................................       A-17
     4.10     Bank Accounts...............................................................................       A-17

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ICOT AND IAAC................................................       A-17
     5.1      Capitalization..............................................................................       A-17
     5.2      Financial Statements........................................................................       A-17
     5.3      Absence of Undisclosed Liabilities..........................................................       A-18
     5.4      Shares......................................................................................       A-18
     5.5      Exchange Act Reports........................................................................       A-18
     5.6      Activities of IAAC..........................................................................       A-18
     5.7      Patents, Trademarks and Trade Names.........................................................       A-18

ARTICLE VI  CONDITIONS TO THE OBLIGATIONS OF ICOT AND IAAC................................................       A-18
     6.1      Representations and Warranties True at Closing..............................................       A-18
     6.2      Covenants Performed.........................................................................       A-18
     6.3      Certificate.................................................................................       A-18
     6.4      Shareholder Approval........................................................................       A-18
     6.5      Dissenting Amati Shares.....................................................................       A-19
     6.6      Opinion of Counsel to Amati.................................................................       A-19
     6.7      Tax-Free Reorganization.....................................................................       A-19
     6.8      Nasdaq Notification.........................................................................       A-19
     6.9      Affiliates Agreements.......................................................................       A-19
     6.10     Employment Agreement with Dr. Cioffi........................................................       A-19
     6.11     Securities Law Compliance...................................................................       A-19
     6.12     Certain Agreements..........................................................................       A-19
     6.13     Irrevocable Proxies.........................................................................       A-19
     6.14     Resignation of ICOT Director................................................................       A-19
     6.15     Merger Agreement............................................................................       A-19

                                                                                                              PAGE
                                                                                                            ---------
     6.16     Material Changes in the Business of Amati Between the Date of this Agreement and the               A-19
               Closing....................................................................................
     6.17     No Action to Prevent Completion.............................................................       A-19
     6.18     Consents....................................................................................       A-20
     6.19     Removal of Restriction on Transfer..........................................................       A-20
     6.20     Credit Cards................................................................................       A-20
     6.21     Escrow Agreement............................................................................       A-20
     6.22     Key Person Insurance........................................................................       A-20
     6.23     Documentation...............................................................................       A-20

ARTICLE VII  CONDITIONS TO THE OBLIGATIONS OF AMATI.......................................................       A-20
     7.1      Representations and Warranties True at Closing..............................................       A-20
     7.2      Covenants Performed.........................................................................       A-20
     7.3      Certificate.................................................................................       A-20
     7.4      Shareholder Approval........................................................................       A-20
     7.5      Opinion of Counsel to ICOT..................................................................       A-20
     7.6      Tax-Free Reorganization.....................................................................       A-20
     7.7      Nasdaq Notification.........................................................................       A-21
     7.8      Board of Directors..........................................................................       A-21
     7.9      Voting Agreements...........................................................................       A-21
     7.10     Merger Agreement............................................................................       A-21
     7.11     Material Changes in the Business of ICOT Between the Date of this Agreement and the                A-21
               Closing....................................................................................
     7.12     No Action to Prevent Completion.............................................................       A-21
     7.13     Consents....................................................................................       A-21
     7.14     Documentation...............................................................................       A-21
     7.15     ICOT Officers...............................................................................       A-21

ARTICLE VIII  PRE-CLOSING COVENANTS.......................................................................       A-21
     8.1      Advice of Changes...........................................................................       A-21
     8.2      Maintenance of Business.....................................................................       A-22
     8.3      Conduct of Business.........................................................................       A-22
     8.4      Shareholder Meetings........................................................................       A-23
     8.5      Proxy Statement.............................................................................       A-23
     8.6      Regulatory Approvals........................................................................       A-23
     8.7      Necessary Consents..........................................................................       A-24
     8.8      Litigation..................................................................................       A-24
     8.9      Due Diligence...............................................................................       A-24
     8.10     Satisfaction of Conditions Precedent........................................................       A-24
     8.11     Affiliates..................................................................................       A-24
     8.12     Regarding Tax Matters.......................................................................       A-24
     8.13     Notification of Customers, Suppliers and Employees..........................................       A-24
     8.14     Additional Funds to Amati; New Amati Note...................................................       A-24
     8.15     New Amati Warrant...........................................................................       A-25

                                                                                                              PAGE
                                                                                                            ---------
     8.16     New Amati Financing.........................................................................       A-25
     8.17     Amati Board and Management..................................................................       A-25
     8.18     Issuance of Amati Options and Shares Prior to Merger........................................       A-25

ARTICLE IX  CONFIDENTIALITY COVENANT AND ANNOUNCEMENTS....................................................       A-25
     9.1      Confidentiality.............................................................................       A-25
     9.2      Announcements...............................................................................       A-26

ARTICLE X  INDEMNIFICATION................................................................................       A-26
    10.1      Indemnification Relating to Agreement.......................................................       A-26
    10.2      Indemnification Relating to S-4 and Proxy Statement.........................................       A-26
    10.3      Indemnification by ICOT Relating to S-4 and Proxy Statement.................................       A-26
    10.4      Escrow......................................................................................       A-27
    10.5      Limitation on Indemnification...............................................................       A-27

ARTICLE XI  TERMINATION...................................................................................       A-27
    11.1      Termination by Mutual Agreement.............................................................       A-27
    11.2      Termination by ICOT.........................................................................       A-27
    11.3      Termination by Amati........................................................................       A-27
    11.4      Effect of Termination.......................................................................       A-27

ARTICLE XII  MISCELLANEOUS................................................................................       A-27
    12.1      Expenses....................................................................................       A-27
    12.2      Amendment...................................................................................       A-27
    12.3      Entire Agreement............................................................................       A-27
    12.4      Governing Law...............................................................................       A-28
    12.5      Headings....................................................................................       A-28
    12.6      Mutual Contribution.........................................................................       A-28
    12.7      Notices.....................................................................................       A-28
    12.8      Severability................................................................................       A-29
    12.9      Survival of Representation and Warranties...................................................       A-29
    12.10     Waiver......................................................................................       A-29
    12.11     Assignment..................................................................................       A-29
    12.12     Counterparts................................................................................       A-29
    12.13     Voting Agreements...........................................................................       A-29
    12.14     Irrevocable Proxy...........................................................................       A-29
    12.15     Performance Options.........................................................................       A-29

                    AMENDED AND RESTATED AGREEMENT AND PLAN
                          OF REORGANIZATION AND MERGER
            AMONG ICOT CORPORATION, AMATI COMMUNICATIONS CORPORATION
                         AND IA ACQUISITION CORPORATION

    This Amended and Restated Agreement and Plan of Reorganization and Merger ("Agreement") is made as of August 3, 1995 among ICOT Corporation, a Delaware corporation ("ICOT"), IA Acquisition Corporation, a California corporation and wholly-owned subsidiary of ICOT ("IAAC"), and Amati Communications Corporation, a California corporation ("Amati").

                                   BACKGROUND

    A. The parties desire that IAAC shall be merged with and into Amati; that Amati shall be the surviving corporation and shall become a wholly-owned subsidiary of ICOT; and that each share of the Common Stock, no par value, and of the Series A Preferred Stock, no par value, of Amati which is outstanding immediately prior to the effective time of the merger, other than those shares which become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall be converted, as set forth in this Agreement, into shares of Common Stock, $.20 par value, of ICOT.

    B.   The parties intend that  the merger constitute a "reorganization" under
Section 368(a)(1)(A), of the Internal Revenue Code of 1986, as amended.

    In consideration of the mutual premises and agreements set forth herein, THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                                  DEFINITIONS

    The terms defined in this Article I shall, for purposes of this Agreement, have the meanings specified in this Article I unless the context expressly or by necessary implication otherwise requires:

    1.1 ADDITIONAL FUNDS. "Additional Funds" shall have the meaning set forth in Section 8.14 of this Agreement.

    1.2  ADJUSTMENT CONDITION.   "Adjustment Condition"  shall have the  meaning
set forth in Section 8.16 of this Agreement.

    1.3   AFFILIATES AGREEMENT.   "Affiliates Agreement"  shall have the meaning
set forth in Section 8.11 of this Agreement.

    1.4  AMATI  COMMON.   "Amati Common"  shall mean  the Common  Stock, no  par
value, of Amati.

    1.5  AMATI NOTES.  "Amati Notes" shall have the meaning set forth in Section
4.1 of this Agreement.

    1.6   AMATI OPTIONS.   "Amati Options"  shall have the  meaning set forth in
Section 2.4 of this Agreement.

    1.7  AMATI PLAN.  "Amati Plan"  shall have the meaning set forth in  Section
2.4 of this Agreement.

    1.8 AMATI PRODUCT REVENUES. "Amati Product Revenues" shall mean the net revenues from sales of Amati products and license revenues (other than advance royalties) from Amati technology for the period from July 1, 1995 through June 30, 1996 as determined by Arthur Andersen LLP, which such determination shall be final and binding on the parties.

    1.9 AMATI UNVESTED SHARES. "Amati Unvested Shares" shall have the meaning set forth in Section 4.1 of this Agreement.

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
    1.10 APPLICABLE RATIO. "Applicable Ratio" shall mean the exchange ratio at which each outstanding share of Amati Common Stock and Amati Series A Preferred Stock (other than Dissenting Amati Shares) shall be converted at the Effective Time. The Applicable Ratio shall be calculated by the parties on the Ratio Calculation Date in accordance with Section 2.6 (a) and shall be adjusted as of the Closing Date in accordance with Section 2.6(b).

    1.11   AMATI WARRANTS.  "Amati Warrants" shall have the meaning set forth in
Section 4.1 of this Agreement, and shall include the "$6 WARRANTS," the "$9 WARRANTS" and the "FAIR VALUE WARRANTS," as defined in Section 4.1.

    1.12   BALANCE SHEET.   "Balance Sheet" shall have  the meaning set forth in
Section 3.6 of this Agreement.

    1.13 BALANCE SHEET DATE. "Balance Sheet Date" shall have the meaning set forth in Section 3.6 of this Agreement.

    1.14    CERTIFICATE.   "Certificate"  shall have  the  meaning set  forth in
Section 2.8.3 of this Agreement.

    1.15   CERTIFICATE REGARDING  WARRANTS.   "Certificate  Regarding  Warrants"
shall have the meaning set forth in Section 2.5(c) of this Agreement.

    1.16 CLOSING. "Closing" shall mean the delivery by the parties hereto of the various documents contemplated by this Agreement or otherwise required in order to consummate the Merger.

    1.17   CLOSING  DATE.  "Closing  Date" shall  have the meaning  set forth in
Section 2.2 of this Agreement.

    1.18   CODE.   "Code"  shall mean  the Internal  Revenue  Code of  1986,  as amended.

    1.19    COMMON STOCK  EQUIVALENTS.   "Common  Stock Equivalents"  shall mean
common stock and all securities convertible into or exercisable for common stock.

    1.20 CONTRACT. "Contract" shall have the meaning set forth in Section 3.19 of this Agreement.

    1.21   CORPORATIONS  CODE.   "Corporations Code"  shall mean  the California
Corporations Code.

    1.22 DELAWARE GCL. "Delaware GCL" shall mean the General Corporation Law of Delaware.

    1.23   DISSENTING  AMATI SHARES.   "Dissenting Amati Shares"  shall mean all
shares, if any, of the outstanding capital stock of Amati for which dissenters' rights shall be perfected under Section 1300 ET SEQ. of the Corporations Code.

    1.24 EARLIER AGREEMENT. "Earlier Agreement" shall mean the Agreement and Plan of Reorganization and Merger among ICOT, Amati and IAAC dated May 15, 1995, which is being amended and restated by this Agreement.

    1.25 EARN-OUT CONDITION. "Earn-Out Condition" shall have the meaning set forth in Section 12.15(b) of this Agreement.

    1.26    ESCROW  AGREEMENT.   "Escrow  Agreement"  shall  mean  the Agreement
relating to an escrow of certain shares of ICOT Common pursuant to Section 2.7 of this Agreement, in the form attached to this Agreement as EXHIBIT A.

    1.27    ESCROW  HOLDER.    "Escrow  Holder"  shall  mean  Chemical  Trust of
California.

    1.28 EXCHANGE ACT. "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

    1.29   EXCHANGE AGENT.  "Exchange Agent" shall have the meaning set forth in
Section 2.8.1 of this Agreement.

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    1.30   HOLDERS.   "Holders" shall  mean holders  of Amati  Common and  Amati
Series A Preferred Stock immediately prior to the Merger Effective Time.

    1.31 IAAC COMMON. "IAAC Common" shall mean the Common Stock, no par value, of IAAC.

    1.32 ICOT COMMON. "ICOT Common" shall mean the Common Stock, $.20 par value, of ICOT.

    1.33 IRREVOCABLE PROXIES. "Irrevocable Proxies" shall have the meaning set forth in Section 12.14 of this Agreement.

    1.34 MERGER. "Merger" shall mean the merger of IAAC with and into Amati in accordance with this Agreement, the Merger Agreement and applicable law.

    1.35 MERGER AGREEMENT. "Merger Agreement" shall mean the agreement of merger among ICOT, Amati and IAAC, together with the related officers' certificates required by Section 1103 of the Corporations Code, in the form attached to this Agreement as EXHIBIT B.

    1.36   MERGER EFFECTIVE TIME.   "Merger Effective Time"  shall mean the time
when the Merger Agreement is filed with the Secretary of State of the State of California and the Merger becomes effective.

    1.37   NEW AMATI FINANCING AMOUNT.   "New Amati Financing Amount" shall have
the meaning set forth in Section 8.16 of this Agreement.

    1.38  NEW AMATI NOTE.  "New Amati Note" shall have the meaning set forth  in
Section 8.14 of this Agreement.

    1.39   NEW  AMATI WARRANT.   "New Amati  Warrant shall have  the meaning set
forth in Section 8.15 of this Agreement.

    1.40   1933 ACT.   "1933  Act" shall  mean the  Securities Act  of 1933,  as
amended, and the rules, regulations and forms thereunder.

    1.41 OFFICER-CERTIFIED DISCLOSURE STATEMENT. "Officer-Certified Disclosure Statement" shall have the meaning set forth in the first paragraph of Article III of this Agreement.

    1.42 AMATI PERFORMANCE OPTIONS. "Amati Performance Options" shall have the meaning set forth in Section 8.3.14 of this Agreement.

    1.43   PROXY  STATEMENT.   "Proxy  Statement"  shall mean  the  Joint  Proxy
Statement to be mailed to the stockholders of ICOT and the shareholders of Amati in connection with the Merger.

    1.44 RATIO CALCULATION DATE. "Ratio Calculation Date" shall mean August 30, 1995, which date shall also be the record date for the special meeting of Amati shareholders to approve the Merger.

    1.45 S-4. "S-4" shall mean the Registration Statement on Form S-4 to be filed by ICOT with the SEC in connection with the issuance of ICOT Common Stock pursuant to the Merger.

    1.46  SEC.  "SEC" shall mean the Securities and Exchange Commission.

    1.47   $750,000 NOTE.   "$750,000 Note" shall have  the meaning set forth in
Section 8.14 of this Agreement.

    1.48 SHAREHOLDER REPRESENTATIVES. "Shareholder Representatives" shall mean the four persons selected by the Board of Directors of Amati and authorized by this Agreement to act as representatives of the shareholders of Amati under the Escrow Agreement, and any substitute representatives selected in accordance with the Escrow Agreement.

    1.49 SUBSIDIARY. "Subsidiary" shall mean, with respect to a particular party hereto, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a

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
majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned by such party or by one or more Subsidiaries, or by such party and one or more Subsidiaries.

    1.50 SUBSTITUTE WARRANT. "Substitute Warrant" shall have the meaning set forth in Section 2.5(a) of this Agreement.

    1.51 $2,650,000 NOTE. "$2,650,000 Note" shall have the meaning set forth in Section 8.14 of this Agreement.

    1.52 VOTING AGREEMENT. "Voting Agreement" shall have the meaning set forth in Section 12.13 of this Agreement.

                                   ARTICLE II

                    MERGER, CLOSING AND CONVERSION OF SHARES

    2.1 MERGER. Subject to and in accordance with the terms and conditions of this Agreement and the Merger Agreement, ICOT, IAAC and Amati shall execute and file the Merger Agreement with the Secretary of State of the State of California, whereupon IAAC shall be merged with and into Amati pursuant to Sections 1100 ET SEQ. of the Corporations Code.

    2.2 CLOSING. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe, 525 University Avenue, Palo Alto, California 94301, on
            , 1995 at 10:00 a.m., or at such other day and time as ICOT, IAAC and Amati shall agree (the "Closing Date") after all of the conditions to the parties' obligations to consummate the Merger set forth in Articles VI and VII of this Agreement have been satisfied or waived.

    2.3  CONVERSION OF SHARES.

    (a) In accordance with the Merger Agreement, each share of IAAC Common issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted at and as of the Effective Date, into one share of Amati Common.

    (b) In accordance with the Merger Agreement, each share of Amati Common and Amati Series A Preferred Stock issued and outstanding immediately prior to the Merger Effective Time (except those shares of Amati Common and Amati Series A Preferred Stock which are Dissenting Amati Shares and whose holder and Amati do not thereafter agree in writing should not be treated as Dissenting Amati Shares), shall, by virtue of the Merger and without any action on the part of the holder thereof be converted, at and as of the Merger Effective Time, into the number of shares of ICOT Common equal to the Applicable Ratio. Holders of Amati Common and Amati Series A Preferred Stock shall receive only whole shares of ICOT Common at the Merger Effective Time; in lieu of any fractional share of ICOT Common, Holders shall receive in cash the fair market value of such fractional share valuing ICOT Common at the average of the high and low prices of the ICOT Common on the Nasdaq National Market on the trading day immediately preceding the Closing Date, as reported in THE WALL STREET JOURNAL.

    2.4 AMATI OPTIONS. At the Merger Effective Time, each outstanding option to purchase Amati Common ("Amati Option") issued under the Amati's 1992 Stock Option Plan (the "Amati Plan") shall thereafter entitle the holder thereof to receive, that upon exercise thereof the number of shares of ICOT Common determined by multiplying the shares of Amati Common subject to such Amati Option at the Merger Effective Time by the Applicable Ratio, at an exercise price for each full share of ICOT Common equal to the quotient obtained by dividing the exercise price per share of Amati Common by the Applicable Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal. The number of shares of ICOT Common that may be purchased by a holder on the exercise of any Amati Option shall not include any fractional share of ICOT Common but shall be rounded down to the next lower whole share of ICOT Common. ICOT shall assume in full such Amati

Options and all of the Amati's other rights and obligations under the Amati Plan as provided herein. Section 4.1 of the Officer-Certified Disclosure Statement of Amati contains a list summarizing all Amati Options, including the term and the exercise price of each. The assumption of an Amati Option by ICOT shall not terminate or modify (except as required hereunder) any right of first refusal, right of repurchase, vesting schedule, or other restriction on transferability relating to the Amati Option. Continuous employment with Amati shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Merger Effective Time. After such assumption, ICOT shall issue, upon any partial or total exercise of any Amati Option, in lieu of shares of Amati Common, the number of shares of ICOT Common to which the holder of the Amati Option is entitled pursuant to this Agreement. The assumption by ICOT of Amati Options shall not give the holders of such Amati Options any additional benefits which they did not have immediately prior to the Merger Effective Time. Nothing contained in this Section 2.4 shall require ICOT to offer or sell shares of ICOT Common upon the exercise of Amati Options assumed by ICOT if, in the reasonable judgment of ICOT or its counsel, such offer or sale would not be in accordance with the applicable federal or state securities laws. ICOT shall file with the SEC within 45 days following the Merger Effective Time a registration statement on Form S-8 under the 1933 Act covering the shares of ICOT Common to be issued upon exercise of Amati Options assumed by ICOT. ICOT shall use its best efforts to qualify as soon as practicable after the Merger Effective Time under applicable state securities laws the issuance of such shares of ICOT Common issuable upon exercise of such Amati Options.

    2.5  AMATI WARRANTS.

    (a) In the Merger, each Amati Warrant which has not been exercised at or prior to the Merger Effective Time shall be exchanged for a warrant to purchase shares of ICOT Common in the form attached as Exhibit 2.5 (each, a "Substitute Warrant"). ICOT shall not be required to offer or sell shares of ICOT Common upon the exercise of Substitute Warrants if, in the reasonable judgment of ICOT based upon advice of counsel, such offer or sale would not be in accordance with applicable federal or state securities laws.

    (b) The Substitute Warrant issued in exchange for each $6 Warrant and $9 Warrant shall be exercisable for a number of shares of ICOT Common determined by multiplying the number of Amati Common subject to such Amati Warrant at the Merger Effective Time by the Applicable Ratio, at an exercise price for each full share of ICOT Common equal to the quotient obtained by dividing the exercise price per share of Amati Common by the Applicable Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal.

    (c) On the Ratio Calculation Date, Amati shall deliver to ICOT a certificate signed by the Chairman and Secretary of Amati showing the number of shares of ICOT Common to be issuable under the Substitute Warrant for each Fair Value Warrant and the exercise price per share of ICOT Common issuable under such Fair Value Warrant (the "Certificate Regarding Warrants"). ICOT understands that Amati will calculate the number of shares to be issuable under the Substitute Warrant and exercise price per share of ICOT Common issuable under such Fair Value Warrant on the basis of the average of the closing prices of ICOT Common on the Nasdaq National Market, as reported in THE WALL STREET JOURNAL, over the five trading days preceding the Ratio Calculation Date; and Amati represents and warrants that this method of calculation satisfies the terms of the Fair Value Warrants.

    (d) The number of shares of ICOT Common that may be purchased by a holder on the exercise of any Substitute Warrant shall not include any fractional share of ICOT Common but shall be rounded down to the next lower whole share of ICOT Common.

    2.6  APPLICABLE RATIO.

    (a) The Applicable Ratio shall be determined at the Ratio Calculation Date, and (subject to adjustment as of the Closing as described in paragraph (b) below) shall equal the quotient obtained by dividing (i) 6,788,924 less the aggregate number of shares of ICOT Common that are issuable upon exercise of the Substitute Warrants being issued in exchange for Fair Value Warrants, by (ii) the fully diluted number of shares of Amati Common Stock Equivalents outstanding as of the Ratio Calculation Date (including outstanding shares of Amati Common, Amati Series A Preferred Stock, Amati Options, $6 Warrants and $9 Warrants, but excluding Fair Value Warrants).

    (b) The Applicable Ratio shall be recalculated as of the Closing using the denominator specified in paragraph (a) above, but using a numerator equal to (i) 6,788,924 less (ii) the aggregate number of shares of ICOT Common that are issuable upon exercise of the Substitute Warrants being issued in exchange for Fair Value Warrants, (iii) less the aggregate number of shares of ICOT Common, if any, being issued pursuant to clause (c) of Section 8.16, and less (iv) the whole number closest to a fraction the numerator of which is (x) $838,000 less
(y) the amount of financing obtained pursuant to Section 8.16, but not more than $838,000, and the denominator of which is 75% of the average of the closing prices of ICOT Common on the Nasdaq National Market, as reported in THE WALL STREET JOURNAL, over the five trading days ending three trading days before the date of the Proxy Statement.

    2.7  ESCROW.

    (a) In order to provide indemnification in accordance with Article X of this Agreement and with the Escrow Agreement, at the Merger Effective Time or as soon thereafter as possible, a stock certificate representing 1,050,000 shares ICOT Common shall be delivered to the Escrow Holder. Such shares shall be allocated pro rata (rounded down to the nearest whole share) from the whole shares of ICOT Common issued to each Holder in conversion of Amati Common or Amati Series A Preferred Stock pursuant to Section 2.3.

    (b) The Shareholder Representatives have been selected by the Board of Directors of Amati and, in the event of inability or unwillingness prior to the execution of the Escrow Agreement of any such person to act as a Shareholder
Representative, a substitute Shareholder Representative shall be similarly selected. All Shareholder Representatives are authorized by this Agreement, as a specific term and condition of the Merger, to act hereunder and under the Escrow Agreement with the powers and authority provided for herein and therein, as representatives of the Holders and their successors. Approval of this Agreement and the Merger at the special shareholders meeting of Amati relating to this Agreement and the Merger shall constitute approval of the terms and conditions of the Escrow Agreement and ratification of the selection of the Shareholder Representatives and of their authority to act hereunder and under the Escrow Agreement on behalf of the Holders and their successors.

    (c) Any rights of the Holders to receive any shares placed in such escrow shall in no circumstances be sold, assigned or otherwise transferred by them other than by will or pursuant to the laws of descent and distribution. Any dividends or other distributions paid in respect of the shares of ICOT Common deposited with the Escrow Holder in accordance with this Section 2.7, except for cash dividends, shall be paid to the Escrow Holder in accordance with the terms of the Escrow Agreement. All certificates representing securities delivered to the Escrow Holder shall be accompanied by separate stock powers endorsed in blank by a Shareholder Representative on behalf of the Holders. Subject to the Escrow Agreement, holders of ICOT Common shall retain their voting rights with respect to securities deposited with the Escrow Holder in accordance with this
Section 2.7. Holders of ICOT Common may not assign their rights to the property which is held in the escrow account pursuant to the Escrow Agreement.

    2.8  EXCHANGE OF STOCK CERTIFICATES; WARRANTS.

        2.8.1 Prior to the Closing Date, ICOT shall appoint Chemical Mellon Shareholders Services, or such other bank or trust company selected by ICOT as Amati may approve, to act as exchange agent (the "Exchange Agent") for the ICOT Common to be issued in the Merger.

        2.8.2 Promptly after the Closing Date, but in no event later than three business days thereafter, the Exchange Agent shall make available for exchange in accordance with this Section 2.8, the shares of ICOT Common issuable at the Merger Effective Time pursuant to Section 2.3 in conversion of outstanding shares of Amati Common or Amati Series A Preferred Stock, subject to the issuance of a pro rata number of shares into escrow pursuant to Section 2.7.

        2.8.3 As soon as practicable after the Closing Date, the Exchange Agent shall mail to each holder of record of a stock certificate that, immediately prior to the Closing Date, represented outstanding shares of Amati Common or Amati Series A Preferred Stock (a "Certificate") whose shares are being converted into ICOT Common pursuant to Section 2.3, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as ICOT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing ICOT Common. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by ICOT, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (subject to Section 2.7) the number of shares of ICOT Common to which the holder of Amati Common or Amati Series A Preferred Stock is entitled pursuant to Section 2.3 hereof and is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Amati Common or Amati Series A Preferred Stock that is not registered in the transfer records of Amati, or its transfer agent, ICOT Common may be delivered to a transferee if the Certificate representing such Amati Common or Series A Preferred Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.8.3, each Certificate shall be deemed at any time after the Closing Date to represent the right to receive upon such surrender such whole number of shares of ICOT Common as provided by Section
    2.3 and the provisions of the Delaware GCL.

        2.8.4 No dividends or distributions payable to holders of record of ICOT Common after the Merger Effective Time, or cash payable in lieu of fractional shares, shall be paid to the holder of any unsurrendered Certificate until the holder of the Certificate shall surrender such Certificate.

        2.8.5 All ICOT Common delivered upon the surrender for exchange of shares of Amati Common or Amati Series A Preferred Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Amati Common or Series A Preferred Stock. There shall be no further registration of transfers on the stock transfer books of Amati or its transfer agent of the shares of Amati Common or Series A Preferred Stock that were outstanding immediately prior to the Merger Effective Time. If, after the Closing Date, Certificates are presented for any reason, they shall be canceled and exchanged as provided in this Section 2.8.7.

        2.8.6 As soon as practicable after the Closing Date, ICOT shall make available for exchange in accordance with this Section 2.8, a Substitute Warrant for each Amati Warrant that has not been exercised prior to the Merger Effective Time, whereupon such Amati Warrant shall be canceled. ICOT shall mail to each holder of record of an Amati Warrant that has not been exercised prior to the Merger Effective Time, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Substitute Warrant shall pass, only upon delivery to ICOT of the Amati Warrant being exchanged and shall have such other provisions as ICOT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Amati Warrant in exchange for a Substitute Warrant. Upon surrender to ICOT of an Amati Warrant for cancellation, together with such letter of transmittal, duly executed, the holder of such Amati Warrant shall be entitled to receive in exchange therefor a Substitute Warrant as specified in Section 2.5. The Amati Warrant so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.8.6, each Amati Warrant shall be deemed at any time after the Closing to represent only the right to receive upon such surrender a Substitute Warrant as provided by Section 2.5.

    2.9 DISSENTING AMATI SHARES. Holders of Dissenting Amati Shares shall have those rights, but only those rights, of holders of "dissenting shares" under
Section 1300 ET SEQ. of the Corporations Code. Amati shall give ICOT prompt notice of any demand, purported demand or other communication received by Amati with respect to any Dissenting Amati Shares or shares claimed to be Dissenting Amati Shares, and ICOT shall have the right to participate in all negotiations and proceedings with respect to such shares. Amati agrees that, without the prior written consent of ICOT, it shall not voluntarily make any payment with respect to, or settle or offer to settle, any demand or purported demand respecting such shares.

    2.10 REGISTRATION ON FORM S-4. As promptly as practicable after the date hereof, ICOT and Amati shall prepare and file with the SEC the Proxy Statement and any other documents required by the Exchange Act in connection with the Merger, and ICOT shall prepare and file with the SEC a registration statement on Form S-4 and any other documents required by the 1933 Act in connection with the Merger (including, without limitation the filing of Forms 8-K and 10-C by ICOT when appropriate). Each of ICOT and Amati shall use its best efforts to have the Form S-4 declared effective under the 1933 Act as promptly as practicable after such filing. ICOT shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the ICOT Common in the Merger. Amati shall furnish to ICOT all information concerning Amati and the holders of Amati Common as may be reasonably requested in connection with any action contemplated by this Section 2.11. ICOT Common issuable upon exercise of Substitute Warrants shall not be registered.

    2.11 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code.

                                  ARTICLE III

                     MUTUAL REPRESENTATIONS AND WARRANTIES

    Each of ICOT and Amati is a "Company" for the purposes of this Article III. IAAC is a "Company" for the purposes of Sections 3.1 and 3.2. Any disclosure delivered by one Company to another party hereto pursuant to this Article shall have been delivered on or prior to the date hereof and certified by an officer of the delivering Company as true, accurate and complete, shall specifically refer to this Agreement and shall identify the Section of this Agreement requiring the delivery of such disclosure (each such disclosure being referred to herein as an "Officer-Certified Disclosure Statement"). Except as set forth in an Officer-Certified Disclosure Statement of such Company, ICOT (and, for purposes of Section 3.1 and 3.2, IAAC) hereby represents and warrants to Amati and Amati hereby represents and warrants to ICOT and IAAC that:

    3.1   ORGANIZATION AND AUTHORITY.  The Company and each of its Subsidiaries:
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has made available to the other party for inspection complete and correct copies of its Certificate or Articles of Incorporation, as amended, and Bylaws as in effect on the date hereof and a record of any and all proceedings and actions at all meetings of, or taken by written consent by, its Board of Directors and shareholders, since inception, in each case, certified as true, complete and correct copies by the Company's Secretary.

    3.2     AUTHORITY  RELATING  TO  THIS   AGREEMENT;  NO  VIOLATION  OF  OTHER
INSTRUMENTS.

        3.2.1 The execution and delivery of this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement and the performance hereunder and thereunder by the Company have been duly authorized by all necessary corporate action on the part of the Company other than shareholder approval as contemplated by Sections 6.4 and
    7.4 hereof, and, assuming execution of this Agreement and such other agreements by each of the other parties thereto, this Agreement and such other agreements will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

        3.2.2 Neither the execution of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to this Agreement nor the performance of any of them by the Company will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to the Company; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under or otherwise give another party the right to terminate, or result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of the Company pursuant to, any indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its assets or properties are bound, including all Contracts (as defined in Section 3.19); (iii) permit the acceleration of the maturity of any material indebtedness of the Company or of any other person secured by the assets or properties of the Company; or (iv) violate or conflict with any provision of the Company's Certificate or Articles of Incorporation, Bylaws, or similar organizational instruments.

        3.2.3 Except as contemplated in Sections 2.4, 2.10, 5.4, 6.4, 6.18, 7.7 and 7.13 of this Agreement, no consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained by the Company in order to permit the execution, delivery or performance of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to this Agreement by the Company, or the consummation of the transactions contemplated by this Agreement and such other agreements.

    3.3 COMPLIANCE WITH LAW. The Company holds, all licenses, permits and authorizations necessary for the lawful conduct of the Company's business wherever conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over the Company or over any part of the Company's operations, and the Company knows of no violation thereof. The Company is not in violation of any decree, judgment, order, law or regulation of any court or other governmental body (including without limitation, applicable environmental protection legislation and regulations, equal employment and civil rights regulations, wages, hours and the payment of social security taxes and occupational health and safety legislation), which violation could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of the Company.

    3.4 INVESTMENTS IN OTHERS. Section 3.4 of the Officer-Certified Disclosure Statement of the Company contains a list of each corporation, association, partnership, joint venture or other entity in which the Company, directly or indirectly, owns an equity interest and sets forth the Company's percentage interest by voting rights and by profits, in each such entity. Except for the entities identified in such list, the Company does not conduct any part of its business operations through any Subsidiaries or through any other entity in which the Company has an equity investment.

    3.5 TAX RETURNS AND PAYMENTS. All tax returns and reports with respect to the Company required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for. The Company has no knowledge of any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against the Company. The Company has no knowledge of any tax audit of the Company by any taxing or other authority in connection with any of its fiscal years; the Company has no knowledge of any such audit currently pending or threatened, and there are no tax liens on any of the properties of the Company.

    3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date (the "Balance Sheet Date") of the most recent balance sheet delivered by the Company pursuant to Section 4.2 or 5.2, as the case may be (the "Balance Sheet"), except as contemplated by this Agreement, there have been no material changes in the condition, financial or otherwise, assets, liabilities, business or the results of operations of the Company, other than changes in the ordinary course of business which in the aggregate have not been materially adverse. Without limiting the foregoing, including the materiality standard, since the Balance Sheet Date, except as contemplated by this Agreement:

        (i) the Company has not entered into any transaction other than in the ordinary course of business;

        (ii) there have been no material losses or damage to any of the assets or properties of the Company due to fire or other casualty, whether or not insured;

       (iii) there has been no increase or decrease in the rates of direct compensation payable or to become payable by the Company to any employee, agent or consultant (other than routine increases made in the ordinary course of business or pursuant to a collective bargaining agreement), or any bonus, percentage compensation, service award or other like benefit, granted, made or accrued to or to the credit of any such employee, agent or consultant, or any material welfare, pension, retirement or similar payment or arrangement made or agreed to be made by the Company (other than such events occurring pursuant to any previously existing benefit plan or collective bargaining agreement);

       (iv) the Company has not executed, created, amended or terminated any contract except in the ordinary course of business;

        (v) the Company has not declared or paid any dividend or made any distribution on its capital stock, nor redeemed, purchased or otherwise acquired any of its capital stock, nor issued any capital stock, other than under its stock incentive plans identified in Section 4.1 or 5.1;

       (vi) the Company has not received notice that there has been a cancellation of an order for its products or a loss of a customer of the Company, the cancellation or loss of which would materially adversely affect the condition, financial or otherwise, assets, liabilities, business or results of operations of the Company;

       (vii) there has been no resignation or termination of employment of any officer or key employee of the Company and the Company does not know of the impending resignation or termination of employment of any officer or key employee of the Company;

      (viii) there has been no material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

       (ix) there have been no loans made by the Company to its employees, officers or directors, other than travel advances and other advances made in the ordinary course of business;

        (x) to the best of the Company's knowledge there has been no waiver or compromise by the Company of a material right or of a material debt owed to it;

       (xi) the Company has not made or agreed to make any disbursements or payments of any kind to any member or members of its Board of Directors, other than travel advances made in the ordinary course of business;

       (xii) there have been no capital expenditures by the Company exceeding Fifty Thousand Dollars ($50,000) in the aggregate;

      (xiii) there has been no change in accounting methods or practices (including without limitation, any change in depreciation or amortization policies or rates) by the Company;

      (xiv) there has been no revaluation by the Company of any of the assets or properties of the Company;

       (xv) there has been no sale or transfer of any of the assets or properties of the Company, except in the ordinary course of business;

      (xvi) there has been no loan by the Company to any person or entity;

      (xvii) there has been no commencement or notice of threat of commencement of any governmental proceeding against or investigation of the Company or its affairs;

     (xviii) there has been no revocation of license or right to do business granted to the Company;

      (xix) the Company has not paid any obligation or liability (fixed, contingent or otherwise) or discharged or satisfied any lien, or settled any liability, claim, dispute, proceeding, suit or appeal pending or threatened against it, except for current liabilities incurred in the ordinary course of business; and

       (xx) there has been no agreement or commitment by the Company to do or perform any of the acts described in this Section 3.6.

    3.7 INVENTORIES. The inventories shown on the Balance Sheet of the Company are of a quantity and quality useable and saleable in accordance with good business practices and represent a distribution of the types of inventories utilized in the business of the Company in accordance with good business practices. Additions and deletions from the inventories since the Balance Sheet Date have been in the ordinary course of business. The amounts shown for inventories on the Balance Sheet of the Company have been determined in accordance with generally accepted accounting principles on a first-in, first-out basis and are stated at lower of cost or market. All of the inventories currently held by the Company were produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and the regulations and orders issued under Section 14 thereof by the United States Department of Labor.

    3.8 ACCOUNTS RECEIVABLE. The accounts receivable of the Company shown on the Balance Sheet as of the Balance Sheet Date, or thereafter acquired by the Company prior to the date hereof, have been and are (as the case may be) collectible within one hundred twenty (120) days from the date of Closing in amounts not less than the aggregate amounts thereof carried on the books of the Company reduced by the reserves for discounts and bad debts taken on the Balance Sheet.

    3.9 PERSONAL PROPERTY. The Company has good title, free and clear of all title defects, objections and liens, including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements, to all of its machinery, equipment, furniture, inventory and other personal property. All of the leases to personal property utilized in the business of the Company are valid and enforceable against the Company and are not in default by the Company, or, to the knowledge of the Company, are any of the other parties thereto in default thereof.

    3.10   REAL PROPERTY.   The Company does not  own any real property. Section
3.10 of the Officer-Certified Disclosure Statement of the Company contains a list of all leases for real property to which the Company is a party, the square footage leased with respect to each lease and the expiration date of each lease. All such leases are valid and enforceable and are not in default. The real property owned, leased or occupied by the Company, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations. There are no outstanding contracts made by the Company for any improvements made to the real property owned, leased or occupied by the Company that have not been paid for.

    3.11 PATENTS, TRADEMARKS, TRADE NAMES AND COPYRIGHTS. All patents, trademarks, trade names, copyrights, processes, designs, formulas, inventions, trade secrets, know-how, technology or other proprietary rights which are necessary to the conduct of the Company's business are owned or are useable by the Company. The conduct of any business conducted by the Company does not infringe any patent, trademark, trade name, copyright, trade secret, or other proprietary right of any other person. No litigation is pending or, to the knowledge of the Company, has been threatened against the Company or any officer, director, shareholder, employee or agent of the Company, for the infringement of any patents, trademarks or trade names of any other party or for the misuse or misappropriation of any trade secret, know-how or other proprietary right owned by any other party nor, to the best knowledge of the Company, does any basis exist for such litigation. To the best of the Company's knowledge, there has been no infringement or unauthorized use by any other party of any patent, trademark, trade name, copyright, process, design, formula, invention, trade secret, know-how, technology or other proprietary right belonging to the Company.

    3.12 WARRANTIES. The Company has made no warranties or guarantees relating to its products other than as implied or required by law. Section 3.12 of the Officer-Certified Disclosure Statement of the Company contains a list of all warranty and indemnification obligations of the Company relating to patents and other proprietary rights.

    3.13 LITIGATION. Neither the Company nor any officer or director of the Company is a party to any pending or, to the Company's knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a material adverse effect on: (i) the condition, financial or otherwise, assets or properties of the Company, liabilities, business or results of operations of the Company; or (ii) the transactions contemplated by this Agreement; nor, to the Company's knowledge, does any basis exist for any such action, suit, proceeding or investigation. The Company is not and has not been subject to any pending or, to its knowledge, threatened product liability claim; nor to its knowledge does any basis exist for any such claim. The Company is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of the Company or which could prevent the transactions contemplated by this Agreement.

    3.14 PROTECTION OF INTANGIBLE PROPERTY. To the knowledge of the Company, each employee and consultant who has worked on or contributed to the development of the Company's technology, trade secrets and other proprietary rights, including without limitation, the Company's software, firmware or hardware, has executed a proprietary rights and information agreement in the form attached to the Officer-Certified Disclosure Statement. The Company acknowledges that it has conducted review of its records relating to all Company employees and consultants as the basis for making the representation in the preceding sentence. The Company's source codes and trade secrets have not been used, distributed or otherwise commercially exploited under circumstances which have caused, or with the passage of time could cause, the loss of copyright or trade secret status.

    3.15 PERSONNEL. Section 3.15 of the Officer-Certified Disclosure Statement of the Company contains a list of: (i) all employment, bonus, profit sharing, percentage compensation, employee benefit plans, incentive plans, pension or retirement plans, stock purchase and stock option plans, oral or written contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which the Company is a party or is subject as of the date of this Agreement; and (ii) all group insurance programs in effect for employees of the Company. The Company is not in default with respect to any of the obligations so listed. The Company has delivered complete and correct copies of all such obligations (to the extent they are in writing or written descriptions to the extent they are oral) to the other Company. The Company has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups relating to the Company's business, nor is the Company currently engaged in any labor negotiations except in minor grievances not involving any employee organization or group, nor, to the knowledge of the Company, is the Company the subject of any union organization affecting its business. There is no pending or, to the Company's knowledge, threatened labor dispute, strike or work stoppage affecting the Company's business. All plans described in Section 3.15 of the Officer-Certified Disclosure Statement are in full compliance with applicable provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and regulations issued under ERISA, and there is no unfunded liability with respect to such plans. Section 3.15 of the Officer-Certified Disclosure Statement also lists the amount payable to employees of the Company under other fringe benefit plans.

    3.16 CERTAIN PAYMENTS. To the knowledge of the Company, neither the Company, nor any shareholder, director, officer, employee or agent of the Company, has made or caused to be made, directly or indirectly, the payment of any consideration whatsoever to any public official, candidate for public office, political party, or other third person in connection with the business or operations of the Company, or pertaining to the Company's relations with any customer, supplier, or creditor, in contravention of the law of any applicable jurisdiction.

    3.17 BROKERS AND FINDERS. Neither the Company nor any shareholder, director, officer, employee or agent of the Company has retained any broker, finder or investment banker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold the other Company harmless against all claims for brokers', finders' or investment bankers' fees made or asserted by any party claiming to have been employed by the Company or any shareholder, director, officer, employee or agent of the Company and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

    3.18 ORDER BACKLOG. Section 3.18 of the Officer-Certified Disclosure Statement of the Company contains a list of the aggregate backlog of orders for the Company's products as of The Balance Sheet Date. All such orders have been or will be filled by the Company in the ordinary course of business, and the Company knows of no reason why any customer placing any such order may refuse delivery of the ordered products or fail timely to pay for such products in accordance with the terms of such orders.

    3.19 CONTRACTS. Section 3.19 of the Officer-Certified Disclosure Statement lists all oral or written agreements, notes, instruments, or contracts to which the Company is a party or by which its assets or properties may be bound which involve the payment or receipt of more than $10,000 in the case of Amati or $100,000 in the case of ICOT (in either case, on an annual basis), or have a term of more than one year, or involve intellectual property, or which are employment or consulting agreements (the "Contracts"). The Company is not in default in performance of its obligations under any such Contracts and there is no event or condition that, with the giving of notice or the passage of time, would constitute such a default. The Company has no knowledge of any violation of any Contract by any other party thereto and has no knowledge of any intent by any other party to a Contract not to perform its obligations under such Contract.

    3.20 SHAREHOLDERS AND EMPLOYEES. Except as set forth in Section 3.20 of the Officer-Certificate Disclosure Statement, none of the shareholders, directors or management personnel of the Company is presently a party to any transaction with the Company, including without limitation, any contract, agreement or other arrangement: (i) providing for the furnishing of services to or by; (ii) providing for rental of real or personal property to or from; or
(iii) otherwise requiring payments to or from any shareholder, director or management personnel, or any member of the family of any shareholder, director or management personnel or any corporation, trust or other entity in which any shareholder, director or management personnel has a substantial interest or is an officer, director, investor or partner.

    3.21 ABSENCE OF ENVIRONMENTAL LIABILITIES. To the knowledge of the Company, neither the Company nor the real property owned, leased or occupied by the Company is in violation of any applicable federal, state or local law, ordinance, regulation or order relating to industrial hygiene, worker safety, public health and safety, environmental protection, or Hazardous Materials (as defined below) on, under or about such real property, including the soil and ground water underlying such real property. No current use of or condition at the real property owned, leased or occupied by the Company constitutes a public or private nuisance. Any handling, transportation, storage, treatment or use of Hazardous Material (as defined below) that has occurred on the real property owned, leased or occupied by the Company during the Company's ownership, tenancy, or occupancy and prior to the Closing Date has been and will be as of the Closing Date in compliance with all applicable laws, ordinances, regulations and orders relating to Hazardous Material. As used herein, the term "Hazardous Material" means any substance, material or waste which is or becomes regulated as "hazardous" or "toxic" by any local government authority, the State of California, any other state or the United States Government, including without limitation, any material or substance which is: (1) petroleum; (2) asbestos; (3) defined as a 'hazardous substance' under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act) and any regulations applicable thereunder; (4) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986) and any regulations applicable thereunder; or (5) defined as a 'hazardous substance' under Section 101 or Section 102 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), and any regulations applicable thereunder. To the knowledge of the Company, the real property owned, leased or occupied by the Company, including without limitation, the soil and groundwater on or under such real property, is free of any significant release of any Hazardous Material. No notification of release of Hazardous Material pursuant to CERCLA or the federal Clean Water Act, or any state or local environmental law or regulatory requirement has been received by the Company as to any of such real property. To the knowledge of the Company, no Hazardous Material generated by the Company or any of its affiliates in operating the Company's business have ever been sent directly or indirectly to any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of hazardous substances sites requiring investigation or clean-up, nor has the Company arranged for the transportation, treatment, or disposal at any site of any Hazardous Material. The Company has not received from any governmental authority or third party any requests for information, notices of claim, demand letters, or other notification that, in connection with the conduct of its business, it is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Material at any site.

    3.22 POWER OF ATTORNEY; SURETYSHIPS. The Company has no power of attorney outstanding, nor has any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person, corporation, partnership, joint venture, association, organization or other entity.

    3.23 BUSINESS PRACTICES. The Company has not made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor has it taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977.

    3.24 PROXY STATEMENT AND S-4. None of the information relating to the Company and its Subsidiaries or their respective officers and directors supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or the S-4 will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of shareholders of the Company to vote upon this Agreement, the Merger and related transactions, or, in the case of the S-4, at the time it becomes effective under the 1933 Act and at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company, will comply as to form in all material respects with the provisions of the Exchange Act. If at any time prior to the Merger Effective Time any event with respect to the Company, its officers or directors should occur which is or is required to be described in an amendment or a supplement to the Proxy Statement or the S-4, such event shall be so described and such description in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or in the Proxy Statement or the S-4 or necessary to make the statements therein or in the S-4 or Proxy Statement not false or misleading.

    3.25 ACCURACY OF DOCUMENTS AND INFORMATION. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, Schedules or Exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement by the Company to the other Company, including, without limitation, the Officer-Certified Disclosure Statement of the Company, are and will be complete and correct in all material respects. All information in the Officer-Certified Disclosure Statement of the Company is as of the date hereof or such earlier date as is specified therein, which in no case is before March 31, 1995, and there have been no material changes in the information set forth therein between the date so specified and the date of this Agreement. No representations or warranties made by the Company in this Agreement, nor any document, written information, statement, financial statement, certificate, Schedule or Exhibit furnished directly to the other Company pursuant to this Agreement or in the Officer-Certified Disclosure Statement of the Company contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading. There is no fact which materially and adversely affects the Company, its financial position, assets, liabilities, business or results of operations known to the Company which has not been expressly and fully set forth in the S-4, the Proxy Statement, this Agreement or the Exhibits and Schedules hereto or in the Officer-Certified Disclosure Statement of the Company.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF AMATI

    Amati hereby represents and warrants to ICOT and IAAC that, except as set forth in the Officer-Certified Disclosure Statement of Amati:

    4.1 CAPITALIZATION. The authorized capital stock of Amati is 1,000,000 shares of Preferred Stock, of which 325,000 shares have been designated Series A Preferred Stock, 325,000 shares of which are issued and outstanding, and 2,000,000 shares of Common Stock, of which 540,083 shares are issued and outstanding. 7,064 shares of Common Stock are subject to a right of repurchase by Amati at the purchase price (the "Amati Unvested Shares"). The outstanding shares of Series A Preferred Stock of Amati are convertible into 325,000 shares of Amati Common. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. Amati has outstanding options to purchase 364,700 shares of Amati Common. As of May 15, 1995, Amati had outstanding convertible notes with the aggregate outstanding principal of $2,150,899.56, which were convertible into Series B Preferred Stock in the event Amati issues such stock (the "Amati Notes"). Amati Notes having an aggregate principal of $750,000 remain outstanding as of the date of this Agreement. Amati also has outstanding warrants to purchase shares of Amati Series B Preferred Stock or Amati Common for a total exercise price of $2,150,899.56 (the "Amati Warrants"). Of the Amati Warrants, warrants having a total exercise price of $240,792.56 are exercisable at $6.00 per share of Amati Common (the "$6 Warrants"), warrants having a total exercise price of $960,107 are exercisable at $9.00 per share of Amati Common (the "$9 Warrants"), and warrants having a total exercise price of $950,000 are exercisable at a price determined in accordance with the provisions of Section 2.5(c) (the "Fair Value Warrants"). Section 4.1 of the Officer-Certified Disclosure Statement contains a true and complete list of each Amati Warrant, including the term thereof, the name of the holder of each thereof, whether each such warrant is a $6 Warrant, a $9 Warrant or a Fair Value Warrant, and in the case of the $6 Warrants and the $9 Warrants, the number of shares of Amati Common issuable upon exercise of each thereof. Copies of each of the Amati Notes and Amati Warrants have been provided to ICOT. Except as set forth in the preceding sentences, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which Amati is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities. A list of all of the holders of securities of Amati, with the number of securities owned by each as of the date hereof, is contained in Section 4.1 of the Officer-Certified Disclosure Statement of Amati. When delivered in accordance with Section 2.5, the Certificate Regarding Warrants shall be deemed to be part of Section 4.1 of the Officer-Certified Disclosure Statement. Amati represents and warrants that delivery of the Substitute Warrants pursuant to Section 2.5 of this Agreement will fully satisfy the obligations of Amati and ICOT with respect to the Amati Warrants that have not been exercised prior to the Closing. Amati further represents and warrants that the holders of the Amati Notes that have been paid since May 15, 1995 have no rights to receive securities of Amati or of ICOT in or after the Merger pursuant to such paid Amati Notes. Amati further represents and warrants that the ICOT Common issued pursuant to this Agreement and the Merger Agreement will be fairly distributed to Amati securities holders.

    4.2 FINANCIAL STATEMENTS. Amati has delivered the following consolidated financial statements of Amati (the "Amati Financial Statements") to ICOT:

        (i) Unaudited Balance Sheet of Amati as of March 31, 1995;

        (ii) Unaudited Statement of Income of Amati for the period ended March 31, 1995; and

       (iii) Audited Balance Sheets of Amati dated as of December 31, 1993 and 1994, together with audited Statements of Operations and Cash Flows for the three fiscal years ended December 31, 1992, 1993 and 1994.

The Amati Financial Statements together with the notes thereto are in accordance with the books and records of Amati, fairly present the financial position of Amati and the results of operations and cash flows of Amati as at and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied.

    4.3 ABSENCE OF UNDISCLOSED LIABILITIES. As of March 31, 1995 Amati had no indebtedness or liability (absolute or contingent) which is not shown or provided for in full on the Balance Sheet dated March 31, 1995 included in Amati Financial Statements. Except as set forth in the Balance Sheet dated March 31, 1995 included in the Amati Financial Statements, Amati does not have outstanding on the date hereof, nor will it have outstanding on the Closing Date, any indebtedness or liability (absolute or contingent) other than those incurred since March 31, 1995 in the ordinary course of business.

    4.4   CREDIT  CARDS.   All Amati credit  cards and  the names  of the people
holding such Amati cards are identified in Section 4.4 of the Officer-Certified Disclosure Statement of Amati.

    4.5 COMPLIANCE WITH LAW. Section 4.5 of the Officer-Certified Disclosure Statement of Amati contains a true and complete list of all licenses, permits and authorizations necessary for the lawful conduct of Amati's business wherever conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over Amati or over any part of the Amati's operations.

    4.6  TAXES.   Section 4.6 of the  Officer-Certified Disclosure Statement  of
Amati contains a true and complete list of all types of taxes paid or required to be paid by Amati.

    4.7 PATENTS, TRADEMARKS AND TRADE NAMES. Section 4.7 of the Officer-Certified Disclosure Statement of Amati sets forth a list of all patents, patent applications, trademarks, registered and unregistered, and trade names, registered and unregistered, of Amati.

    4.8 EMPLOYEES. Section 4.8 of the Officer-Certified Disclosure Statement of Amati contains a list of the names, current salary rates, bonuses paid during the last fiscal year, and accrued vacation and sick leave for all the employees of Amati.

    4.9 INSURANCE. Section 4.9 of the Officer-Certified Disclosure Statement of Amati contains a list of all insurance policies and bonds in force with respect to Amati showing for each such policy or bond: (i) the owner; (ii) the coverage of such policy or bond; (iii) the amount of premium properly allocable to such policy or bond; (iv) the name of the insurer; and (v) the termination date of the policy or bond. Copies of all such insurance policies and bonds have been furnished to ICOT. All such insurance policies and bonds are in full force and effect.

    4.10 BANK ACCOUNTS. Section 4.10 of the Officer-Certified Disclosure Statement of Amati contains a list of all bank accounts of Amati, identifying the name of the bank, the account number, and the authorized signatories to the account.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF ICOT AND IAAC

    ICOT and IAAC hereby represent and warrant to Amati that, except as set forth in the Officer-Certified Disclosure Statement of ICOT and IAAC:

    5.1  CAPITALIZATION.

    (a) The authorized capital stock of ICOT is 5,000 shares of Preferred Stock, none of which are issued and outstanding, and 20,000,000 shares of ICOT Common, of which 11,569,077 shares are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. ICOT has reserved 3,045,000 shares of ICOT Common for issuance under its Incentive Stock Option Plan, Supplemental Stock Option Plan, 1990 Stock Option Plan and Non-Employee Directors' Stock Option Plan, under which options to purchase 1,038,925 shares of ICOT Common are outstanding. Except as set forth in the preceding sentence, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which ICOT is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

    (b) The authorized capital stock of IAAC is 1,000,000 shares of IAAC Common, of which 1,000 shares are issued and outstanding. All such issued and outstanding shares have been duly authorized, and validly issued, are fully paid and non-assessable, and are held by ICOT. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which IAAC is or may become obligated to issue, sell, purchase, retire or redeem any shares of stock or other securities.

    5.2    FINANCIAL  STATEMENTS.   ICOT  has  delivered  the  following audited
consolidated financial statements of ICOT  (the "ICOT Financial Statements")  to
Amati:

        (i) Unaudited Balance Sheet of ICOT as of April 29, 1995;

        (ii) Unaudited Statement of Income of ICOT for the nine months ended April 29, 1995;

       (iii) Audited Balance Sheets of ICOT dated as of July 30, 1993 and 1994, together with Statements of Operations and Cash Flows during the three fiscal years ended July 30, 1992, 1993 and 1994.

The ICOT Financial Statements together with the notes thereto are in accordance with the books and records of ICOT, fairly present the financial position of ICOT and the results of operations and cash flows of ICOT as at and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied.

    5.3 ABSENCE OF UNDISCLOSED LIABILITIES. As of April 29, 1995, ICOT had no indebtedness or liability (absolute or contingent) which is not shown or provided for in full on the Balance Sheet dated April 29, 1995 included in the ICOT Financial Statements. Except as set forth in the Balance Sheet dated April 29, 1995 included in the ICOT Financial Statements, ICOT does not have outstanding on the date hereof, nor will it have outstanding on the Closing Date, any indebtedness or liability (absolute or contingent) other than those incurred since April 29, 1995 in the ordinary course of business.

    5.4 SHARES ISSUED IN CONNECTION WITH THE MERGER. ICOT is requesting in the Proxy Statement consent of its stockholders to increase its authorized capital, and such increase is necessary to complete the Merger. The shares of ICOT Common to be issued to the Holders pursuant to the Merger, when issued in accordance with this Agreement and the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The shares of ICOT Common to be issued to the holders of Amati Options upon exercise of Amati Options after the Merger, when issued upon exercise of Amati Options in accordance with this Agreement, the Merger Agreement, and the Amati Plan, will be duly authorized, validly issued, fully paid and non-assessable. The shares of ICOT Common to be issued to the holders of Substitute Warrants upon exercise of the Substitute Warrants after the Merger, when issued upon exercise of Substitute Warrants in accordance with this Agreement and the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

    5.5 EXCHANGE ACT REPORTS. Since January 1, 1990, ICOT has filed within the time period permitted all reports required to be filed under the Exchange Act. Copies of all such reports filed since January 1, 1992 have been provided to counsel to Amati.

    5.6 ACTIVITIES OF IAAC. IAAC was formed for the purpose of participating in the Merger as contemplated in this Agreement. IAAC has carried on no business.

    5.7 PATENTS, TRADEMARKS AND TRADE NAMES. Section 5.7 of the Officer-Certified Disclosure Statement of ICOT sets forth a list of all patents, patent applications, trademarks, registered and unregistered, and trade names, registered and unregistered, of ICOT.

                                   ARTICLE VI

                 CONDITIONS TO THE OBLIGATIONS OF ICOT AND IAAC

    The obligations of ICOT and IAAC to consummate the Merger are subject to the fulfillment, at or before the Closing of all the following conditions, any one or more of which may be waived by ICOT.

    6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Amati contained in this Agreement shall be deemed to have been made again at and as of the Closing with respect to the stated facts (including the update of the Officer-Certified Disclosure Statement of Amati referred to in
Section 8.1 of this Agreement) then existing and shall be true in all material respects.

    6.2 COVENANTS PERFORMED. All of the obligations of Amati to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed by Amati.

    6.3  CERTIFICATE.   At the Closing, ICOT  shall have received a  certificate
signed by an officer of Amati to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

    6.4 SHAREHOLDER APPROVAL. This Agreement and the Merger Agreement shall have been duly approved by the shareholders of Amati and ICOT, and the increases in authorized capital necessary to complete the Merger, as described in Section 5.4, and in the number of shares authorized for issuance under the ICOT 1990 Stock Option Plan, as required to grant the Performance Options, shall have been duly approved by the stockholders of ICOT.

    6.5 DISSENTING AMATI SHARES. At least ninety-five percent (95%) of the outstanding shares of Amati Common and of the Amati Series A Preferred shall have approved this Agreement and the Merger Agreement.

    6.6 OPINION OF COUNSEL TO AMATI. Gray Cary Ware & Freidenrich, counsel to Amati, shall have issued an opinion in favor of ICOT in a form mutually agreed to by counsel to ICOT and counsel to Amati.

    6.7 TAX-FREE REORGANIZATION. ICOT shall have received the opinion of its counsel to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, which opinion shall be substantially similar to the opinion delivered to Amati pursuant to Section 7.6. In preparing the tax opinion, counsel may rely upon (and to the extent reasonably required, the parties shall make and use their best efforts to cause their directors and shareholders to make) reasonable representations relating thereto.

    6.8 NASDAQ NOTIFICATION. ICOT shall have notified the Nasdaq National Market of the proposed issuance of ICOT Common pursuant to the Merger and upon exercise of the Amati Options assumed by ICOT pursuant to the Merger and upon exercise of the Substitute Warrants.

    6.9 AFFILIATES AGREEMENTS. Each Amati "affiliate" (as such term is defined in Section 8.11) shall have executed and delivered an Affiliates Agreement to ICOT.

    6.10 EMPLOYMENT AGREEMENT WITH DR. CIOFFI. The employment agreement entered into between Amati and John M. Cioffi dated May 5, 1995 shall remain in full force and effect and shall have been assigned to ICOT effective at the Merger Effective Time.

    6.11 SECURITIES LAW COMPLIANCE. ICOT shall be satisfied that the issuance of the ICOT Common and the Substitute Warrants in connection with the Merger complies with federal and state securities laws.

    6.12 CERTAIN AGREEMENTS. Each of (a) the Patent and Technology Ownership and License Agreement by and between Amati and Northern Telecom Limited dated as of January 1, 1995, (b) the Acknowledgement Agreement by and between Amati and the Board of Directors of the Leland Stanford Junior University ("Stanford") dated May 4, 1995, and (c) the Waiver and Acknowledgement by and between Amati and University Ventures II dated May 1, 1995, shall remain in full force and effect and, if affected by this Agreement, shall have been reconfirmed by the parties thereto.

    6.13 IRREVOCABLE PROXIES. The Irrevocable Proxies shall remain in full force and effect as of the Closing Date.

    6.14    RESIGNATION  OF  ICOT  DIRECTOR.    ICOT  shall  have  received  the
resignation of William D. Witter from the Board of Directors, effective as of the Merger Effective Time.

    6.15 MERGER AGREEMENT. The Merger Agreement shall have been filed with the Secretary of State of the State of California.

    6.16 MATERIAL CHANGES IN THE BUSINESS OF AMATI BETWEEN THE DATE OF THIS AGREEMENT AND THE CLOSING. There shall have been no material adverse change in the financial position, results of operations, assets, liabilities or business of Amati between the date of this Agreement and the Closing.

    6.17 NO ACTION TO PREVENT COMPLETION. ICOT shall not have determined, in the reasonable exercise of its discretion, that the transactions contemplated by this Agreement have become inadvisable or impractical by reason of the institution or threat of institution of litigation or other proceedings with respect to or affecting the transactions contemplated by this Agreement.

    6.18 CONSENTS. Each of ICOT and Amati shall have received in writing all consents, approvals, and waivers required in connection with the Merger (a) from parties to the agreements, indentures, mortgages, franchises, licenses, permits, leases, and other instruments set forth in Section 6.18 of the Officer-Certified Disclosure Statement of ICOT and Amati, respectively, and (b) from all governmental authorities.

    6.19 REMOVAL OF RESTRICTION ON TRANSFER. Amati shall have received an order from the Commissioner of Corporations of the State of California removing the restriction on transfer imposed pursuant to Section 260.141.10 of Title 10 of the California Code of Regulations with respect to those shares of Amati Common subject to such restriction.

    6.20 CREDIT CARDS. To the extent that ICOT shall have so requested prior to the Merger Effective Time, the credit cards listed or required to be listed on Section 4.4 of the Officer-Certified Disclosure Statement of Amati shall have been delivered to ICOT.

    6.21   ESCROW AGREEMENT.   The Escrow Agreement shall  have been executed by
the Shareholder Representatives and the Escrow Holder.

    6.22 KEY PERSON INSURANCE. A key person life insurance policy on the life of John M. Cioffi in a mutually agreed to amount of between $3,000,000 and $5,000,000, with proceeds payable to ICOT, shall be in effect.

    6.23 DOCUMENTATION. All actions, proceedings, instruments, resolutions, certificates, and documents reasonably requested by ICOT to be executed and delivered to ICOT in order to carry out this Agreement and to consummate the Merger, and all of the relevant legal matters, shall be reasonably satisfactory to ICOT and its counsel.

                                  ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF AMATI

    The obligations of Amati to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by Amati:

    7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of ICOT and IAAC contained in this Agreement shall be deemed to have been made again at and as of the Closing with respect to the stated facts (including the update of the Officer-Certified Disclosure Statement of ICOT and IAAC referred to in Section 8.1 of this Agreement) then existing and shall be true in all material respects.

    7.2   COVENANTS PERFORMED.   All of the  obligations of ICOT  and IAAC to be
performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed by such parties.

    7.3 CERTIFICATE. At the Closing, Amati shall have received a certificate signed by the President of each of ICOT and IAAC to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

    7.4 SHAREHOLDER APPROVAL. This Agreement and the Merger Agreement shall have been duly approved by the stockholders of ICOT and Amati, and the increases in authorized capital necessary to complete the Merger, as described in Section 5.4, and in the number of shares authorized for issuance under the ICOT 1990 Stock Option Plan, as required to grant the Performance Options, shall have been duly approved by the stockholders of ICOT.

    7.5   OPINION OF COUNSEL TO ICOT.   Heller Ehrman White & McAuliffe, counsel
to ICOT, shall have issued an opinion in favor of Amati in the form mutually agreeable to counsel to Amati and counsel to ICOT.

    7.6 TAX-FREE REORGANIZATION. Amati shall have received the opinion of its counsel to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the

Code, which opinion shall be substantially similar to the opinion delivered to ICOT pursuant to Section 6.7. In preparing the tax opinion, counsel may rely upon (and to the extent reasonably required, the parties shall make and use their best efforts to cause their directors and shareholders to make) reasonable representations relating thereto.

    7.7 NASDAQ NOTIFICATION. ICOT shall have notified the Nasdaq National Market of the proposed issuance of ICOT Common pursuant to the Merger and upon exercise of the Amati Options assumed by ICOT pursuant to the Merger and upon exercise of the Substitute Warrants.

    7.8 BOARD OF DIRECTORS. Dr. James F. Gibbons and Dr. John Cioffi shall have been appointed to the Board of Directors of ICOT, effective as of the Merger Effective Time.

    7.9 VOTING AGREEMENTS. The Voting Agreements shall remain in full force as of the Closing Date and there shall be no amendment or other modification to such agreements to which ICOT, Amati and all parties thereto shall not have consented in writing.

    7.10 MERGER AGREEMENT. The Merger Agreement shall have been filed with the Secretary of State of the State of California.

    7.11 MATERIAL CHANGES IN THE BUSINESS OF ICOT BETWEEN THE DATE OF THIS AGREEMENT AND THE CLOSING. There shall have been no material adverse change in the financial position, results of operations, assets, liabilities or business of ICOT between the date of this Agreement and the Closing.

    7.12 NO ACTION TO PREVENT COMPLETION. Amati shall not have determined, in the reasonable exercise of its discretion, that the transactions contemplated by this Agreement have become inadvisable or impractical by reason of the institution or threat of institution of litigation or other proceedings with respect to or affecting the transactions contemplated by this Agreement.

    7.13 CONSENTS. Each of ICOT and Amati shall have received in writing all consents, approvals, and waivers required in connection with the Merger (a) from parties to the agreements, indentures, mortgages, franchises, licenses, permits, leases, and other instruments set forth in Section 6.18 of the Officer-Certified Disclosure Statement of ICOT and Amati, respectively, and (b) from all governmental authorities.

    7.14 DOCUMENTATION. All actions, proceedings, instruments, resolutions, certificates, and documents reasonably requested by Amati to be executed and delivered to Amati in order to carry out this Agreement and to consummate the Merger, and all of the relevant legal matters, shall be reasonably satisfactory to Amati and its counsel.

    7.15 ICOT OFFICERS. ICOT shall have authorized the appointment of John M. Cioffi as Vice President, Engineering, effective as of the Merger Effective Time.

                                  ARTICLE VIII

                             PRE-CLOSING COVENANTS

    During the period from the date of this Agreement until the Merger Effective Time, ICOT and Amati (each sometimes referred to as a "Company" for the purposes of this Article VIII) each covenants and agrees as follows:

    8.1 ADVICE OF CHANGES. Each Company will promptly advise the other Company in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in such Company's business, taken as a whole. Not less than three (3) days before the Closing, each Company shall deliver to the other Company an update of the Officer-Certified Disclosure Statement previously delivered by such Company, showing any changes which have occurred with

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respect  to the information contained therein since it was originally issued and containing a description of any representation or warranty in this Agreement which is no longer true as of such date. Such update shall be certified by an officer of such Company.

    8.2 MAINTENANCE OF BUSINESS. Each Company will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If either Company becomes aware of a deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of the other Company in writing and, if requested by the other Company, will exert its best efforts to restore the relationship.

    8.3    CONDUCT OF  BUSINESS.   Each  Company  will continue  to  conduct its
business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of the other Company:

        8.3.1 borrow any money, except as set forth on the Officer-Certified Disclosure Statement of the Company;

        8.3.2 incur any liability except for those that may be incurred (i) in the ordinary course of business, consistent with past practice, and are not material in amount, (ii) in connection with the performance or consummation of this Agreement, or (iii) with respect to capital expenditures set forth on the Officer-Certified Disclosure Statement of the Company;

        8.3.3 encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice;

        8.3.4 dispose of any of its assets, except inventory in the ordinary course of business, consistent with past practice;

        8.3.5 enter into any material lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business, consistent with past practice;

        8.3.6 fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

        8.3.7 pay any bonus, increased salary, or special remuneration to any officer, employee (other than those paid in the ordinary course of business, consistent with past practice) or consultant or enter into any new employment or consulting agreement with any such person, except in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement;

        8.3.8  change accounting methods;

        8.3.9 declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (except pursuant to employee stock repurchase agreements upon termination of an employee consistent with its past practice);

        8.3.10 amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business consistent with past practice, and which are not material in amount;

        8.3.11 loan any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

        8.3.12 guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;

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
        8.3.13 waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

        8.3.14 issue or sell any shares of its capital stock of any class (except upon the conversion of outstanding preferred stock or the exercise of an option or warrant currently outstanding, as disclosed in Section 4.1 or 5.1, as the case may be, or granted in accordance with this Section 8.3.14; provided, however, that Amati shall not issue shares upon exercise of a Fair Value Warrant after the Ratio Calculation Date other than at the exercise price set forth in the Certificate Regarding Warrants), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except Amati shall grant immediately prior to the Closing performance-based options to selected employees of Amati convertible securities, or other commitments to issue shares of capital stock without the prior consent of the other Company, which consent shall not be withheld unreasonably, or as expressly contemplated by Section 8.16 of this Agreement;

        8.3.15  accelerate the vesting of any outstanding options;

        8.3.16 split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

        8.3.17 merge, consolidate or reorganize with, or acquire any entity, except for the Merger;

        8.3.18 amend its Certificate or Articles of Incorporation or Bylaws, except as expressly contemplated by this Agreement or the Merger Agreement or an amendment to the Certificate of Incorporation of ICOT to increase the authorized number of shares of ICOT Common;

        8.3.19 license any of its technology or intellectual property, except under non-exclusive hardware or software licenses granted to consumers or end-users in the ordinary course of business; or

        8.3.20  agree to do any of the things described in the preceding clauses
    8.3.1 through 8.3.19.

    8.4 SHAREHOLDER MEETINGS. Each Company will use its best efforts to hold a special meeting of its shareholders at the earliest practicable date to submit this Agreement and related matters for their consideration and approval, which approval shall be recommended by each Company's Board of Directors and management, subject to the fiduciary obligations of its directors and officers.

    8.5 PROXY STATEMENT. Each Company will send to its shareholders, for the purpose of considering and voting upon the Merger, the Proxy Statement satisfying all requirements of applicable state and federal laws; provided, however, that each Company shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates. In addition, each Company shall promptly provide to the other Company all information relating to its respective business or operations necessary for inclusion in the Proxy Statement and or S-4 to satisfy all requirements of applicable state and federal securities laws. Neither Company shall provide to its shareholders or publish any material that violates the 1933 Act or Exchange Act with respect to the transactions contemplated hereby.

    8.6 REGULATORY APPROVALS. Prior to the Closing, each Company shall execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which the other Company may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each Company shall use its best efforts to obtain all such authorizations, approvals and consents.

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
    8.7 NECESSARY CONSENTS. Prior to the Closing, each Company will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 8.6 to allow the consummation of the transactions contemplated hereby and to allow such Company to carry on its business after the Closing.

    8.8 LITIGATION. Prior to the Closing, each Company will notify the other Company in writing promptly after learning of any material actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it, or known by it to be threatened against it.

    8.9 DUE DILIGENCE. Until the Closing, each Company shall provide the other Company (including accounting, legal, and investment banking representatives) with access to its offices and its senior employees for the purpose of due diligence, in accordance with procedures established by the parties to minimize disruptions of their businesses.

    8.10   SATISFACTION  OF CONDITIONS  PRECEDENT.   Subject  to  the  fiduciary
obligations of its directors and officers, each Company will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 6 and 7, and each Company will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

    8.11 AFFILIATES. Amati shall cause each of its "affiliates," within the meaning of Rule 145 of the 1933 Act ("Rule 145"), and each person who becomes an affiliate prior to the Closing (including without limitation through the exercise of an Amati Warrant) to deliver to ICOT, on or prior to the mailing of the Proxy Statement (or prior to the Closing if such person is not an affiliate at the time of such mailing), a written agreement (the "Affiliates Agreement"), in form reasonably satisfactory to counsel to both parties, providing that such person shall not offer or sell or otherwise dispose of any of the ICOT Common issued to such person in the Merger in violation of the 1933 Act, including the applicable provisions and limitations of Rule 145. In addition, the Affiliates Agreements shall provide that such person shall not sell or otherwise dispose of
(a) any ICOT Common issued to such person until 90 days after the Closing Date and either (b) more than 25% of the ICOT Common issued to such person before the first anniversary of the Closing Date or (c) more than 25% of the ICOT Common issued to such person before the first anniversary of the Closing Date and more than 50% of the ICOT Common issued to such person before the second anniversary of the Closing Date, in either case, unless such sale or disposition in approved in writing by ICOT. ICOT shall be entitled to place legends on the certificates evidencing any ICOT Common received by such Amati affiliates pursuant to the terms of this Agreement and the Merger Agreement, and to issue stop transfer instructions to the transfer agent for ICOT Common, consistent with the terms of the Affiliates Agreements.

    8.12 REGARDING TAX MATTERS. Each Company, and its officers, directors, and shareholders, will take such actions and make such filings and representations as are reasonably requested by the other Company or its counsel to have the Merger constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

    8.13 NOTIFICATION OF CUSTOMERS, SUPPLIERS AND EMPLOYEES. Prior to the Closing, Amati will notify each customer, supplier of products and employee who is material to Amati's business of the basic facts relating to the transactions contemplated by this Agreement, and Amati will use its best efforts to keep and maintain the existing favorable business relationship with each of such customers, suppliers and employees.

    8.14 ADDITIONAL FUNDS TO AMATI; NEW AMATI NOTE. Pursuant to the Earlier Agreement, ICOT agreed to provide Amati with loans up to the aggregate principal amount of $3,400,000 to pay the holders of Amati Notes and certain accounts payable and to fund Amati's operations, which loans are evidenced by a secured promissory note in the principal amount of $750,000 dated March 21, 1995 (the

"$750,000 Note") and a secured promissory note in the principal amount of $2,650,000 dated May 15, 1995 (the "$2,650,000 Note"). In consideration of the Irrevocable Proxies, ICOT shall make available additional funds (the "Additional Funds") to Amati up to such amount as to bring the total amount of ICOT loans outstanding to Amati (including the principal and interest then accrued on the $750,000 Note and $2,650,000 Note) to $5,000,000, ICOT shall cancel the $750,000
Note and $2,650,000 Note, and Amati shall issue to ICOT a secured note in the form of EXHIBIT 8.14 having a maximum principal amount of $5,000,000 and due and payable on November 30, 1995 (the "New Amati Note"). The Additional Funds shall be provided to Amati as necessary to cover reasonable operating expenses, as approved by ICOT.

    8.15 NEW AMATI WARRANT. In consideration of execution of this Agreement, and in exchange for the option and warrant granted to ICOT under Sections 8.9(b) and 8.9(d), respectively, of the Earlier Agreement, Amati shall issue to ICOT, a warrant in the form attached to this Agreement as EXHIBIT 8.15 (the "New Amati Warrant"). The New Amati Warrant shall be exercisable at any time prior to or on October 31, 1996, in the event that the Merger does not occur for any reason prior to or on October 31, 1995. Amati agrees at all times prior to November 1, 1996 to reserve and have available for issuance a number of securities sufficient for issuance upon exercise of the Amati Warrants.

    8.16 NEW AMATI FINANCING. Prior to the Closing, Amati shall use its best efforts to obtain $838,000 in new financing for Amati. This requirement is called the "Adjustment Condition." Amati may obtain such financing by a combination of the following: (a) by extending the due dates of Amati Notes to at least January 31, 1997 (in which event financing shall be deemed to have been obtained in the principal amount of the Amati Notes so extended); (b) by obtaining new notes on comparable terms to the Amati Notes with due dates not earlier than January 31, 1997, (in which event financing shall be deemed to have been obtained in the principal amount of such notes); or (c) by providing for the issuance at Closing of shares of ICOT Common (i) in exchange for cancellation of accounts payable of Amati (in which event financing shall be deemed to have been obtained in the amount of the accounts payable canceled),
(ii) by the exercise of Amati Warrants (in which event financing shall be deemed to have been obtained in the amount of the exercise price), or (iii) for cancellation of Amati Notes together with the related Amati Warrants (in which event financing shall be deemed to have been obtained in the principal amount of the Amati Notes canceled). The terms for issuance of ICOT Common pursuant to clause (c) shall be as set forth in EXHIBIT 8.16 hereto, and Amati represents and warrants that these terms were established by the Amati Board as constituted prior to the execution of this Agreement. ICOT agrees to issue at the Closing the ICOT Common issuable pursuant to clause (c) of this Section 8.16; provided, however, that ICOT shall not be required to issue such shares if, in the reasonable judgment of ICOT based upon advice of counsel, such offer or sale would not be in accordance with applicable federal or state securities laws.

    8.17 AMATI BOARD AND MANAGEMENT. Simultaneously with the execution hereof, Amati shall cause the Board of Directors of Amati to consist of Dr. James F. Gibbons, Dr. John M. Cioffi and Messrs. Latif, Lucas and Silverman, and the Amati Board of Directors will appoint Mr. Latif to serve as Chief Executive Officer.

    8.18  ISSUANCE OF AMATI OPTIONS AND SHARES PRIOR TO MERGER.  Notwithstanding
Section 8.3.14, Amati shall not issue any options or shares to officers, directors or employees of Amati prior to the Merger Effective Date and ICOT shall instruct Messrs. Latif, Lucas and Silverman not to vote to approve any such issuance as directors of Amati, unless the issuance is approved by Drs. Gibbons and Cioffi and consented to by Mr. Kocsis.

                                   ARTICLE IX

                   CONFIDENTIALITY COVENANT AND ANNOUNCEMENTS

    9.1 CONFIDENTIALITY. No party to this Agreement shall use or disclose any non-public information obtained from another party for any purpose unrelated to the Merger, and, if this Agreement is terminated for any reason whatsoever, each party shall return to the other all originals and copies of all documents and papers containing technical, financial, and other information furnished to such party pursuant to this Agreement or during the negotiations which preceded this Agreement, and shall neither use nor disclose any such information except to the extent that such information is available to the public, is rightfully obtained from third parties or is independently developed.

    9.2 ANNOUNCEMENTS. No party to this Agreement shall issue a press release or other public communication relating to this Agreement, the Merger Agreement or the Merger without the prior approval of the other party. Notwithstanding the foregoing, ICOT may make such announcements regarding the Merger as, in the judgment of its management after consultation with legal counsel, are necessary to comply with securities laws or Nasdaq regulations, provided that ICOT shall use all reasonable efforts to allow Amati to review such announcements prior to issuance.

                                   ARTICLE X

                                INDEMNIFICATION

    10.1 INDEMNIFICATION RELATING TO AGREEMENT. To the extent and in the manner set forth in the Escrow Agreement, Amati agrees, and by approval of this Agreement and the Merger at the special shareholders' meeting of Amati, the shareholders of Amati agree, that the amounts deposited in escrow pursuant to
Section 2.7(a) of this Agreement shall be used to defend, indemnify and hold ICOT harmless from and against, and to reimburse ICOT with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) of every nature incurred by ICOT by reason of or arising out of or in connection with (i) any breach by Amati of any representation or warranty of Amati contained in this Agreement or in any certificate or other document delivered to ICOT pursuant to the provisions of this Agreement, including, without limitation, the Officer-Certified Disclosure Statement of Amati, or (ii) the failure, partial or total, of Amati to perform any agreement or covenant required by this Agreement to be performed by it. It is expressly agreed that a diminution in the value of the business of Amati by reason of any of the foregoing shall be deemed a "loss" for purposes of this
Article X.

    10.2 INDEMNIFICATION RELATING TO S-4 AND PROXY STATEMENT. To the extent and in the manner set forth in the Escrow Agreement, Amati agrees, and by approval of this Agreement and the Merger at the special shareholders' meeting of Amati, the shareholders of Amati agree, that the amounts deposited in escrow pursuant to Section 2.7(a) of this Agreement shall be used to defend, indemnify and hold harmless ICOT, its officers, directors and agents, its attorneys and accountants, and each person who controls ICOT within the meaning of the 1933 Act, from and against any losses, damages, liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) of every nature, insofar as such losses, damages, liabilities, claims, judgments, settlements, costs and expenses are incurred by reason of or arise out of or in connection with any untrue statement or alleged untrue statement of any material fact contained in the S-4 or in the Proxy Statement or in any amendment or supplement to any of them, or are incurred by reason of or arise out of or in connection with the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, insofar as such statement or omission relates to Amati and is based on information furnished by Amati.

    10.3 INDEMNIFICATION BY ICOT RELATING TO S-4 AND PROXY STATEMENT. ICOT shall defend, indemnify and hold harmless the officers, directors and agents of Amati, Amati's attorneys and accountants, and each person who controls Amati within the meaning of the 1933 Act, from and against any losses, damages, liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) of every nature, insofar as such losses, damages, liabilities, claims, judgments, settlements, costs and expenses are incurred by reason of or arise out of or in connection with any untrue statement or alleged untrue statement of any material fact contained in the S-4 or in the Proxy Statement or in any amendment or supplement to any of them, or are incurred by reason of or arise

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
out of or in connection with the omission or alleged omission to state therein a material fact declared to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, insofar as such statement or omission relates to ICOT and is based on information furnished by ICOT.

    10.4 ESCROW. The shares of ICOT Common to be deposited in escrow in accordance with Section 2.7(a) of this Agreement shall constitute an absolute limit on the obligation of Amati or its shareholders to indemnify and hold ICOT harmless under this Article X.

    10.5 LIMITATION ON INDEMNIFICATION. Neither party shall be liable for indemnification under this Article X unless the aggregate amount of all such liabilities exceeds $90,000, in which case the liability for indemnification under this Article X shall include only such amounts in excess of $90,000.

                                   ARTICLE XI

                                  TERMINATION

    11.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Merger Effective Time by the unanimous consent of ICOT and Amati, even if and after the shareholders of Amati and/or ICOT have approved this Agreement and the Merger Agreement.

    11.2 TERMINATION BY ICOT. This Agreement may be terminated by ICOT alone, by means of written notice to Amati, if (a) Amati fails to perform any material covenant of Amati contained in this Agreement, (b) on or before 45 days after the Shareholders of Amati approve the Merger, any of the conditions set forth in
Article VI of this Agreement shall not have been satisfied by Amati or waived by ICOT, (c) the Merger Effective Time does not occur by October 31, 1995.

    11.3 TERMINATION BY AMATI. This Agreement may be terminated by Amati alone, by means of written notice to ICOT, if (a) ICOT fails to perform any material covenant of ICOT contained in this Agreement, (b) on or before 45 days after the stockholders of ICOT approve the Merger, any of the conditions set forth in Article VII of this Agreement shall not have been satisfied by ICOT or waived by Amati, or (c) the Merger Effective Time does not occur by October 31, 1995.

    11.4 EFFECT OF TERMINATION. The provisions of Article IX, this Section 11.4, and Article XII shall survive termination of this Agreement. Further, the liability of any party for breach of any representation, warranty, covenant, or agreement of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive termination of this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

    12.1 EXPENSES. Each of ICOT and Amati shall pay its own costs and expenses, including legal, accounting and investment banking fees and expenses, relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement. ICOT represents and warrants that it has not used any broker, finder or investment banker in connection with the Merger. Amati represents and warrants that it has not used any broker, finder or investment banker in connection with the Merger.

    12.2 AMENDMENT. This Agreement shall not be amended except by a writing duly executed by both parties.

    12.3 ENTIRE AGREEMENT. This Agreement, including the Exhibit, Schedules, and other documents delivered pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter, except the nondisclosure agreement between Amati and ICOT dated March 8, 1995, which remains in full force and effect.

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
    12.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of this State of California as applied to agreements entered into by California residents and entirely to be performed within California, except insofar as matters relating to ICOT are governed by the Delaware GCL.

    12.5 HEADINGS. The headings contained in this Agreement are intended for convenience and shall not be used to determine the rights of the parties.

    12.6 MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting.

    12.7 NOTICES. All notices, requests, demands, and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or by facsimile to the persons identified below or five days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

      If to ICOT:

           ICOT Corporation
           P.O. Box 5143
           3801 Zanker Road
           San Jose, California 95150
           Attention: President
           Facsimile: (408) 433-0260
           Confirmation Number: (408) 433-3300

       With a copy to:

           Heller Ehrman White & McAuliffe
           525 University Avenue
           Palo Alto, California 94301
           Attention: SAO File 16199-0012
           Facsimile: (415) 324-0638
           Confirmation Number: (415) 324-7000

       If to Amati:

           Amati Communications Corporation
           1975 El Camino Real West
           Mountain View, California 94040
           Attention: Secretary
           Facsimile: (415) 903-2350
           Confirmation Number: (415) 903-2375

       With a copy to:

           Gray Cary Ware & Freidenrich
           400 Hamilton Avenue
           Palo Alto, California 94301
           Attention: Eric Lapp, Esq.
           Facsimile: (415) 327-3699
           Confirmation Number: (415) 328-6561

    Such addresses may be changed, from time to time by means of a notice given in the matter provided in this Section 12.7.

    12.8 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

    12.9 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties contained in this Agreement, including the Exhibits, Schedules and other documents delivered pursuant to this Agreement shall survive until the first anniversary of the Merger Effective Time.

    12.10 WAIVER. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition in this Agreement.

    12.11 ASSIGNMENT. Neither party may assign, by operation of law or otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party asked to give consent.

    12.12 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signatures to each party were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

    12.13 VOTING AGREEMENTS. Each director of ICOT shall enter into a Voting Agreement in the form attached hereto as EXHIBIT 12.13, pursuant to which he shall agree to vote all the shares of ICOT Common held by him or any affiliate of such director in favor of the Merger (the "Voting Agreements").

    12.14 IRREVOCABLE PROXY. ICOT shall receive an irrevocable proxy in the form attached hereto as EXHIBIT 12.14 from James F. Gibbons, John M. Cioffi, James F. Ottinger, Ronald K. Maxwell, Stanford and University Ventures II (the "Irrevocable Proxies") in consideration of the continuation of the amounts outstanding under the $750,000 Note and the $2,650,000 Note and the lending of the Additional Funds.

    12.15  PERFORMANCE OPTIONS.

    (a) ICOT agrees to issue, within one month of the Closing, options to purchase 1,616,411 shares of ICOT Common under the ICOT 1990 Stock Option Plan (the "Performance Options") to certain employees of Amati as set forth in
EXHIBIT 12.15 hereof, provided that they are then employed by ICOT and have exercised the Amati Options granted to them prior to 1995. The Performance Options shall be granted at fair market value. Subject to Section 12.15(b), the Performance Options shall vest on the fourth anniversary of the grant date and shall be exercisable for at least six months from the vesting date.

    (b) If Amati Product Revenues exceed $8,000,000, Amati shall be deemed to have satisfied the condition (the "Earn-Out Condition") entitling holders of Performance Options to accelerated vesting of such options; if the Amati Product Revenues are less than or equal to $8,000,000, the Earn-Out Condition shall be deemed to be unsatisfied. ICOT shall instruct Arthur Andersen LLP to conduct an audit of the Amati Product Revenues and deliver an audited statement of Amati Product Revenues no later than the time of delivery to ICOT of audited financial statements of ICOT's 1996 fiscal year. The date of delivery of such audited statement of Amati Product Revenues shall be deemed to be the date that satisfaction of the Earn-Out Condition is determined.

    (c) Notwithstanding this Section 12.15, the management of Amati prior to the Merger shall operate Amati in accordance with its business judgment considering the long-term interests of Amati, assuming that the Merger will occur, and the management of ICOT after the Merger shall operate ICOT in accordance with its business judgment considering the interests of ICOT and all of its stockholders, in each case without regard to whether the Earn-Out Condition will be satisfied.

    IN WITNESS WHEREOF, ICOT, Amati and IAAC have executed this Agreement as of the date first above written.

                                          ICOT CORPORATION

                                          By:        Aamer Latif    8/4/95

                                          --------------------------------------
                                          Title: Chief Executive Officer

                                          AMATI COMMUNICATIONS CORPORATION

                                          By:      John M. Cioffi    8/4/95

                                          --------------------------------------
                                          Title: VP, Engineering & Secretary

                                          IA ACQUISITION CORPORATION

                                          By:        Aamer Latif    8/4/95

                                          --------------------------------------
                                          Title: Chief Executive Officer

                                   EXHIBIT A
                            FORM OF ESCROW AGREEMENT


    THIS ESCROW AGREEMENT ("Escrow Agreement") is made as of October , 1995 among ICOT Corporation, a Delaware corporation ("ICOT"), John Bingham, Frank Kocsis, Kathy Ku and James Ottinger and (the "Representatives"); and Chemical Trust Company of California, a California corporation ("Escrow Holder").


                                   BACKGROUND

    A. Pursuant to an Amended and Restated Agreement and Plan of Reorganization and Merger (the "Agreement") dated as of August 3, 1995 among ICOT, IA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of ICOT ("IAAC"), and Amati Communications Corporation, a California corporation (the "Company"), IAAC will be merged with and into the Company and the Company will be the surviving corporation and become a wholly-owned subsidiary of ICOT (the "Merger").


    B.   This Escrow Agreement is being entered into pursuant to Section 2.7 and
Article X of the Agreement. Execution and delivery of this Escrow Agreement is a condition to the obligations of the parties to the Agreement to consummate the Merger.



    C. As set forth in Section 2.7 of the Agreement, by their approval of the Agreement and the Merger, the holders of shares of the common stock and preferred stock of the Company have authorized the Representatives to act as the representatives of those persons who, immediately prior to the effective time of the Merger, are holders (the "Former Shareholders") of shares of the common stock and preferred stock of the Company (other than holders of "dissenting shares" within the meaning of Section 1300(b) of the California Corporations
Code) under this Escrow Agreement with the powers and authority provided herein and with the power and authority to bond such Former Shareholders.



    D. Pursuant to the Agreement, the shares of the common stock and preferred stock of the Company that are outstanding immediately prior to the effective time of the Merger, other than dissenting shares, will be converted into shares of the common stock of ICOT.



    E. Section 2.7 of the Agreement provides that at the effective time of the Merger, 1,050,000 of the shares of the common stock of ICOT issued in the Merger shall be delivered on behalf of the Former Shareholders to the Escrow Holder in order to secure the indemnification obligations of the Company set forth in
Article X of the Agreement.


    THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I
                                  DEFINITIONS

    Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement. In addition, for the purposes of this Escrow Agreement, the following terms shall have the following meanings:

    1.1 CLAIM CERTIFICATE. "Claim Certificate" shall mean a certificate signed by an officer of ICOT stating (i) that an Indemnified Person has incurred or reasonably believes it may in the future incur the amount of Damages specified in such Claim Certificate, (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of the Agreement alleged to have been violated, and (iii) the number of Escrowed Shares to which ICOT believes the Indemnified Person is entitled with respect to such Damages.

    1.2 DAMAGES. "Damages" shall mean any and all losses, damages, liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) of the type referred to in Article X of the Agreement.

    1.3 ESCROW FUND. "Escrow Fund" shall mean the Escrowed Shares then held by the Escrow Holder.

    1.4 ESCROWED SHARE. An "Escrowed Share" shall mean a share of ICOT Common delivered to the Escrow Holder by the Exchange Agent on behalf of the Former Shareholders in accordance with Section 2.6 of the Agreement, together with any and all other shares of ICOT Common, other securities of ICOT or any other issuer, other property or cash received or receivable in respect of such share of ICOT Common, including, without limitation, any and all securities, property or cash to be issued or distributed in connection with any recapitalization, reclassification, split-up, merger, consolidation, exchange, stock dividend, stock split or similar event declared or effected with respect to shares of ICOT Common.

    1.5 INDEMNIFIED PERSON. "Indemnified Person" shall mean ICOT and any other entity or person who is a beneficiary of the indemnification obligations of the Company contained in Section 10.1 or 10.2 of the Agreement.

    1.6 VALUE. "Value," when used with respect to an Escrowed Share, shall mean the average closing price of the ICOT common stock on the Nasdaq National Market for a period of 10 trading days before the date of a Claim Certificate as adjusted for stock splits, stock dividends, recapitalizations and the like.

                                   ARTICLE II
                               CREATION OF ESCROW

    2.1 PURPOSE. This Escrow Agreement is being executed and delivered, and the deposit of the Escrow Fund hereunder is being made, for the purpose of securing the indemnification obligations of the Company and the Former Shareholders set forth in Article X of the Agreement.


    2.2 CREATION OF ESCROW FUND. At or promptly after the Effective Time, the Representatives shall instruct the Exchange Agent to deposit with the Escrow Holder certificates representing those shares of ICOT Common required to be so deposited under Section 2.7 of the Agreement. ICOT and the Former Shareholders agree that any other securities, property or cash which thereafter are to become part of the Escrow Fund as provided in Section 1.4 of this Escrow Agreement, shall be promptly deposited with the Escrow Holder upon receipt by or on behalf of the Former Shareholders, and receipt by the Escrow Holder on behalf of the Former Shareholders shall be deemed receipt by the Former Shareholders.
Certificates representing securities deposited in the Escrow Fund shall be accompanied by separate stock powers endorsed in blank, with signatures guaranteed by medallion stamp, by the Representatives on behalf of the Former Shareholders.


    2.3 VOTING RIGHTS. The Former Shareholders shall retain their voting rights with respect to securities held by the Escrow Holder unless and until such securities are delivered by the Escrow Holder to ICOT in accordance with this Agreement.

                                  ARTICLE III
                                     CLAIMS

    3.1 PAYMENT AFTER DELIVERY OF CLAIM CERTIFICATE. If ICOT gives the Escrow Holder and the Representatives a Claim Certificate, then, as soon as practicable but not earlier than 30 days after the giving of such Claim Certificate, the Escrow Holder, subject to the requirements of Section 3.2 hereof, shall deliver to ICOT, from the Escrow Fund, on behalf of the Indemnified Person that number of Escrowed Shares having a Value (to the extent the Escrow Fund is sufficient for such purpose) equal to the Damages specified in such Claim Certificate.

    3.2 DISPUTES RESPECTING CLAIMS. Unless, within 30 days after the giving of any Claim Certificate by ICOT, ICOT and the Escrow Holder receive a written notice signed by at least three of the Representatives stating that the
Representatives question the accuracy of a matter asserted in such Claim Certificate, such Claim Certificate shall constitute full authority to the Escrow Holder to take the action provided for in Section 3.1 and shall be conclusive and binding on all parties hereto and on the Former Shareholders. If, however, the Representatives timely give such a notice, the Escrow Holder shall not make any distribution to ICOT of that portion of the Escrow Fund which the Representatives assert in their notice should not be so distributed until (i) the Escrow Holder receives the written consent of at least three of the Representatives and ICOT to such distribution or (ii) there is a final decision of a court of competent jurisdiction or of an arbitrator in an action between ICOT and the Representatives with respect to the disputed amount. For this purpose, a final decision shall mean the final judgment of any court of competent jurisdiction from which no appeal is then allowed or a final decision of an arbitrator under an arrangement providing for no appeal of such decision. The reasonable expenses, including attorneys' fees, of all of the parties to any such lawsuit or proceeding shall be reasonably apportioned among them, taking into consideration the outcome of the lawsuit or proceeding and the reasonableness of the conduct of each such party in connection with the dispute over the disposition of that portion of the Escrow Fund which was in controversy, in light of the facts known to such party at the time such party engaged in such conduct. Any and all amounts payable to ICOT or any other Indemnified Person pursuant to the preceding sentence shall be paid out of the Escrow Fund as though it were an item of Damages.

    3.3 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. No later than 30 days after receipt by ICOT of a written notice of any action, suit or proceeding commenced against ICOT or the Company which might be a basis for indemnification under
Article X of the Agreement, ICOT will give the Representatives written notice thereof and will afford them an opportunity to defend such action, suit or proceeding on behalf of the Former Shareholders, at the expense of the Representatives or the Former Shareholders, provided that ICOT may participate in the control of such defense.

                                   ARTICLE IV
                          DISTRIBUTION OF ESCROW FUND


    4.1 DISTRIBUTION OF UNDISPUTED AMOUNTS. Subject to Section 4.2 hereof, on the date one year after the date of this Escrow Agreement (the "Escrow
Termination Date") the Escrow Holder shall promptly distribute the entire remaining Escrow Fund to the Representatives for the benefit of the Former Shareholders, or to the Former Shareholders if and as the Representatives and ICOT shall direct, pro rata according to the number of shares of Company Common held by the Former Shareholders at the Effective Time.


    4.2   DISTRIBUTION OF  DISPUTED AMOUNTS.   Notwithstanding the provisions of
Section 4.1 hereof, if, prior to the Escrow Termination Date, ICOT shall have given a Claim Certificate to the Representatives and the Escrow Holder and a dispute, in accordance with Section 3.2 hereof, respecting that Claim Certificate or the subject matter of such Claim Certificate has not yet been resolved in accordance with Section 3.2, then the Escrow Holder shall continue to hold that portion of the Escrow Fund which is the subject of such dispute. Any portion of the Escrow Fund so withheld shall continue to be held by the Escrow Holder until it receives authorization to distribute the portion of the Escrow Fund so withheld in accordance with the second sentence of Section 3.2.


    4.3 INCONSISTENT DIRECTIONS. In the event the Escrow Holder receives any inconsistent directions from the parties hereto, it shall notify the parties of such inconsistency and, if the inconsistency is not resolved by the parties within 30 days of such notice, the Escrow Holder shall have the right to petition a court, or if an arbitration proceeding is pending pursuant to Section 7.6 request the arbitrator, to resolve the differences between such parties.


                                   ARTICLE V
                                 ESCROW HOLDER

    5.1 LIMITATION OF LIABILITY. It is agreed that the duties of the Escrow Holder are limited to those herein specifically provided and are ministerial in nature. It is further agreed that the Escrow Holder shall incur no liability whatever except by reason of its willful misconduct or gross negligence. The Escrow Holder shall be under no obligation in respect of the Escrow Fund other than faithfully to follow the instructions herein contained or delivered to the Escrow Holder in accordance with this Escrow Agreement. The Escrow Holder may consult with counsel and shall be fully protected in any action taken in good faith in accordance with the advice of such counsel. It shall not be required to institute legal proceedings of any kind. It shall have no responsibility for the genuineness or validity of any document or other item deposited with it, and it shall be fully protected in acting in accordance with this Escrow Agreement upon any written instructions given to it and believed by it to have been duly executed by ICOT or by the Representatives, as the case may be, in accordance herewith. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Holder be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Holder has been advised of the likelihood of such loss or damage and regardless of the form of action.


    5.2 COMPENSATION; REIMBURSEMENT. ICOT agrees to pay the Escrow Holder reasonable compensation for its services hereunder for so long as the Escrow Holder holds all or any portion of the Escrow Fund. Such compensation shall be set forth in Exhibit A hereto. ICOT will pay or reimburse the Escrow Holder upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Escrow Holder in accordance with any of the provisions of this Escrow Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct.



    5.3 INDEMNIFICATION. ICOT and the Representatives, jointly and severally, agree to indemnify the Escrow Holder in any capacity under this Escrow Agreement and its agents, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Holder or such agent, as the case may be, and arising out of or in connection with the acceptance or administration of this escrow; provided, further, that the Representatives' indemnification obligation shall be limited to the Escrowed Shares.



    5.4 RESIGNATION. The Escrow Holder, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to ICOT and the Representatives and, upon the appointment of a successor Escrow Holder as hereinafter provided, shall be discharged from any further duties hereunder. In the event of such resignation, a successor Escrow Holder, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by ICOT, subject to the approval of the Representatives, which approval shall not be unreasonably withheld. Any such successor Escrow Holder shall deliver to ICOT and the Representatives a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all of the unaccrued rights and duties of the Escrow Holder hereunder and shall be entitled to receive all of the then remaining Escrow Fund.



    5.5 SUCCESSION BY MERGER, ETC. Any corporation or other entity into which the Escrow Holder may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Escrow Holder shall be a party, or any corporation or other entity succeeding to all or substantially all of the escrow business of the Escrow Holder, shall be the successor to the Escrow Holder hereunder without the execution or filing of any paper of any further act on the part of any of the parties hereto.


                                   ARTICLE VI
                                REPRESENTATIVES


    6.1 ACTION BY REPRESENTATIVES. The Representatives shall have full power and authority to represent all Former Shareholders with respect to all matters arising under this Escrow Agreement and with respect to the obligations set forth in Article X of the Agreement. All action taken by at least three of the Representatives hereunder shall be binding upon the Former Shareholders as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Representatives shall have full power and authority on behalf of all of the Former Shareholders to interpret all the terms and provisions of this Escrow Agreement, to give all approvals and take any other actions with respect to the Former Shareholders in connection with the subject matter of this Agreement and to consent to any amendment hereof. All action to be taken by the Representatives hereunder shall be taken by, or at the written direction of, no fewer than three of the four Representatives (whether or not all of the Representatives have been consulted), and any action so taken shall be conclusive and binding upon all of the Former Shareholders. ICOT and the Escrow Holder may deal solely with and rely solely upon the Representatives as the representatives of all the Former Shareholders.


    6.2 SUCCESSOR REPRESENTATIVES. In case of the resignation, death or inability to act of any of the Representatives, a successor or successors shall be named by the remaining Representatives, or, if there be no remaining Representatives or if any such vacancy shall not be filled within 30 days, by the Escrow Holder; but at no time shall a majority of the Representatives or successor Representatives, while acting as such, be a director or executive officer of ICOT. Each such successor Representative shall have all of the power, authority, rights and privileges hereby conferred upon an original Representative, and the term "Representative" as used herein shall be deemed to include each such successor Representative.

    6.3 LIMITATION OF LIABILITY. The Representatives shall incur no liability to the Former Shareholders except by reason of their willful misconduct or gross negligence.

                                  ARTICLE VII
                                 MISCELLANEOUS

    7.1  NOTICES.   Except as expressly provided  in this Escrow Agreement,  all notices (including any Claim Certificate) given in connection with this Escrow Agreement shall be deemed to have been duly given on the date of delivery if personally delivered, or three days after mailing if mailed by certified or registered mail, return receipt requested, addressed as follows:

    IF TO ICOT:

       ICOT Corporation
       3801 Zanker Road
       San Jose, California 95150-5143
       Attention: President

    WITH A COPY TO:


       Heller Ehrman White & McAuliffe
       525 University Avenue
       Palo Alto, California 94301
       Attention: SAO File 16199-0012


    IF TO THE REPRESENTATIVES:

       To such address or addresses as they shall specify in writing to the other parties to this Agreement in the manner provided in this
       Section 7.1.

    WITH A COPY TO:

       Gray Cary Ware & Freidenrich
       400 Hamilton Avenue
       Palo Alto, California 94301
       Attention: Eric Lapp, Esq.

    IF TO THE ESCROW HOLDER:


       Chemical Trust Company of California
       50 California Street, 10th Floor
       San Francisco, California 94111
       Attention: Corporate Trust Department


Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section 7.1.


    7.2 SUCCESSORS AND ASSIGNS. Except as set forth in Section 5.4, neither the Escrow Holder nor the Representatives may assign, by operation of law or otherwise, all or any portion of its or their rights, obligations or liabilities under this Escrow Agreement without the prior written consent of ICOT, which consent may be withheld in the absolute discretion of ICOT. Any attempted assignment in violation of this Section 7.2 shall be voidable. This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of ICOT and the other Indemnified Persons and their respective successors, assigns, heirs, executors, administrators and legal representatives, the Former Shareholders and their respective successors, assigns, heirs, executors, administrators and legal representatives, the Escrow Holder and its successors and the Representatives and their successors, assigns, heirs, executors, administrators and legal representatives.


    7.3 HEADINGS. The headings contained in this Escrow Agreement are intended principally for convenience and shall not, by themselves, determine the rights of the parties to this Escrow Agreement.

    7.4 WAIVER; AMENDMENT. Waiver of any term or condition of this Escrow Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Escrow Agreement. Amendment of this Escrow Agreement shall require the written consent of ICOT, the Escrow Holder and no fewer than three of the Shareholder Representatives. This Escrow Agreement shall not be amended to add any duties or obligations to those of the Escrow Holder without the prior written consent of the Escrow Holder in each instance.


    7.5   GOVERNING  LAW.   This  Escrow Agreement  shall  be governed  by,  and
construed in accordance with, the laws of the State of California as applied to agreements entered into and entirely to be performed within the state.

    7.6 ARBITRATION. The parties hereto agree that if any Claim for Damages is made under this Escrow Agreement and such Claim does not involve any party other than the parties to this Agreement, then such Claim shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association with such arbitration to be held in San Francisco, California. The results, determination, finding, judgment or award rendered through such arbitration, shall be final and binding on each of the parties hereto and not subject to appeal.

    IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

    ICOT:                                 ICOT CORPORATION
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________
    REPRESENTATIVES:                      ______________________________________

                                          John Bingham

                                          ______________________________________

                                          Frank Kocsis

                                          ______________________________________

                                          Kathy Ku

                                          ______________________________________

                                          James Ottinger


    ESCROW HOLDER:

                                          CHEMICAL TRUST COMPANY OF CALIFORNIA

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                  EXHIBIT 2.5
                   FORM OF SUBSTITUTE STOCK PURCHASE WARRANT

    ICOT Corporation (the "Company"), a California Corporation, hereby certifies that, in exchange for a Stock Purchase Warrant of Amati Communications Corporation ("Amati") and pursuant to the Amended and Restated Agreement and Plan of Reorganization and Merger among the Company, Amati and IA Acquisition
Corporation dated as of August  3, 1995,                      (the "Holder")  is
entitled,  subject to the  terms set forth  below, to purchase  from the Company fully paid  and  nonassessable  shares  of  the  Common  Stock  of  ICOT
Corporation  (the "Shares") at  the purchase price of  $          per share (the
"Purchase Price"). Both the Purchase Price and such number of Shares are subject to adjustments as described below.

    THE SECURITY EVIDENCED BY THIS WARRANT OR THE SECURITIES TO BE PURCHASED UNDER THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER,
ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENT UNDER SUCH ACT.

    1. EXERCISE. Subject to the restrictions herein, this Warrant may be exercised in whole or part by the Holder at any time before 5 p.m., California
local time, on            by the  surrender of this  Warrant, together with  the
Notice of Exercise attached hereto as ATTACHMENT 1, duly completed and executed at the principal office of the Company, accompanied by payment in cash or by check in full with respect to the Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above.

    2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within thirty
(30) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of, and delivered to, the Holder hereof, or as such Holder (upon payment of such Holder of any applicable transfer taxes) may direct, (i) a certificate or certificates for the number of Shares to which such Holder shall be entitled upon such exercise and (ii) if this Warrant is not exercised in full, a warrant containing terms identical to herein, provided the number of Shares subject to this Warrant shall be reduced by the number of Shares exercised by delivery of the Notice of Exercise pursuant to Section 1.

    3. ADJUSTMENT PROVISIONS. If there is any capital reorganization or reclassification of the stock of the Company or any consolidation or merger of the Company with any other corporation or corporations, or the sale or distribution of all or substantially all of the Company's property and assets, adequate provision shall be made by the Company so that there shall remain and be substituted under this Warrant the shares, securities, or assets which would have been issuable or payable in respect to or in exchange for the shares then subject to this Warrant, as if the Holder had been the owner of such shares on the applicable record date. Any securities so substituted under this Warrant shall be subject to adjustment as provided in this paragraph in the same manner and to the same effect as the shares subject to this Warrant.

    4. NOTICES OF RECORD DATE, ETC. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution (the "Distribution") the Company will mail or cause to be mailed to the Holder of the Warrant a notice specifying the date of any such Distribution and stating the amount and character of such Distribution. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

    5. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

    6. NEGOTIABILITY, ETC. This Warrant may be transferred in whole or in part by the Holder and the terms hereof shall be binding upon the executors, administrators, heirs and assigns of the Holder.

    7. NOTICES, ETC. All notices and other communications shall be mailed by first class mail, postage prepaid, at such address as may have been furnished in writing by the receiving party.

    8. GOVERNING LAW, HEADINGS. This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of such State. The headings of this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

    9.  CONVERSION OF WARRANT.

        A. RIGHT TO CONVERT. In addition to, and without limiting, the other rights of the Holder hereunder, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any part hereof into Shares at any time and from time to time during the term hereof. Upon exercise of the Conversion Right with respect to a particular number of Shares (the "Converted Shares"), the Company shall deliver to the Holder, without payment by the Holder of any Purchase Price or any cash or other consideration, that number of Shares computed using the following formula.

                 X =B-A
                      Y
Where:      X =  The number of Shares to be issued to the Holder.
            Y =  The Fair Market Value of one Share as of the Conversion Date. The Fair Market Value shall be the average closing price of the Company's Common Stock on the five trading days prior to the Conversion
                 Date.
            B =  The Aggregate Fair Market Value (I.E., Fair Market Value X Converted Shares).
            A =  The Aggregate Purchase Price (I.E., Purchase Price X Converted Shares).

        (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the Company's principal office, together with a written statement (the "Conversion Statement") specifying that the Holder intends to exercise the Conversion Right and indicating the number of Shares to be acquired upon exercise of the Conversion Right. Such conversion shall be effective upon the Company's receipt of this Warrant, together with the Conversion Statement, or on such later date as is specified in the Conversion Statement (the "Conversion Date"). Certificates for the Shares so acquired shall be delivered to the Holder within a reasonable time, not exceeding thirty (30) days after the Conversion Date. If applicable, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Shares which Holder is entitled to purchase hereunder. The issuance of Shares upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax with respect thereto or any other cost incurred by the Company in connection with the conversion of this Warrant and the related issuance of Shares.
    Dated: ________, 1995                 ICOT CORPORATION
                                          By: __________________________________
                                          Its: _________________________________

                                  ATTACHMENT 1

NOTICE OF EXERCISE
TO: ICOT CORPORATION
    P.O. Box 5143
    3801 Zanker Road
    San Jose, CA 95150

    1.  The undersigned hereby elects to  acquire          shares of the  Common
Stock  of ICOT Corporation,  pursuant to the  terms of the  attached Warrant, by
exercise or conversion of           shares and  tenders herewith payment of  the
purchase price in full, together with all applicable transfer taxes, if any.

    2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:
                       __________________________________
                                     (Name)
                       __________________________________
                                   (Address)
______________________________________    ______________________________________
(Date)                                      (Name of Warrant Holder)
                                            By: ________________________________
                                            Title: _____________________________
                                            (Name  of  purchaser, and  title and
                                            signature of authorized person)

                                 EXHIBIT 12.13
                                VOTING AGREEMENT

    Voting Agreement dated as of August   , 1995, by                   in  favor
of   ICOT  Corporation,   a  Delaware   corporation  ("ICOT"),   IA  Acquisition
Corporation, a California corporation ("IAAC"), and Amati Communications Corporation, a California corporation ("Amati").

    THE UNDERSIGNED AGREES AS FOLLOWS:

    1. VOTING OF SHARES. To induce ICOT, IAAC and Amati to enter into the attached Amended and Restated Agreement and Plan of Reorganization and Merger dated August 3, 1995, to effect the merger described therein, the undersigned shareholder of ICOT agrees to vote all shares of capital stock of ICOT which such holder owns or controls, beneficially or otherwise, in favor of the merger described therein if such merger is presented to the shareholders of ICOT on or before October 31, 1995 for approval. This Voting Agreement is executed by the undersigned solely in the undersigned's capacity as a shareholder of ICOT and shall not affect the duties of the undersigned as a director of ICOT.

    2. BENEFIT OF AGREEMENT. This Voting Agreement is for the benefit of ICOT, IAAC and Amati and may be enforced by any person benefitted hereby.

    3. ENFORCEMENT OF AGREEMENT. This Voting Agreement may be enforced by specific performance. If the undersigned fails to comply with the provisions of this Voting Agreement, the undersigned shall pay the reasonable legal fees and expenses incurred by any person benefitted by this Voting Agreement in enforcing this Voting Agreement.

    IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement as of the day and year noted above.
                                          ______________________________________
                                          Signature
                                          ______________________________________
                                          Print name of shareholder

                                 EXHIBIT 12.14
                               IRREVOCABLE PROXY

    The undersigned shareholder of Amati Communications Corporation, a California corporation ("Amati"), who owns or controls, beneficially or otherwise, the number and description of securities of Amati set forth below, hereby revokes all previous proxies and appoints ICOT Corporation, a Delaware corporation ("ICOT"), as proxyholder to attend and vote all shares of Amati capital stock which the undersigned owns or controls, beneficially or otherwise, including any shares acquired during the term of this proxy through the exercise of options or warrants, at any and all meetings of the shareholders of the corporation, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of the corporation executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if the undersigned had personally attended the meeting or had personally voted the shares or had personally signed the written consent; provided, however, that the undersigned expressly reserves the right to vote on the following matters: (1) the merger or other reorganization, as defined in Section 181 of the California Corporations Code, of Amati or the sale of all or substantially all of Amati's assets for other consideration, in which ICOT is, directly or indirectly, the acquiring party, other than the Merger as defined in the Amended and Restated Agreement and Plan of Reorganization and Merger among ICOT, Amati and IA Acquisition Corporation dated August 3, 1995;
(2) the merger or other reorganization, as defined in Section 181 of the California Corporations Code, of Amati, or the sale of all or substantially all of Amati's assets for other consideration, if in such transaction the value of Amati (in the case of a noncash transaction, as determined in good faith by the Board of Directors of Amati) is less than $10 million; (3) the dissolution and liquidation of Amati; and (4) any amendment to the articles of Amati to change the rights, preferences, privileges or restrictions of the Amati Series A Preferred Stock.

    The undersigned authorizes and directs the proxyholder to file this proxy appointment with the secretary of Amati and authorizes the proxyholder to substitute another person as proxyholder and to file the substitution instrument with the secretary of Amati.

    This proxy is given in consideration for (a) the continuation of loans in the aggregate principal amount of $3,400,000 and (b) the extension of an additional loan in the aggregate principal amount of up to $1,600,000, provided by ICOT to Amati as evidenced by the Senior Secured Promissory Note in the aggregate principal amount of $5,000,000 dated August , 1995, and is irrevocable pursuant to paragraph (3) of subdivision (e) of Section 705 of the Code until its termination on July 31, 1996.

    IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of the day and year noted above.
                                          ______________________________________
                                          Signature
                                          ______________________________________
                                          Print name of shareholder

Dated: August   , 1995

Number and description of Amati securities beneficially or otherwise owned by the undersigned:
____ shares of Common Stock
____ shares of Series A Preferred Stock
Options to purchase ____ shares of Common Stock
Warrants in aggregate principal amount of $________

                  AMENDMENT TO AMENDED AND RESTATED AGREEMENT
                     AND PLAN OF REORGANIZATION AND MERGER



    This Amendment to the Amended and Restated Agreement and Plan of Reorganization and Merger ("Amendment") is made as of October 6, 1995 among ICOT Corporation, a Delaware corporation ("ICOT"), IA Acquisition Corporation, a California corporation and wholly-owned subsidiary of ICOT ("IAAC"), and Amati Communications Corporation, a California corporation ("Amati").



                                   BACKGROUND



    A. The parties to this Amendment are parties to the Amended and Restated Agreement and Plan of Reorganization and Merger dated as of August 3, 1995 (the "Agreement"); and



    B. The parties desire to amend the Agreement in certain respects, including to reverse the direction of the Merger such that IAAC will be the surviving corporation.



    In consideration of the mutual premises and agreements set forth herein, THE PARTIES AGREE AS FOLLOWS:



                                   ARTICLE 1
                                  DEFINITIONS



    Capitalized terms used herein without definition have the meanings assigned in the Agreement.



                                   ARTICLE II
                            AMENDMENTS TO AGREEMENT



    The Agreement is amended as follows:



    2.1 Section 1.34 is amended to read as follows:



       MERGER.   "Merger" shall mean  the merger of Amati  with and into IAAC in accordance with this Agreement, the Merger Agreement and applicable law.



    2.2 Section 2.1 is amended by replacing the words "whereupon IAAC shall be merger with and into Amati" with the words "whereupon Amati shall be merged with and into IAAC."



    2.3 Section 2.3 is amended by deleting paragraph (a) thereof.



    2.4 Section 8.15 is amended by replacing the date "October 31, 1995" referred to therein with the date "November 30, 1995," the date "October 31, 1996" referred to therein with the date "November 30, 1996," and the date "November 1, 1996" referred to therein with the date "December 1, 1996," and
Exhibit 8.15 is revised accordingly.



    2.5 Section 11.1 is amended by replacing the date "October 31, 1995" referred to therein with the date "November 30, 1995."



    2.6 Section 11.2 is amended by replacing the date "October 31, 1995" referred to therein with the date "November 30, 1995."



    2.7 Exhibit B, the Merger Agreement, is replaced by the Exhibit B attached hereto.

                                  ARTICLE III
                         NO OTHER CHANGES; COUNTERPARTS



    3.1 Except as expressly set forth herein, the Agreement remains in full force and effect in accordance with its terms.



    3.2 This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each fully executed counterpart shall be deemed an original.



    IN WITNESS WHEREOF, ICOT, Amati and IAAC have executed this Amendment as of the date first above written.



                                          ICOT CORPORATION



                                          By: Terry Medel_______________________


                                          Title: Secretary______________________



                                          AMATI COMMUNICATIONS CORPORATION



                                          By: Lalo Valdez_______________________


                                          Title: Chief Financial Officer________



                                          IA ACQUISITION CORPORATION



                                          By: Terry Medel_______________________


                                          Title: Secretary______________________

                                   APPENDIX B
                              AGREEMENT OF MERGER


    THIS AGREEMENT OF MERGER ("Agreement of Merger") is made as of November , 1995, by and among ICOT Corporation, a Delaware corporation ("ICOT"), IA Acquisition Corporation, a California corporation and wholly-owned subsidiary of ICOT (the "Company"), and Amati Communications Corporation, a California corporation ("Amati").


                                   BACKGROUND


    The parties desire that Amati be merged with and into the Company (the "Merger"), and that the Company be the surviving corporation pursuant to the terms and conditions of this Agreement of Merger.


    THE PARTIES AGREE AS FOLLOWS:


    1. THE MERGER. Upon the filing (the "Effective Time") of this Agreement of Merger and the related officers' certificates with the Secretary of State of the State of California in accordance with the California Corporations Code, Amati shall be merged with and into the Company. The Company shall be the surviving corporation.



    2. CONVERSION OF OUTSTANDING SHARES OF AMATI COMMON. Subject to Section 4 of this Agreement of Merger, each share of Common Stock, no par value, of Amati ("Amati Common") outstanding immediately prior to the Effective Time, other than shares which become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at and as of the
Effective Time into         shares of ICOT Common Stock, $.20 par value, of ICOT
("ICOT Common"). Holders of shares of Amati Common which become dissenting shares shall have all rights, but no other rights, of holders of dissenting shares under Sections 1300 ET SEQ. of the California Corporations Code.



    3. CONVERSION OF OUTSTANDING SHARES OF AMATI PREFERRED. Subject to Section 4 of this Agreement of Merger, each share of Series A Preferred Stock of Amati ("Amati Preferred") outstanding immediately prior to the Effective Time, other than shares which become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code, shall, by virtue of the Merger and without any action on the part of the holder thereof be converted at and as of the Effective Time into shares of ICOT Common. Holders of shares of Amati Preferred which become dissenting shares shall have all rights, but no other rights, of holders of dissenting shares under Sections 1300 ET SEQ. of the California Corporations Code.



    4. FRACTIONAL SHARES. Holders of Amati Common and Amati Preferred shall receive only whole shares of ICOT Common; in lieu of any fractional share of ICOT Common, holders shall receive in cash the fair market value of such fractional share valuing ICOT Common at the average of the high and low prices of the ICOT Common on the Nasdaq National Market on the trading day immediately preceding the Effective Time as listed in THE WALL STREET JOURNAL.



    5. CONVERSION OF AMATI OPTIONS. At the Effective Time, each of the outstanding options to purchase Amati Common ("Amati Option") issued under the Amati 1992 Stock Option Plan (the "Amati Plan") shall thereafter entitle the holder thereof to receive, upon exercise thereof, that number of shares of ICOT Common determined by multiplying the shares of Amati Common subject to such
Company Option at the Effective Time by         , at an exercise price for  each
full  share of ICOT Common equal to the exercise price per share of Amati Common
divided by         ,  which exercise price per share shall be rounded up to  the nearest two-place decimal. The number of shares of ICOT Common that may be purchased by a holder on the exercise of any Amati Option shall not include any fractional share of ICOT Common but shall be rounded down to the next lower whole share of ICOT Common. ICOT shall assume in full such Amati Options and all of Amati's other rights and obligations under the Amati Plan. Continuous employment with Amati shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time.



    6. AMATI WARRANTS. At the Effective Time, each of the outstanding warrants (the "Amati Warrants") to purchase Amati Common or Series B Preferred Stock of Amati (in the event that such series had been authorized by Amati) shall be exchanged for a warrant to purchase shares of ICOT Common (a "Substitute Warrant"). Those Amati Warrants exercisable at the exercise price of $9 or $6 per share (the "Exercise Price") will be exchanged for a Substitute Warrant exercisable for that number of shares of ICOT Common determined by multiplying the shares of Amati Common subject to such Amati Warrant at the Effective Time
by          , at an exercise price for  each full share of ICOT Common equal  to
the  Exercise Price divided by         , which exercise price per share shall be
rounded up to the nearest two-place decimal. Those Amati Warrants exercisable at fair market value will be exchanged for a Substitute Warrant exercisable for that number of shares of ICOT Common determined by dividing the aggregate
purchase price of the Amati  Warrant by           at an exercise price for  each
full share of ICOT Common equal to         . The number of shares of ICOT Common
that may be purchased by a holder on the exercise of a Substitute Warrant shall not include any fractional share of ICOT Common but shall be rounded down to the next lower whole share of ICOT Common.



    7.  OTHER EFFECTS OF THE MERGER.   The other effects of the Merger shall  be
as prescribed by law.

    IN WITNESS WHEREOF, ICOT, the Company and Amati have executed this Agreement of Merger as of the first date written above.


                                          ICOT CORPORATION
                                          By: __________________________________
                                             Aamer Latif, President
                                          By: __________________________________
                                             Terry Medel, Secretary
                                          IA ACQUISITION CORPORATION
                                          By: __________________________________
                                             Aamer Latif, President
                                          By: __________________________________
                                             Terry Medel, Secretary
                                          AMATI COMMUNICATIONS CORPORATION
                                          By: __________________________________
                                             James F. Gibbons, Chairman
                                          By: __________________________________
                                             John M. Cioffi, Secretary

                      OFFICERS' CERTIFICATE OF APPROVAL OF
                              AGREEMENT OF MERGER

    Aamer Latif and Terry Medel certify as follows:

    1. We are the President and the Secretary, respectively, of ICOT Corporation, a Delaware corporation (the "Corporation").

    2. The Agreement of Merger by and among the Corporation, IAAC and Amati, dated October , 1995 to which this Certificate is attached (the "Agreement of Merger"), was duly approved by the board of directors and the stockholders of the Corporation.

    3. The Corporation has one class of shares outstanding, Common Stock. The total number of outstanding shares of the Corporation entitled to vote on the
Agreement  of  Merger was              .  The percentage  vote required  was the
affirmative vote of a  majority of the outstanding  shares of Common Stock.  The
Agreement  of Merger was approved by          shares of the Corporation's Common
Stock, which equaled or exceeded the vote required.


    We further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of our own knowledge. Executed at San
Jose, California on November   , 1995.

                                          ______________________________________
                                          Aamer Latif, President
                                          ______________________________________
                                          Terry Medel, Secretary

                      OFFICERS' CERTIFICATE OF APPROVAL OF
                              AGREEMENT OF MERGER

    James F. Gibbons and John M. Cioffi certify as follows:

    1. We are the President and the Secretary, respectively, of Amati Communications Corporation, a California corporation (the "Corporation").

    2. The Agreement of Merger by and among ICOT, IAAC and the Corporation, dated October , 1995 to which this Certificate is attached (the "Agreement of Merger"), was duly approved by the board of directors and the shareholders of the Corporation.

    3. The Corporation has two classes of shares outstanding, Common Stock and Series A Preferred Stock ("Preferred Stock"). The total number of outstanding shares of the Corporation entitled to vote on the Agreement of Merger was
        shares  of Common  Stock and             shares of  Preferred Stock. The
percentage vote required was the affirmative vote of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote and the outstanding shares of the Corporation's Preferred Stock entitled to vote, voting on an as converted basis together with the Common Stock. The Agreement of Merger
was approved by the vote of           of the outstanding shares of Common  Stock
and            of  the outstanding shares  of Preferred Stock,  which equaled or exceeded the vote required.


    We further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of our own knowledge. Executed at Mountain
View, California on November   , 1995.

                                          ______________________________________
                                          James F. Gibbons, Chairman
                                          ______________________________________
                                          John M. Cioffi, Secretary

                      OFFICERS' CERTIFICATE OF APPROVAL OF
                              AGREEMENT OF MERGER

    Aamer Latif and Terry Medel certify as follows:

    1. We are the President and the Secretary, respectively, of IA Acquisition Corporation, a California corporation (the "Corporation").

    2. The Agreement of Merger by and among ICOT, Amati, and the Corporation dated October , 1995 to which this Certificate is attached (the "Agreement of Merger"), was duly approved by the board of directors and the shareholders of the Corporation.

    3. The Corporation has one class of shares outstanding, Common Stock. The total number of outstanding shares of the Corporation entitled to vote on the Agreement of Merger was 1,000 shares of Common Stock. The percentage vote required was the affirmative vote of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote. The Agreement of Merger was approved by the vote of all of the shares of the Corporation's Common Stock, which equaled or exceeded the vote required.


    We further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of our own knowledge. Executed at San
Jose, California on November   , 1995.

                                          ______________________________________
                                          Aamer Latif, President
                                          ______________________________________
                                          Terry Medel, Secretary

                                   APPENDIX C
                               DISSENTERS' RIGHTS

    Full text of Chapter 13 of the California Corporations Code

SECTION 1300. RIGHT TO REQUIRE PURCHASE -- "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (i) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (ii) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in clause (i) or (ii) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (i) were not voted in favor of the reorganization or, (ii) if described in clause (i) or (ii) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that clause (i) rather than clause (ii) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301.  DEMAND FOR PURCHASE.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.  ENDORSEMENT OF SHARES.

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303.  AGREED PRICE -- TIME FOR PAYMENT.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305.  APPRAISERS' REPORT -- PAYMENT -- COSTS.

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certified securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorney's fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under
Section 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311.  EXEMPT SHARES.

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

PROXY


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            ICOT CORPORATION
                                 PROXY
                    FOR SPECIAL MEETING OF STOCKHOLDERS
                            NOVEMBER 20, 1995



   The undersigned hereby appoints AAMER LATIF and TERRY MEDEL, and each of them, with full power of substitution, as proxies of the undersigned to represent and vote all shares of the stock of ICOT Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at ICOT Corporation, 3801 Zanker Road, San Jose, California, on November 20, 1995, at 1:30 p.m., local time, and at any continuation or adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting, including the following items:


--------------------------------------------------
         COMMENTS/ADDRESS CHANGE:                 |
PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE   |
                                                  |
                                                  |
                                                  |
                                                  |
                                                  |
                                                  |    (Continued and to be
                                                  |    signed on other side)
                                                  |
                                                  |
------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                                        I plan to attend the meeting.
                                                                      --------

1. To approve an Amended and Restated Agreement and Plan of Reorganization and Merger dated as of August 3, 1995, as amended, and related Agreement of Merger, among the Company, IA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company ("IAAC"), and Amati Communications Corporation, a California corporation ("Amati"), pursuant to which Amati will be merged with IAAC (the "Merger") and become a wholly-owned subsidiary of the Company.

                          FOR     AGAINST   ABSTAIN

                         -----     -----     -----

2. To approve, subject to approval of the Merger, an amendment to the Companys Certificate of Incorporation to change the name of the Company to "Amati Communications Corporation."

                          FOR     AGAINST   ABSTAIN

                         -----     -----     -----

3. To approve, subject to approval of the Merger, an amendment to the Companys Certificate of Incorporation to increase the authorized number of shares of Common Stock.

                          FOR     AGAINST   ABSTAIN

                         -----     -----     -----

4. To approve amendments to the Companys 1990 Stock Option Plan to increase the number of shares available for issuance thereunder and to limit the number of shares that may be granted to any participant in any one-year period.

                          FOR     AGAINST   ABSTAIN

                         -----     -----     -----

5. To vote at their discretion on such other matters as may come before the meeting or any adjournment thereof.

                          FOR     AGAINST   ABSTAIN

                         -----     -----     -----

   This proxy when properly executed will be voted in the manner directed herein by the undersigned.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL AND SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

   The majority of said proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) shall have and exercise all of the power of the said proxies hereunder.


   The undersigned hereby acknowledges receipt of (a) Notice of the Special Meeting of Stockholders of the Company to be held November 20, 1995 and (b) the accompanying Prospectus/Proxy Statement.


   Please sign below exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Date
     -----------------------------------------------------------------------

     -----------------------------------------------------------------------
                            Signature(s)

PLEASE MARK DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


-------------------------------------------------------------------------------
                        FOLD AND DETACH HERE

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Restated Certificate of Incorporation of the registrant provides that a director of the Registrant, to the full extent permitted by the Delaware General Corporation Law, shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

    Article IX of the Registrant's Bylaws provides for the indemnification of officers, directors, employees and agents of the Registrant. The Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit or proceeding (other than an action by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of the corporation and had no reasonable cause to believe the conduct was unlawful. In relation to a proceeding by or in the right of the Registrant, a director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding if the director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Delaware Court of Chancery shall determine that such person is fairly and reasonably entitled to indemnity. The Bylaws also provide that expenses incurred by a director, officer, employee or agent may be advanced by the registrant upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the registrant as authorized in the Bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


 2.1       The Amended and Restated Agreement and Plan of Reorganization and Merger among
            Registrant, Amati Communications Corporation and IA Acquisition Corporation,
            dated August 3, 1995 and the Amendment thereto dated October 6, 1995 are attached as Appendix A and the Agreement of Merger is attached as Appendix B to the Prospectus/Proxy Statement included in this Registration Statement
 3.1(1)    Copy of Registrant's Restated Certificate of Incorporation
 3.2(2)    Copy of Registrant's Bylaws
 5.1       Opinion of Heller Ehrman White & McAuliffe as to legality of securities being issued**
 8.1       Form of Opinion of Heller Ehrman White & McAuliffe regarding tax matters
 8.2       Form of Opinion of Gray Cary Ware & Freidenrich regarding tax matters
10.1(3)    1981 Incentive Stock Option Plan as amended through October 12, 1987
10.2(3)    1981 Supplemental Stock Option Plan as amended through October 12, 1987
10.3(4)    Lease dated August 27, 1985 between Registrant and Zanker/North Pointe
            Associates with respect to Registrant's facilities at 3801 and 3811 Zanker
            Road, San Jose, California
10.4(5)    1985 Directors' Stock Option Plan as amended through December 11, 1987
10.5(1)    Lease amendment dated September 19, 1990 between Registrant and Zanker/North
            Pointe Associates with respect to Registrant's facilities at 3801 Zanker Road,
            San Jose, California

10.6(1)    1990 Stock Option Plan adopted September 14, 1990
10.7(1)    1990 Non-Employee Directors' Stock Option Plan adopted September 14, 1990
10.8(6)    Manufacturing Agreement dated October 9, 1989 between Registrant and
            International Business Machines Corporation
10.9(7)    Lease dated February 10, 1994 between Registrant and Zanker/North Pointe
            Associates with respect to Registrant's facilities at 3801 Zanker Road, San
            Jose, California
10.10      Security Agreement between Registrant and Amati Communications Corporation dated May 15, 1995**
10.11      Amendment No. 1 to Security Agreement between Registrant and Amati
            Communications Corporation dated August 4, 1995**
10.12      Senior Secured Promissory Note of Amati Communications Corporation dated August
            4, 1995 in the principal amount of $5,000,000**
10.13      Stock Purchase Warrant of Amati Communications Corporation dated August 4,
            1995**
21.1       Subsidiaries of the Registrant**
23.1       Consent of Arthur Andersen LLP
23.2       Consent of Ernst & Young LLP
23.3       Consent of Heller Ehrman White & McAuliffe
23.4       Consent of Gray Cary Ware & Freidenrich
24.1       Power of Attorney -- See Page II-4
99.1       Consent of James F. Gibbons to Inclusion in Registration Statement
99.2       Consent of John F. Cioffi to Inclusion in Registration Statement
   (b)     Financial Statement Schedule
           Report of Independent Public Accountants on Schedule
           Schedule II  Valuation and qualifying accounts

------------------------
(1) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended July 28, 1990.

(2) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended July 29, 1989.

(3) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended August 1, 1987.

(4) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended August 3, 1985.

(5) Incorporated by reference to exhibits to Registrant's Form S-8 Registration Statement File No. 33-21103.

(6) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended July 27, 1991.

(7) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended July 30, 1994.

**   Previously filed.

ITEM 22. UNDERTAKINGS


    A. The undersigned Registrant hereby undertakes:



    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;



        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.



    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



    B. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.


    The Registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph; or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    D. The undersigned Registrant hereby undertakes that:


        (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    E. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.



    F. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, ICOT Corporation has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 16, 1995.


                                          ICOT Corporation
                                          By:           /S/ AAMER LATIF
                                             -----------------------------------
                                                         Aamer Latif
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arnold Silverman and Aamer Latif, or either of them, with the power of substitution, his attorney in fact, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.



            SIGNATURE                      CAPACITY                 DATE
----------------------------------  -----------------------  ------------------

                                    Director, President,
                                     Chief Executive
                                     Officer, Chief
              /S/ AAMER LATIF        Financial Officer
---------------------------------    (Principal Executive     October 16, 1995
           Aamer Latif               Officer) (Principal
                                     Financial Officer) and
                                     Chairman

                                    Treasurer, Secretary
                        *            and Corporation
---------------------------------    Controller (Principal    October 16, 1995
           Terry Medel               Accounting Officer)

                        *
---------------------------------   Director                  October 16, 1995
         Donald L. Lucas

                        *
---------------------------------   Director                  October 16, 1995
       Arnold N. Silverman

---------------------------------   Director
        William D. Witter

              /S/ AAMER LATIF
---------------------------------
           *Aamer Latif                                       October 16, 1995
        (ATTORNEY-IN-FACT)

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

TO ICOT CORPORATION:

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of ICOT Corporation, included in this registration statement and have issued our report thereon dated August 25, 1994. Our audit was made for the purposes of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index above is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

San Jose, California
August 25, 1994

                                                                     SCHEDULE II

                                ICOT CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                        BALANCE AT   CHARGED TO   CHARGED TO                BALANCE AT
                                                         BEGINNING     COSTS &       OTHER                    END OF
DESCRIPTION                                              OF PERIOD    EXPENSES     ACCOUNTS    DEDUCTIONS     PERIOD
------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Allowance for Doubtful Accounts:
  Year ended July 30, 1994............................   $      32    $  --        $      --    $      (7)(1)  $      25
  Year ended July 31, 1993............................   $      34    $      30    $     (29)   $      (3)(1)  $      32
  Year ended July 25, 1992............................   $     479    $      16    $     (20)   $    (441)(1)  $      34
Accrued Restructuring Charge:
  Year ended July 30, 1994............................   $   1,381    $  --        $      --    $    (540)(2)  $     841
  Year ended July 31, 1993............................   $  --        $   2,871    $      --    $  (1,490)(2)  $   1,381

------------------------
Notes:  (1) Uncollectible accounts written off
        (2) Usage

                                 EXHIBIT INDEX


EXHIBITS                                                                                                    PAGE
---------                                                                                                   -----
 2.1       The Amended and Restated Agreement and Plan of Reorganization and Merger among Registrant,
            Amati Communications Corporation and IA Acquisition Corporation dated August 3, 1995 and the Amendment thereto dated October 6, 1995 are attached as Appendix A and the Agreement of
            Merger is attached as Appendix B to the Prospectus/Proxy Statement included in this
            Registration Statement
 3.1(1)    Copy of Registrant's Restated Certificate of Incorporation
 3.2(2)    Copy of Registrant's Bylaws
 5.1       Opinion of Heller Ehrman White & McAuliffe as to legality of securities being issued**
 8.1       Form of Opinion of Heller Ehrman White & McAuliffe regarding tax matters
 8.2       Form of Opinion of Gray Cary Ware & Freidenrich regarding tax matters
10.1(3)    1981 Incentive Stock Option Plan as amended through October 12, 1987
10.2(3)    1981 Supplemental Stock Option Plan as amended through October 12, 1987
10.3(4)    Lease dated August 27, 1985 between Registrant and Zanker/North Pointe Associates with respect to Registrant's facilities at 3801 and 3811 Zanker Road, San Jose, California
10.4(5)    1985 Directors' Stock Option Plan as amended through December 11, 1987
10.5(1)    Lease amendment dated September 19, 1990 between Registrant and Zanker/ North Pointe
            Associates with respect to Registrant's facilities at 3801 Zanker Road, San Jose,
            California
10.6(1)    1990 Stock Option Plan adopted September 14, 1990
10.7(1)    1990 Non-Employee Directors' Stock Option Plan adopted September 14, 1990
10.8(6)    Manufacturing Agreement dated October 9, 1989 between Registrant and International Business
            Machines Corporation
10.9(7)    Lease dated February 10, 1994 between Registrant and Zanker/North Pointe Associates with respect to Registrant's facilities at 3801 Zanker Road, San Jose, California
10.10      Security Agreement between Registrant and Amati Communications Corporation dated May 15,
            1995**
10.11      Amendment No. 1 to Security Agreement between Registrant and Amati Communications
            Corporation dated August 4, 1995**
10.12      Senior Secured Promissory Note of Amati Communications Corporation dated August 4, 1995 in the principal amount of $5,000,000**
10.13      Stock Purchase Warrant of Amati Communications Corporation dated August 4, 1995**
21.1       Subsidiaries of the Registrant**
23.1       Consent of Arthur Andersen LLP
23.2       Consent of Ernst & Young LLP
23.3       Consent of Heller Ehrman White & McAuliffe
23.4       Consent of Gray Cary Ware & Freidenrich

24.1       Power of Attorney -- See Page II-4
99.1       Consent of James F. Gibbons to Inclusion in Registration Statement
99.2       Consent of John F. Cioffi to Inclusion in Registration Statement
   (b)     Financial Statement Schedule
           Report of Independent Public Accountants on Schedule
           Schedule II  Valuation and qualifying accounts

------------------------
(1) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended July 28, 1990.

(2) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended July 29, 1989.

(3) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended August 1, 1987.

(4) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended August 3, 1985.

(5) Incorporated by reference to exhibits to Registrant's Form S-8 Registration Statement File No. 33-21103.

(6) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended July 27, 1991.

(7) Incorporated by reference to exhibits to Registrant's Form 10-K Annual Report for its fiscal year ended July 30, 1994.

**   Previously Filed.